Filed Pursuant to Rule 424(b)(3)
File No. 333-280267

PREDEX
Class I Shares (PRDEX)
Class T Shares (PTDEX)
Class W Shares (PWDEX)
of Beneficial Interest

4221 North 203rd Street
Suite 100
Elkhorn, Nebraska 68022-3474
(402) 493-4603

Dear Shareholder	July 26, 2024

You are receiving this Information Statement/Prospectus because you own shares of PREDEX (the "Acquired Fund"). The Board of Trustees of the Acquired Fund has approved the reorganization of the Acquired Fund with and into USQ Core Real Estate Fund (the "Acquiring Fund" and, together with the Acquired Fund, the "Funds"). Each Fund is a closed-end management investment company operating as an interval fund.  Each Fund's investment adviser is Union Square Capital Partners, LLC.

The reorganization of the Acquired Fund with and into the Acquiring Fund will occur pursuant to an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for newly issued shares of beneficial interest of the Acquiring Fund, the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, the distribution of shares of beneficial interest of the Acquiring Fund to the shareholders of the Acquired Fund, and complete liquidation of the Acquired Fund (the "Reorganization").  Class I Shares of the Acquiring Fund will be issued to Class I shareholders of the Acquired Fund.  Class IS Shares of the Acquiring Fund will be issued Class T shareholders of the Acquired Fund and Class W shareholders of the Acquired Fund.

The Reorganization is subject to certain conditions and is expected to occur after the close of business on September 6, 2024, or such later date to be agreed upon by the Funds.

The Reorganization is expected to be treated as a tax-free reorganization for U.S. federal income tax purposes.

Shareholders representing a majority of the outstanding voting securities of PREDEX (the Acquired Fund) have already voted, acting through their common investment adviser, to approve the Reorganization.  Because of its authority to vote Acquired Fund shares on behalf of its clients, the common investment adviser is deemed to own a majority of the Acquired Fund's outstanding voting securities.

The Reorganization does not require further approval of the shareholders of PREDEX (the Acquired Fund), and you are not being asked to vote.

We do, however, ask that you carefully review the enclosed Information Statement/Prospectus, which contains information about the Acquiring Fund and the Reorganization.

Sincerely,
Thomas Miller
President
PREDEX

QUESTIONS & ANSWERS

The following is a summary of more complete information appearing later in the attached Information Statement/Prospectus or incorporated by reference into the Information Statement/Prospectus. You should carefully read the entire Information Statement/Prospectus, including the Agreement and Plan of Reorganization, which is attached as Appendix A thereto, because it contains details that are not in the Questions and Answers.

Q: Why am I receiving an Information Statement/Prospectus?

A: You are receiving an Information Statement/Prospectus because you own shares of PREDEX (the "Acquired Fund"). The Board of Trustees of the Acquired Fund (the "Acquired Fund Board") has approved the reorganization of the Acquired Fund with and into USQ Core Real Estate Fund (the "Acquiring Fund" and, together with the Acquired Fund, the "Funds").

The reorganization of the Acquired Fund with and into the Acquiring Fund will occur pursuant to an Agreement and Plan of Reorganization providing for the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for newly issued shares of beneficial interest of the Acquiring Fund, the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, the distribution of shares of beneficial interest of the Acquiring Fund to the shareholders of the Acquired Fund and complete liquidation of the Acquired Fund (the "Reorganization").  Class I Shares of the Acquiring Fund will be issued to Class I shareholders of the Acquired Fund.  Class IS Shares of the Acquiring Fund will be issued to Class T shareholders of the Acquired Fund and Class W shareholders of the Acquired Fund.

The Reorganization is subject to certain conditions.  The Reorganization is expected to occur after the close of business on September 6, 2024, or such later date to be agreed upon by the Funds.

The Acquiring Fund will be the accounting and performance survivor of the Reorganization. The Acquiring Fund as it will exist after the Reorganization may be referred to as the "Combined Fund."

Q: Why did the Board of Trustees of the Acquired Fund approve the Reorganization?

A: The Acquired Fund Board of Trustees determined that the Reorganization is in the best interests of the shareholders of the Acquired Fund and the interests of the existing shareholders of the Acquired Fund will not be diluted as a result of the Reorganization. The Acquired Fund Board considered other options potentially available to the Acquired Fund, including maintaining the status quo, modifications, or liquidating the Acquired Fund, and determined to approve the Reorganization.

Please see "Background and Reasons for the Reorganization" in the Information Statement/Prospectus for additional information on the Acquired Fund Board's considerations relating to the Reorganization.

Q: Am I being asked to vote on the Reorganization?

A: No.  Since the shareholders with a majority of the outstanding voting securities of PREDEX (the Acquired Fund) have already voted, acting through their common investment adviser, to approve the Reorganization, the remaining shareholders are not required to, nor entitled to vote on this matter.  Because of its authority to vote Acquired Fund shares on behalf of its clients, the common investment adviser is deemed to own a majority of the Acquired Fund's outstanding voting securities.  The remaining shareholders of the Acquired Fund are not required to approve the Reorganization under state or federal law, the Investment Company Act of 1940, as amended (the "1940 Act"), or the organizational documents governing the Acquired Fund.

We are not asking you for a proxy, and you are requested not to send us a proxy.

Q: How do the Funds compare?

A: The Funds are substantially similar. Each Fund's investment adviser is Union Square Capital Partners, LLC (the "Adviser").  The Acquired Fund's portfolio management team primarily responsible for the day-to-day management of the Acquired Fund's portfolio consists of the same portfolio managers who comprise the Acquiring Fund's portfolio management team primarily responsible for the day-to-day management of the Acquiring Fund. The Funds' current portfolio management team will be primarily responsible for the day-to-day management of the Combined Fund's portfolio. The Acquired Fund and the Acquiring Fund have a substantially similar investment objective and substantially similar principal investment strategies, principal risks, and investment restrictions and policies.
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Each Fund is a closed-end management investment company registered under the 1940 Act operating as an interval fund pursuant to Rule 23c-3 under the 1940 Act. Each Fund is organized as a Delaware statutory trust. The Acquired Fund and Acquiring Fund are both non-diversified management investment companies. A non-diversified fund is not limited by the 1940 Act with regard to the percentage of its assets that may be invested in the securities of a single issuer. Consequently, the securities of a particular issuer or a small number of issuers may constitute a significant portion of the fund's investment portfolio.

Each Fund may use leverage to the extent permitted by the 1940 Act. As of March 31, 2024, the Acquired Fund had 9.2% aggregate financial leverage from a bank line of credit as a percentage of its total assets. As of the same date, the Acquiring Fund had 2.9% aggregate financial leverage from a bank line of credit as a percentage of its total assets.  The Combined Fund anticipates using leverage similarly to the average of the Acquiring Fund's use and the Acquired Fund's use thereof.  The Combined Fund's leverage will be higher than that of the Acquiring Fund and interest expenses will be correspondingly higher.

Each Fund makes quarterly distributions to its shareholders.

Each Fund is governed by a Board of Trustees (each, a "Board"). The Acquired Fund Board has three Trustees, each of whom are not "interested persons" of the Acquired Fund (as defined in the 1940 Act) (the "Independent Trustees"). The Board of the Acquiring Fund consists of the same Trustees, including Independent Trustees, as the Acquired Fund.

The Acquiring Fund's Amended and Restated Agreement and Declaration of Trust and the Acquired Fund's Agreement and Declaration of Trust (each a "Declaration of Trust") are substantially similar.  The Acquiring Fund's By-Laws and the Acquired Fund's Amended By-Laws (each "Bylaws") are substantially similar.

Please see "Governing Documents Comparison" in the Information Statement/Prospectus for additional information.

Q: How will the fees and expenses of the Combined Fund compare to those of the Acquired Fund?

A: The contractual advisory fee of the Acquired Fund is 0.55% of the Fund's net assets.  The contractual advisory fee of the Acquiring Fund is, and the Combined Fund will be, 0.65% of the Fund's net assets, subject to breakpoints.  Specifically, the advisory fee is 0.65% on net assets up to $500 million; 0.50% on net assets of $500 million and more but less than $1 billion; 0.40% on net assets of $1 billion and more but less than $5 billion; and 0.30% on net assets of $5 billion or more.  However, because Combined Fund assets are expected to be approximately $258 million, the first breakpoint will not be reached until Combined Fund assets exceed $500 million.  The Combined Fund's advisory fee will be higher than that of the Acquired Fund.

Following the consummation of the Reorganization, the pro forma total annual operating expense ratio of the Combined Fund is expected to be lower than the total annual operating expense ratio of the Acquired Fund, primarily due to lower interest expenses.  For the Acquired Fund and Acquiring Fund, the Adviser has contractually agreed to limit each Fund's annual operating expenses, subject to certain exclusions.  The Adviser has contractually agreed to waive its advisory fees and/or assume expenses otherwise payable by the Acquiring Fund to the extent necessary to ensure that Total Annual Expenses for Class I and Class IS (excluding taxes, interest, trading costs, AFFE, distribution fees, and shareholder servicing expenses) do not exceed 0.85% of average daily net assets.  This expense limitation agreement will continue indefinitely until revised or terminated by mutual agreement by the Acquiring Fund and the Adviser, with the consent of the Acquiring Fund Board.  The Adviser has contractually agreed to waive its advisory fees and/or assume expenses otherwise payable by the Acquired Fund to the extent necessary to ensure that Total Annual Expenses for Class I, and Class T and W (excluding loads, borrowing cost (interest, lender fees, and any loan-related fees and costs such as legal fees), brokerage commissions (if any), acquired fund fees and expenses and extraordinary expenses) do not exceed 1.10% for Class I, and 1.35% for Class T & W, respectively of average daily net assets.  This expense limitation agreement will continue until at least July 31, 2025, or terminated by mutual agreement by the Acquired Fund and the Adviser, with the consent of the Acquired Fund Board.  For the fiscal year ended March 31, 2024, the Acquired Fund's net annual operating expenses (including interest on borrowings) after the effect of the expense limitation agreement for Class I, Class T and Class W were 2.18%, 2.35%, and 2.35%, respectively; while the Acquiring Fund's the net annual operating expenses (including interest on borrowings) after the effect of the expense limitation agreement for Class I and Class IS were 1.20% and 1.11%, respectively.  Pro forma, after the effect of the expense limitation, for the Combined Fund net expenses are estimated to have been 1.56%, and 1.60%, respectively for Class I and Class IS.  Combined Fund gross expenses will be higher than those of the Acquiring Fund.  The Acquiring Fund's Class IS distribution plan has been dormant but will become active upon the completion of the Reorganization and the Combined Fund will incur distribution fees.  Pro forma combined fees and expenses are estimated in good faith and are hypothetical. There can be no assurance that future expenses will not increase or that any estimated expense savings will be realized.

Please see "Fees and Expenses Table Comparison" and "Management Comparison Summary" in the Information Statement/Prospectus for additional information.

Q:  How will the Reorganization be effected?

A: The Acquired Fund will transfer all of its assets to the Acquiring Fund in exchange for shares of the Acquiring Fund, and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund. Following the Reorganization, the Acquired Fund will be dissolved and terminated in accordance with its Declaration of Trust and Amended Bylaws and the 1940 Act.

You will become a shareholder of the Acquiring Fund. Holders of shares of the Acquired Fund will receive newly issued shares of the Acquiring Fund, the aggregate net asset value of which will equal the aggregate net asset value of the shares of the Acquired Fund you held (on a per-class basis) immediately prior to the Reorganization.  Although the Reorganization will result in no dilution of the net asset value of Acquiring Fund shares, as a result of the Reorganization, a shareholder of either of the Funds will hold a reduced percentage of ownership in the Combined Fund than the shareholder did in the Acquired Fund or the Acquiring Fund prior to the Reorganization.

Q: Will the Reorganization impact Fund distributions to shareholders?

A: The Acquired Fund and the Acquiring Fund currently pay a quarterly distribution of 1.0625% of net asset value per share and 1.000% of net asset value per share, respectively. The Combined Fund expects to pay a quarterly distribution of 1.000% of net asset value per share, which is the same as the quarterly distribution of the Acquiring Fund and slightly less than the quarterly distribution of the Acquired Fund.

Prior to the closing of the Reorganization, the Acquired Fund expects to declare a distribution of all of its net investment income and net capital gains, if any. All or a portion of such distribution may be taxable to the Acquired Fund's shareholders for U.S. federal income tax purposes.

The Combined Fund intends to make its first distribution to shareholders in the quarter immediately following the Reorganization. In addition, the Combined Fund expects to follow the same frequency of payments as each Fund and make quarterly distributions to shareholders.

Q: Who will manage the Combined Fund's portfolio?

A: The Combined Fund will be managed by Union Square Capital Partners, LLC, each Fund's current adviser.  The Acquiring Fund's current portfolio management team will be primarily responsible for the day-to-day management of the Combined Fund's portfolio. The Acquired Fund's portfolio management team primarily responsible for the day-to-day management of the Acquired Fund's portfolio consists of the same portfolio managers who comprise the Acquiring Fund's portfolio management team primarily responsible for the day-to-day management of the Acquiring Fund.

Q: Will there be any significant portfolio transitioning in connection with the Reorganization?

A: It is anticipated that there will be no significant portfolio transitioning in connection with the Reorganization. Accordingly, there are expected to be no transaction costs (including brokerage commissions, transaction charges and related fees) associated with the Reorganization. To the extent there are any transaction costs, these will be borne by the Acquired Fund with respect to any portfolio transitioning conducted before the Reorganization and borne by the Combined Fund with respect to any portfolio transitioning conducted after the Reorganization.

Q: Will I have to pay any sales load or commission in connection with the Reorganization?

A: No. You will pay no sales load or commission in connection with the Reorganization.

Q: Who will pay for the costs associated with the Reorganization?

A: The Adviser will bear expenses incurred in connection with the Reorganization.  The expenses of the Reorganization are estimated to be $50,000.

Q: Is the Reorganization expected to be taxable to shareholders of the Acquired Fund?

A: No. The Reorganization is intended to be treated as a tax-free reorganization for U.S. federal income tax purposes. As a condition to the closing of the Reorganization that the Acquired Fund and the Acquiring Fund each receive an opinion from Thompson Hine LLP, dated as of the Closing Date, that the Reorganization should qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Reorganization qualifies as a tax-free reorganization, Acquired Fund shareholders will recognize no gain or loss for U.S. federal income tax purposes upon the exchange of Acquired Fund shares for Acquiring Fund shares pursuant to the Reorganization. Prior to the closing of the Reorganization, the Acquired Fund expects to declare a distribution of all of its previously undistributed net investment income and net capital gains, if any. All or a portion of such distribution may be taxable to the Acquired Fund's shareholders for U.S. federal income tax purposes. Please see "Material Federal Income Tax Consequences of the Reorganization" in the Information Statement/Prospectus for additional information.

Q: Why is no further Acquired Fund shareholder action necessary?

A:  Since the shareholders with a majority of the outstanding voting securities of PREDEX (the Acquired Fund) have already voted to approve the Reorganization, the remaining shareholders are not required to, nor entitled to vote on this matter.  In accordance with the Acquired Fund's Agreement and Declaration of Trust and applicable Delaware state and U.S. federal law, the Reorganization may be effected without the further approval of shareholders of the Acquired Fund.

Q: How were the class-for-class conversions determined and are there any implications for Acquired Fund shareholders?

A:  Class-for-class conversions were determined by exchanging share classes that are most alike.  Class I shares of the Acquiring Fund and Class I shares of the Acquired Fund each have relatively high investment minimums, incur shareholder serving fees, have no distribution fees, and no loads.  Class IS shares of the Acquiring Fund and Class T and Class W shares of the Acquired Fund each have relatively low investment minimums, no shareholder servicing fees, and distribution fees (or the potential for distribution fees in the case of Class IS shares of the Acquiring Fund).  Acquired Fund Class T shares have a sales load, but the Acquiring Fund does not have a sales loaded class.  However, if Class IS shares of the Acquiring Fund adopt a sales load after the closing of the Reorganization, Acquired Fund Class T shareholders, as of the closing of the Reorganization, with respect to future purchases of Acquiring Fund Class IS shares, will be grandfathered into a load structure no more burdensome than the current Acquired Fund Class T structure.  Similarly, Acquired Fund Class W shareholders, as of the closing of the Reorganization, with respect to future purchases of Acquiring Fund Class IS shares, will be grandfathered into a load-waived structure.  In total, the class-for-class exchanges do not impose any burdens on Acquired Fund shareholders.

Q: Whom do I contact for further information?

A: If you have any questions regarding the Reorganization, please call toll-free at (833) 877-3863.
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INFORMATION STATEMENT FOR

PREDEX

Class I Shares (PRDEX) of Beneficial Interest
Class T Shares (PTDEX) of Beneficial Interest
Class W Shares (PWDEX) of Beneficial Interest

4221 North 203rd Street, Suite 100
Elkhorn, Nebraska 68022-3474
(402) 493-4603

PROSPECTUS FOR

USQ CORE REAL ESTATE FUND

Class I Shares (USQIX) of Beneficial Interest
Class IS Shares (USQSX) of Beneficial Interest

235 Whitehorse Lane,
Suite 200
Kennett Square, PA 19348
(484) 731-3101

July 26, 2024

This Information Statement/Prospectus is furnished to you as a shareholder of PREDEX (the "Acquired Fund"), a Delaware statutory trust and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), operating as an interval fund pursuant to Rule 23c-3 under the 1940 Act.  The reorganization of the Acquired Fund with and into the USQ CORE REAL ESTATE FUND (the "Acquiring Fund" and each, a "Fund" and together, the "Funds") will occur pursuant to an Agreement and Plan of Reorganization (the "Plan") providing for the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for newly issued shares of beneficial interest of the Acquiring Fund, the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, the distribution of the shares of beneficial interest of the Acquiring Fund to the shareholders of the Acquired Fund, and complete liquidation of the Acquired Fund (the "Reorganization").  The Acquiring Fund as it will exist after the Reorganization may be referred to as the "Combined Fund."  The prospectus sets forth concisely the information about the Acquiring Fund that a prospective investor ought to know before investing and should be retained for future reference.  The Acquiring Fund is also a Delaware statutory trust and a closed-end management investment company registered under the 1940 Act, operating as an interval fund pursuant to Rule 23c-3 under the 1940 Act.

The Acquired Fund and the Acquiring Fund have substantially similar investment objectives and substantially similar principal investment strategies, principal risks, and investment restrictions and policies.  The Acquiring Fund's investment objective is to generate a return comprised of both current income and capital appreciation with moderate volatility and low correlation to the broader markets.  The Acquired Fund's primary investment objective is to seek consistent current income while secondarily seeking long-term capital appreciation with moderate volatility and low correlation to the broader markets.  Each Fund's investment objective has three aspects.  Both Funds seek current income, however, the Acquired Fund further describes and qualifies this aspect as "primary" and includes "consistent."  Both Funds seek capital appreciation, however, the Acquired Fund further describes and qualifies this aspect as "long-term."  Both Funds seek to achieve their objective with moderate volatility and low correlation to the broader markets.  Each Fund is a closed-end management investment company registered under the 1940 Act, operating as an interval fund.

The Reorganization is subject to certain conditions.  This Information Statement is being supplied to shareholders to fulfill the notice requirement under the 1940 Act and will be mailed commencing on or about July 29, 2024 to PREDEX's shareholders of record as of July 22, 2024 (the "Record Date").  As of the Record Date, there were issued and outstanding 4,505,165.603 Class I shares, 2,362.805 Class T shares, and 3,933.833 Class W shares. Since the shareholders with a majority of the outstanding voting securities of PREDEX have already voted to approve the changes described above, the remaining shareholders are not required to, nor entitled to vote on these matters. The shareholders with a majority of the outstanding voting securities of PREDEX approved the Reorganization on June 14, 2024.
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In connection with the Reorganization, you will become a shareholder of the Acquiring Fund. Holders of shares of the Acquired Fund will receive newly issued shares of the Acquiring Fund, no par value per share, the aggregate net asset value of which will equal the aggregate net asset value of the shares of the Acquired Fund (on a per-class basis) you held immediately prior to the Reorganization.

THIS INFORMATION STATEMENT/PROSPECTUS IS FOR INFORMATIONAL PURPOSES ONLY, AND YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO RECEIVING IT.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

For federal income tax purposes, the Reorganization is intended to be structured as a tax-free reorganization.

The Funds are substantially similar. Each Fund's investment adviser is Union Square Capital Partners, LLC (the "Adviser").  The Acquired Fund's portfolio management team primarily responsible for the day-to-day management of the Acquired Fund's portfolio consists of the same portfolio managers who comprise the Acquiring Fund's portfolio management team primarily responsible for the day-to-day management of the Acquiring Fund. The Funds' current portfolio management team will be primarily responsible for the day-to-day management of the Combined Fund's portfolio.

Each Fund is governed by a Board of Trustees (each, a "Board"). The Board of the Acquired Fund has three Trustees, all of whom are not "interested persons" of the Acquired Fund (as defined in the 1940 Act) (the "Independent Trustees"). The Board of the Acquiring Fund consists of the same Trustees, including Independent Trustees, as the Acquired Fund.

The Acquiring Fund's Amended and Restated Agreement and Declaration of Trust and the Acquired Fund's Agreement and Declaration of Trust (each a "Declaration of Trust") are substantially similar.  The Acquiring Fund's By-Laws and the Acquired Fund's Amended By-Laws (each "Bylaws") are substantially similar.

The following documents have been filed with the Securities and Exchange Commission ("SEC") and are incorporated into this Information Statement/Prospectus by reference:

•	the Statement of Additional Information, dated July 26, 2024, relating to this Information Statement/Prospectus;

•	the Annual Report to shareholders of the Acquired Fund for the fiscal period ended March 31, 2024 (Investment Company Act File No. 811-22808; Accession Number 0001580642-24-003015;

•	the Prospectus and Statement of Additional Information of the Acquired Fund dated September 1, 2023 (Investment Company Act File No. 811-22808; Accession Number 0001580642-23-004520).

Additional copies of the foregoing and any more recent reports filed after the date hereof for the Funds may be obtained without charge:

By Phone:	toll-free at (833) 877-3863
By Mail:	USQ Funds c/o U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services P.O. Box 701, Milwaukee, Wisconsin, 53201-0701
By Internet:	www.USQ.com
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The Funds are subject to certain informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, as well as the Investment Company Act of 1940, as amended and, in accordance therewith, file reports and other information with the SEC. You also may view or obtain the foregoing documents from the SEC:

By e-mail:	publicinfo@sec.gov (duplicating fee required)
By Internet:	www.sec.gov
By Mail:	100 F Street, N.E., Washington, D.C. 20549

This Information Statement/Prospectus serves as a prospectus of the Acquiring Fund. This Information Statement/Prospectus sets forth concisely the information that shareholders of the Acquired Fund should know about the Reorganization.  Please read it carefully and retain it for future reference.  No person has been authorized to give any information or make any representation not contained in this Information Statement/Prospectus and, if so given or made, such information or representation must not be relied upon as having been authorized.  This Information Statement/Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS INFORMATION STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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TABLE OF CONTENTS

SUMMARY	5
Agreement and Plan of Reorganization Summary	5
Fees and Expenses Table Comparison	5
Management Comparison Summary	10
Governing Documents Comparison	10
Service Providers	10
Investment Objectives and Investment Policies	11
Fundamental Investment Policies Comparison	16
Distribution Information	17
Leverage	18
Purchase, Exchange, Redemption, Transfer and Valuation of Shares	18
Federal Tax Consequences of Reorganization	27
Principal Investment Risks Comparison	27

TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION	35
Summary of Terms of the Agreement and Plan of Reorganization	35
Description of Shares Issued by the Acquiring Fund; Comparison to the Acquired Fund	36
Background and Reasons for the Reorganization	37
Material Federal Income Tax Consequences of the Reorganization	38
Capitalization Table	40

SELECT ADDITIONAL INFORMATION ABOUT THE ACQUIRING FUND AND ACQUIRED FUND	41
Financial Highlights	41
Principal Investment Risks Comparison – Supplement	48
Trustees	56
Portfolio Managers	57
Potential Conversion to Open-End Fund	58
Appraisal Rights	58
U.S. Federal Income Taxation of an Investment in Acquiring Fund Shares	58
Information Statement Delivery	60

APPENDIX A: AGREEMENT AND PLAN OF REORGANIZATION	A-1
APPENDIX B: FURTHER ADDITIONAL INFORMATION ABOUT THE ACQUIRING FUND AND ACQUIRED FUND	B-1
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SUMMARY

Synopsis

Agreement and Plan of Reorganization Summary

The Board of Trustees of each Fund (each, a "Board"), all of whom are Trustees who are not interested persons of the respective Fund, as defined in the 1940 Act ("Independent Trustees"), has approved the Agreement and Plan of Reorganization (the "Plan"). The reorganization of PREDEX (the "Acquired Fund") with and into USQ Core Real Estate Fund (the "Acquiring Fund" and each, a "Fund" and together, the "Funds") will occur pursuant to the Plan (the "Reorganization"). The Acquiring Fund as it will exist after the Reorganization may be referred to as the "Combined Fund."

The Plan provides for:

•	the transfer of all of the assets of the Acquired Fund to the Acquiring Fund, in exchange solely for shares of the Acquiring Fund;

•	the assumption by the Acquiring Fund of the liabilities of the Acquired Fund;

•	the distribution of shares of the Acquiring Fund to the shareholders of the Acquired Fund; and

•	the complete liquidation of the Acquired Fund.

It is expected that the Reorganization will occur after the close of business on September 6, 2024, or such later date to be agreed upon by the Funds.

The aggregate net asset value of Acquiring Fund shares (on a per-class basis) received by the shareholders of the Acquired Fund (on a per-class basis) in the Reorganization will equal the aggregate net asset value of the Acquired Fund shares (on a per-class basis) held immediately prior to the Reorganization.

The following examples of share conversion ratios is intended to help you estimate the number of Acquiring Fund shares you will receive.  Based on each Fund's per-class NAV as of March 31, 2024, the exchange ratio at which shares of the Acquired Fund would have converted to shares of the Combined Fund is presented below.

Acquired Fund	NAV	Conversion Ratio to Acquiring Fund Shares	Combined Fund
Class I	24.01	1.041	Class I
Class T	24.11	1.042	Class IS
Class W	24.11	1.042	Class IS

It is anticipated that there will be no significant portfolio transitioning in connection with the Reorganization.  Accordingly, there are expected to be no transaction costs (including brokerage commissions, transaction charges and related fees) associated with the Reorganization.  However, to the extent there are any transaction costs, these will be borne by the Acquired Fund with respect to any portfolio transitioning conducted before the Reorganization and borne by the Combined Fund with respect to any portfolio transitioning conducted after the Reorganization.

Fees and Expenses Table Comparison

Below is a comparison of the fees and expenses of the Funds before and after the Reorganization. The pro forma information for the Combined Fund is as of March 31, 2024.  Pro forma combined fees and expenses are estimated in good faith and are hypothetical.
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It is important to note that following the Reorganization, shareholders of the Acquired Fund will be subject to the actual fees and expenses of the Acquiring Fund, which may not be the same as the pro forma combined fees and expenses. Future fees and expenses may be greater or lesser than those indicated below.

Class I and Class I

Fees and Expenses of the Fund
The following table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Transaction Expenses	Acquiring Fund Class I	Acquired Fund Class I	Pro Forma Combined Fund* Class I
Maximum Sales Load (as a percentage of offering price)	None	None	None
Repurchase Fee	None	None	None
Contingent Deferred Sales Charge	None	None	None
Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees	0.65%	0.55%	0.65%
Interest Payments on Borrowed Funds	0.25%	1.08%	0.59%
Other Expenses	0.49%	0.62%	0.47%
Shareholder Servicing Expenses	0.09%	0.15%	0.11%
Distribution Fees	None	None	None
Remaining Other Expenses	0.40%	0.47%	0.36%
Acquired Fund Fees and Expenses [1]	0.01%	0.00%	0.01%
Total Annual Expenses	1.40%	2.25%	1.72%
Fee Waiver and Expense Reimbursement	(0.20)%[2]	(0.07)%[3]	(0.16)% [2]
Total Annual Expenses (after fee waiver)	1.20%	2.18%	1.56%

*  There is no guarantee that actual expenses will be the same as those shown in the table. Proforma numbers are estimated as if the Reorganization had been completed at the start of the fiscal year ended March 31, 2024.

1
Acquired Fund Fees and Expenses ("AFFE") are the indirect costs of investing in other investment companies.  The expenses in this fee table will not correlate to the expense ratio in the Fund's financial highlights because the financial statements include only the direct operating expenses incurred by the Fund.

2
The Adviser with respect to the Acquiring Fund has contractually agreed to waive its advisory fees and/or assume expenses otherwise payable by the Fund to the extent necessary to ensure that Total Annual Expenses for Class I and Class IS (excluding taxes, interest, trading costs, AFFE, distribution fees, and shareholder servicing expenses) do not exceed 0.85% of average daily net assets (the "Expense Limitation Agreement"). The Expense Limitation Agreement will continue indefinitely until revised or terminated by mutual agreement by the Fund and the Adviser, with the consent of the Board. Under the Expense Limitation Agreement, the Adviser may request and receive reimbursement from the Fund for advisory fees waived or other expenses reimbursed by the Adviser pursuant to the Expense Limitation Agreement at a date not to exceed three years from the month in which the corresponding waiver or reimbursement to the Fund was made. However, no reimbursement may be made unless the total annual expense ratio of the class making such reimbursement is no higher than the amount of the expense limitation that was in place at the time the Adviser waived the fees or reimbursed the expenses and does not cause the expense ratio to exceed the current expense limitation.

3
The Adviser and the Acquired Fund have entered into a contractual Expense Limitation Agreement under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund (including offering expenses, but excluding interest (if any), acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.10% per annum of the Fund's average Class I shares daily net assets (Expense Limitation) through July 31, 2025. Expenses may exceed 1.10% if the Fund incurs expenses not subject to the Expense Limitation. In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from the time they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation to be exceeded or any then-current expense limitation to be exceeded. The Expense Limitation Agreement will remain in effect through July 31, 2025, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Fund's Board.  The Adviser cannot recover any fees waived or reimbursed under this Expense Limitation Agreement from the Combined Fund.

6

Example
The following Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The Example assumes that you invest $1,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. The Example reflects adjustments made to the Fund's operating expenses due to the Expense Limitation Agreement for the 1 Year period only. Open-end mutual funds present this example information with respect to investments of $10,000, rather than investments of $1,000, as presented below for this closed-end, interval fund. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Acquiring Fund Class I	$12	$42	$75	$166
Acquired Fund Class I	$22	$70	$120	$258
Proforma Combined Fund	$16	$53	$92	$202

Class IS and Class W

Fees and Expenses of the Fund
The following table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Transaction Expenses	Acquiring Fund Class IS	Acquired Fund Class W	Pro Forma Combined Fund* Class IS
Maximum Sales Load (as a percentage of offering price)	None	None	None
Repurchase Fee	None	None	None
Contingent Deferred Sales Charge	None	None	None
Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees	0.65%	0.55%	0.65%
Interest Payments on Borrowed Funds	0.25%	1.08%	0.59%
Other Expenses	0.39%	0.72%	0.51%
Shareholder Servicing Expenses	0.00%	0.00%	0.00%
Distribution Fees [1]	None	0.25%	0.15%
Remaining Other Expenses	0.39%	0.47%	0.36%
Acquired Fund Fees and Expenses [2]	0.01%	0.00%	0.01%
Total Annual Expenses	1.30%	2.35%	1.76%
Fee Waiver and Expense Reimbursement	(0.19)%[3]	(0.00)%[4]	(0.16)%[3]
Total Annual Expenses (after fee waiver) reimbursement)	1.11%	2.35%	1.60%

* There is no guarantee that actual expenses will be the same as those shown in the table. Pro Forma numbers are estimated as if the Reorganization had been completed at the start of the fiscal year ended March 31, 2024.
7

1.	The Acquiring Fund's Class IS distribution plan has been dormant but will become active upon the completion of the Reorganization and the Combined Fund will incur distribution fees.
2.
Acquired Fund Fees and Expenses ("AFFE") are the indirect costs of investing in other investment companies.  The expenses in this fee table will not correlate to the expense ratio in the Fund's financial highlights because the financial statements include only the direct operating expenses incurred by the Fund.

3.
The Adviser with respect to the Acquiring Fund has contractually agreed to waive its advisory fees and/or assume expenses otherwise payable by the Fund to the extent necessary to ensure that Total Annual Expenses for Class I and Class IS (excluding taxes, interest, trading costs, AFFE, distribution fees, and shareholder servicing expenses) do not exceed 0.85% of average daily net assets (the "Expense Limitation Agreement"). The Expense Limitation Agreement will continue indefinitely until revised or terminated by mutual agreement by the Fund and the Adviser, with the consent of the Board. Under the Expense Limitation Agreement, the Adviser may request and receive reimbursement from the Fund for advisory fees waived or other expenses reimbursed by the Adviser pursuant to the Expense Limitation Agreement at a date not to exceed three years from the month in which the corresponding waiver or reimbursement to the Fund was made. However, no reimbursement may be made unless the total annual expense ratio of the class making such reimbursement is no higher than the amount of the expense limitation that was in place at the time the Adviser waived the fees or reimbursed the expenses and does not cause the expense ratio to exceed the current expense limitation.

4.
The Adviser and the Acquired Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund until at least July 31, 2025 (including organizational and offering expenses, but excluding interest (if any), acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.35% per annum of the Fund's Class T shares average daily net assets or 1.35% per annum of the Fund's Class W shares average daily net assets, (the Expense Limitation). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the end of the fiscal year in which they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation to be exceeded or any then-current expense limitation to be exceeded. The Expense Limitation Agreement will remain in effect unless and until the Board approves its modification or termination.  The Adviser cannot recover any fees waived or reimbursed under this Expense Limitation Agreement from the Combined Fund.

Example
The following Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The Example assumes that you invest $1,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. The Example reflects adjustments made to the Fund's operating expenses due to the Expense Limitation Agreement for the 1 Year period only. Open-end mutual funds present this example information with respect to investments of $10,000, rather than investments of $1,000, as presented below for this closed-end, interval fund. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 Year	3 Years	5 Years	10 Years
Acquiring Fund Class IS	$11	$39	$69	$155
Acquired Fund Class W	$24	$73	$126	$269
Proforma Combined Fund Class IS	$16	$54	$94	$206
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Class IS and Class T

Fees and Expenses of the Fund
The following table describes the fees and expenses that you may pay if you buy and hold shares of the Fund:

Shareholder Transaction Expenses	Acquiring Fund Class IS	Acquired Fund Class T	Pro Forma Combined Fund* Class IS
Maximum Sales Load (as a percentage of offering price)	None	4.25%	None
Repurchase Fee	None	None	None
Contingent Deferred Sales Charge	None	None	None
Annual Expenses (as a percentage of net assets attributable to common shares)
Management Fees	0.65%	0.55%	0.65%
Interest Payments on Borrowed Funds	0.25%	1.08%	0.59%
Other Expenses	0.39%	0.72%	0.51%
Shareholder Servicing Expenses	0.00%	0.00%	0.00%
Distribution Fees [1]	None	0.25%	0.15%
Remaining Other Expenses	0.39%	0.47%	0.36%
Acquired Fund Fees and Expenses [2]	0.01%	0.00%	0.01%
Total Annual Expenses	1.30%	2.35%	1.76%
Fee Waiver and Expense Reimbursement	(0.19)%[3]	(0.00)%[4]	(0.16)%[3]
Total Annual Expenses (after fee waiver) reimbursement)	1.11%	2.35%	1.60%

*  There is no guarantee that actual expenses will be the same as those shown in the table. Pro Forma numbers are estimated as if the Reorganization had been completed as of March 31, 2024.

1.	The Acquiring Fund's Class IS distribution plan has been dormant but will become active upon the completion of the Reorganization and the Combined Fund will incur distribution fees.
2.
Acquired Fund Fees and Expenses ("AFFE") are the indirect costs of investing in other investment companies.  The expenses in this fee table will not correlate to the expense ratio in the Fund's financial highlights because the financial statements include only the direct operating expenses incurred by the Fund.

3.
The Adviser with respect to the Acquiring Fund has contractually agreed to waive its advisory fees and/or assume expenses otherwise payable by the Fund to the extent necessary to ensure that Total Annual Expenses for Class I and Class IS (excluding taxes, interest, trading costs, AFFE, distribution fees, and shareholder servicing expenses) do not exceed 0.85% of average daily net assets (the "Expense Limitation Agreement"). The Expense Limitation Agreement will continue indefinitely until revised or terminated by mutual agreement by the Fund and the Adviser, with the consent of the Board. Under the Expense Limitation Agreement, the Adviser may request and receive reimbursement from the Fund for advisory fees waived or other expenses reimbursed by the Adviser pursuant to the Expense Limitation Agreement at a date not to exceed three years from the month in which the corresponding waiver or reimbursement to the Fund was made. However, no reimbursement may be made unless the total annual expense ratio of the class making such reimbursement is no higher than the amount of the expense limitation that was in place at the time the Adviser waived the fees or reimbursed the expenses and does not cause the expense ratio to exceed the current expense limitation.

4.
The Adviser and the Acquired Fund have entered into an Expense Limitation Agreement under which the Adviser has agreed contractually to waive its fees and to pay or absorb the ordinary operating expenses of the Fund until at least July 31, 2025 (including organizational and offering expenses, but excluding interest (if any), acquired fund fees and expenses and extraordinary expenses), to the extent that they exceed 1.35% per annum of the Fund's Class T shares average daily net assets or 1.35% per annum of the Fund's Class W shares average daily net assets, (the Expense Limitation). In consideration of the Adviser's agreement to limit the Fund's expenses, the Fund has agreed to repay the Adviser in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement will be made only for fees and expenses incurred not more than three years from the end of the fiscal year in which they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation to be exceeded or any then-current expense limitation to be exceeded. The Expense Limitation Agreement will remain in effect unless and until the Board approves its modification or termination.  The Adviser cannot recover any fees waived or reimbursed under this Expense Limitation Agreement from the Combined Fund.

Example
The following Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The Example assumes that you invest $1,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. The Example reflects adjustments made to the Fund's operating expenses due to the Expense Limitation Agreement for the 1 Year period only. Open-end mutual funds present this example information with respect to investments of $10,000, rather than investments of $1,000, as presented below for this closed-end, interval fund. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
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	1 Year	3 Years	5 Years	10 Years
Acquiring Fund Class IS	$11	$39	$69	$155
Acquired Fund Class T	$65	$113	$163	$300
Proforma Combined Fund Class IS	$16	$54	$94	$206

Management Comparison Summary

Investment Adviser

Each Fund's investment adviser is Union Square Capital Partners, LLC (the "Adviser").  The Acquired Fund's portfolio management team primarily responsible for the day-to-day management of the Acquired Fund's portfolio consists of the same portfolio managers who comprise the Acquiring Fund's portfolio management team primarily responsible for the day-to-day management of the Acquiring Fund. The Funds' current portfolio management team will be primarily responsible for the day-to-day management of the Combined Fund's portfolio.  The Acquired Fund and the Acquiring Fund have the substantially similar investment objectives and similar principal investment strategies, principal risks, and investment restrictions and policies.

Board of Trustees

Each Fund is governed by a Board of Trustees. The Board of the Acquired Fund has three Trustees, all of whom are Independent Trustees. The Board of the Acquiring Fund consists of the same Trustees, including Independent Trustees, as the Acquired Fund.

Governing Documents Comparison

The Acquiring Fund's Amended and Restated Agreement and Declaration of Trust and the Acquired Fund's Agreement and Declaration of Trust (each a "Declaration of Trust") are substantially similar.  The Acquiring Fund's By-Laws and the Acquired Fund's Amended By-Laws (each "Bylaws") are substantially similar.  There are no material differences in the rights of shareholders between the Funds except that a derivative action brought by the Acquiring Fund shareholders requires at least three shareholders representing at least a total of five percent of Fund shares, while a single Acquired Fund shareholder may bring a derivative action.

Each Fund is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") operating as an interval fund pursuant to Rule 23c-3 under the 1940 Act.  Each Fund is a Delaware statutory trust. The Acquired Fund and Acquiring Fund are both non-diversified management investment companies. A non-diversified fund is not limited by the 1940 Act with regard to the percentage of its assets that may be invested in the securities of a single issuer.  Consequently, the securities of a particular issuer or a small number of issuers may constitute a significant portion of the fund's investment portfolio.

Service Providers

The other service providers for the Funds are not identical and the Acquiring Fund's service providers will be service providers to the Combined Fund. The other service providers for the Funds are as follows.
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Service Provider	Acquiring Fund	Acquired Fund
Administrator	U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services	Ultimus Fund Solutions, LLC
Custodians	U.S. Bank, National Association UMB Bank, N.A.	The Bank of New York Mellon UMB Bank, N.A.
Transfer Agent, Dividend Disbursing Agent, and Fund Accountant	U.S. Bancorp Fund Services, LLC d/b/a U.S. Bank Global Fund Services	Ultimus Fund Solutions, LLC
Independent Registered Public Accounting Firm	Cohen & Company, Ltd.	Cohen & Company, Ltd.
Distributor	Quasar Distributors LLC	Northern Lights Distributors, LLC
Fund Counsel	Thompson Hine LLP	Thompson Hine LLP

Investment Objectives and Investment Policies

Investment Objective Comparison

Acquiring Fund	Acquired Fund
The Fund's investment objective is to generate a return comprised of both current income and capital appreciation with moderate volatility and low correlation to the broader markets.
The Fund's primary investment objective is to seek consistent current income while secondarily seeking long-term capital appreciation with moderate volatility and low correlation to the broader markets.

The Acquired Fund and the Acquiring Fund have substantially similar investment objectives and substantially similar principal investment strategies, principal risks, and investment restrictions and policies.  The Acquiring Fund's investment objective is to generate a return comprised of both current income and capital appreciation with moderate volatility and low correlation to the broader markets.  The Acquired Fund's primary investment objective is to seek consistent current income while secondarily seeking long-term capital appreciation with moderate volatility and low correlation to the broader markets.  Each Fund's investment objective has three aspects.  Both Funds seek current income, however, the Acquired Fund further describes and qualifies this aspect as "primary" and includes "consistent."  Both Funds seek capital appreciation, however, the Acquired Fund further describes and qualifies this aspect as "long-term."  Both Funds seek to achieve their objective with moderate volatility and low correlation to the broader markets.

Investment Policies Comparison

Principal Investment Strategies and Policies Comparison

The table below describes the similarities and differences between the Funds' principal investment strategies.  As shown below, the Funds focus on privately-offer real estate funds.  However, the Funds describe this focus in slightly different manners.  As further described below, the Acquiring Fund defines real estate securities in a more expansive manner than the Acquired Fund, by expressly including preferred shares, debt, MBS, and securities of real estate operating companies, while the Acquired Fund's definition is focused on real estate industry funds.  However, these potential differences have had little impact as each Fund invests almost all its assets in privately-offered real estate funds.  As of March 31, 2024, 99% of the Acquiring Fund's assets consisted of privately-offered real estate funds; and as of March 31, 2024, 97% of the Acquired Fund's assets consisted of privately-offered real estate funds.

Asset Composition Policy

The Acquiring Fund has adopted a non-fundamental investment policy such that under normal circumstances, at least 80% of the Acquiring Fund's net assets plus borrowings for investment purposes are invested in real estate securities. The Acquiring Fund defines "real estate securities" to include: (i) the following types of securities issued by Private Investment Funds and/or Public Investment Funds that invest principally, directly or indirectly, in real estate: common stock, preferred equity, partnership or similar interests, convertible or non-convertible preferred stock, and convertible or non-convertible secured or unsecured debt; (ii) publicly traded real estate investment trusts ("Public REITs"); (iii) non-traded unregistered real estate investment trusts; (iv) mortgage-backed securities; (v) real estate operating companies; and (vi) ETFs, Index Funds, and other investment vehicles such as closed-end funds, mutual funds and unregistered investment funds that invest principally, directly or indirectly, in real estate.  The Acquired Fund has a similar policy under normal circumstances, to invest (through Underlying Investment Vehicles) at least 75% of its assets in real estate industry funds.
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Industry Concentration Policy

Additionally, each Fund has adopted a fundamental real estate industry concentration policy to invest at least 25% of its assets (concentration) in real estate securities.  The Acquiring Fund defines real estate securities as described above, while the Acquired Fund defines real estate industry concentration in more general terms as being achieved through underlying investment vehicles that include privately offered real estate funds and publicly offered real estate funds, which may include exchange-traded funds ("ETFs"), closed-end funds, mutual funds and other non-traded publicly-offered funds that invest the majority of their assets in real estate and real estate related industry securities.

Index-Related Asset Composition Policy

Each Fund has adopted a policy that under normal market conditions it will invest primarily in the constituents of the National Council of Real Estate Investment Fiduciaries ("NCREIF") Fund Index – Open End Diversified Core Equity (the "NFI-ODCE Index").  The Acquiring Fund invests at least 70% and the Acquired Fund at least 50%.

The NFI-ODCE Index is maintained by NCREIF, a not-for-profit trade association that provides to its membership, and the academic and investment community, commercial real estate data. Its membership is composed of investment managers, plan sponsors, academicians, consultants, appraisers, CPAs and other service providers involved in institutional real estate investments. NCREIF is not regulated by any federal or state agency. To be in the NFI-ODCE Index, the Private Investment Fund must market itself as an open-end commingled fund pursuing a diversified core investment strategy, primarily investing in private equity real estate with the following guidelines and comply with the NCREIF PREA Reporting Standards, consisting of annual audits, annual external appraisals, quarterly valuations and time-weighted returns. The Private Investment Fund must also submit information in accordance with the NCRIEF Fund Data Collection and Reporting Manual. For this purpose, the NFI-ODCE Index defines "open-end commingled funds" as infinite-life vehicles consisting of multiple investors who have the ability to enter or exit the fund on a periodic basis, subject to contribution and/or redemption requests, thereby providing a degree of potential investment liquidity. For this purpose, open-end commingled funds are not open-end management investment companies registered under the 1940 Act. In addition to qualitative measures, a Private Investment Fund must comply with the following quantitative criteria in order to be eligible for inclusion in the NFI-ODCE Index.

As of March 31, 2024, 99% of the Acquiring Fund's assets consisted of privately-offered real estate funds; and as of March 31, 2024, 97% of the Acquired Fund's assets consisted of privately-offered real estate funds.

The Acquiring Fund may take a temporary defensive position during adverse market, economic, political or other conditions in order to protect the value of its assets.  The Acquired Fund is silent on this point.

However, as also shown below, there are differences in the investment policies and principal investment strategies of the Funds, including:
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Acquiring Fund	Acquired Fund
The Fund pursues its investment objective by strategically investing across private institutional real estate investment funds ("Private Investment Funds"), and may also invest in a broad set of public real estate securities, including exchange traded funds ("ETFs"), index mutual funds ("Index Funds"), closed-end funds and mutual funds (collectively with ETFs and Index Funds, "Public Investment Funds"), that invest principally, directly or indirectly, in real estate. This approach enables the Adviser to allocate between public and private real estate securities, and allows the Fund to invest across different investment managers and strategies as well as providing investment exposure across property types and geographies. It is intended that the majority of the Fund's total return will be derived from portfolio income with the balance derived from appreciation.

Under normal circumstances, at least 80% of the Fund's net assets plus borrowings for investment purposes are invested in real estate securities (as defined below). The Fund executes its investment strategy primarily by seeking to invest in a broad portfolio of real estate securities across two major categories – Private Investment Funds and Public Investment Funds. Under normal market conditions, the Fund operates as a "fund-of-funds," and the Adviser executes its investment strategy by investing, at least 70% of the Fund's total assets, in a concentrated portfolio of "core" Private Investment Funds included in the National Council of Real Estate Investment Fiduciaries Fund Index – Open End Diversified Core Equity. In order to maintain liquidity for the Fund's quarterly repurchase policy and provide diversification, between 5% and 30% of the Fund's assets may be invested in any combination of Public Investment Funds and publicly traded securities, money market funds and/or cash and cash equivalents.

The Fund invests in privately offered, non-traded, perpetual-life institutional real estate funds ("Institutional Private Funds"). The majority of Institutional Private Funds only accept investors quarterly (the others are more frequent). Additionally, Institutional Private Funds may occasionally be temporarily closed to new investors or additional investments. As a result, when the Fund has cash in its portfolio, it may invest that cash in publicly offered real estate funds or short-term liquid investments such as money market mutual funds or T-Bills, until the next investment "window" of the Institutional Private Funds open.

Publicly offered real estate funds consist of exchange-traded funds ("ETFs"), closed-end funds, mutual funds and other non-traded publicly-offered funds that may offer daily or monthly liquidity ("Public Funds") that invest the majority of their assets in real estate and real estate related industry securities. Together, Institutional Private Funds and Public Funds are referred to as "Underlying Investment Vehicles." The Fund refers to the Institutional Private Funds as "institutional" because, due to their unregistered status and high investment minimums, they are marketed and sold to institutional investors. Institutional Private Funds typically invest directly in real estate. Public Funds typically invest directly or indirectly in real estate by investing in securities, i.e. equity real estate investment trusts, commonly referred to as equity REITs. Investors in Underlying Investment Vehicles acquire common stock, partnership or membership interests, or shares of beneficial interest. Neither the Adviser nor any of its affiliates act as the investment adviser or the party responsible for operating any other funds. The Adviser selects Underlying Investment Vehicles without restriction as to capitalization.

The Fund concentrates investments in the real estate industry, because, under normal circumstances, it invests (through Underlying Investment Vehicles) at least 75% of its assets in real estate industry funds. This policy is fundamental and may not be changed without shareholder approval. Based on SEC staff interpretations of the Investment Company Act of 1940, as amended ("1940 Act"), a fund is considered concentrated if it invests 25% or more of its assets in securities of issuers in the same industry or group of industries. The Fund's SAI contains a list of all of the fundamental investment policies of the Fund, under the heading "Investment Objective and Policies."

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The Fund may invest in other income producing equity and debt securities, including debt securities of any duration, maturity, or credit quality, including high yield securities, commonly referred to as "junk bonds."

In certain circumstances or market environments, such as limited availability of suitable investment opportunities, or as a temporary defensive measure in response to adverse market, economic, political or other conditions, the Fund may reduce its investment in real estate securities and hold a larger position in cash or cash equivalents.

The Fund concentrates its investments in the real estate industry, meaning that under normal circumstances, it invests over 25% of its total assets in real estate securities. The Fund defines "real estate securities" to include: (i) the following types of securities issued by Private Investment Funds and/or Public Investment Funds that invest principally, directly or indirectly, in real estate: common stock, preferred equity, partnership or similar interests, convertible or non-convertible preferred stock, and convertible or non-convertible secured or unsecured debt; (ii) publicly traded real estate investment trusts ("Public REITs"); (iii) non-traded unregistered real estate investment trusts ("Private REITs"); (iv) mortgage-backed securities; (v) real estate operating companies ("REOCs"); and (vi) ETFs, Index Funds and other investment vehicles such as closed-end funds, mutual funds and unregistered investment funds that invest principally, directly or indirectly, in real estate. For purposes of the Fund's 80% investment policy, the Adviser considers an issuer, including a Private Investment Fund or Public Investment Fund, to be principally invested in real estate if 50% or more of its assets are attributable to ownership, construction, management or sale of real estate.

A number of Private Investment Funds in which the Fund invests charge a performance fee. Shareholders will pay a pro rata share of asset-based and performance fees associated with the Fund's underlying investments, including its Private Investment Funds, Public Investment Funds, Public REITs, Private REITs, and REOCs (collectively, the "Underlying Funds" and each, an "Underlying Fund").

The Fund may invest up to 15% of its total assets in Private Investment Funds that would be investment companies under the 1940 Act but for the exemptions provided by Sections 3(c)(1) or 3(c)(7) of the 1940 Act.  For the avoidance of doubt, the preceding condition does not apply to private funds not relying on the exclusion on the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, such as private funds relying upon Section 3(c)(5)(C) or Section 3(c)(6).

The Fund may directly use leverage (i.e. borrowing money to make additional investments) and indirectly uses leverage because the Underlying Investment Vehicles in which it invests use leverage. The Fund attempts to limit its investments in Underlying Investment Vehicles to those using leverage of 55% or less. However, because the Adviser's leverage calculations are based on information that can be as much as 90 days old, the actual leverage in any Underlying Investment Vehicle can, on any day, exceed 55%. When the Adviser makes investment decisions, it attempts to limit the Fund's indirect use of leverage. The Adviser's goal is to limit the average use of leverage by all of the Underlying Investment Vehicles in the Fund's portfolio (as measured by the weighted average of its portfolio) to 35% or less. Here too, because the Adviser's leverage calculations are based on information that can be as much as 90 days old, the actual weighted average leverage of the Fund's investment portfolio can, on any day, exceed 35%.

The Fund may borrow for investment purposes, for temporary liquidity and to satisfy repurchase requests from Fund shareholders. The Adviser monitors the Fund's investment portfolio to measure average leverage based upon the latest information available which is reported at least quarterly for each Underlying Investment Vehicle. However, the Adviser does not have access to more frequent reports on leverage. Thus, the Fund is exposed to the risk of an unexpected increase in leverage by Underlying Investment Vehicles. If an Underlying Investment Vehicle leverage exceeds the Adviser's expectation, it will investigate the reason for the increase in leverage and request daily leverage reports from that fund's manager. The Adviser will dispose of the position if it determines that the increase in leverage is an active decision of the fund manager or non-temporary.  The Fund invests, through Underlying Investment Vehicles, without restriction as to issuer capitalization.

Investment Strategy. The Fund invests in Institutional Private Funds and Public Funds. The Adviser selects Underlying Investment Vehicles based on the Adviser's assessment of each fund's ability to produce consistent current income while secondarily seeking long-term capital appreciation with moderate volatility and low correlation to the broader markets. The Adviser measures consistent current income by examining an Underlying Investment Vehicle's history of its income returns that are reported on a quarterly basis.

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Institutional Private Funds

The Adviser selects Institutional Private Funds that meet the following criteria:

○ Real Estate - at least 80% of its gross assets must be invested in private equity direct real estate.

○ Domain - at least 95% of the aggregate properties gross market value must be invested in US markets.

○ Stabilized - at least 75% of its gross assets must be invested in properties that are 75% or more leased.

○ Leverage - no more than 55% leverage. Leverage is borrowing money to make additional investments.

The Adviser relies upon quarterly or more frequent reports, if available, from Institutional Private Funds to monitor consistency with the criteria above and will adjust the Fund's investment portfolio to maintain the criteria above.

Public Funds

Because the majority of Institutional Private Funds only accept investors quarterly (the others are more frequent), the Fund may have significant assets invested in Public Funds between quarter ends. The Adviser may also select from the non-traded publicly-offered subset of Public Funds as part of its long-term investment strategy. The Adviser may select Public Funds that invest in real estate and real estate related securities that the Adviser believes will deliver consistent current income based on the Adviser's evaluation of fund expenses, management experience, investment objective and strategy. The Adviser may sell Public Fund shares to make investments in Institutional Private Funds and to fund quarterly repurchases of the Fund's shares.

Underlying Investment Vehicles

Both Institutional Private Funds and Public Funds may invest in interest rate swaps and caps to hedge interest rate risk.

15

Fundamental Investment Policies Comparison

The fundamental investment policies of each Fund are substantially similar but use slightly different phrasing.  These policies of the Funds may be changed only with the approval of the holders of a "majority of the outstanding voting securities" of a Fund, as defined by the 1940 Act. Under the 1940 Act, the authorization of a "majority of the outstanding voting securities" means the affirmative vote of the holders of the lesser of (i) 67% of the shares of a Fund represented at a meeting at which the holders of more than 50% of a Fund's outstanding shares are represented or (ii) more than 50% of the outstanding shares of a Fund.  In the table below, the Acquiring Fund is referred to as "USQ," while the Acquired Fund is referred to as "PREDEX."

USQ
1. The Fund may not: Borrow money, except as the 1940 Act, any rules or orders thereunder, or U.S. Securities and Exchange Commission("SEC") staff interpretation thereof, may permit. The Fund may borrow money for investment purposes, for temporary liquidity or to finance the repurchase of shares.

PREDEX
1. The Fund will not: Borrow money, except to the extent permitted by the Investment Company Act of 1940, as amended (the "1940 Act"), which currently limits borrowing to no more than 33-1/3% of the value of the Fund's total assets. The Fund may borrow for investment purposes, for temporary liquidity, or to finance repurchases of its shares.

Difference	None
USQ	2. The Fund may not: Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act, any rules or orders thereunder, or SEC staff interpretation thereof.
PREDEX	2. The Fund will not: Issue preferred shares.
Difference	PREDEX more restrictive.
USQ	3. The Fund may not: Purchase securities on margin, but may sell securities short and write call options.
PREDEX	3. The Fund will not: Purchase securities on margin, sell securities short, write put options, nor write call options.
Difference	PREDEX slightly more restrictive.
USQ
4. The Fund may not: Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act") in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act, any rules or orders thereunder, or SEC staff interpretation thereof.

PREDEX
4. The Fund will not: Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act") in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public).

Difference	None.
USQ
5. The Fund may not: Invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry, except the real estate industry. This limitation does not apply to investment in the securities of the U.S. government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities. Under normal circumstances, the Fund invests over 25% of its total assets in the securities of companies or entities in the real estate industry.

PREDEX
5. The Fund will not: Invest 25% or more of the market value of its assets in the securities of companies or entities engaged in any one industry, or group of industries, except the real estate industry through "Underlying Investment Vehicles." This limitation does not apply to investment in the securities of the U.S. Government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities. Under normal circumstances, the Fund invests, through Underlying Investment Vehicles, over 75% of its assets in the securities of issuers in the securities of issuers in the real estate industry.

Difference	None.
16

USQ
6. The Fund may not: Purchase or sell commodities or commodity contracts, including futures contracts, except to the extent permitted by the 1940 Act or other governing statute, by the rules thereunder, or by the SEC or other regulatory agency with authority over the Fund.

PREDEX	6. The Fund will not: Purchase or sell commodities, unless acquired as a result of ownership of securities or other investments.
Difference	None.
USQ
7. The Fund may not: Make loans to others, except (a) through the purchase of debt securities in accordance with its investment objectives and policies, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, and (c) by loaning portfolio securities.

PREDEX
7. The Fund will not: Make loans to others except by loaning portfolio securities; or entry into a repurchase agreement of up to 100% of assets in a manner consistent with the Fund's investment policies or as otherwise permitted under the 1940 Act, when such a transaction is deemed to be a loan.

Difference	None.
USQ
8. The Fund may invest up to 100% of its assets in real estate or interests in real estate, securities that are secured by or represent interests in real estate (e.g. mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities or investing in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts).

PREDEX
8. The Fund will not: Purchase or sell real estate or interests in real estate, except this limitation is not applicable to investments in securities, such as Underlying Investment Vehicles, that are secured by or represent direct or indirect interests in real estate.

Difference	PREDEX slightly more restrictive.
USQ
9. The Fund will conduct Repurchase Offers at Periodic Intervals, pursuant to Rule 23c-3 under the 1940 Act, as that Rule may be amended from time to time, and as it is interpreted by the SEC or its staff, or other regulatory authorities having jurisdiction or their staffs, from time to time, and in accordance with any exemptive relief granted to the Fund or generally to closed-end investment companies by the SEC or other regulatory authority having jurisdiction from time to time; the Periodic Intervals will be intervals of three calendar months, or Periodic Intervals or other intervals of time in accordance with any exemptive relief granted to the Fund by the SEC or other regulatory authority having jurisdiction from time to time; the Fund must receive repurchase requests submitted by shareholders in response to the Fund's repurchase offer no less than 21 days and no more than 42 days of the date the repurchase offer is made (or the preceding business day if the New York Stock Exchange is closed on that day) (the "Repurchase Request Deadline"); the maximum number of days between the Repurchase Request Deadline and the related Repurchase Pricing Date shall be 14 days, provided that, if the 14th day of such period is not a business day, the Repurchase Pricing Date shall occur on the next business day.

PREDEX
9. In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers for no less than for 5% of the shares outstanding at net asset value ("NAV") less any repurchase fee, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline, or the next business day if the 14th is not a business day.

Difference	None.

Distribution Information

The Acquiring Fund and the Acquired Fund currently pay a quarterly distribution of 1.000% of NAV per share and 1.0625% of NAV per share, respectively.  The Combined Fund will continue to pay a quarterly distribution of 1.000% of NAV per share.

Please see "Description of Shares to be Issued by the Acquiring Fund; Comparison to the Acquired Fund" below for additional information.
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Leverage

The Funds may use leverage to the extent permitted by the 1940 Act. The Funds' strategies relating to its use of leverage may not be successful, and the Funds' use of leverage will cause the Funds' NAV to be more volatile than it would otherwise be. There can be no guarantee that the Funds will leverage their assets or, to the extent the Funds utilize leverage, what percentage of their assets such leverage will represent.

As of March 31, 2024, the Acquired Fund and Acquiring Fund had aggregate financial leverage from a bank line of credit as a percentage of their total assets as follows:

Fund	Leverage Ratio
Acquiring Fund	2.9%
Acquired Fund	9.2%

If the Reorganization had occurred on March 31, 2024, the leverage ratio for the Combined Fund would have been approximately 5.7%.  Combined Fund leverage will be higher than that of the Acquiring Fund and Combined Fund interest expense will be higher than that of the Acquiring Fund.

Purchase, Exchange, Redemption, Transfer and Valuation of Shares

The policies of the Acquiring Fund and the Acquired Fund regarding the purchase, redemption, exchange, transfer and valuation of shares are substantially similar.  Currently, Class IS shares of the Acquiring Fund are offered without a load.  However, if Class IS shares of the Acquiring Fund adopt a load after the closing of the Reorganization, Acquired Fund Class T shareholders, as of the closing of the Reorganization, with respect to future purchases of Acquiring Fund Class IS shares, will be grandfathered into a load structure no more burdensome than the current Acquired Fund Class T structure.  Similarly, Acquired Fund Class W shareholders, as of the closing of the Reorganization, with respect to future purchases of Acquiring Fund Class IS shares, will be grandfathered into a load-waived structure.

Distributors

Acquiring Fund

Quasar Distributors LLC ("Quasar"), 111 E. Kilbourn Avenue, Suite 2200, Milwaukee, WI 53202, is the distributor for the shares of the Acquiring Fund. Shares of the Acquiring Fund are offered for purchase on a best efforts basis in a continuous offering at their NAV per share next determined after an order is accepted, without any load or sales charge. Quasar is not obligated to sell any specific amount of shares of the Acquiring Fund. Any purchase order may be rejected by Quasar or the Acquiring Fund. Quasar or the Acquiring Fund also may suspend or terminate its offering of shares at any time. The Acquiring Fund is not listed on any national securities exchange, and Quasar will not act as a market maker in shares of the Acquiring Fund.

Acquired Fund

Northern Lights Distributors, LLC, located at 4221 North 203rd Street, Elkhorn, Nebraska 68022, serves as the Acquired Fund's principal underwriter, within the meaning of the 1940 Act, and acts as the distributor of the Acquired Fund's shares, subject to various conditions.  The Acquired Fund's shares are offered for sale through the distributor at the respective class-specific NAV. The distributor also may enter into selected dealer agreements with other broker dealers for the sale and distribution of the Acquired Fund's shares. In reliance on Rule 415, the Fund intends to offer to sell an unlimited number of shares, on a continual basis, through the distributor. No arrangement has been made to place funds received in an escrow, trust or similar account. The distributor is not required to sell any specific number or dollar amount of the Acquired Fund's shares. Shares of the Acquired Fund will not be listed on any national securities exchange and the distributor will not act as a market marker in Fund shares.

Purchasing Shares

Acquiring Fund

Financial institutions and intermediaries on behalf of their clients may purchase shares of the Acquiring Fund by placing orders with U.S. Bank Global Fund Services, the Acquiring Fund's transfer agent (or its authorized agent). The Acquiring Fund reserves the right to refuse any purchase requests, particularly those that would not be in the best interests of the Fund or its shareholders and could adversely affect the Acquiring Fund or its operations. The Acquiring Fund generally does not accept investments from non-U.S. investors and reserves the right to decline such investments.  In accordance with the USA PATRIOT Act of 2001, the financial institution or intermediary will verify certain information on your account as part of the Acquiring Fund's Anti-Money Laundering Program.
18

Purchases by Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to USQ Core Real Estate Fund to:

USQ Core Real Estate Fund
c/o U.S. Bank Global Fund Services
P.O. Box 701
Milwaukee, WI 53201-0701

All checks must be in U.S. dollars drawn on a domestic bank. The Acquiring Fund will not accept payment in cash or money orders. The Acquiring Fund does not accept postdated checks or any conditional order or payment. To prevent check fraud, the Acquiring Fund will not accept third party checks, Treasury checks, credit card checks, traveler's checks or starter checks for the purchase of shares.  The transfer agent will charge a $25.00 fee against an investor's account, in addition to any loss sustained by the Acquiring Fund, for any payment that is returned. It is the policy of the Acquiring Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Acquiring Fund reserves the right to reject any application.

Minimum Purchases

The minimum initial investment in the Acquiring Fund's Class IS Shares is $2,500, with a minimum subsequent investment of $100. The minimum initial investment in the Acquiring Fund's Class I Shares is $25,000, with a minimum subsequent investment of $100. Such minimum investment values will be subject to waiver in the Adviser's sole discretion. The Class I Shares are only available for purchase by: (i) those making a minimum investment of $25,000; (ii) banks, trust companies or similar financial institutions investing for their own account or for trust accounts for which they have authority to make investment decisions (subject to certain limitations); (iii) Trustees and retired Trustees of the Acquiring Fund; (iv) trustees, directors, officers, employees of the Adviser and its affiliates, and their families and friends; (v) registered investment advisers purchasing Class I Shares on behalf of their clients where the registered investment advisers have executed a letter of intent acknowledging the intent to aggregate at least $25,000 in client Class I Share purchases; (vi) and certain retirement plans, fee-based programs or omnibus accounts. If you purchase shares through an intermediary, different minimum account requirements may apply. The distributor and/or an officer of the Acquiring Fund or Adviser reserves the right to waive the investment minimums under certain circumstances.

Automatic Investment Plan — Subsequent Investments

You may participate in the Acquiring Fund's Automatic Investment Plan, an investment plan that automatically moves money from your bank account and invests it in the Acquiring Fund through the use of electronic funds transfers or automatic bank drafts. You may elect to make subsequent investments by transfers of a minimum of $100 on specified days of each month into your established Acquiring Fund account.

Acquired Fund

Purchasing Shares

Investors may purchase shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Fund's Administrator. The returned check and stop payment fee is currently $25. Investors may buy and sell shares of the Fund through financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell shares of the Fund (collectively, "Financial Intermediaries"). Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary. A Financial Intermediary may hold shares in an omnibus account in the Financial Intermediary's name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial intermediaries may charge fees for the services they provide in connection with processing your transaction order or maintaining an investor's account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund and forwarding payment promptly. Orders transmitted with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business, will be priced based on the Fund's relevant class-specific NAV next computed after it is received by the Financial Intermediary
19

By Mail

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to PREDEX to:

PREDEX
c/o Ultimus Fund Solutions, LLC
4221 North 203rd Street, Suite 100
Elkhorn, Nebraska 68022

All checks must be in U.S. Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. The Fund also does not accept cashier's checks in amounts of less than $10,000. To prevent check fraud, the Fund will neither accept third party checks, Treasury checks, credit card checks, traveler's checks or starter checks for the purchase of shares, nor post-dated checks, post-dated on-line bill pay checks, or any conditional purchase order or payment.

The transfer agent will charge a $25.00 fee against an investor's account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application before an investor wires funds. Investors may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor's bank to send the wire. An investor's bank must include both the name of PREDEX, the account number, and the investor's name so that monies can be correctly applied. If you wish to wire money to make an investment in the Fund, please call the Fund at 1-877-940-7202 for wiring instructions and to notify the Fund that a wire transfer is coming. Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund's designated bank before the close of regular trading on the NYSE. Your bank may charge you a fee for wiring same-day funds. The bank should transmit funds by wire to:

ABA #: (number provided by calling toll-free number above)
Credit: Ultimus Fund Solutions, LLC
Account #: (number provided by calling toll-free number above)
Further Credit: PREDEX
(shareholder registration)
(shareholder account number)
20

By Wire — Subsequent Investments

Before sending a wire, investors must contact UFS to advise them of the intent to wire funds. This will ensure prompt and accurate credit upon receipt of the wire. Wired funds must be received prior to 4:00 p.m. Eastern Time to be eligible for same day pricing. The Fund, and its agents, the transfer agent and custodians, are not responsible for the consequences of delays resulting from the banking or Federal Reserve wire system, or from incomplete wiring instructions.

By Telephone

Investors may purchase additional shares of the Fund by calling 1-877-940-7202. If an investor elected this option on the account application, and the account has been open for at least 15 days, telephone orders will be accepted via electronic funds transfer from your bank account through the Automated Clearing House (ACH) network. Banking information must be established on the account prior to making a purchase. Orders for shares received prior to 4 p.m. Eastern Time will be purchased at the appropriate price calculated on that day.

Telephone trades must be received by or prior to market close. During periods of high market activity, shareholders may encounter higher than usual call waits. Please allow sufficient time to place your telephone transaction.

In compliance with the USA PATRIOT Act of 2001, UFS will verify certain information on each account application as part of the Fund's Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Investors may call UFS at 1-877-940-7202 for additional assistance when completing an application.

If UFS does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within five business days if clarifying information/documentation is not received.

Purchase Terms

The minimum initial investment by a shareholder for Class I shares is $1,000,000 for all types of accounts. However, investment advisers may aggregate client accounts for the purpose of meeting the minimum investment. Also, the Fund or the Adviser may waive the minimum investment at either's discretion. The Fund's Class I shares are offered for sale through its Distributor at the respective class-specific NAV. The price of the Class I shares during the Fund's continuous offering will fluctuate over time with the net asset value of the shares.

Summary of Key Purchase Terms

Fund	Class	Initial Investment Minimum	Subsequent Investment Minimum
Acquiring	Class I	$25,000	$100
Acquiring	Class IS	$2,500	$100
Acquired	Class I	$1,000,000	none
Acquired	Class W	$2,500	none
Acquired	Class T	$2,500	none

Class T shares

Investors in Class T shares of the Fund will pay a sales load based on the amount of their investment in the Fund. The Class T sales load payable by each investor depends upon the amount invested by such investor in the Fund, but may range from 1.25% to 4.25%, as set forth in the table below. A reallowance will be made by the Distributor from the sales load paid by each investor. A portion of the remaining sales load may be paid to the Dealer Manager. There are no sales loads on reinvested distributions. The Fund reserves the right to waive sales loads. The following sales loads apply to your purchases of Class T shares of the Fund:
21

Amount Invested	Sales Load as a % of Offering Price	Sales Load as a % of Amount Invested[1]	Dealer Reallowance
Under $250,000	4.25%	4.44%	3.50%
$250,000 to $499,999	3.25%	3.36%	2.50%
$500,000 to $999,999	2.00%	2.04%	1.50%
$1,000,000 and above	1.25%	1.27%	1.00%

1.	Offering price includes the front-end sales load. The sales load you pay may differ slightly from the amount set forth above because of rounding that occurs in the calculations.

You may be able to buy shares without a sales load (i.e., "load-waived") when you are:

●	reinvesting dividends or distributions;
●	participating in an investment advisory or agency commission program under which you pay a fee to an investment advisor or other firm for portfolio management or brokerage services;
●	exchanging an investment in Class T (or equivalent type) shares of another fund for an investment in the Fund;
●	a current or former director or Trustee of the Fund;
●
an employee (including the employee's spouse, domestic partner, children, grandchildren, parents, grandparents, siblings, and any dependent of the employee, as defined in section 152 of the Code) of the Fund's Adviser or its affiliates or of a broker-dealer authorized to sell shares of the Fund;

●	purchasing shares through the Fund's Adviser; or
●	purchasing shares through a financial services firm (such as a broker-dealer, investment adviser or financial institution) that has a special arrangement with the Fund.

In addition, concurrent purchases by related accounts may be combined to determine the application of the sales load. The Fund will combine purchases made by an investor, the investor's spouse or domestic partner, and dependent children when it calculates the sales load.

It is the investor's responsibility to determine whether a reduced sales load would apply. The Fund is not responsible for making such determination. To receive a reduced sales load, notification must be provided at the time of the purchase order. If you purchase shares directly from the Fund, you must notify the Fund in writing. Otherwise, notice should be provided to the Financial Intermediary through whom the purchase is made so they can notify the Fund.

Right of Accumulation

For the purposes of determining the applicable reduced sales load, the right of accumulation allows you to include prior purchases of shares of the Fund as part of your current investment as well as reinvested dividends. To qualify for this option, you must be either:

●	an individual;
●	an individual and spouse purchasing shares for your own account or trust or custodial accounts for your minor children; or
●
a fiduciary purchasing for any one trust, estate or fiduciary account, including employee benefit plans created under Sections 401, 403 or 457 of the Code, including related plans of the same employer.

If you plan to rely on this right of accumulation, you must notify the Fund's Distributor at the time of your purchase. You will need to give the Distributor your account numbers. Existing holdings of family members or other related accounts of a shareholder may be combined for purposes of determining eligibility. If applicable, you will need to provide the account numbers of your spouse and your minor children as well as the ages of your minor children
22

Letter of Intent

The letter of intent allows you to count all investments within a 13-month period in shares of the Fund as if you were making them all at once for the purposes of calculating the applicable reduced sales load. The minimum initial investment under a letter of intent is 5% of the total letter of intent amount. The letter of intent does not preclude the Fund from discontinuing sales of its shares. You may include a purchase not originally made pursuant to a letter of intent under a letter of intent entered into within 90 days of the original purchase. To determine the applicable sales load reduction, you also may include (1) the cost of shares of the Fund which were previously purchased at a price including a front end sales load during the 90-day period prior to the Distributor receiving the letter of intent, and (2) the historical cost of shares of other funds you currently own acquired in exchange for shares the Fund purchased during that period at a price including a front-end sales load. You may combine purchases and exchanges by family members (limited to spouse and children, under the age of 21, living in the same household). You should retain any records necessary to substantiate historical costs because the Fund, the transfer agent and any financial intermediaries may not maintain this information. Shares acquired through reinvestment of dividends are not aggregated to achieve the stated investment goal.

Exchange Procedures

Neither Fund offers an exchange procedure between share classes.

Repurchase Offers

Each Fund makes quarterly repurchase offers for no less than 5% of its outstanding shares at a price of the respective share class NAV. Neither Fund imposes a repurchase fee or contingent deferred sales charge.

Transfer of Shares

Neither Fund's shares are traded on a national securities exchange and no secondary market exists for the shares, nor do the Funds expect a secondary market for its shares to exist in the future.  Shareholders have no rights to redeem or transfer their shares, other than limited rights of a shareholder's descendants to redeem shares in the event of such shareholder's death pursuant to certain conditions and restrictions.

Dividend Reinvestment Plans

Shareholders of each Fund automatically participate in the dividend reinvestment policy, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder.

Valuation of Shares (Calculation of Net Asset Value)

The Fund's valuation procedures are substantially similar and each has appointed the Adviser as valuation designee for determining the fair value of each Fund's assets.

Acquiring Fund

The NAV of shares of the Fund is determined daily, as of the close of regular trading on the NYSE (normally, 4:00 p.m., Eastern time). The Fund does not calculate the NAV on dates the NYSE is closed for trading, which include New Year's Day, Martin Luther King Jr. Day, President's Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. Each share is offered at NAV. During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the NAV of the shares. In computing NAV, portfolio securities of the Fund are valued at their current market values determined on the basis of market quotations. The Fund may use a third party pricing service to assist it in determining the market value of securities in the Fund's portfolio. The Fund's NAV is calculated by dividing the value of the Fund's total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses of the Fund and other liabilities, by the total number of shares outstanding.
23

If market quotations are not readily available (as in the case of Private Investment Funds investing in private real estate), securities are valued at fair value as determined by the Board. The Board has delegated the day to day responsibility for determining these fair values in accordance with the policies it has approved to the Adviser. Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. Like all investments that are valued at fair value, the Private Investment Funds will be difficult to value. There is no single standard for determining fair value of a security. Likewise, there can be no assurance that the Fund will be able to purchase or sell a portfolio security at the fair value price used to calculate a Fund's NAV. Rather, in determining the fair value of a security for which there are no readily available market quotations, the Adviser may consider several factors, including: (1) evaluation of all relevant factors, including but not limited to, pricing history, current market level, supply and demand of the respective security; (2) comparison to the values and current pricing of securities that have comparable characteristics; (3) knowledge of historical market information with respect to the security; (4) other factors relevant to the security which may include, but are not limited to, duration, yield, fundamental analytical data, the Treasury yield curve, and credit quality. The Adviser will also consider periodic financial statements (audited and unaudited) or other information provided by the issuer. The SEC recently adopted new Rule 2a-5 under the 1940 Act, which establishes requirements for determining fair value in good faith for purposes of the 1940 Act.

Securities representing an interest in a Private Investment Fund will initially be assessed at the value provided by that Private Investment Fund or its institutional manager.  To arrive at the fair value of such investments, the Adviser receives monthly or quarterly capital account statements from the Private Investment Funds.  Upon receipt of these statements, the Adviser makes a determination that the account statements are based on the fair value of underlying investments.  In making such determination, the Adviser reviews and evaluates the valuation policies and procedures of the entity providing the statement.  If necessary, the Adviser adjusts the account statements for underlying investments held at fair value or to bring the fair value estimate in phase with the Adviser reporting date. The Adviser will attempt to obtain current information to value all fair valued securities, but it is anticipated that portfolio holdings of the Private Investment Funds will be available on no more than a quarterly basis. The Adviser, in its sole discretion, may opt to rely on its own valuation of an interest in any Private Investment Fund or other entity held in the Fund's portfolio, if in the discretion of the Adviser, such entity's valuation does not accurately reflect its fair or current market value for any reason, including because the Fund's portfolio must be valued more frequently than the Private Investment Funds.

Non-dollar-denominated securities, if any, are valued as of the close of the NYSE at the closing price of such securities in their principal trading market, but may be valued at fair value if subsequent events occurring before the computation of NAV materially have affected the value of the securities. Trading may take place in foreign issues held by the Fund, if any, at times when the Fund is not open for business. As a result, the Fund's NAV may change at times when it is not possible to purchase or sell shares of the Fund. The prices for foreign securities are reported in local currency and converted to U.S. dollars using currency exchange rates. To the extent necessary, the Adviser will obtain exchange rates from recognized independent pricing agents.
24

Readily marketable portfolio securities listed on the NYSE are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as the Board shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities. Securities trading on the NASDAQ are valued at the NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Adviser to be over-the-counter, are valued at the mean of the current bid and asked prices as reported by the NASDAQ or, in the case of securities not reported by the NASDAQ or a comparable source, as the Board deems appropriate to reflect their fair market value. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations the Board believes reflect most closely the value of such securities.

If available, debt securities are priced based upon valuations provided by independent, third-party pricing agents. Such values generally reflect the last reported sales price if the security is actively traded. The third-party pricing agents may also value debt securities at an evaluated bid price by employing methodologies that utilize actual market transactions, broker-supplied valuations, or other methodologies designed to identify the market value for such securities. Such methodologies generally consider such factors as security prices, yields, maturities, call features, ratings and developments relating to specific securities in arriving at valuations. On the first day a new debt security purchase is recorded, if a price is not available on the automated pricing feeds from the Fund's primary and secondary pricing vendors nor is it available from an independent broker, the security may be valued at its purchase price. Each day thereafter, the debt security will be valued according to the Fund's fair valuation policies until an independent source can be secured. Debt obligations with remaining maturities of sixty days or less may be valued at their amortized cost, which approximates market value.

The Adviser provides the Board with periodic reports, no less frequently than quarterly, that discuss the functioning of the valuation process, if applicable to that period, and that identify issues and valuation problems that have arisen, if any. To the extent deemed necessary by the Adviser, the Board will review any securities valued by the Adviser in accordance with the Fund's valuation policies.

Acquired Fund

The net asset value (or NAV) of shares of the Fund is determined daily, as of the close of regular trading on the NYSE (normally, 4:00 p.m., Eastern Time).  The Fund's NAV is calculated by dividing the total assets (the value of the securities the Fund holds plus cash or other assets), less accrued expenses and other liabilities of the Fund.  During the continuous offering, the price of the shares will increase or decrease on a daily basis according to the net asset value of the shares.

In computing net asset value, portfolio securities of the Fund are valued at their current market values determined on the basis of market quotations.  If market quotations are not readily available (as in the case of Institutional Private Funds), securities are valued at fair value as determined by the Adviser as the Board's valuation designee.  As a general matter, fair value represents the amount that the Fund could reasonably expect to receive if the investment in the security were sold at the time of valuation to a third party or redeemed by the Institutional Private Fund, based on information reasonably available at the time the valuation is made and that the Adviser believes to be reliable.  The Board has delegated the day-to-day responsibility for determining these fair values in accordance with the policies it has approved to the Adviser, which acts under the Board's supervision.  .

Institutional Private Funds are difficult to value, particularly to the extent that their underlying investments are not publicly traded.  The Adviser, acting under the Board's supervision, determines the fair value of the investment based on the most recent value reported by the Institutional Private Fund, as well as any other relevant information available at the time the Fund values its investments.  The Adviser considers such information, and may conclude in certain circumstances, that the information provided by the asset manager of an Institutional Private Fund or other Underlying Investment Vehicle does not represent the fair value of the Fund's investment.  Although the procedures approved by the Board provide that the Adviser reviews the valuations provided by the Underlying Investment Vehicles' managers, neither the Adviser nor the Board is able to confirm independently the accuracy of valuation calculations provided by such Underlying Investment Vehicles' managers.
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There is no single standard for determining fair value of a security.  Rather, the Adviser's fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, and as a result, the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security.  In determining the fair value of a security for which there are no readily available market quotations, the Adviser, acting under the Board's supervision pursuant to policies implemented by the Board, may consider several factors:  fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security, prices of similar securities and the recommendation of the Fund's portfolio managers.  The Adviser may also consider periodic financial statements (audited and unaudited) or other information provided by the issuer to investors or prospective investors.  As part of its due diligence of Institutional Private Fund investments, the Adviser attempts to obtain current information on an ongoing basis from market sources, asset managers and/or issuers to value all fair valued securities.  However, it is anticipated that portfolio holdings and other value information of the Institutional Private Funds could be available on no more than a quarterly basis.  Based on its review of all relevant information, the Adviser may conclude in certain circumstances that the information provided by the asset manager and/or issuer of an Institutional Private Fund does not represent the fair value of the investment in such a security.  Institutional Private Funds, if any, that invest in publicly traded securities are more easily valued because the values of their underlying investments are based on market quotations.

Before investing in any Institutional Private Fund, the Adviser, under the oversight of the Board conducts a due diligence review of the valuation methodology utilized by the Institutional Private Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Fund for valuing its own investments.  After investing in an Institutional Private Fund, the Adviser continues to monitor the valuation methodology used by the asset manager and/or issuer of the Institutional Private Fund.  Following procedures approved by the Board, in the absence of specific transaction activity in a particular investment fund, the Adviser considers whether it is appropriate, in light of all relevant circumstances, to value the investment at the net asset value reported by the Institutional Private Fund at the time of valuation or to adjust the value to reflect a premium or discount.

Readily marketable portfolio securities listed on the NYSE, if any, are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined.  If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day.  If no bid or asked prices are quoted on such day or if market prices may be deemed unreliable by the Adviser because of events occurring after the close of trading, then the security is valued by such method as the Adviser shall determine in good faith to reflect its fair market value.  Readily marketable securities not listed on the NYSE but listed on other domestic securities exchanges are valued in a like manner.  Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities.  Securities trading on the NASDAQ are valued at the NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, listed securities whose primary market is believed by the Adviser to be over-the-counter, are valued at the mean of the current bid and asked prices as reported by the NASDAQ or, in the case of securities not reported by the NASDAQ or a comparable source, as the Adviser deems appropriate to reflect their fair market value.  Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations the Board of Trustees believes reflect most closely the value of such securities.  Mutual funds are valued at their daily net asset value.
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With respect to any portion of the Fund's assets that are invested in one or more open-end management investment companies registered under the 1940 Act, each mutual fund's net asset value is calculated based upon the net asset values of those open-end management investment companies, and the prospectuses for these companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing.

The Fund's valuation procedures require the Adviser and Board to consider all relevant information available at the time the Fund values its portfolio.  In general, fair value represents a good faith approximation of the current value of an asset and is used when there is no public market or possibly no market at all for the asset.  The fair values of one or more assets may not be the prices at which those assets are ultimately sold.  In such circumstances, the Adviser and/or the Board will reevaluate its fair value methodology to determine what, if any, adjustments should be made to the methodology.

The Adviser provides the Board of Trustees with periodic reports, no less frequently than quarterly, that discuss the functioning of the valuation process, if applicable to that period, and that identify issues and valuation problems that have arisen, if any.  To the extent deemed necessary, the Board reviews any securities valued by the Adviser in accordance with the Fund's valuation policies.  Situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the net assets of the Fund if the judgments of the Board, the Adviser, or Underlying Investment Vehicle managers should prove incorrect.

Federal Tax Consequences of Reorganization

The Reorganization is intended to be treated as a tax-free reorganization for U.S. federal income tax purposes. As a condition to the closing of the Reorganization that the Acquired Fund and the Acquiring Fund each receive an opinion from Thompson Hine LLP, dated as of the Closing Date, that the Reorganization should qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Reorganization qualifies as a tax-free reorganization, Acquired Fund shareholders will recognize no gain or loss for U.S. federal income tax purposes upon the exchange of Acquired Fund shares for Acquiring Fund shares pursuant to the Reorganization. Prior to the closing of the Reorganization, the Acquired Fund expects to declare a distribution of all of its previously undistributed net investment income and net capital gains, if any. All or a portion of such distribution may be taxable to the Acquired Fund's shareholders for U.S. federal income tax purposes. Please see "Material Federal Income Tax Consequences of the Reorganization" in the Information Statement/Prospectus for additional information.

Principal Investment Risks Comparison

Both Funds are subject to substantially similar principal investment risks, however, the phrasing and grouping used to describe these risks by the Funds is not identical.  Also, the Acquired Fund is subject to certain additional principal risks to which the Acquiring Fund is not subject; and the Acquiring Fund is subject to certain additional principal risks to which the Acquired Fund is not subject. The principal risks of each Fund are further summarized below.  The principal investment risks comparisons of the Fund are listed below.

#	Acquiring Fund	Acquired Fund	Comparison
1	Real Estate Industry Concentration Risk	Real Estate Industry Concentration Risk	Same
2	Development Issues		Implied by #1 for Acquired Fund
3	Lack of Insurance		Implied by #1 for Acquired Fund
4	Dependence on Tenants		Implied by #1 for Acquired Fund
5	Financial Leverage		Implied by #1 for Acquired Fund
6	Environmental Issues		Implied by #1 for Acquired Fund
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7	Interest Rate Risk		Implied by #1 for Acquired Fund
8	Credit Risk		Implied by #1 for Acquired Fund
9	Mortgage-Backed Securities Risk		Additional risk of Acquiring Fund
10	REIT Risk	REIT Risk	Same
11	REOC Risk		Additional risk of Acquiring Fund
12	Underlying Funds Risk	Public Fund Risk	Similar
13	Use of Leverage by Underlying Funds		Implied by #1 for Acquired Fund
14	Private Investment Fund Risk	Institutional Private Fund Risk	Same, but phrased differently
15	Valuation of Private Investment Funds		Implied by #1 for Acquired Fund
16	Preferred Securities Risk		Additional risk of Acquiring Fund
17	Convertible Securities Risk		Additional risk of Acquiring Fund
18	Health Crisis Risk	Health Crisis Risk	Same
19	Geopolitical Event Risk		Implied by #18 for Acquired Fund
20	Minimal Capitalization Risk		Additional risk of Acquiring Fund
21	Delayed Use of Proceeds Risk		Additional risk of Acquiring Fund
22	Allocation Risk		Additional risk of Acquiring Fund
23	Lack of Control Over Private Investment Funds and Other Portfolio Investments		Implied by #14 for Acquired Fund
24	Issuer and Non-Diversification Risk	Issuer and Non-Diversification Risk	Same
25	Liquidity Risk	Liquidity Risk	Same
26	Management Risk	Management Risk	Same
27	Market Risk	Market Risk	Same
28	Not a Complete Investment Program	Not a Complete Investment Program	Same
29	Correlation Risk		Additional risk of Acquiring Fund
30	Repurchase Offer Risk	Repurchase Policy Risks	Same, but phrased differently
31	Distribution Policy Risk	Distribution Policy Risk	Same
32	Borrowing and Leverage Risk	Leveraging Risk	Same, but phrased differently
33	Possible Competition Between Underlying Funds and Between the Fund and the Underlying Funds		Additional risk of Acquiring Fund
34		REIT Tax Risk	Contained within #10 for Acquiring Fund
35		Interest Rate Swap and Cap Risk	Similar and indirectly addressed in #25 for Acquiring Fund

The following describes the Funds' principal investment risks as described by the Acquiring Fund.
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Acquiring Fund

Real Estate Industry Concentration Risk. The Fund does not invest in real estate directly, but, because the Fund concentrates its investments in securities of real estate investment trusts ("REITs") and other real estate industry issuers, its portfolio will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a more diversified portfolio. The value of companies engaged in the real estate industry is affected by: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates and leverage. There are also special risks associated with particular real estate sectors, or real estate operations generally. To the extent that a significant portion of the Fund is invested directly or indirectly in real estate located in a particular geographic region or in a particular property type, the Fund is subject to greater risks of adverse developments specific to that geographic region or property type.

Development Issues. Real estate development companies are affected by construction delays and insufficient tenant demand to occupy newly developed properties.

Lack of Insurance. Certain of the companies in the Fund's portfolio may fail to carry comprehensive liability, fire, flood, wind or earthquake extended coverage and rental loss insurance, or insurance in place may be subject to various policy specifications, limits and deductibles.

Dependence on Tenants. The ability of real estate companies to make distributions to shareholders depends upon the ability of the tenants at their properties to generate enough income in excess of tenant operating expenses to make their lease payments.

Financial Leverage. Real estate companies may be highly leveraged and financial covenants may affect the ability of real estate companies to operate effectively.

Environmental Issues. Property owners could face substantial risk of loss from claims based on environmental problems associated with real estate underlying the Fund's investments. For example, owners of properties that may contain hazardous or toxic substances may be responsible for removal or remediation costs. Furthermore, changes in environmental laws or in the environmental condition of an asset may create liabilities that did not exist at the time of the acquisition of the real property and that could not have been foreseen.

Interest Rate Risk. Rising interest rates generally cause the value of the Fund's portfolio to decline, as the price of a debt security typically falls when interest rates rise, and securities with longer maturities tend to be more sensitive to interest rate changes than those with shorter maturities. Rising interest rates could result in higher costs of capital for real estate companies, which could negatively impact a real estate company's ability to meet its payment obligations. Additionally, real estate companies may use leverage (and some may be highly leveraged), which increases investment risk and the risks normally associated with debt financing and could adversely affect a real estate company's operations and market value in periods of rising interest rates. Increases in interest rates also typically lower the present value of a REIT's future earnings stream, and may make financing property purchases and improvements more costly. The risks associated with rising interest rates may be greatly heightened in view of the US Federal Reserve Bank's decision to raise the federal funds rate from historic lows, and may continue to raise interest rates if considered necessary to reduce inflation to acceptable levels.

Credit Risk. Issuers of debt securities may not make scheduled interest and principal payments, resulting in losses to the Fund. In addition, the credit quality of securities held may be lowered if an issuer's financial condition changes. High yield debt securities involve greater risk of a complete loss of the Fund's investment, or delays of interest and principal payments, than higher-quality debt securities.
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Mortgage-Backed Securities Risk. Mortgage-backed securities represent an interest in a pool of mortgages. Mortgage-backed securities differ from conventional debt securities because principal is paid back over the life of the security rather than at maturity. In addition to the risks of debt securities generally, including credit and interest rate risk, mortgage-backed securities are also subject to prepayment risk (i.e., the risk that a borrower will pay back the principal earlier than expected, reducing the amount of interest paid over the life of the mortgage) and extension risk (i.e., the risk that the issuer of a debt instrument will pay back the principal later than expected, resulting in an increase in the effective maturity of the mortgage and a decrease in the value of the investment).

REIT Risk. Share prices of REITs typically decline because of adverse developments affecting the real estate industry and real property values. In general, real estate values are affected by a variety of factors, including supply and demand for properties, the economic health of the country or of different regions, and the strength of specific industries that rent properties. Qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") in any particular year is a complex analysis that depends on a number of factors. There can be no assurance that an entity in which the Fund invests with the expectation that it will be taxed as a REIT will, in fact, qualify as a REIT. An entity that fails to qualify as a REIT would be taxed as a corporation, and thus, would not be entitled to a deduction for dividends paid to its shareholders and would not pass through to its shareholders the character of income earned by the entity. Dividends paid by REITs may not receive preferential tax treatment afforded other dividends.

REOC Risk. REOCs, like REITs, expose the Fund to the risks of the real estate market. These risks can include fluctuations in the value of underlying properties; destruction of underlying properties; defaults by borrowers or tenants; market saturation; changes in general and local economic conditions; decreases in market rates for rents; increases in vacancies; competition; property taxes; capital expenditures or operating expenses; and other economic, political, or regulatory occurrences affecting the real estate industry. REOCs are also affected by risks similar to investments in debt securities, including changes in interest rates and the quality of credit extended. REOCs require specialized management and pay management expenses; may have less trading volume; may be subject to more abrupt or erratic price movements than the overall securities markets; and may invest in a limited number of properties, in a narrow geographic area, or in a single property type which increase the risk that the portfolio could be unfavorably affected by the poor performance of a single investment or investment type. In addition, defaults on or sales of investments that the REOC holds generally reduce the cash flow needed to make distributions to investors.

Underlying Funds Risk. The Underlying Funds in which the Fund invests are subject to investment advisory and other expenses, which will be indirectly paid by the Fund. As a result, the cost of investing in the Fund will be higher than the cost of investing directly in the Underlying Funds and also may be higher than other funds that invest directly in securities. The Underlying Funds are subject to specific risks, depending on the nature of the specific Underlying Fund. The Fund's performance depends in part upon the performance of the Underlying Fund managers and selected strategies, the adherence by such Underlying Fund managers to such selected strategies, the instruments used by such Underlying Fund managers and the Adviser's ability to select Underlying Fund managers and strategies and effectively allocate Fund assets among them. Investments in ETFs and closed-end funds cause the Fund to incur brokerage expenses. Additionally, the market value of shares of Underlying Funds that are closed-end funds may differ from their net asset value. This difference in price may be due to the fact that the supply and demand in the market for fund shares at any point in time is not always identical to the supply and demand in the market for the underlying basket of securities. Separately, Index Fund returns are typically lower than their respective index because of fees and expenses and are subject to investment strategy induced tracking risk.

Use of Leverage by Underlying Funds. The Underlying Funds in which the Fund invests may utilize financial leverage, subject to the limitations of their charters and operative documents. In the case of Private Investment Funds, such funds are not subject to the limitations imposed by the 1940 Act regarding the use of leverage with respect to which registered investment companies, including the Fund, are subject. Leverage by Underlying Funds has the effect of potentially increasing losses.

Private Investment Fund Risk. The Fund's investments in Private Investment Funds require it to bear a pro rata share of the vehicles' expenses, including management and performance fees. The fees the Fund pays to invest in a Private Investment Fund may be higher than if the manager of the Private Investment Fund managed the Fund's assets directly. The performance fees paid by certain Private Investment Funds potentially create an incentive for its manager to make investments that are riskier and/or more speculative than those it might have made in the absence of a performance fee. Furthermore, Private Investment Funds, like the other Underlying Funds in which the Fund may invest, are subject to specific risks, depending on the nature of the vehicle, including the frequency and amount of redemptions paid to the Fund, and also may employ leverage such that their returns are more than one times that of their benchmark which could amplify losses suffered by the Fund when compared to unleveraged investments. With respect to the frequency and amounts of redemptions paid to the Fund, there is no guarantee that the Fund will be paid all or any of the redemption amount at the time requested. Further, each of the Private Investment Funds can suspend redemptions or pay a pro-rata portion of redemption requests if the general partner or its respective board deems it in the best interest of its shareholders. Shareholders of Private Investment Funds are not entitled to the protections of the 1940 Act. For example, Private Investment Funds need not have independent boards, shareholder approval of advisory contracts may not be required, the funds may leverage to an unlimited extent, and the funds may engage in joint transactions with affiliates. The majority of Private Investment Funds permit redemptions only quarterly (the others are more frequent) and these withdrawal limitations restrict the Adviser's ability to terminate investments in Private Investment Funds. If values are falling, the Fund may not be able to sell its Private Investment Funds and the value of Fund shares will decline. These characteristics present additional risks for shareholders.
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Valuation of Private Investment Funds. Private Investment Funds are not publicly traded. Accordingly, the Adviser may consider information provided by the institutional asset manager to determine the estimated value of the Fund's investment therein. The valuation provided by an institutional asset manager as of a specific date may vary from the actual sale price that may be obtained if such investment were sold to a third party, if a secondary market for such investment existed. For information about the value of the Fund's investment in Private Investment Funds, the Adviser will be dependent on information provided by the Private Investment Funds, including quarterly unaudited financial statements which if inaccurate could adversely affect the Adviser's ability to value accurately the Fund's shares. Accordingly, there can be no assurance that the stated NAV of the Fund, as calculated based on such information, will be accurate on any given date, nor can there be any assurance that the sale of any property would be at a price equivalent to the last estimated value of such property. Further, the NAV of the Fund, as determined based on the fair value of its investments in Private Investment Funds, may vary from the amount the Fund would realize on the withdrawal of its investments from the Private Investment Funds. Such discrepancies can result in shareholders experiencing a windfall or shortfall, or dilution of their interest in the Fund.

Preferred Securities Risk. Preferred securities are subject to credit risk and interest rate risk. Additionally, holders of preferred securities may not receive dividends, or the payment can be deferred for some period of time. In bankruptcy, creditors are generally paid before the holders of preferred securities.

Convertible Securities Risk. Convertible securities are typically issued as bonds or preferred shares with the option to convert to equities. As a result, convertible securities are a hybrid that have characteristics of both bonds and common stocks and are subject to risks associated with both debt securities and equity securities. The market value of bonds and preferred shares tend to decline as interest rates increase. Fixed income and preferred securities also are subject to credit risk. Convertible securities may have characteristics similar to common stocks especially when their conversion value is higher than their value as a bond. Stock prices in general may decline over short or even extended periods of time. Additionally, the value of the embedded conversion option may be difficult to value and evaluate because the option does not trade separately from the convertible security.

Other Risks of Investing in the Fund

Health Crisis Risk. The global pandemic outbreak of an infectious respiratory illness caused by a novel coronavirus known as COVID-19 has resulted in substantial market volatility and global business disruption, impacting the global economy and the financial health of individual companies in significant and unforeseen ways. The duration and future impact of COVID-19 are currently unknown, which may exacerbate other types of risks that apply to the Fund and negatively impact Fund performance and the value of your investment in the Fund. For example, as a result of the COVID-19 pandemic, during some periods most of the Private Investment Funds experienced an increase in redemption requests as investors sought to raise cash and rebalance their portfolios and some Private Investment Funds temporarily suspended their redemption payout while others paid out a pro-rata portion of redemption requests.
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Geopolitical Event Risk. Global tensions, particularly between Russia, the U.S. and a number of European states, have heightened significantly as a result of Russia's invasion of Ukraine, and the escalation of hostilities between the two countries. The broader geopolitical and economic consequences of the invasion are difficult to predict. While it is too early to determine what impact the escalation of the conflict will have on economic growth and real estate markets across Europe and elsewhere, continued, and any further escalation of, hostilities could result in elevated geopolitical instability, additional trade restrictions (including retaliatory actions taken by Russia in response to sanctions and other restrictive measures imposed against it), disruptions to global supply chains, increases in energy prices with flow-on global inflationary impacts, adverse impacts on markets and a downturn in the global economy. Such events, and other related events, may exacerbate other types of risks that apply to the Fund and negatively impact Fund performance and the value of your investment in the Fund.

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital pursuant to this offering. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to continue operations or to allow the Fund to realize its investment objective. An inability to raise sufficient capital may adversely affect the Fund's financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund fails to achieve its estimated size and the Fund's expense limitation agreement with the Adviser is terminated, expenses will be higher than expected.

Delayed Use of Proceeds Risk.  Pending investment of the net proceeds in accordance with the Fund's investment objective and policies, the Fund expects to invest all or a portion of such proceeds in money market funds or high quality short-term debt securities, or hold cash. The Fund may be prevented from achieving its investment objective during any time in which the Fund's assets are not substantially invested in accordance with its principal investment strategies.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Adviser to allocate effectively the Fund's assets among the various Private Investment Funds, Public Investment Funds, Public REITs, Private REITs, and REOCs in which the Fund invests and, with respect to each such asset class, among equity and fixed income securities. There can be no assurance that the actual allocations will be effective in achieving the Fund's investment objective or delivering positive returns.

Lack of Control Over Private Investment Funds and Other Portfolio Investments. Once the Adviser has selected a Private Investment Fund, Public Investment Fund, Private REIT or Public REIT, the Adviser will have no control over the investment decisions made by any such Underlying Fund, although the Fund and the Adviser will evaluate regularly each Underlying Fund and its manager to determine whether their respective investment programs are consistent with the Fund's investment objective. Even though the Underlying Funds are subject to certain constraints, the managers may change aspects of their investment strategies. The managers may do so at any time (for example, such change may occur immediately after providing the Adviser with the quarterly unaudited financial information for a Private Investment Fund). The Adviser may reallocate the Fund's investments among the Underlying Funds, but the Adviser's ability to do so may be constrained by the withdrawal limitations imposed by the Underlying Funds, which may prevent the Fund from reacting rapidly to market changes should an Underlying Fund fail to effect portfolio changes consistent with such market changes and the demands of the Adviser. Such withdrawal limitations may also restrict the Adviser's ability to terminate investments in Underlying Funds that are poorly performing or have otherwise had adverse changes. The Adviser will be dependent on information provided by the Underlying Fund, including quarterly unaudited financial statements, which if inaccurate, could adversely affect the Adviser's ability to manage the Fund's investment portfolio in accordance with its investment objective. By investing in the Fund, a shareholder will not be deemed to be an investor in any Underlying Fund and will not have the ability to exercise any rights attributable to an investor in any such Underlying Fund related to their investment. In addition, shareholders in the Fund shall not be entitled to rely upon any written or oral information from any Underlying Fund, Underlying Fund manager or their respective affiliates.

Issuer and Non-Diversification Risk. The value of a specific security can perform differently from the market as a whole for reasons related to the issuer, such as management performance, financial leverage and reduced demand for the issuer's properties and services. Because the Fund is non-diversified, its performance may be more sensitive to the negative performance of an issuer in its portfolio than a diversified fund.
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Liquidity Risk. Your investment in the Fund may be illiquid. Unlike traditional listed closed-end funds, the Fund has not listed its shares for trading on any securities exchange. There is no secondary market for the Fund's shares and the Adviser does not expect that a secondary market will develop. Limited liquidity is provided to shareholders only through the Fund's quarterly Repurchase Offers for no less than 5% of the Fund's shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly Repurchase Offer. The Fund's investments also are subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations.

Management Risk. The judgments of the Adviser regarding the attractiveness, value and potential appreciation of a particular real estate segment and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Market Risk. An investment in the Fund's shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund's shares represents an indirect investment in the securities owned by the Fund. The value of these securities may move up or down, sometimes rapidly and unpredictably. The market value of the Fund's investments may move up or down, sometimes rapidly and unpredictably. These fluctuations may cause an investment to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. U.S. and international markets have experienced, and may continue to experience, volatility, which may increase risks associated with an investment in the Fund. Certain social, political, economic, environmental and other conditions and events (such as natural disasters and weather-related phenomena generally, epidemics and pandemics such as COVID-19, war, terrorism, conflicts and social unrest) may adversely interrupt the global economy and result in prolonged periods of significant market volatility. The market value of securities in which the Fund invests is based upon the market's perception of value and is not necessarily an objective measure of the securities' value. In some cases, for example, the stock prices of individual companies have been negatively impacted even though there may be little or no apparent degradation in the financial condition or prospects of the issuers. Similarly, the debt markets have experienced substantially lower valuations, reduced liquidity, price volatility, credit downgrades, increased likelihood of default, and valuation difficulties. As a result of this significant volatility, many of the following risks associated with an investment in the Fund may be increased. Continuing market volatility may have adverse effects on the Fund.

Not a Complete Investment Program. An investment in the Fund should not be considered a complete investment program. Each investor should take into account the Fund's investment objective and other characteristics, as well as the investor's other investments, when considering an investment in the Fund.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different real estate asset classes, the Fund is subject to correlation risk.

Repurchase Offer Risk. The Fund's NAV may decline as a result of the Fund's having to hold additional cash and/or sell portfolio securities to raise cash in order to repurchase its shares in a Repurchase Offer. Selling portfolio securities may cause the market prices of these securities and hence the Fund's NAV to decline. If such a decline occurs, the Fund cannot predict its magnitude or whether such a decline would be temporary or continue until or beyond the date that is the deadline to tender shares for a given Repurchase Offer. Because the price per share to be paid in the Repurchase Offer will depend upon the NAV per share as determined on the actual pricing date, the sales proceeds received by tendering shareholders would be reduced if the decline continued until the actual pricing date. In addition, the sale of portfolio securities will increase the Fund's transaction expenses and the Fund may receive proceeds from the sale of portfolio securities that are less than their valuations by the Fund. During the Repurchase Offer period, the Fund may be unable to sell liquid portfolio securities it would otherwise choose to sell during the period. The Fund is required to maintain liquid assets (including through access to a line of credit) equal to at least the number of shares that the Fund will offer to repurchase between 5% and 25% of the Fund's shares outstanding, as required by Rule 23c-3 under the 1940 Act. Accordingly, due to a Repurchase Offer, the Fund's NAV per share may decline more than it otherwise might, thereby reducing the amount of proceeds received by tendering shareholders and the NAV per share for non-tendering shareholders. In addition, shareholders may not be able to liquidate all shares of the Fund they have tendered during a Repurchase Offer if the total amount of shares tendered by shareholders exceeds the number of shares that the Fund has offered to repurchase. If a Repurchase Offer is oversubscribed by shareholders, the Fund will repurchase only a pro rata portion of shares tendered by each shareholder. Therefore, the Fund is designed primarily for long-term investors.
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Distribution Policy Risk. The Fund's distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e., from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares. Shareholders should not confuse a return of capital distribution with "dividend yield," "profit" or "total return."

Borrowing and Leverage Risk: The Fund is permitted to use leverage by borrowing.  Leverage is a speculative technique that exposes the Fund to greater risk and increased costs than if it were not implemented. There is no guarantee that the Fund will use leverage in the future, or that the Fund's leveraging strategy will be successful. Increases and decreases in the value of the Fund's portfolio will be magnified when the Fund uses leverage. As a result, leverage may cause greater volatility in the Fund's NAV, market price and the level of the Fund's distributions. Also, if the Fund is utilizing leverage, a decline in NAV could affect the ability of the Fund to make distributions and such a failure to make distributions could result in the Fund ceasing to qualify as a regulated investment company under the Code. The Fund will also have to pay interest on its leverage, which may reduce the return on Fund shares. This interest expense may be greater than the Fund's return on the underlying investment.

Possible Risk of Conflicts

Possible Competition Between Underlying Funds and Between the Fund and the Underlying Funds. The Underlying Funds trade independently of each other and may pursue investment strategies that "compete" with each other for execution or that cause the Fund to participate in positions that offset each other (in which case the Fund would bear its pro rata share of commissions and fees without the potential for a profit). Also, the Fund's investments in any particular Underlying Fund could increase the level of competition for the same trades that other Underlying Funds might otherwise make, including the priorities of order entry. This could make it difficult or impossible to take or liquidate a position in a particular security at a price consistent with the Adviser's strategy.

The following describes the Acquired Fund's additional principal investment risks as described by the Acquired Fund.

REIT Tax Risk.  Qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") in any particular year is a complex analysis that depends on a number of factors. There can be no assurance that the entities in which the Fund invests with the expectation that they will be taxed as a REIT will qualify as a REIT. An entity that fails to qualify as a REIT would be subject to a corporate level tax, would not be entitled to a deduction for dividends paid to its shareholders and would not pass through to its shareholders the character of income earned by the entity. If the Fund were to invest in an entity that failed to qualify as a REIT, such failure could significantly reduce the Fund's yield on that investment. Equity REITs invest in real property and earn rental income from leasing those properties. They may also realize gains or losses from the sale of properties. Equity REITs will be affected by conditions in the real estate rental market and by changes in the value of the properties they own. Equity REITs are dependent upon management skills, may not be diversified and are subject to the risks of financing projects.

Dividends paid by equity REITs will not generally qualify for the reduced U.S. federal income tax rates applicable to qualified dividends under the Code. See "U.S. Federal Income Tax Matters." The Fund's investments in equity REITs may include an additional risk to shareholders. Some or all of an equity REIT's annual distributions to its investors may constitute a nontaxable return of capital. Any such return of capital will generally reduce the Fund's basis in the equity REIT investment, but not below zero. To the extent the distributions from a particular equity REIT exceed the Fund's basis in such REIT, the Fund will generally recognize gain. In part because equity REIT distributions often include a nontaxable return of capital, Fund distributions to shareholders may also be deemed to be a nontaxable return of capital. Shareholders that receive such a payment will also reduce their tax basis in their shares of the Fund, but not below zero. To the extent the return of capital exceeds a shareholder's basis in the Fund's shares, such shareholder will generally recognize a capital gain.
34

Interest Rate Swap and Cap Risk.  Interest rate swap and cap agreements are subject to the risk that the counterparty to the agreement will default on its obligation to pay the Underlying Investment Vehicle. These agreements are subject to leverage risk, because payments are based on "notional" amounts that exceed the amount invested, if any. Leverage risk will amplify an Underlying Investment Vehicle's losses. Swap and cap agreements may also involve fees, commissions or other costs that may reduce an Underlying Investment Vehicle's gains from such an agreement or may cause the Underlying Investment Vehicle to lose money. Interest rate caps are subject to the loss of the total initial payment if the reference floating rate does not exceed the agreed upon threshold rate.

TERMS OF THE AGREEMENT AND PLAN OF REORGANIZATION

Summary of Terms of the Agreement and Plan of Reorganization (the "Plan")

The following is a summary of the significant terms of the Plan and is qualified in its entirety by reference to the Plan (a form of which is attached as Appendix A to this Information Statement/Prospectus).

The Plan provides that all of the assets of the Acquired Fund will be acquired by the Acquiring Fund in exchange for Acquiring Fund shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund after the close of business on September 6, 2024, or such later date to be agreed upon by the Funds (the "Closing Date"). Prior to the Closing Date, the Acquired Fund will endeavor to discharge all of its known liabilities and obligations other than those under its line of credit.

The Acquired Fund will operate its business in the ordinary course until the Closing Date except as contemplated by the Plan, including the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable. At or prior to the Closing Date, the Acquired Fund will declare and pay a distribution or distributions that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its investment company taxable income and all of its net realized capital gains, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed investment company taxable income and net realized capital gains from any period to the extent not otherwise already distributed.

The number of Class I or Class IS shares of the Acquiring Fund to be received by the Class I, Class T and Class W shareholders of the Acquired Fund will be determined by dividing the net asset value of the relevant Acquired Fund share by the net asset value of the relevant  Acquiring Fund share.  These value computations will take place as of immediately after the close of business on the NYSE and after the declaration of any dividends at or prior to the Closing Date (the "Valuation Date"). The net asset value of the Acquiring Fund Shares shall be the net asset value per share computed as of the Valuation Date, using the valuation procedures of the Acquiring Fund.

The respective administrator for each Fund, will compute the value of each Fund's respective portfolio of securities. The method of valuation employed will be consistent with the procedures set forth in the Prospectus and Statement of Additional Information of the Acquiring Fund, the 1940 Act, and with the interpretations of that Rule by the SEC's Division of Investment Management.

Immediately after the transfer of its assets to the Acquiring Fund, the Acquired Fund will liquidate and distribute pro rata to its shareholders as of the close of business on the Closing Date the shares of the Acquiring Fund received by the Acquired Fund. The liquidation and distribution will be accomplished by the establishment of accounts in the names of the Acquired Fund's shareholders on the share records of the Acquiring Fund or its transfer agent. The aggregate net asset value of Acquiring Fund shares to be credited to Acquired Fund shareholders will be equal to the aggregate net asset value of the Acquired Fund shares owned by such shareholders on the Closing Date.  All issued and outstanding shares of the Acquired Fund will simultaneously be canceled on the books of the Acquired Fund. After these distributions and the winding up of its affairs, the Acquired Fund will completely liquidate.
35

The consummation of the Reorganization is subject to the conditions set forth in the Plan, including accuracy of various representations and warranties, and receipt of an opinion of counsel.  The Plan may be terminated at any time at or before the Closing Date with respect to the applicable Fund by resolution of its Board if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to the Acquired Fund or the Acquiring Fund, respectively.

If the Reorganization is not consummated, the Acquired Fund Board will consider other possible courses of action in the best interests of the Acquired Fund and its shareholders, such as maintaining the status quo, modifications, or liquidating the Acquired Fund.

Description of Shares Issued by the Acquiring Fund; Comparison to the Acquired Fund

General.  Each Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940 (the "1940 Act") as a non-diversified, closed-end management investment company operating as an interval fund pursuant to Rule 23c-3 under the 1940 Act.  The Acquiring Fund was formed on December 2, 2016, and commenced investment operations on September 27, 2017.  The Acquired Fund was formed on February 5, 2013, and commenced investment operations on July 1, 2016.  Each Fund's Declaration of Trust provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest.

The Funds may issue an unlimited number of shares of beneficial interest. All shares of a Fund have equal rights and privileges. Each share of a Fund is entitled to one vote on all matters that exclusively affect such class. In addition, each share of a Fund is entitled to participate, on a class-specific basis, equally with other shares (i) in dividends and distributions declared by the Fund and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities. Shares of the Funds are fully paid and non-assessable and have no pre-emptive, conversion or exchange rights unless an exchange or conversion feature is described in the Fund's then-current Prospectus. Fractional shares have proportionately the same rights, including voting rights, as are provided for a full share.

The Funds offers multiple classes of shares.  The Acquiring Fund offers Class I and Class IS shares, while the Acquired Fund offers Class I, Class T and Class W shares.  Each share class represents an interest in the same assets of the respective Fund, has the same rights and is identical in all material respects except that (i) each class of shares may bear different (or no) distribution fees, shareholder servicing fees, front-end sales charges, or contingent deferred sales; (ii) each class of shares may have different shareholder features, such as minimum investment amounts; (iii) certain other class-specific expenses will be borne solely by the class to which such expenses are attributable, including transfer agent fees attributable to a specific class of shares, printing and postage expenses related to preparing and distributing materials to current shareholders of a specific class, registration fees paid by a specific class of shares, the expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a class of shares, Trustees' fees or expenses paid as a result of issues relating to a specific class of shares and accounting fees and expenses relating to a specific class of shares and (iv) each class has exclusive voting rights with respect to matters relating to its own distribution arrangements. The Board of Trustees of the respective Fund may classify and reclassify the shares of the Fund into additional classes of shares at a future date.  There are no material differences in the rights of shareholders between the Funds except that a derivative action brought by the Acquiring Fund shareholders requires at least three shareholders representing at least a total of five percent of Fund shares, while a single Acquired Fund shareholder may bring a derivative action.

Preferred Shares.  Currently, neither the Acquiring Fund nor the Acquired Fund have issued preferred shares.  The Acquired Fund has a fundamental policy prohibiting issuing preferred shares.  As of the date of this Information Statement/Prospectus, the Acquiring Fund does not currently intend to issue preferred shares in the 12 months following the Reorganization.
36

Background and Reasons for the Reorganization

The Funds have the substantially similar objectives and the Reorganization will allow shareholders of the Acquired Fund to own a fund that is nearly identical in style, and with a greater amount of assets. The Reorganization could create better efficiencies for the portfolio management team and perhaps lower expenses for the Acquiring Fund, which could benefit shareholders of the Acquired Fund; and the Acquiring Fund has lower net expenses after taking into account its expense limitation agreement.

At a meeting held on June 13, 2024, the Acquired Fund Board, which is composed solely of Independent Trustees, considered and unanimously approved the Reorganization as set forth in the Plan. They determined that the Reorganization was in the best interests of the Acquired Fund and its shareholders, and that the interests of existing shareholders of the Acquired Fund will not be diluted as a result of the transactions contemplated by the Reorganization.

Before approving the Plan, the Board evaluated information provided with respect to the management of the Funds and reviewed various factors about the Funds and the proposed Reorganization. The Trustees noted that the Acquiring Fund has a substantially similar investment objective and substantially similar investment strategies to the Acquired Fund. They further noted that the Combined Fund's pro forma fund operating expenses were expected to be the lower than those for the Acquired Fund.

The Trustees considered the relative asset size of each Fund, including the benefits of investing in a fund with a higher combined level of assets for current shareholders of the Acquired Fund. In addition, the Trustees considered, among other things:

•	the terms and conditions of the Reorganization;
•	other alternatives, including maintaining the status quo, modifications, or liquidating the Acquired Fund;
•	the fact that the Reorganization will not result in the dilution of shareholders' interests;
•	the fact that the Acquired Fund and the Acquiring Fund have substantially similar investment objectives and substantially similar principal investment strategies;
•	the fact that the Reorganization will reduce the number of closed-end funds offering similar investment strategies in the market and will reduce the number of similar funds managed by the Adviser;
•
the explanation from the Funds' management that alternatives to the Reorganization had been considered, including modifications to the Funds, liquidation of one or both Funds, and maintaining the status quo;

•
the benefits to shareholders, including from operating efficiencies (other than shareholder servicing fees, distribution fees, and interest expense), which may be achieved from combining the Funds, as measured on a proforma and projected basis;

•	the fact that any leverage is expected to improve returns;
•	the fact that the Acquiring Fund will assume all of the liabilities of the Acquired Fund;
•	the fact that the Reorganization is expected to be a tax-free transaction for U.S. federal income tax purposes; and
•
the fact that there are no material differences in the rights of shareholders between the Funds except that a derivative action brought by the Acquiring Fund shareholders requires at least three shareholders representing at least a total of five percent of Fund shares, while a single Acquired Fund shareholder may bring a derivative action.

During their consideration of the Reorganization, the Trustees consulted with independent legal counsel, as appropriate.

After consideration of the factors noted above, together with other factors and information considered to be relevant, and recognizing that there can be no assurance that any operating efficiencies or other benefits will in fact be realized, the Acquired Fund Board concluded that the proposed Reorganization will be in the best interests of the Acquired Fund and its shareholders and approved the Plan.
37

The determination of the Acquired Fund Board and the Acquiring Fund Board was made on the basis of each Trustee's business judgment after consideration of all of the factors taken as a whole with respect to the Acquired Fund and the Acquiring Fund, respectively, and their shareholders, although individual Trustees may have placed different weight and assigned different degrees of materiality to various factors.

Material Federal Income Tax Consequences of the Reorganization

The following discussion summarizes certain material U.S. federal income tax consequences of the Reorganization, including an investment in Acquiring Fund shares, that are applicable to you as an Acquired Fund shareholder. It is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations, judicial authority and administrative rulings and practice, all as of the date of this Information Statement/Prospectus and all of which are subject to change, including changes with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the Reorganization. Your tax treatment may vary depending upon your particular situation. You also may be subject to special rules not discussed below if you are a certain kind of Acquired Fund shareholder, including, but not limited to: an insurance company; a tax-exempt organization; a financial institution or broker-dealer; a person who is neither a citizen nor resident of the United States or entity that is not organized under the laws of the United States or a political subdivision thereof; a holder of Acquired Fund shares as part of a hedge, straddle or conversion transaction; a person or entity that does not hold Acquired Fund shares as a capital asset at the time of the Reorganization; or an entity taxable as a partnership for U.S. federal income tax purposes (or a holder of interests in such a partnership).

For purposes of this discussion, a "U.S. shareholder" is a beneficial owner of Acquiring Fund shares who is for U.S. federal income tax purposes: (1) a citizen or individual resident of the United States; (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) a trust, if a court within the United States has primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or (4) an estate the income of which is subject to U.S. federal income taxation regardless of its source. A "non-U.S. shareholder" is a beneficial owner of Acquiring Fund shares who is for U.S. federal income tax purposes a person other than: (1) a U.S. shareholder and (2) a partnership.

The Acquiring Fund has not requested, and will not request, an advance ruling from the Internal Revenue Service, or the IRS, as to the U.S. federal income tax consequences of the Reorganization or any related transactions. The IRS could adopt positions contrary to those discussed below and such positions could be sustained. You are urged to consult with your own tax advisors and financial planners as to the particular tax consequences of the Reorganization to you, including the applicability and effect of any state, local or foreign laws and the effect of possible changes in applicable tax laws.

Tax Consequences of the Reorganization

It is a condition to the closing of the Reorganization that the Acquired Fund and the Acquiring Fund each receive an opinion from Thompson Hine LLP, dated as of the Closing Date, that the Reorganization should qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The opinion of will be based on U.S. federal income tax law in effect on the Closing Date. In rendering its opinion, Thompson Hine LLP will also rely upon certain representations made by the Acquired Fund and the Acquiring Fund and upon customary assumptions, including, among other things, that the Reorganization will be consummated in accordance with the Plan and other operative documents and as described herein. It is possible that the IRS could disagree with counsel's opinion. An opinion of counsel is not binding on the IRS or any court. If the Reorganization was not to qualify as a reorganization under the Code, the tax consequences could materially and adversely differ from those described herein.
38

The Reorganization is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code, and the opinion of Thompson Hine LLP will provide as follows, subject to the limitations, assumptions and restrictions set forth therein:

1.
The Acquiring Fund's acquisition of the assets of the Acquired Fund in exchange solely for the Acquiring Fund shares and the Acquiring Fund's assumption of the liabilities of the Acquired Fund, followed by the Acquired Fund's distribution of the Acquiring Fund shares pro rata to the Acquired Fund's shareholders actually or constructively in exchange for their Acquired Fund shares in complete liquidation of the Acquired Fund, should qualify as a "reorganization" as defined in Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund each should be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

2.
Under Section 1032(a) of the Code, no gain or loss should be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund solely in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund.

3.
Under Section 361 of the Code, no gain or loss should be recognized by the Acquired Fund upon the transfer of the Acquired Fund's assets to the Acquiring Fund solely in exchange for the Acquiring Fund shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund or upon the distribution of the Acquiring Fund shares to the Acquired Fund's shareholders in exchange for their Acquired Fund shares in complete liquidation of the Acquired Fund.

4.
Under Section 354(a)(1) of the Code, no gain or loss should be recognized by the Acquired Fund's shareholders upon the exchange of their Acquired Fund shares for the Acquiring Fund shares in complete liquidation of the Acquired Fund pursuant to the Reorganization.

5.
Under Section 358(a)(1) of the Code, the aggregate adjusted tax basis of the Acquiring Fund shares received by each Acquired Fund shareholder pursuant to the Reorganization should be the same as the aggregate adjusted tax basis of the Acquired Fund shares held by such shareholder immediately prior to the Reorganization.

6.
Under Section 1223(1) of the Code, the holding period of the Acquiring Fund shares received by each Acquired Fund shareholder in the Reorganization should include the period during which the Acquired Fund shares exchanged therefor were held by such shareholder (provided the Acquired Fund shares were held as capital assets on the date of the Reorganization).

7.
Under Section 362(b) of the Code, the adjusted tax basis of the Acquired Fund's assets acquired by the Acquiring Fund should be the same as the adjusted tax basis of such assets to the Acquired Fund immediately prior to the Reorganization.

8.
Under Section 1223(2) of the Code, the holding period of the assets of the Acquired Fund in the hands of the Acquiring Fund should include the period during which those assets were held by the Acquired Fund (except where the Acquiring Fund's investment activities may have the effect of reducing or eliminating an asset's holding period).

9.
The Acquiring Fund should succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

If the Reorganization were consummated but the IRS or the courts were to determine that the Reorganization did not qualify as a tax-free reorganization under the Code, and thus was taxable, the Acquired Fund would recognize gain or loss on the transfer of its assets to the Acquiring Fund, and each shareholder of the Acquired Fund that held shares in a taxable account would recognize a taxable gain or loss equal to the difference between its tax basis in its Acquired Fund shares and the fair market value of the shares of the Acquiring Fund it received.
39

Capital Loss Carryforwards

As of the end of the last respective tax year, neither Fund had capital loss carryforwards. In general, the Acquiring Fund's ability to carry forward and use either Fund's pre-Reorganization capital losses, if any should be determined to exist, may be limited. In addition, the loss limitation rules of Sections 382, 383 and 384 of the Code may apply. Either Fund's "pre-acquisition losses" (including capital loss carryforwards, net current-year capital losses, and unrealized losses that exceed certain thresholds) cannot be used to offset unrealized gains in another Fund that are "built in" (unrealized) at the time of the Reorganization and that exceed certain thresholds ("non-de minimis built-in gains") for five calendar years. Further, a portion of a Fund's pre-acquisition losses may become subject to an annual limitation on the amount that may be used to offset future gain. Any remaining pre-acquisition losses will offset capital gains realized after the Reorganization and this will reduce subsequent capital gain distributions to a broader group of shareholders than would have been the case absent such Reorganization. Therefore, in certain circumstances, shareholders of a Fund, upon receipt of capital gain distributions, may be subject to tax sooner, or incur more taxes as a result of the transactions that would take place as part of the Reorganization, than they would have had the Reorganization not occurred.

The impact of the rules described above will depend on the relative sizes of, and the losses and gains (both realized and unrealized) in, each of the Acquired Fund and the Acquiring Fund at the time of the Reorganization and thus cannot be calculated precisely at this time.

Distribution of Income and Gains

The Acquired Fund's tax year is expected to end as a result of the Reorganization. The Acquired Fund generally will be required to declare to its shareholders of record one or more distributions of all of its previously undistributed net investment income and net realized capital gain (if any), including capital gain realized on any securities disposed of in connection with the Reorganization, in order to maintain its treatment as a regulated investment company under Subchapter M of the Code during its tax year ending with the date of the Reorganization and to eliminate any U.S. federal income tax on its taxable income in respect of such tax year.

Moreover, if the Acquiring Fund has net investment income or net realized capital gain, but has not distributed such income or gain prior to the Reorganization and you acquire shares of the Acquiring Fund in the Reorganization, a portion of your subsequent distributions from the Acquiring Fund may, in effect, be a taxable return of part of your investment. Similarly, if you acquire Acquiring Fund shares in the Reorganization when the Acquiring Fund holds appreciated securities, you may receive a taxable return of part of your investment if and when the Acquiring Fund sells the appreciated securities and distributes the realized gain.

Capitalization Table

The table below set forth the capitalization of the Acquired Fund and the Acquiring Fund as of March 31, 2024, and the pro forma capitalization of the Combined Fund as if the Reorganization had occurred on that date.  The capitalizations are likely to be different on the Closing Date as a result of Fund share purchase, repurchase and market activity.  No assurance can be given as to how many shares of the Acquiring Fund will be received by Acquired Fund shareholders at the Closing Date and the information should not be relied upon to reflect the number of shares of the Combined Fund that actually will be received by Acquired Fund shareholders.

	Total Net Assets	Shares	Net Asset Value Per Share
Acquiring Fund Class I	$147,814,163	6,407,209	$23.07
Acquired Fund Class I	$110,717,886	4,611,647	$24.01
Pro Forma Share Adjustment
Class I		+187,568
Pro Forma - Acquiring Fund
Class I	$258,532,049	11,206,424	$23.07
40

	Total Net Assets	Shares	Net Asset Value Per Share
Acquiring Fund Class IS	$120,467	5,207	$23.14
Acquired Fund Class T	56,361	2,338	$24.11
Pro Forma Share Adjustment
Class T		+98
Pro Forma - Acquiring Fund
Class IS	$176,828	7,643	$23.14

	Total Net Assets	Shares	Net Asset Value Per Share
Acquiring Fund Class IS	120,467	5,207	$23.14
Acquired Fund Class W	94,796	3,932	$24.11
Pro Forma Share Adjustment
Class W		+165
Pro Forma - Acquiring Fund
Class IS	$215,263	9,304	$23.14

	Total Net Assets	Shares	Net Asset Value Per Share
Pro Forma - Acquiring Fund
Class IS Grand Total	$271,624	11,740	$23.14

ADDITIONAL INFORMATION ABOUT THE ACQUIRING FUND AND ACQUIRED FUND

Financial Highlights
Acquired Fund

The Financial Highlights table is intended to help you understand the Acquired Fund's financial performance for the periods shown. Certain information reflects the financial results for a single Acquired Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Acquired Fund (assuming reinvestment of all dividends and/or distributions, if applicable). The information for the period ended March 31, 2024 has been audited by Cohen & Company, Ltd., the Acquired Fund's independent registered public accounting firm.  Financial statements for the fiscal period ended March 31, 2024, and the Report of the Independent Registered Public Accounting Firm thereon appear in the Acquired Fund's Annual Report for the fiscal period ended March 31, 2024, which is available upon request.  Prior years were audited by a different independent registered public accounting firm.
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The table below sets forth financial data for one share of capital stock outstanding throughout each period presented.

                                                                               Class I

	For the Period Ended March 31, 2024 *		For the Year Ended April 30, 2023	For the Year Ended April 30, 2022	For the Year Ended April 30, 2021	For the Year Ended April 30, 2020	For the Year Ended April 30, 2019
Net Asset Value, Beginning of Period	$28.74		$31.59	$25.58	$26.07	$26.28	$26.10
From Operations:
Net investment income (a)	0.19		0.26	0.27	0.30	0.41	0.48
Net gain (loss) from investments (both realized and unrealized)	(3.80)		(1.77)	6.93	0.29	0.49	0.80
Total from operations	(3.61)		(1.51)	7.20	0.59	0.90	1.28
Less Distributions:
From distributable earnings	(0.82)		(0.64)	(0.22)	(0.45)	(0.19)	(0.02)
From return of capital	(0.30)		(0.70)	(0.97)	(0.63)	(0.92)	(1.08)
Total distributions	(1.12)		(1.34)	(1.19)	(1.08)	(1.11)	(1.10)
Net Asset Value, End of Period	$24.01	(b)	$28.74	$31.59	$25.58	$26.07	$26.28
Total Return (c)	(12.81)%	(b)(g)	(5.05)%	28.88%	2.40%	3.48%	5.01%
Ratios/Supplemental Data:
Net assets, end of period (in 000's)	$110,718		$131,315	$157,612	$166,475	$213,397	$183,803
Ratio of expenses to average net assets, including interest expense (d):
before reimbursement/recoupment	2.31%	(f)	1.70%	1.32%	1.33%	1.02%	n/a
after reimbursement/recoupment	2.21%	(f)	1.69%	1.32%	1.43%	1.16%	n/a
Ratio of expenses to average net assets, excluding interest expense (d):
before reimbursement/recoupment	1.20%	(f)	1.11%	1.08%	1.00%	0.97%	1.10%
after reimbursement/recoupment	1.10%	(f)	1.10%	1.08%	1.10%	1.11%	1.16%
Ratio of net investment income to average net assets (d)(e)	0.79%	(f)	0.84%	0.98%	1.18%	1.57%	1.81%
Portfolio turnover rate	2%	(g)	5%	3%	11%	5%	0%
   *    For the period May 1, 2023 to March 31, 2024.
(a)	Per share amounts calculated using the average shares method, which more appropriately presents the per share data for the period.
(b)
Includes adjustments in accordance with accounting principles generally accepted in the United States and, consequently, the net asset value for financial reporting purposes and returns based upon these net asset values may differ from the net asset values and returns for shareholder transactions.

(c)
Total returns are historical in nature and assume changes in share price, reinvestment of dividends, and capital gain distributions, if any. Had the advisor not recouped historically waived fees or absorbed a portion of the expenses, total return would have been higher and lower, respectively.

(d)	Does not include expenses of investment companies in which the Fund invests. The Fund's Total Return is reported net of all fees and expenses.
(e)	Recognition of net investment income by the Fund is affected by the timing and declaration of dividends by the investment companies in which the Fund invests.
(f)	Annualized.
(g)	Not annualized.
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The table below sets forth financial data for one share of capital stock outstanding throughout each period presented.

                                                                    Class T

	For the Period Ended March 31, 2024 *			For the Year Ended April 30, 2023	For the Year Ended April 30, 2022	For the Year Ended April 30, 2021	For the Year Ended April 30, 2020	For the Year Ended April 30, 2019
Net Asset Value, Beginning of Period	$28.91			$31.78	$25.70	$26.14	$26.29	$26.09
From Operations:
Net investment income (a)	0.14			0.22	0.24	0.29	0.41	0.58
Net gain (loss) from investments (both realized and unrealized)	(3.81)			(1.79)	6.97	0.29	0.48	0.66
Total from operations	(3.67)			(1.57)	7.21	0.58	0.89	1.24
Less Distributions:
From distributable earnings	(0.83)			(0.60)	(0.16)	(0.39)	(0.12)	(0.02)
From return of capital	(0.30	) -		(0.70)	(0.97)	(0.63)	(0.92)	(1.02)
Total distributions	(1.13)			(1.30)	(1.13)	(1.02)	(1.04)	(1.04)
Net Asset Value, End of Period	$24.11(b	)	(b)	$28.91	$31.78	$25.70	$26.14	$26.29
Total Return (c)	(12.96)%		(b)(g)	(5.18)%	28.72%	2.35%	3.46%	4.84%
Ratios/Supplemental Data:
Net assets, end of period (in 000's)	$56			$65	$127	$99	$96	$93
Ratio of expenses to average net assets, including interest expense (d):
before reimbursement	2.41%		(f)	1.85%	1.46%	1.48%	1.16%	n/a
after reimbursement	2.41%		(f)	1.85%	1.46%	1.48%	1.16%	n/a
Ratio of expenses to average net assets, excluding interest expense (d): before reimbursement	1.30%		(f)	1.24%	1.22%	1.15%	1.11%	1.20%
after reimbursement	1.30%		(f)	1.24%	1.22%	1.15%	1.11%	1.19%
Ratio of net investment income to average net assets (d)(e)	0.59%		(f)	0.69%	0.84%	1.13%	1.57%	2.19%
Portfolio turnover rate	2%		(g)	5%	3%	11%	5%	0%
   *    For the period May 1, 2023 to March 31, 2024
(a)	Per share amounts calculated using the average shares method, which more appropriately presents the per share data for the period.
(b)
Includes adjustments in accordance with accounting principles generally accepted in the United States and, consequently, the net asset value for financial reporting purposes and returns based upon these net asset values may differ from the net asset values and returns for shareholder transactions.

(c)
Total returns are historical in nature and assume changes in share price, reinvestment of dividends, and capital gain distributions, if any. Had the advisor not absorbed a portion of the expenses, total return would have been lower.

(d)	Does not include expenses of investment companies in which the Fund invests. The Fund's Total Return is reported net of all fees and expenses.
(e)	Recognition of net investment income by the Fund is affected by the timing and declaration of dividends by the investment companies in which the Fund invests.
(f)	Annualized.
(g)	Not annualized.
43

The table below sets forth financial data for one share of capital stock outstanding throughout each period presented.

Class W

	For the Period Ended March 31, 2024 *			For the Year Ended April 30, 2023	For the Year Ended April 30, 2022	For the Year Ended April 30, 2021	For the Year Ended April 30, 2020	For the Year Ended April 30, 2019
Net Asset Value, Beginning of Period	$28.91			$31.78	$25.70	$26.14	$26.29	$26.09
From Operations:
Net investment income (a)	0.15			0.22	0.24	0.29	0.39	0.47
Net gain (loss) from investments (both realized and unrealized)	(3.82)			(1.79)	6.97	0.29	0.50	0.77
Total from operations	(3.67)			(1.57)	7.21	0.58	0.89	1.24
Less Distributions:
From distributable earnings	(0.83)			(0.60)	(0.16)	(0.39)	(0.12)	(0.02)
From return of capital	(0.30	) -		(0.70)	(0.97)	(0.63)	(0.92)	(1.02)
Total distributions	(1.13)			(1.30)	(1.13)	(1.02)	(1.04)	(1.04)
Net Asset Value, End of Period	$24.11		(b)	$28.91	$31.78	$25.70	$26.14	$26.29
Total Return (c)	(12.96)%		(b)(g)	(5.18)%	28.72%	2.35%	3.46%	4.84%
Ratios/Supplemental Data:
Net assets, end of period (in 000's)	$95			$143	$156	$132	$136	$26
Ratio of expenses to average net assets, including interest expense (d):
before reimbursement	2.43%		(f)	1.85%	1.46%	1.49%	1.18%	n/a
after reimbursement	2.43%		(f)	1.85%	1.46%	1.49%	1.18%	n/a
Ratio of expenses to average net assets, excluding interest expense (d): before reimbursement	1.30%		(f)	1.24%	1.22%	1.15%	1.12%	1.32%
after reimbursement	1.30%		(f)	1.24%	1.22%	1.15%	1.12%	1.29%
Ratio of net investment income to average net assets (d)(e)	0.60%		(f)	0.69%	0.84%	1.13%	1.49%	1.77%
Portfolio turnover rate	2%		(g)	5%	3%	11%	5%	0%
   *    For the period May 1, 2023 to March 31, 2024.
(a)	Per share amounts calculated using the average shares method, which more appropriately presents the per share data for the period.
(b)
Includes adjustments in accordance with accounting principles generally accepted in the United States and, consequently, the net asset value for financial reporting purposes and returns based upon these net asset values may differ from the net asset values and returns for shareholder transactions.

(c)
Total returns are historical in nature and assume changes in share price, reinvestment of dividends, and capital gain distributions, if any. Had the advisor not absorbed a portion of the expenses, total return would have been lower.

(d)	Does not include expenses of investment companies in which the Fund invests. The Fund's Total Return is reported net of all fees and expenses.
(e)	Recognition of net investment income by the Fund is affected by the timing and declaration of dividends by the investment companies in which the Fund invests.
(f)	Annualized.
(g)	Not annualized.
44

Acquiring Fund

The Financial Highlights table is intended to help you understand the Acquiring Fund's financial performance for the periods shown. Certain information reflects the financial results for a single Acquiring Fund share. The total returns in the table represent the rate an investor would have earned or lost on an investment in the Acquiring Fund (assuming reinvestment of all dividends and/or distributions, if applicable). The information for the periods shown has been audited by Cohen & Company, Ltd., the Acquiring Fund's independent registered public accounting firm.  Financial statements for the fiscal year ended March 31, 2024, and the Report of the Independent Registered Public Accounting Firm thereon appear in the Acquired Fund's Annual Report for the fiscal year ended March 31, 2024, which is available upon request.
45

USQ Core Real Estate Fund - Class I	Financial Highlights

For a Share Outstanding Throughout the Years Presented

	Year Ended March 31, 2024	Year Ended March 31, 2023	Year Ended March 31, 2022	Year Ended March 31, 2021	Year Ended March 31, 2020
Net Asset Value, Beginning of Year(1)	$27.67	$29.86	$24.81	$25.56	$25.65
Income from Investment Operations
Net investment income/(loss)(2)	(0.13)	(0.02)	(0.11)	0.01	0.02
Net realized and unrealized gain/ (loss) on investments	(3.45)	(0.97)	6.25	0.24	0.93
Total income/(loss) from investment operations	(3.58)	(0.99)	6.14	0.25	0.95
Distributions to Shareholders
From net investment income	(0.15)	(0.37)	(0.11)	(0.15)	(0.36)
From return of capital	(0.87)	(0.83)	(0.98)	(0.85)	(0.68)
Total distributions	(1.02)	(1.20)	(1.09)	(1.00)	(1.04)
Increase/(Decrease) in Net Asset Value	(4.60)	(2.19)	5.05	(0.75)	(0.09)
Net Asset Value, End of Year(1)	$23.07	$27.67	$29.86	$24.81	$25.56
Total Return (1)(3)	(13.19)%	(3.53)%	25.29%	0.88%	4.00%
Supplemental Data and Ratios
Net assets, end of year (000s)	$147,814	$201,147	$189,503	$81,148	$49,646
Ratio of expenses to average net assets, including interest expense(4) before waiver(4)	1.39%	N/A	N/A	N/A	N/A
after waiver(4)	1.16%	N/A	N/A	N/A	N/A
Ratio of expenses to average net assets, excluding interest expense(4) before waiver(4)	1.16%	1.08%	1.31%	1.83%	2.34%
after waiver(4)	0.94%	0.92%	0.91%	0.89%	0.87%
Ratio of net investment income to average net assets(4) before waiver(4)	(0.71)%	(0.23)%	(0.79)%	(0.93)%	(1.38)%
after waiver(4)	(0.49)%	(0.07)%	(0.39)%	0.02%	0.09%
Portfolio turnover rate	1.09%	4.12%	0.13%	5.35%	1.54%

(1)
Includes adjustments in accordance with accounting principles generally accepted in the United States and, consequently, the net asset value for financial reporting purposes and returns based upon those net asset values may differ from the net asset values and returns for shareholder transactions.

(2)	Calculated using the average shares method.
(3)
Total returns shown are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distributions, if any. Had the Adviser not waived/reimbursed a portion of Fund expenses, total returns would have been lower.

(4)	Ratios do not include expenses of underlying private investment funds in which the Fund invests.
46

USQ Core Real Estate Fund - Class IS	Financial Highlights

For a Share Outstanding Throughout the Years Presented

	Year Ended March 31, 2024	Year Ended March 31, 2023	Year Ended March 31, 2022	Year Ended March 31, 2021	Year Ended March 31, 2020
Net Asset Value, Beginning of Year(1)	$27.73	$29.92	$24.85	$25.55	$25.66
Income from Investment Operations
Net investment income/(loss)(2)	(0.10)	(0.05)	(0.07)	0.02	0.22
Net realized and unrealized gain/ (loss) on investments	(3.47)	(0.94)	6.23	0.28	0.71
Total income/(loss) from investment| operations	(3.57)	(0.99)	6.16	0.30	0.93
Distributions to Shareholders
From net investment income	(0.15)	(0.37)	(0.11)	(0.15)	(0.36)
From return of capital	(0.87)	(0.83)	(0.98)	(0.85)	(0.68)
Total distributions	(1.02)	(1.20)	(1.09)	(1.00)	(1.04)
Increase/(Decrease) in Net Asset Value	(4.59)	(2.19)	5.07	(0.70)	(0.11)
Net Asset Value, End of Year(1)	$23.14	$27.73	$29.92	$24.85	$25.55
Total Return (1)(3)	(13.13)%	(3.52)%	25.33%	1.04%	3.96%
Supplemental Data and Ratios
Net assets, end of year (000s)	$120	$139	$150	$115	$113
Ratio of expenses to average net assets, including interest expense(4) before waiver(4)	1.29%	N/A	N/A	N/A	N/A
after waiver(4)	1.07%	N/A	N/A	N/A	N/A
Ratio of expenses to average net assets, excluding interest expense(4) before waiver(4)	1.07%	1.01%	1.26%	1.85%	2.39%
after waiver(4)	0.85%	0.85%	0.85%	0.85%	0.85%
Ratio of net investment income to average net assets(4) before waiver(4)	(0.62)%	(0.33)%	(0.67)%	(0.93)%	(0.68)%
after waiver(4)	(0.39)%	(0.17)%	(0.26)%	0.08%	0.86%
Portfolio turnover rate	1.09%	4.12%	0.13%	5.35%	1.54%

(1)
Includes adjustments in accordance with accounting principles generally accepted in the United States and, consequently, the net asset value for financial reporting purposes and returns based upon those net asset values may differ from the net asset values and returns for shareholder transactions.

(2)	Calculated using the average shares method.
(3)
Total returns shown are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distributions, if any. Had the Adviser not waived/reimbursed a portion of Fund expenses, total returns would have been lower.

(4)	Ratios do not include expenses of underlying private investment funds in which the Fund invests.
47

Comparison of Certain Aspects of the Funds

General

Each Fund is a Delaware statutory trust that is registered under the Investment Company Act of 1940 (the "1940 Act") as a non-diversified, closed-end management investment company operating as an interval fund pursuant to Rule 23c-3 under the 1940 Act.  The Acquiring Fund was formed on December 2, 2016, and commenced investment operations on September 27, 2017.  The Acquired Fund was formed on February 5, 2013, and commenced investment operations on July 1, 2016.  Each Fund's Declaration of Trust provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest.

Additional information about each Fund including, information about investment policies, portfolio security types, concentration policy, risks, Board of Trustees, portfolio managers, administrator, custodians, expenses, controlling shareholders, if any, capital structure, divided reinvestment, and taxes is provided in Appendix B.

Principal Investment Risks Comparison - Supplement

Both Funds are subject to substantially similar principal investment risks, however, the phrasing and grouping used to describe these risks by the Funds is not identical.  Also, the Acquired Fund is subject to certain additional principal risks to which the Acquiring Fund is not subject; and the Acquiring Fund is subject to certain additional principal risks to which the Acquired Fund is not subject. The principal risks of each Fund are summarized in the table below.  The identical or nearly-identical descriptions that are identified as common to both as principal investment risks, as described by each Fund, are listed below.

#	Acquiring Fund	Acquired Fund	Comparison
1	Real Estate Industry Concentration Risk	Real Estate Industry Concentration Risk	Same
2	Development Issues		Implied by #1 for Acquired Fund
3	Lack of Insurance		Implied by #1 for Acquired Fund
4	Dependence on Tenants		Implied by #1 for Acquired Fund
5	Financial Leverage		Implied by #1 for Acquired Fund
6	Environmental Issues		Implied by #1 for Acquired Fund
7	Interest Rate Risk		Implied by #1 for Acquired Fund
8	Credit Risk		Implied by #1 for Acquired Fund
9	Mortgage-Backed Securities Risk		Additional risk of Acquiring Fund
10	REIT Risk	REIT Risk	Same
11	REOC Risk		Additional risk of Acquiring Fund
12	Underlying Funds Risk	Public Fund Risk	Similar
13	Use of Leverage by Underlying Funds		Implied by #1 for Acquired Fund
14	Private Investment Fund Risk	Institutional Private Fund Risk	Same, but phrased differently
15	Valuation of Private Investment Funds		Implied by #1 for Acquired Fund
16	Preferred Securities Risk		Additional risk of Acquiring Fund
48

17	Convertible Securities Risk		Additional risk of Acquiring Fund
18	Health Crisis Risk	Health Crisis Risk	Same
19	Geopolitical Event Risk		Implied by #18 for Acquired Fund
20	Minimal Capitalization Risk		Additional risk of Acquiring Fund
21	Delayed Use of Proceeds Risk		Additional risk of Acquiring Fund
22	Allocation Risk		Additional risk of Acquiring Fund
23	Lack of Control Over Private Investment Funds and Other Portfolio Investments		Implied by #14 for Acquired Fund
24	Issuer and Non-Diversification Risk	Issuer and Non-Diversification Risk	Same
25	Liquidity Risk	Liquidity Risk	Same
26	Management Risk	Management Risk	Same
27	Market Risk	Market Risk	Same
28	Not a Complete Investment Program	Not a Complete Investment Program	Same
29	Correlation Risk		Additional risk of Acquiring Fund
30	Repurchase Offer Risk	Repurchase Policy Risks	Same, but phrased differently
31	Distribution Policy Risk	Distribution Policy Risk	Same
32	Borrowing and Leverage Risk	Leveraging Risk	Same, but phrased differently
33	Possible Competition Between Underlying Funds and Between the Fund and the Underlying Funds		Additional risk of Acquiring Fund
34		REIT Tax Risk	Contained within #10 for Acquiring Fund
35		Interest Rate Swap and Cap Risk	Similar and indirectly addressed in #25 for Acquiring Fund

Risks are presented in different fonts to distinguish them.

Real Estate Industry Concentration Risk - as described by the Acquiring Fund

Real Estate Industry Concentration Risk. The Fund does not invest in real estate directly, but, because the Fund concentrates its investments in securities of real estate investment trusts ("REITs") and other real estate industry issuers, its portfolio will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a more diversified portfolio. The value of companies engaged in the real estate industry is affected by: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates and leverage. There are also special risks associated with particular real estate sectors, or real estate operations generally. To the extent that a significant portion of the Fund is invested directly or indirectly in real estate located in a particular geographic region or in a particular property type, the Fund is subject to greater risks of adverse developments specific to that geographic region or property type.

Real Estate Industry Concentration Risk - as described by the Acquired Fund
49

Real Estate Industry Concentration Risk.  The Fund will not invest in real estate directly, but, because the Fund will concentrate its investments in Underlying Investment Vehicles that invest principally in real estate and real estate related industry securities, its portfolio returns will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a more diversified portfolio.  The Adviser monitors each Underlying Investment Vehicle, using the most currently available information, to assure adherence to the vehicle's real estate investment strategy as described in its offering materials.  The Adviser will dispose of an investment if it fails to maintain a real estate investment strategy.  The value of companies engaged in the real estate industry is affected by: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates and leverage.  There are also special risks associated with particular sectors, or real estate operations generally, as described below:

Retail Properties.  Retail properties are affected by the overall health of the economy and may be adversely affected by, among other things, the growth of alternative forms of retailing, bankruptcy, departure or cessation of operations of a tenant, a shift in consumer demand due to demographic changes, changes in spending patterns and lease terminations.

Office Properties.  Office properties are affected by the overall health of the economy, and other factors such as a downturn in the businesses operated by their tenants, obsolescence and non-competitiveness.

Multifamily Properties.  The value and successful operation of a multifamily property may be affected by a number of factors such as the location of the property, the ability of the management team, the level of mortgage rates, the presence of competing properties, adverse economic conditions in the locale, oversupply and rent control laws or other laws affecting such properties.

Industrial Properties.  Industrial properties are affected by downturns in the manufacture, processing and shipping of goods.

Other factors may contribute to the risk of real estate investments:

Development Issues.  Certain Underlying Investment Vehicles may engage in the development or construction of real estate properties.  These companies are exposed to a variety of risks inherent in real estate development and construction, such as the risk that there will be insufficient tenant demand to occupy newly developed properties, and the risk that prices of construction materials or construction labor may rise materially during the development.

Lack of Insurance.  Certain of the Underlying Investment Vehicles may fail to carry comprehensive liability, fire, flood, earthquake extended coverage and rental loss insurance, or insurance in place may be subject to certain policy specifications, limits and deductibles.  Should any type of uninsured loss occur, the portfolio company could lose its investment in, and anticipated profits and cash flows from a number of properties and, as a result, adversely affect investment performance.
Dependence on Tenants.  The value of properties and the ability to make distributions depends upon the ability of the tenants at their properties to generate enough income in excess of their operating expenses to make their lease payments.  Changes beyond the control of real estate companies may adversely affect their tenants' ability to make their lease payments and, in such event, would substantially reduce both their income from operations.
Financial Leverage.  Underlying Investment Vehicles may be leveraged and financial covenants may affect the ability of Underlying Investment Vehicles to operate effectively.
Environmental Issues.  In connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, an Underlying Investment Vehicle may be considered an owner, operator or responsible party of such properties and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs:  governmental fines and liabilities for injuries to persons and property.  The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of any such portfolio company and, as a result, the amount available to make distributions on shares of the Fund could be reduced.
50

REIT Risk - as described by the Acquiring Fund

REIT Risk. Share prices of REITs typically decline because of adverse developments affecting the real estate industry and real property values. In general, real estate values are affected by a variety of factors, including supply and demand for properties, the economic health of the country or of different regions, and the strength of specific industries that rent properties. Qualification as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") in any particular year is a complex analysis that depends on a number of factors. There can be no assurance that an entity in which the Fund invests with the expectation that it will be taxed as a REIT will, in fact, qualify as a REIT. An entity that fails to qualify as a REIT would be taxed as a corporation, and thus, would not be entitled to a deduction for dividends paid to its shareholders and would not pass through to its shareholders the character of income earned by the entity. Dividends paid by REITs may not receive preferential tax treatment afforded other dividends.

REIT Risk - as described by the Acquired Fund

REIT Risk.  Equity REIT share prices may decline because of adverse developments affecting the real estate industry and real property values.  In general, real estate values can be affected by a variety of factors:  supply and demand for properties, the economic health of the country or of different regions, and the strength of specific industries that rent properties.  Fund shareholders will also indirectly bear fees and expenses of equity REITs in addition to those at the Fund level.

Underlying Funds Risk – as described by Acquiring Fund

Underlying Funds Risk. The Underlying Funds in which the Fund invests are subject to investment advisory and other expenses, which will be indirectly paid by the Fund. As a result, the cost of investing in the Fund will be higher than the cost of investing directly in the Underlying Funds and also may be higher than other funds that invest directly in securities. The Underlying Funds are subject to specific risks, depending on the nature of the specific Underlying Fund. The Fund's performance depends in part upon the performance of the Underlying Fund managers and selected strategies, the adherence by such Underlying Fund managers to such selected strategies, the instruments used by such Underlying Fund managers and the Adviser's ability to select Underlying Fund managers and strategies and effectively allocate Fund assets among them. Investments in ETFs and closed-end funds cause the Fund to incur brokerage expenses. Additionally, the market value of shares of Underlying Funds that are closed-end funds may differ from their net asset value. This difference in price may be due to the fact that the supply and demand in the market for fund shares at any point in time is not always identical to the supply and demand in the market for the underlying basket of securities. Separately, Index Fund returns are typically lower than their respective index because of fees and expenses and are subject to investment strategy induced tracking risk.

Underlying Funds Risk (i.e. Public Fund Risk) – As described by Acquiring Fund

Public Fund Risk.  Fund shareholders will bear two layers of fees and expenses:  asset-based fees and expenses at the Fund level, and asset-based fees and expenses at the Public Fund level.  Investments in ETFs and closed-end funds cause the Fund to incur brokerage expense.  Closed-end funds typically trade at discounts to their net asset value and this discount may worsen following an investment by the Fund.  The Fund's performance depends, in part, upon the performance of the mutual fund managers and their strategies.  Each Public Fund is subject to its strategy-specific risks:  varying amounts of leverage risk, illiquidity risk, concentration in real estate securities risk, small to medium capitalization issuer risk and market risk.  Index based Public Funds returns are lower than their respective index because of fees and expenses and are subject to investment strategy induced tracking risk.

Private Investment Fund Risk – as described by Acquiring Fund

Private Investment Fund Risk. The Fund's investments in Private Investment Funds require it to bear a pro rata share of the vehicles' expenses, including management and performance fees. The fees the Fund pays to invest in a Private Investment Fund may be higher than if the manager of the Private Investment Fund managed the Fund's assets directly. The performance fees paid by certain Private Investment Funds potentially create an incentive for its manager to make investments that are riskier and/or more speculative than those it might have made in the absence of a performance fee. Furthermore, Private Investment Funds, like the other Underlying Funds in which the Fund may invest, are subject to specific risks, depending on the nature of the vehicle, including the frequency and amount of redemptions paid to the Fund, and also may employ leverage such that their returns are more than one times that of their benchmark which could amplify losses suffered by the Fund when compared to unleveraged investments. With respect to the frequency and amounts of redemptions paid to the Fund, there is no guarantee that the Fund will be paid all or any of the redemption amount at the time requested. Further, each of the Private Investment Funds can suspend redemptions or pay a pro-rata portion of redemption requests if the general partner or its respective board deems it in the best interest of its shareholders. Shareholders of Private Investment Funds are not entitled to the protections of the 1940 Act. For example, Private Investment Funds need not have independent boards, shareholder approval of advisory contracts may not be required, the funds may leverage to an unlimited extent, and the funds may engage in joint transactions with affiliates. The majority of Private Investment Funds permit redemptions only quarterly (the others are more frequent) and these withdrawal limitations restrict the Adviser's ability to terminate investments in Private Investment Funds. If values are falling, the Fund may not be able to sell its Private Investment Funds and the value of Fund shares will decline. These characteristics present additional risks for shareholders.
51

Private Investment Fund Risk (i.e. Institutional Private Fund Risk) – as described by Acquired Fund

Institutional Private Fund Risk.  The Fund's shareholders will bear two layers of fees and expenses:  asset-based fees and expenses at the Fund level, and asset-based fees, incentive allocations or fees and expenses at the Institutional Private Fund level.  The Fund's performance depends in large part upon the performance of the Institutional Private Fund managers and their selected strategies.  The majority of Institutional Private Funds have withdrawal limitations in the form of quarterly redemptions (the others are more frequent).  These redemption provisions, also restrict the Adviser's ability to terminate investments in Institutional Private Funds.  If values are falling, the Fund will not be able to sell its Institutional Private Funds and the value of Fund shares will decline.  Institutional Private Funds are not publicly traded and therefore are not liquid investments.  As a result, the Fund's Board of Trustees will depend on the Institutional Private Funds to provide a valuation of the Fund's investment to the Adviser (as the Board's valuation designee) as part of the fair valuation process.  These values could vary from the fair value of the investment that may be obtained if such investment were eventually sold to a third party.  Each Institutional Private Fund relies upon independent third-party appraisals, the fund's asset manager and/or management to provide valuations.  These managers may have a valuation conflict of interest because higher valuations generate higher management fees.  In addition to valuation risk, shareholders of Institutional Private Funds are not entitled to the protections of the 1940 Act.  For example, Institutional Private Funds may not require shareholder approval of advisory contracts, employ leverage higher than other investment vehicles such as a mutual fund, may engage in joint transactions with affiliates, and are not obligated to file financial reports with the SEC.  These characteristics expose shareholders to the possible risk of total loss on a shareholder's investment.  By investing in the Fund, a shareholder will not be deemed to be an investor in any underlying fund in which the Fund invests and will not have the ability to exercise any rights attributable to an investor in any such underlying fund.

The Fund may not be able to invest in certain Institutional Private Funds that are oversubscribed or closed, or the Fund may be able to allocate only a limited amount of assets to an Institutional Private Fund.  The Fund's investments in certain Institutional Private Funds may be subject to lock-up periods, during which the Fund may not withdraw its investment.  Lock-up periods are minimum holding periods and periods when the issuer temporarily suspends redemptions, which typically occur during periods of market volatility or high levels of redemption requests by Institutional Private Fund investors.  The Fund may invest indirectly a substantial portion of its assets in Institutional Private Funds that follow a particular type of investment strategy, which exposes the Fund to the risks of that strategy.  Most of the Fund's assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate.

Some of the Institutional Private Funds have made an election to be treated as a REIT for federal tax purposes or operative subsidiaries that have made such an election.  Consequently, the tax risks described below under "REIT Tax Risk" also apply to these Institutional Private Funds or their subsidiaries.

Health Crisis Risk – as described by Acquiring Fund
52

Health Crisis Risk. The global pandemic outbreak of an infectious respiratory illness caused by a novel coronavirus known as COVID-19 has resulted in substantial market volatility and global business disruption, impacting the global economy and the financial health of individual companies in significant and unforeseen ways. The duration and future impact of COVID-19 are currently unknown, which may exacerbate other types of risks that apply to the Fund and negatively impact Fund performance and the value of your investment in the Fund. For example, as a result of the COVID-19 pandemic, during some periods most of the Private Investment Funds experienced an increase in redemption requests as investors sought to raise cash and rebalance their portfolios and some Private Investment Funds temporarily suspended their redemption payout while others paid out a pro-rata portion of redemption requests.

Health Crisis Risk – as described by Acquired Fund

Health Crisis Risk. The global pandemic outbreak of an infectious respiratory illness caused by a novel coronavirus known as COVID-19 has resulted in substantial market volatility and global business disruption, impacting the global economy and the financial health of individual companies in significant and unforeseen ways. The duration and future impact of COVID-19 are currently unknown, which may exacerbate other types of risks that apply to the Fund and negatively impact Fund performance and the value of your investment in the Fund.

Issuer and Non-Diversification Risk – as described by Acquiring Fund

Issuer and Non-Diversification Risk. The value of a specific security can perform differently from the market as a whole for reasons related to the issuer, such as management performance, financial leverage and reduced demand for the issuer's properties and services. Because the Fund is non-diversified, its performance may be more sensitive to the negative performance of an issuer in its portfolio than a diversified fund.

Issuer and Non-Diversification Risk – as described by Acquired Fund

Issuer and Non-Diversification Risk.  The value of a specific security can perform differently from the market as a whole for reasons related to the investment manager or issuer, such as management performance, financial leverage and reduced demand for the respective properties and services.  The Fund's performance may be more sensitive to any single economic, business, political or regulatory occurrence than the value of shares of a diversified investment company because as a non-diversified fund, the Fund may invest more than 5% of its total assets in the securities of one or more issuers.

Liquidity Risk – as described by Acquiring Fund

Liquidity Risk. Your investment in the Fund may be illiquid. Unlike traditional listed closed-end funds, the Fund has not listed its shares for trading on any securities exchange. There is no secondary market for the Fund's shares and the Adviser does not expect that a secondary market will develop. Limited liquidity is provided to shareholders only through the Fund's quarterly Repurchase Offers for no less than 5% of the Fund's shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly Repurchase Offer. The Fund's investments also are subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations.

Liquidity Risk – as described by Acquired Fund

Liquidity Risk.  The Fund is a closed-end investment company structured as an "interval fund" and designed for long-term investors.  Unlike many closed-end investment companies, the Fund's shares are not listed on any securities exchange and are not publicly traded.  There is currently no secondary market for the shares and the Fund expects that no secondary market will develop.  Shares of closed-end investment companies, such as the Fund, that are traded on a secondary market may have a tendency to trade frequently at a discount from their NAV per share and initial offering prices.  Limited liquidity is provided to shareholders only through the Fund's quarterly repurchase offers for no less than 5% of the shares outstanding at class-specific NAV.  There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly repurchase offer, regardless of market conditions, such as a downturn.  As a result of the foregoing, an investment in the Fund's shares is not suitable for investors who cannot tolerate risk of total loss or who require liquidity, other than limited liquidity provided through the Fund's repurchase policy of offering to repurchase a limited amount of shares (at least 5%) quarterly.  The Fund's Institutional Private Fund investments are also subject to liquidity risk because the majority of Institutional Private Funds offer only quarterly redemption (the others are more frequent).  Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations.
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Management Risk – as described by Acquiring Fund

Management Risk. The judgments of the Adviser regarding the attractiveness, value and potential appreciation of a particular real estate segment and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Management Risk – as described by Acquired Fund

Management Risk.  The judgments of the Adviser regarding the attractiveness, value and potential appreciation of a particular real estate segment and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Market Risk – as described by Acquiring Fund

Market Risk. An investment in the Fund's shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund's shares represents an indirect investment in the securities owned by the Fund. The value of these securities may move up or down, sometimes rapidly and unpredictably. The market value of the Fund's investments may move up or down, sometimes rapidly and unpredictably. These fluctuations may cause an investment to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. U.S. and international markets have experienced, and may continue to experience, volatility, which may increase risks associated with an investment in the Fund. Certain social, political, economic, environmental and other conditions and events (such as natural disasters and weather-related phenomena generally, epidemics and pandemics such as COVID-19, war, terrorism, conflicts and social unrest) may adversely interrupt the global economy and result in prolonged periods of significant market volatility. The market value of securities in which the Fund invests is based upon the market's perception of value and is not necessarily an objective measure of the securities' value. In some cases, for example, the stock prices of individual companies have been negatively impacted even though there may be little or no apparent degradation in the financial condition or prospects of the issuers. Similarly, the debt markets have experienced substantially lower valuations, reduced liquidity, price volatility, credit downgrades, increased likelihood of default, and valuation difficulties. As a result of this significant volatility, many of the following risks associated with an investment in the Fund may be increased. Continuing market volatility may have adverse effects on the Fund.

Market Risk – as described by Acquired Fund

Market Risk.  An investment in the Fund's shares is subject to investment risk.  The Fund's Institutional Private Fund investment strategy exposes shareholders to the possible risk of total loss on a shareholder's investment.  An investment in the Fund's shares represents an indirect investment in the securities owned by the Fund.  The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably.  Real estate related investments may be more volatile and/or lower than other segments of the securities market.

Not a Complete Investment Program – as described by the Acquiring Fund
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Not a Complete Investment Program. An investment in the Fund should not be considered a complete investment program. Each investor should take into account the Fund's investment objective and other characteristics, as well as the investor's other investments, when considering an investment in the Fund.

Not a Complete Investment Program – as described by the Acquired Fund

Not a Complete Investment Program.  An investment in the Fund should not be considered a complete investment program. Each investor should take into account the Fund's investment objective and other characteristics, as well as the investor's other investments, when considering an investment in the Fund.

Repurchase Offer Risk – as described by Acquiring Fund

Repurchase Offer Risk. The Fund's NAV may decline as a result of the Fund's having to hold additional cash and/or sell portfolio securities to raise cash in order to repurchase its shares in a Repurchase Offer. Selling portfolio securities may cause the market prices of these securities and hence the Fund's NAV to decline. If such a decline occurs, the Fund cannot predict its magnitude or whether such a decline would be temporary or continue until or beyond the date that is the deadline to tender shares for a given Repurchase Offer. Because the price per share to be paid in the Repurchase Offer will depend upon the NAV per share as determined on the actual pricing date, the sales proceeds received by tendering shareholders would be reduced if the decline continued until the actual pricing date. In addition, the sale of portfolio securities will increase the Fund's transaction expenses and the Fund may receive proceeds from the sale of portfolio securities that are less than their valuations by the Fund. During the Repurchase Offer period, the Fund may be unable to sell liquid portfolio securities it would otherwise choose to sell during the period. The Fund is required to maintain liquid assets (including through access to a line of credit) equal to at least the number of shares that the Fund will offer to repurchase between 5% and 25% of the Fund's shares outstanding, as required by Rule 23c-3 under the 1940 Act. Accordingly, due to a Repurchase Offer, the Fund's NAV per share may decline more than it otherwise might, thereby reducing the amount of proceeds received by tendering shareholders and the NAV per share for non-tendering shareholders. In addition, shareholders may not be able to liquidate all shares of the Fund they have tendered during a Repurchase Offer if the total amount of shares tendered by shareholders exceeds the number of shares that the Fund has offered to repurchase. If a Repurchase Offer is oversubscribed by shareholders, the Fund will repurchase only a pro rata portion of shares tendered by each shareholder. Therefore, the Fund is designed primarily for long-term investors.

Repurchase Offer (i.e. Policy) Risk – as described by Acquired Fund

Repurchase Policy Risks.  Quarterly repurchases by the Fund of its shares typically will be funded from available cash or sales of portfolio securities.  However, payment for repurchased shares may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund's portfolio turnover.  The Adviser may take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of shares.  If the Fund borrows to finance repurchases, interest on any such borrowing will negatively affect shareholders who do not tender their shares in a repurchase offer by increasing the Fund's expenses and reducing any net investment income.  To the extent the Fund finances repurchase proceeds by selling investments, the Fund may hold a larger proportion of its net assets in less liquid securities.  The Fund's quarterly repurchase offers are a shareholder's only means of liquidity with respect to his or her shares.

Repurchase of shares will tend to reduce the amount of outstanding shares and, depending upon the Fund's investment performance, its net assets.  A reduction in the Fund's net assets may increase the Fund's expense ratio, to the extent that additional shares are not sold.  In addition, the repurchase of shares by the Fund may be a taxable event to those shareholders.  The Fund's quarterly repurchase offers are a shareholder's only means of liquidity with respect to his or her shares.  The shares are not traded on a national securities exchange and no secondary market exists for the shares, nor does the Fund expect a secondary market for its shares to exist in the future.

Distribution Policy Risk – as described by the Acquiring Fund
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Distribution Policy Risk. The Fund's distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e., from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares. Shareholders should not confuse a return of capital distribution with "dividend yield," "profit" or "total return."

Distribution Policy Risk – as described by the Acquired Fund

Distribution Policy Risk.  The Fund's distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a distribution being reclassified as a return of capital resulting in less of a shareholder's assets being invested in the Fund and, over time, increase the Fund's expense ratio.  The Fund's distributions may be reclassified such that they consist in whole or in part of a return of capital.  A return of capital may also reduce a shareholder's tax basis, resulting in higher taxes when the shareholder sells his shares, and may cause a shareholder to pay taxes even if he sells his shares for less than the original purchase price.  The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain.

Borrowing and Leverage Risk – as described by the Acquiring Fund

Borrowing and Leverage Risk: The Fund is permitted to use leverage by borrowing.  Leverage is a speculative technique that exposes the Fund to greater risk and increased costs than if it were not implemented. There is no guarantee that the Fund will use leverage in the future, or that the Fund's leveraging strategy will be successful. Increases and decreases in the value of the Fund's portfolio will be magnified when the Fund uses leverage. As a result, leverage may cause greater volatility in the Fund's NAV, market price and the level of the Fund's distributions. Also, if the Fund is utilizing leverage, a decline in NAV could affect the ability of the Fund to make distributions and such a failure to make distributions could result in the Fund ceasing to qualify as a regulated investment company under the Code. The Fund will also have to pay interest on its leverage, which may reduce the return on Fund shares. This interest expense may be greater than the Fund's return on the underlying investment.

Borrowing and Leverage (i.e. Leveraging) Risk – as described by the Acquired Fund

Leveraging Risk.  The use of leverage, such as borrowing money to purchase properties or securities, will cause the Fund and an Underlying Investment Vehicle to incur additional expenses and significantly magnify losses in the event of underperformance of the assets purchased with borrowed money.  Generally, the use of leverage also will cause the Fund and an Underlying Investment Vehicle to have higher expenses (mostly interest expenses) than those of funds that do not use such techniques.  In addition, a lender may terminate or refuse to renew any credit facility.  If the Fund or the Underlying Investment Vehicle is unable to access additional credit, it may be forced to sell investments at inopportune times, which may further depress the returns of the Fund.  When an Underlying Investment Vehicle uses leverage, the Fund indirectly uses leverage and is subject to the same risks.  The Adviser typically receives quarterly reports on leverage.  Thus, the Fund is exposed to the risk of an unexpected increase in leverage by Underlying Investment Vehicles.  If an Underlying Investment Vehicle's leverage exceeds the Adviser's expectation that is based on offering documents and quarterly reports, it will request daily leverage reports from that fund's manager, but cannot compel daily reporting.

Trustees

The Boards of the Funds

The Boards of the Acquiring Fund and the Acquired Fund are responsible for the overall supervision of the respective Fund, including establishing each Fund's policies and general supervision and review of their investment activities, and performs the various duties imposed on Trustees by the 1940 Act and under the Delaware Statutory Trust Act. Each Fund is governed by a Board. The Board of the Acquired Fund has three Trustees, each of whom are Independent Trustees. The Board of the Acquiring Fund consists of the same Trustees as the Acquired Fund.
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Gregory Fairchild, PhD. Dr. Fairchild is the Isidore Horween Research Professor of Business Administration at the University of Virginia's Darden School of Business; Associate Dean for Washington, D.C. Area Initiatives and Academic Director of Public Policy and Entrepreneurship, Darden School of Business; and Dean and CEO of UVA | Northern Virginia. Dr. Fairchild currently serves as an academic director for Darden's Institute for Business in Society (IBiS). Since 2001, he has taught strategic management, entrepreneurship and ethics in Darden's MBA and Executive Education programs. In 2017, Fairchild was appointed to the Community Advisory Board of the US Treasury and was appointed by Governor McAuliffe to the Virginia Economic Development Partnership, the Commonwealth's economic development authority (reappointed by Governor Northam). Dr. Fairchild has served as a director to various for-profit and non-profit boards including the University of Virginia Physician's Group, Virginia Community Capital, Socratic Solutions, Inc., and Resilience Education. In addition, Dr. Fairchild served on the Virginia Retirement Service (VRS), the Commonwealth's public pension fund. Dr. Fairchild has also served as a consultant to various corporations, nonprofits and governmental agencies. In 2020, he received the UVA Faculty Public Service Award for his long-term efforts in the community.

Havilah Mann.  Ms. Mann is the founder of HSM Resources, a Fractional CFO/Business Development Adviser that provides evolving organizations with accounting infrastructure, internal control review and implementation, financial management, strategic planning and forecasting, audit design and execution, and board of director presentation and reporting. Ms. Mann has an in-depth understanding of board governance and the role of the audit committee based on her years of service as a director and advisor to various for-profit and non-profit boards including the SS Columbia Project, Wellness in the Schools, Wonder & Wisdom, and the Greenboro Association. Ms. Mann has a B.A. in Accounting and Finance from the University of Denver and a Master of Accountancy, Accounting and Business/Management from the University of Denver, Daniels College of Business.

Edward P. Mooney Jr.  Mr. Mooney has served as the Chief Operating Officer of Saint Francis de Sales Seminary since January 2023.  Mr. Mooney is also a private investor and consultant to investment managers with than more than 25 years of industry experience. In addition, Mr. Mooney currently serves on the Board of Directors of Christian Brothers Investment Services and is a Limited Partner of Golden Angels Investors. From July 2017 to December 2018, Mr. Mooney served on the Board of Managers of Ocean Square Asset Management. Mr. Mooney retired from Artisan Partners Limited Partnership in 2014, where he had served as Managing Director since 1999. While at Artisan Partners, Mr. Mooney led several of the marketing, sales and client service groups for the firm.  Mr. Mooney holds Bachelor and Master of Science degrees from Villanova University.

Portfolio Managers

Dr. Thomas E. Miller, CFA has served as the Chief Executive Officer of the Adviser since 2021 and Chief Investment Officer since inception of the Adviser. Previously, Dr. Miller was Head of Manager Research at Nationwide Investment Management Group where he was responsible for the oversight and implementation of the Quantitative Research, Qualitative Review, Risk Analysis, and Monitoring process for the Nationwide Funds, a $60 billion mutual fund family. Dr. Miller's responsibilities included the selection, monitoring, and de-selection of the investment managers utilized across multiple platforms. Prior to leading the Manager Strategies team, Dr. Miller was an Associate Vice President, Product Management and Research at Nationwide Investment Management Group. In that role, he was responsible for the day to day management of the Product Management team, which oversaw over 100 investment products that support Nationwide Financial's retirement, annuity, life insurance and retail mutual fund businesses. Prior to joining Nationwide, Dr. Miller held positions at The Vanguard Group Inc. and Delaware Investments. Dr. Miller holds a Bachelor's degree in Business from the Pennsylvania State University, an MBA from West Chester University, and earned his Doctorate from Drexel University's LeBow School of Business. He also holds the Chartered Financial Analyst Designation (CFA).

Michael D. Achterberg, CAIA has served as Senior Portfolio Manager of the Adviser since August 2022. Previously, Mr. Achterberg served as President of PREDEX Capital Management, LLC from May 2018 through July 2022 and Chief Operating Officer of PREDEX Capital Management, LLC from March 2013 through May 2018.  Previously, Mr. Achterberg served as Chief Financial Officer for more than two years at CITIC Securities International Partners ("CSIP") where he managed the valuations and investor reporting for the Hong Kong private equity advisor. He also was the FINOP for the U.S. broker-dealer which provided comprehensive advisory services relating to M&A and corporate finance for inbound and outbound transactions involving China.  Prior to that Mr. Achterberg was a partner for fifteen years at Strome Investment Management.  Their principal hedge fund products were funds-of-funds and a global macro multi-manager strategy.  As CFO he was a member of the investment, risk, and valuation committees.  At Strome he was also the FINOP for an affiliated broker-dealer operating a hedge fund hotel that provided office space, complete fund administration and operational support to other advisers and their clients.  Until 1994 he was a CPA and Audit Manager for Coopers & Lybrand working exclusively in the investment industry with advisers and funds. While there he served on the national quality review program for the Investment Company practice. Mr. Achterberg holds a Bachelor's degree in Business from California State University, Long Beach. He also holds the Chartered Alternative Investment Analyst Association designation (CAIA).
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Potential Conversion to Open-End Fund

Each Fund is a closed-end investment company and as such shareholders do not have the right to cause a Fund to redeem their shares, except pursuant to each Fund's quarterly repurchase offer.  In contrast to a closed-end investment company, shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less any redemption charge that is in effect at the time of redemption.  In addition, if a Fund were to convert to an open-end company, it would not be able to invest more than 15% of its net assets in illiquid investments, which may necessitate a substantial repositioning of a Fund's investment portfolio, which may in turn generate substantial transaction costs, which would be borne by common shareholders, and may adversely affect the Fund's performance and common share dividends.

Before deciding whether to take any action to convert the Acquiring Fund to an open-end investment company, the Acquiring Fund Board would consider all relevant factors, including the liquidity of the Fund's portfolio, the effect of any action that might be taken on the Acquiring Fund or its shareholders, and market considerations. Based on these considerations, the Acquiring Fund Board will likely determine that, in the interest of the Acquiring Fund and its shareholders, no action should be taken.

Appraisal Rights

Shareholders of the Acquired Fund and the Acquiring Fund do not have appraisal rights in connection with the proposed transactions.

U.S. Federal Income Taxation of an Investment in Acquiring Fund Shares

Fund Distributions. The Fund expects, based on its investment objective and strategies, that all or a portion of its distributions may consist solely of a return of capital and not return of net profit. Shareholders should not confuse a return of capital distribution with "dividend yield," "profit" or "total return." Distributions may also consist of ordinary income, capital gains, or some combination of both. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash.

For federal income tax purposes, Fund distributions of short-term capital gains are taxable to you as ordinary income. Fund distributions of long-term capital gains are taxable to you as long-term capital gains no matter how long you have owned your shares.

The Fund may derive "excess inclusion income" from certain equity interests in mortgage pooling vehicles either directly or through an investment in a U.S. REIT. Please see the SAI for a discussion of the risks and special tax consequences to shareholders in the event the Fund realizes excess inclusion income in excess of certain threshold amounts.

Under 2017 legislation commonly known as the Tax Cuts and Jobs Act ("TCJA"), "qualified REIT dividends" (i.e., ordinary REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income) are treated as eligible for a 20% deduction by noncorporate taxpayers. The Fund may choose to report the special character of "qualified REIT dividends" to a shareholder, provided both the Fund and a shareholder meet certain holding period requirements with respect to their shares.
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Repurchase of Fund Shares. Under the Code, a repurchase of shares by the Fund pursuant to a Repurchase Offer will be treated as a sale or exchange of the shares if the repurchase (a) results in a complete termination of the shareholder's interest in the Fund, (b) is "substantially disproportionate" with respect to the shareholder (generally meaning that after the repurchase the shareholder's percentage interest in the Fund is less than 80% of his or her percentage interest prior to the repurchase), or (c) is "not essentially equivalent to a dividend." If any of the three tests is met, a repurchase of shares will result in a taxable gain or loss equal to the difference between the amount realized and the shareholder's basis in the shares repurchased. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder's hands, and will be long-term capital gain or loss if the shares are held for more than one year and short-term capital gain or loss if the shares are held for one year or less. If none of the three tests described above is met with respect to a repurchase, then amounts received by a shareholder will be taxable as a dividend, return of capital and/or capital gain, depending on the fund's earnings and profits and the shareholder's basis in the tendered shares. Under such circumstances, it is also possible that non-tendering shareholders may be considered to have received a deemed distribution as a result of the fund's purchase of tendered shares, and all or a portion of that deemed distribution may be taxable as a dividend.

Medicare Tax. A 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from repurchases or other taxable dispositions of Fund Shares) of U.S. individuals, estates and trusts to the extent that such person's "modified adjusted gross income" (in the case of an individual) or "adjusted gross income" (in the case of an estate or trust) exceeds a threshold amount. This Medicare tax, if applicable, is reported by you on, and paid with, your federal income tax return.

Cost Basis. The Fund is required to report to you and the IRS annually on Form 1099-B not only the gross proceeds of Fund Shares you redeem, but also the cost basis of Shares where the cost basis of the Shares is known by the Fund. Cost basis will be calculated using the Fund's default method, unless you instruct the Fund to use a different calculation method. Shareholders should carefully review the cost basis information provided by the Fund and make any additional basis, holding period or other adjustments that are required when reporting these amounts on their federal income tax returns. If your account is held by your investment representative (financial advisor or other broker), please contact that representative with respect to reporting of cost basis and available elections for your account. Tax-advantaged retirement accounts will not be affected.

Backup Withholding. By law, if you do not provide the Fund with your proper taxpayer identification number and certain required certifications, you may be subject to backup withholding on any distributions of income, capital gains, or proceeds from the sale of your shares. The Fund also must withhold if the IRS instructs it to do so. When withholding is required, the amount will be 24% of any distributions or proceeds paid.

State and Local Taxes. Fund distributions and gains from the sale or exchange of your Fund shares generally are subject to state and local taxes.

Non-U.S. Investors. Non-U.S. investors may be subject to U.S. withholding tax at a 30% or lower treaty rate and U.S. estate tax and are subject to special U.S. tax certification requirements to avoid backup withholding and claim any treaty benefits. Exemptions from U.S. withholding tax are provided for certain capital gain dividends paid by the Fund from net long-term capital gains, if any, interest-related dividends paid by the Fund from its qualified net interest income from U.S. sources and short-term capital gain dividends, if such amounts are reported by the Fund. However, notwithstanding such exemptions from U.S. withholding at the source, any such dividends and distributions of income and capital gains will be subject to backup withholding at a rate of 24% if you fail to properly certify that you are not a U.S. person.

Other Reporting and Withholding Requirements. Under the Foreign Account Tax Compliance Act ("FATCA"), the Fund will be required to withhold a 30% tax on income dividends made by the Fund to certain foreign entities, referred to as foreign financial institutions or nonfinancial foreign entities, that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts: After December 31, 2018, FATCA withholding also would have applied to certain capital gain distributions, return of capital distributions and the proceeds arising from the sale of Fund Shares; however, based on proposed regulations issued by the IRS, which can be relied upon currently, such withholding is no longer required unless final regulations provide otherwise (which is not expected). The Fund may disclose the information that it receives from its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a foreign entity that is a shareholder of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.
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This discussion of is not intended or written to be used as tax advice. Because everyone's tax situation is unique, you should consult your tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

Information Statement Delivery

If you and another shareholder share the same address, the Acquired Fund may only send one Information Statement unless you or the other shareholder(s) request otherwise. Call or write to the Acquired Fund if you wish to receive a separate copy of the Information Statement, and the Acquired Fund will promptly mail a copy to you.  For such requests, write the Acquired Fund at PREDEX, c/o Ultimus Fund Solutions, LLC, 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022 or call toll-free 1-877-940-7202.
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APPENDIX A

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of June 13, 2024, among USQ CORE REAL ESTATE FUND, a Delaware statutory trust, with its principal place of business at 235 Whitehorse Lane, Suite 200, Kennett Square, PA 19348 (the "Acquiring Fund") and PREDEX, a Delaware statutory trust with its principal place of business at 4221 North 203rd Street, Suite 100, Elkhorn, Nebraska 68022 (the "Acquired Fund"); (each Acquired Fund and Acquiring Fund is sometimes referred to herein as a "Fund"); and with respect to Paragraph 6, Union Square Capital Partners, LLC ("Adviser").  Notwithstanding anything to the contrary contained herein, (1) the agreements, covenants, representations, warranties, actions, and obligations (collectively, "Obligations") of and by each Fund shall be the Obligations of that Fund only, and (2) all rights and benefits created hereunder in favor of a Fund shall inure to and be enforceable by that Fund.

The Funds wish to effect a reorganization described in section 368(a) of the Internal Revenue Code of 1986, as amended ("Code") (all "section" references are to the Code, unless otherwise noted), and intends this Agreement to be, and adopts it as, a "plan of reorganization" within the meaning of the regulations under the Code ("Regulations").  The reorganization will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring Fund in exchange solely for (a) shares of beneficial interest of the Acquiring Fund ("Acquiring Fund Shares"), as described herein, and (b) the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, and (2) the subsequent distribution of the corresponding Acquiring Fund Shares (which shall then constitute all of the assets of the Acquired Fund) pro rata to the shareholders in exchange for their shares of beneficial interest of the Acquired Fund (the "Acquired Fund Shares") in complete liquidation thereof, and (3) terminating the Acquired Fund, all on the terms and conditions set forth herein (all the foregoing transactions involving each Acquired Fund and its corresponding Acquiring Fund being referred to herein collectively as a "Reorganization").

Each Fund's board of trustees (each a "Board"), which are each composed of only trustees who are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act")) of a Fund, (1) has duly adopted and approved this Agreement and the transactions contemplated hereby, (2) has duly authorized performance thereof on each Fund's behalf by all necessary Board action, and (3) has determined that participation in the Reorganization is in the best interests of each Fund interests of the existing shareholders thereof will not be diluted as a result of the Reorganization.

Acquired Fund's issued and outstanding shares consist of Class I shares, Class T shares and Class W shares ("Acquired Fund Shares"). Acquiring Fund's issued and outstanding shares consist of Class I shares and Class IS shares ("Acquiring Fund Shares").

In consideration of the mutual promises contained herein, the parties agree as follows:

1. AGREEMENT AND PLAN OF REORGANIZATION

1.1. Subject to the requisite approvals and the terms and conditions set forth herein, Acquired Fund shall assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund.  In exchange therefor, Acquiring Fund shall:

(a) issue and deliver to Acquired Fund, as applicable, the number of full and fractional (all references herein to "fractional" shares meaning fractions rounded to the third decimal place) Acquiring Fund Shares having an aggregate net asset value ("NAV") equal to the aggregate NAV of all full and fractional Acquired Fund Shares then outstanding; where Class I shares of the Acquired Fund will receive Class I shares of the Acquiring Fund; Class T shares of the Acquired Fund will receive Class IS shares of the Acquiring Fund; and Class W shares of the Acquired Fund will receive Class IS shares of the Acquiring Fund; and

(b) assume all of Acquired Fund's liabilities described in paragraph 1.3 ("Liabilities").

Those transactions shall take place at the Closing (as defined in paragraph 2.1).

1.2 The Assets shall consist of all assets and property of every kind and nature -- including all cash, cash equivalents, securities, commodities, futures interests, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, and books and records -- Acquired Fund owns at the Effective Time (as defined in paragraph 2.1) and any deferred and prepaid expenses shown as assets on Acquired Fund's books at that time.

1.3 The Liabilities shall consist of all of Acquired Fund's liabilities, whether known or unknown, accrued or contingent, debts, obligations, and duties existing at the Effective Time, including any Reorganization Expenses (as defined in paragraph 3.3(f)) borne by the Acquired Fund pursuant to paragraph 6).

1.4  At the Effective Time (or as soon thereafter as is reasonably practicable), the Acquired Fund shall distribute the Acquiring Fund Shares it receives pursuant to paragraph 1.1(a) to its shareholders of record determined at the Effective Time (each, a "Shareholder"), in proportion to their Acquired Fund Shares then held of record and in constructive exchange therefor, and will completely liquidate. That distribution shall be accomplished by the Acquiring Fund's transfer agent opening accounts on Acquiring Fund's shareholder records in the names of the Shareholders (except Shareholders in whose names accounts thereon already exist) and transferring those Acquiring Fund Shares to those newly opened and existing accounts. Each Shareholder's newly opened or existing account shall be credited with the respective pro rata number of full and fractional Acquiring Fund Shares due that Shareholder. The aggregate NAV of Acquiring Fund Shares to be so credited to each Shareholder's account shall equal the aggregate NAV of the Acquired Fund Shares that Shareholder owned at the Effective Time.

1.5
(a) The value of the Acquired Fund's net assets (the assets to be acquired by the Acquiring Fund hereunder, net of liabilities assumed by the Acquiring Fund) shall be the value of such net assets computed as of the close of business on the Closing Date, using the valuation procedures set forth in the Acquiring Fund's then current prospectus and statement of additional information or such other valuation procedures as may be mutually agreed upon by the parties.

(b) For purposes of the Reorganization, the net asset value per share of the Acquiring Fund Shares by relevant class shall be equal to the Acquiring Fund's net asset value per share by relevant class computed as of the close of business on the Closing Date, using the valuation procedures set forth in the Acquiring Fund's prospectus and statement of additional information or such other valuation procedures as may be mutually agreed upon by the parties.

(c) All computations of value and NAV shall be made by U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, accounting agent for the Acquiring Fund, in accordance with its regular practice in pricing the shares and assets of the Acquiring Fund.

1.6  Any transfer taxes payable on the issuance and transfer of Acquiring Fund Shares in a name other than that of the registered holder on Acquired Fund's shareholder records of the Acquired Fund Shares actually or constructively exchanged therefor shall be paid by the transferee thereof, as a condition of that issuance and transfer.

1.7  Any reporting responsibility of Acquired Fund to a public authority, including the responsibility for filing regulatory reports, tax returns, and other documents with the Securities and Exchange Commission ("Commission"), any state securities commission, any federal, state, and local tax authorities, and any other relevant regulatory authority, is and shall remain its responsibility up to and including the date on which it is terminated.

1.8  After the Effective Time, Acquired Fund shall not conduct any business except in connection with its dissolution and termination.  As soon as reasonably practicable after distribution of the Acquiring Fund Shares pursuant to paragraph 1.4, the Acquired Fund shall make all filings and take all other actions in connection therewith necessary and proper to effect Acquired Fund's complete dissolution.

2.  CLOSING AND EFFECTIVE TIME

2.1 Unless the parties agree otherwise, all acts necessary to consummate the Reorganization ("Closing") shall be deemed to take place simultaneously as of immediately after the close of business (4:00 p.m., Eastern Time) on a date mutually agreed in September 2024 ("Effective Time") or such other time as mutually agreed.  The Closing shall be held at the offices of Thompson Hine LLP, 41 S. High St., #1700, Columbus Ohio 43215.

2.2  The Acquired Fund shall direct its custodians of Acquired Fund's assets to deliver at the Closing the Assets it holds to Acquiring Fund's custodians at the Effective Time, pay or provision for payment all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any; and transmit information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by the Acquired Fund to the Acquiring Fund.

2.3  The Acquired Fund shall direct its transfer agent to deliver at the Closing (a) to the Acquiring Fund, Acquired Fund's shareholder records contain each Shareholder's name and address and the number of full and fractional outstanding Acquired Fund Shares that each such Shareholder owns at the Effective Time and assist as to the opening of accounts on Acquiring Fund's shareholder records in the names of the Shareholders the Acquiring Fund Shares to be credited to Acquired Fund and its Shareholders at the Effective Time.

2.4  The Acquired Fund shall deliver to the Acquiring Fund and the Adviser, within five days before the Closing, a listing of each security, by name of issuer and number of shares, that is being carried on the Acquired Fund's books at an estimated fair market value provided by an authorized pricing vendor or under the valuation policies of the Acquired Fund.

2.5  At the Closing, the Acquired Fund shall deliver as applicable, (a) bills of sale, checks, assignments, share certificates, receipts, and/or other documents the Acquiring Fund or its counsel reasonably requests.

3.  REPRESENTATIONS AND WARRANTIES

3.1  The Acquired Fund represents and warrants as follows:

(a) the Acquired Fund (1) is a statutory trust that is duly organized, validly existing, and in good standing under the laws of the State of Delaware ("Delaware Law"), and, if legally required, its Agreement and Declaration of Trust is on file with the Office of the Secretary of State of Delaware ("Secretary"), (2) is duly registered under the 1940 Act as a closed-end management investment company, and (3) has the power to own all its properties and assets and to carry on its business as described in its current registration statement on Form N-2;

(b)  The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of the Acquired Fund's Board; and this Agreement constitutes a valid and legally binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

(d)  At the Effective Time, the Acquired Fund will have good and marketable title to the Assets for Acquired Fund's benefit and full right, power, and authority to sell, assign, transfer, and deliver the Assets hereunder free of any liens or other encumbrances (except securities that are subject to "securities loans," as referred to in section 851(b)(2), or that are restricted to resale by their terms, or subject to liens); and on delivery and payment for the Assets, the Acquiring Fund, will acquire good and marketable title thereto, subject to restrictions on the full transfer thereof, including restrictions that might arise under the Securities Act of 1933, as amended ("1933 Act") or liens;

(e)  The Acquired Fund, is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (1) a conflict with or material violation of any provision of Delaware Law, the Acquired Fund's Agreement and Declaration of Trust, or Amended By-Laws, or any agreement, indenture, instrument, contract, lease, or other undertaking (each, an "Undertaking") to which the Acquired Fund is a party or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which the Acquired Fund, is a party or by which it is bound;

(f)  At or before the Effective Time, either (1) all material contracts and other commitments of the Acquired Fund (other than this Agreement and certain investment contracts, including options, futures, forward contracts, and swap agreements) will terminate, or (2) provision for discharge and/or Acquiring Fund's assumption of any liabilities of Acquired Fund thereunder will be made, without either Fund incurring any penalty with respect thereto and without diminishing or releasing any rights either Fund may have had with respect to actions taken or omitted or to be taken by any other party thereto before the Closing;

(g)  No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to the Acquired Fund's knowledge, threatened against the Acquired Fund or any of its properties or assets attributable or allocable to Acquired Fund, that, if adversely determined, would materially and adversely affect Acquired Fund's financial condition or the conduct of its business; and the Acquired Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that materially and adversely affects Acquired Fund's business or its ability to consummate the transactions contemplated hereby;

(h)  The Acquired Fund's Statement of Assets and Liabilities, Schedule of Investments, Statement of Operations, Statement of Cash Flows, and Statement of Changes in Net Assets (each, a "Statement") at and for the fiscal period ended March 31, 2024, have been audited by Cohen & Company, Ltd., an independent registered public accounting firm, and are in accordance with generally accepted accounting principles consistently applied in the United States ("GAAP"); and those Statements present fairly, in all material respects, the Acquired Fund's financial condition at that date in accordance with GAAP and the results of its operations and changes in its net assets for the period then ended, and there are no known contingent liabilities of Acquired Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP at that date that are not disclosed therein;

(i)  Since March 31, 2024, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities, or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date that indebtedness was incurred; for purposes of this subparagraph, a decline in NAV per Acquired Fund Share due to declines in market values of securities Acquired Fund holds, the discharge of Acquired Fund liabilities, or the redemption of Acquired Fund Shares by its shareholders shall not constitute a material adverse change;

(j)  All federal and other tax returns, dividend reporting forms, and other tax-related reports (collectively, "Returns") of the Acquired Fund required by law to have been filed by the Effective Time (including any properly and timely filed extensions of time to file) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on those Returns shall have been paid or provision shall have been made for the payment thereof; to the best of the Acquired Fund's knowledge, no such Return is currently under audit and no assessment has been asserted with respect to those Returns; and the Acquired Fund is in compliance in all material respects with all applicable Regulations pertaining to the reporting of dividends and other distributions on and redemptions of its shares and to withholding in respect thereof and is not liable for any material penalties that could be imposed thereunder;

(k)  The Acquired Fund is classified as an association that is taxable as a corporation, for federal tax purposes; Acquired Fund is a "fund" (as defined in section 851(g)(2), eligible for treatment under section 851(g)(1)); for each taxable year of its operation (including its current taxable year), Acquired Fund has met (and for that year will meet) the requirements of Part I of Subchapter M of Chapter 1 of Subtitle A of the Code ("Subchapter M") for qualification as a regulated Trust ("RIC") and has been (and for that year will be) eligible to and has computed (and for that year will compute) its federal income tax under section 852; Acquired Fund has not at any time since its inception been liable for, and is not now liable for, any material income or excise tax pursuant to sections 852 or 4982; and Acquired Fund has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

(l)  All issued and outstanding Acquired Fund Shares are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; all issued and outstanding Acquired Fund Shares will, at the Effective Time, be held by the persons and in the amounts set forth on Acquired Fund's shareholder records, as provided in paragraph 2.3; and Acquired Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Acquired Fund Shares, nor are there outstanding any securities convertible into any Acquired Fund Shares;

(m)  Acquired Fund incurred the Liabilities, which are associated with the Assets, in the ordinary course of its business;

(n)  Acquired Fund is not under the jurisdiction of a court in a "title 11 or similar case" (as defined in section 368(a)(3)(A));

(o)  Not more than 25% of the value of Acquired Fund's total assets (excluding cash, cash items, and Government securities) is invested in the stock and securities of any one issuer, and not more than 50% of the value of those assets is invested in the stock and securities of ten or fewer issuers;

(p)  Acquired Fund's current prospectus and statement of additional information (1) conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and (2) at the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or at the Effective Time do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(q)  The information to be furnished by the Acquired Fund for use in no-action letters, applications for orders, registration statements, information statements, proxy materials, and other documents filed or to be filed with any federal, state, or local regulatory authority (including the Financial Industry Regulatory Authority, Inc. ("FINRA")) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations; and the N-14 (as defined in paragraph 3.3(a) will, at the Effective Time, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(r)  The Declaration of Trust permits Acquired Fund to vary its shareholders' investment; Acquired Fund does not have a fixed pool of assets; and Adviser has the authority to buy and sell securities for the Acquired Fund;

(s)  Acquired Fund's investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in its prospectus, except as may be previously disclosed in writing to Acquiring Fund;

(t)  The Acquiring Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof;

(u)  At the Closing, at least 33 1/3% of Acquired Fund's portfolio assets (by fair market value) will meet the investment objectives, strategies, policies, risks and restrictions of Acquiring Fund, and Acquired Fund will not alter its portfolio in connection with the Reorganization to meet this 33 1/3% threshold.  Acquired Fund did not enter into any line of business as part of the plan of reorganization;

(v)  To the best of the knowledge of Acquired Fund's management, (i) there is no plan or intention by Acquired Fund shareholders to sell, exchange, redeem, or otherwise dispose of a number of Acquired Fund Shares (or Acquiring Fund Shares received in the Reorganization), in connection with the Reorganization, that would reduce the Acquired Fund shareholders' ownership of Acquired Fund Shares (or equivalent Acquiring Fund Shares) to a number of shares that was less than 50 percent of the number of Acquired Fund Shares outstanding prior to the Closing; and (ii) there is no plan or intention by any shareholder owning 5% or more of the Acquired Fund Shares to sell, exchange, redeem, or otherwise dispose of any Acquired Fund Shares (or Acquiring Fund Shares received in the Reorganization), in connection with the Reorganization;

(w)  During the five-year period ending on the Closing Date, neither Acquired Fund nor any person related (as defined in section 1.368-1(e)(4) of the Treasury Regulations without regard to 1.368-1(e)(4)(i)) to Acquired Fund will have (i) acquired any Acquired Fund Shares with consideration other than Acquiring Fund Shares or cash, except in the ordinary course of Acquired Fund's business as a closed-end fund pursuant to Rule 23c-3 of the 1940 Act; or (ii) made distributions with respect to Acquired Fund Shares except for (A) normal, regular dividend distributions made pursuant to the historic dividend paying practice of Acquired Fund, and (B) distributions and dividends declared and paid in order to ensure Acquired Fund's continuing qualification as a regulated investment company and to avoid the imposition of fund-level tax; and

(x)  There is no intercorporate indebtedness existing between Acquiring Fund and Acquired Fund that was issued, acquired, or will be settled at a discount.

3.2 The Acquiring Fund, represents and warrants as follows:

(a)  The Acquiring Fund (1) is a statutory trust that is duly organized, validly existing, and in good standing under the laws of the State of Delaware ("Delaware Law"), and, if legally required, its Amended and Restated Agreement and Declaration of Trust is on file with the Office of the Secretary of State of Delaware ("Secretary"), (2) is duly registered under the 1940 Act as a closed-end management investment company, and (3) has the power to own all its properties and assets and to carry on its business as described in its current registration statement on Form N-2;

(b)  Acquiring Fund is duly established.

(c)  The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of Acquiring Fund's Board; and this Agreement constitutes a valid and legally binding obligation of Acquiring Fund enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

(d)  All issued and outstanding Acquiring Fund Shares are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; and Acquiring Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Acquiring Fund Shares, nor are there outstanding any securities convertible into any Acquiring Fund Shares. All of the Acquiring Fund Shares to be issued and delivered to Acquired Fund, for the account of the Acquired Fund shareholders, pursuant to this Agreement, will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly and legally issued Acquiring Fund Shares and be fully paid and non-assessable;

(e) No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

(f)  Acquiring Fund, is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (1) a conflict with or material violation of any provision of Delaware Law, Acquiring Fund's Amended and Restated Agreement and Declaration of Trust, Bylaws, or any Undertaking Acquiring Fund is a party to or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which Acquiring Fund is a party or by which it is bound;

(g)  No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to Acquiring Fund's knowledge, threatened against Acquiring Fund or any of its properties or assets attributable or allocable to Acquiring Fund, that, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; and Acquiring Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that materially and adversely affects Acquiring Fund's business or ability to consummate the transactions contemplated hereby;

(h)  Acquiring Fund is (and will be) classified as an association that is taxable as a corporation, for federal tax purposes; Acquiring Fund is a "fund" (as defined in section 851(g)(2), eligible for treatment under section 851(g)(1)) and has not taken and will not take any steps inconsistent with its qualification as such or its qualification and eligibility for treatment as a RIC under sections 851 and 852; for each taxable year of its operation (including its current taxable year), Acquiring Fund has met (and for that year will meet) the requirements of Part I of Subchapter M for qualification as a RIC for its taxable year in which the Reorganization occurs, Acquiring Fund will meet those requirements, and will be eligible to and will compute its federal income tax under section 852, for its taxable year in which the Reorganization occurs; and Acquiring Fund intends to continue to meet all those requirements, and to be eligible to and to so compute its federal income tax, for the next taxable year;

(i)  There is no plan or intention for Acquiring Fund to be dissolved or merged into another statutory or business trust or a trust or any "fund" thereof (as defined in section 851(g)(2)) following the Reorganization;

(j)  Assuming the truthfulness and correctness of Acquired Fund's representation and warranty in paragraph 3.1(o), immediately after the Reorganization (1) not more than 25% of the value of Acquiring Fund's total assets (excluding cash, cash items, and Government securities) will be invested in the stock and securities of any one issuer and (2) not more than 50% of the value of those assets will be invested in the stock and securities of ten or fewer issuers;

(k)  Immediately after the Effective Time, Acquiring Fund will not be under the jurisdiction of a court in a "title 11 or similar case" (as defined in section 368(a)(3)(A));

(l)  The information to be furnished by Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents filed or to be filed with any federal, state, or local regulatory authority (including FINRA) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations; and the N-14 will, at the Effective Time, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m)  The Amended and Restated Agreement and Declaration of Trust of Acquiring Fund permits it to vary its shareholders' investment; Acquiring Fund will not have a fixed pool of assets; and investment adviser will have the authority to buy and sell securities for the Acquiring Fund;

(n)  Acquiring Fund will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Acquired Fund immediately prior to the Reorganization. For purposes of this representation, any amounts paid by Acquired Fund to dissenters, any amounts used by Acquired Fund to pay Acquired Fund's Reorganization expenses, any amounts paid by Acquired Fund to shareholders who receive cash or other property, and all redemptions and distributions (except redemptions in the ordinary course of Acquired Fund's business as a closed-end management investment company pursuant to Rule 23c-3 of the 1940 Act and regular, normal dividends) made by Acquired Fund immediately preceding the Reorganization will be included as assets of Acquired Fund held immediately prior to the Reorganization;

(o)  Acquiring Fund has no plan or intention to reacquire any of Acquiring Fund Shares issued in the Reorganization, except in the ordinary course of its business as a closed-end management investment company pursuant to Rule 23c-3 of the 1940 Act;

(p)  Acquiring Fund is in the same line of business as Acquired Fund preceding the Reorganization for purposes of Treasury Regulations section 1.368-1(d)(2). Following the Reorganization, Acquiring Fund will continue such line of business or use a significant portion of Acquired Fund's portfolio assets in a business, and Acquiring Fund has no plan or intention to change such line of business. Acquiring Fund did not enter into any line of business as part of the plan of reorganization.  At the Closing, at least 33 1/3% of Acquired Fund's portfolio assets (by fair market value) will meet the investment objectives, strategies, policies, risks and restrictions of Acquiring Fund. Acquiring Fund has no plan or intention to change any of its investment objectives, strategies, policies, risks and restrictions after the Reorganization;

(q)  To the best of the knowledge of Acquiring Fund's management, (i) there is no plan or intention by Acquired Fund shareholders to sell, exchange, redeem, or otherwise dispose of a number of Acquired Fund Shares (or Acquiring Fund Shares received in the Reorganization), in connection with the Reorganization, that would reduce the Acquired Fund shareholders' ownership of Acquired Fund Shares (or equivalent Acquiring Fund Shares) to a number of shares that was less than 50 percent of the number of Acquired Fund Shares outstanding prior to the Closing; and (ii) there is no plan or intention by any shareholder owning 5% or more of the Acquired Fund Shares to sell, exchange, redeem, or otherwise dispose of any Acquired Fund Shares (or Acquiring Fund Shares received in the Reorganization), in connection with the Reorganization;

(r)  There is no plan or intention for Acquiring Fund or any person related (as defined in Treasury Regulations section 1.368-1(e)(4)) to Acquiring Fund, to acquire or redeem any of the Acquiring Fund Shares issued in the Reorganization, either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions by Acquiring Fund in the ordinary course of its business as a closed-end management investment company pursuant to Rule 23c-3 of the 1940 Act; and

(s)  There is no intercorporate indebtedness existing between Acquiring Fund and Acquired Fund that was issued, acquired, or will be settled at a discount.

3.3  Acquired Fund and Acquiring Fund, respectively, hereby further covenant as follows:

(a)  No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act, or state securities laws, and no consents, approvals, authorizations, or orders of any court are required, for its execution or performance of this Agreement on either Fund's behalf, except for (1) Acquiring Fund's filing with the Commission of an information statement/prospectus relating to the Reorganization hereunder; and its declaration of effectiveness by the Commission, and any supplement or amendment thereto ("Information Statement") (2) consents, approvals, authorizations, and filings that have been made or received or may be required after the Effective Time;

(b)  The fair market value of the Acquiring Fund Shares each Shareholder receives will be equal to the fair market value of its Acquired Fund Shares it actually or constructively surrenders in exchange therefor;

(c)  The Shareholders will pay their own expenses (such as fees of personal investment or tax advisers for advice regarding the Reorganization), if any, incurred in connection with the Reorganization;

(d)  The fair market value of the Assets will equal or exceed the Liabilities to be assumed by Acquiring Fund and those to which the Assets are subject;

(e)  None of the compensation received by any Shareholder who or that is an employee of or service provider to Acquired Fund will be separate consideration for, or allocable to, any of the Acquired Fund Shares that Shareholder holds; none of the Acquiring Fund Shares any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services; and

(f)  No expenses incurred by Acquired Fund or on its behalf in connection with the Reorganization will be paid or assumed by Acquiring Fund, Adviser, or any other third party unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) ("Reorganization Expenses"), and no cash or property other than Acquiring Fund Shares will be transferred to Acquired Fund or any of its shareholders with the intention that it be used to pay any expenses (even Reorganization Expenses) thereof.

4.  COVENANTS

4.1 Each Fund covenants to take all action necessary to obtain approval of the transactions contemplated hereby.

4.2 Acquiring Fund covenants to prepare the Information Statement in compliance with applicable federal and state securities laws.

4.3  Each Fund covenants that it will, from time to time, as and when requested by the other, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken any further action(s), either deems necessary or desirable in order to vest in, and confirm to Acquiring Fund, title to and possession of all the Assets, and to Acquired Fund title to and possession of the Acquiring Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

4.4  Acquiring Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and applicable state securities laws it deems appropriate to continue Acquiring Fund's operations after the Effective Time.

4.5  Subject to this Agreement, each Fund covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

5. CONDITIONS PRECEDENT

Each Fund's obligations hereunder shall be subject to (a) performance by the other Fund of all its obligations to be performed hereunder at or before the Closing, (b) all representations and warranties on behalf of the other Fund contained herein being true and correct in all material respects at the date hereof and, except as they may be affected by the transactions contemplated hereby, at the Effective Time, with the same force and effect as if made at that time, and (c) the following further conditions that, at or before that time:

5.1 This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the respective Board, on behalf of each Fund;

5.2  All necessary filings shall have been made with the Commission and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit each Fund to carry out the transactions contemplated hereby.  The Commission shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act.  All consents, orders, and permits of federal, state, and local regulatory authorities (including the Commission and state securities authorities) either Fund deems necessary to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund's assets or properties;

5.3  At the Effective Time, no action, suit, or other proceeding shall be pending (or, to each Fund's best knowledge, threatened to be commenced) before any court, governmental agency, or arbitrator in which it is sought to enjoin the performance of, restrain, prohibit, affect the enforceability of, or obtain damages or other relief in connection with, the transactions contemplated hereby;

5.4  Prior to the Closing, Acquired Fund shall have declared a dividend or dividends which, together with all previous such dividends shall have the effect of distributing to Acquired Fund Shareholders all of Acquired Fund's Trust taxable income for all taxable periods ending at the Effective Time (computed without regard to any deduction for dividends paid) and all of the net capital gains realized in all taxable periods ending at the Effective Time (after reduction for any capital loss carryforward).

5.5  At any time before the Closing, either Fund may waive any of the foregoing conditions (except those set forth in paragraphs 5.1, 5.2 and 5.4) if, in the judgment of the relevant Board, that waiver will not have a material adverse effect on the applicable Fund's shareholders' interests.

5.6  The Funds shall have received an opinion of Thompson Hine LLP dated as of the Closing Date and addressed to the Funds, in a form satisfactory to them, substantially to the effect that, based upon certain facts, qualifications, certifications, representations and assumptions, for federal income tax purposes:

(a) The Acquiring Fund's acquisition of the Assets of the Acquired Fund in exchange solely for the Acquiring Fund Shares and the Acquiring Fund's assumption of the Liabilities of the Acquired Fund, followed by the Acquired Fund's distribution of the Acquiring Fund Shares pro rata to the Acquired Fund's Shareholders actually or constructively in exchange for their Acquired Fund Shares in complete liquidation of the Acquired Fund, should qualify as a "reorganization" as defined in Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund each should be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

(b) Under Section 1032(a) of the Code, no gain or loss should be recognized by the Acquiring Fund upon the receipt of the Assets of the Acquired Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund.

(c) Under Section 361 of the Code, no gain or loss should be recognized by the Acquired Fund upon the transfer of the Acquired Fund's Assets to the Acquiring Fund solely in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the Liabilities of the Acquired Fund or upon the distribution of the Acquiring Fund Shares to the Acquired Fund's Shareholders in exchange for their Acquired Fund Shares in complete liquidation of the Acquired Fund.

(d) Under Section 354(a)(1) of the Code, no gain or loss should be recognized by the Acquired Fund's Shareholders upon the exchange of their Acquired Fund Shares for the Acquiring Fund Shares in complete liquidation of the Acquired Fund pursuant to the Reorganization.

(e) Under Section 358(a)(1) of the Code, the aggregate adjusted tax basis of the Acquiring Fund Shares received by each Acquired Fund Shareholder pursuant to the Reorganization should be the same as the aggregate adjusted tax basis of the Acquired Fund Shares held by such Shareholder immediately prior to the Reorganization.

(f) Under Section 1223(1) of the Code, the holding period of the Acquiring Fund Shares received by each Acquired Fund Shareholder in the Reorganization should include the period during which the Acquired Fund Shares exchanged therefor were held by such Shareholder (provided the Acquired Fund Shares were held as capital assets on the date of the Reorganization).

(g) Under Section 362(b) of the Code, the adjusted tax basis of the Acquired Fund's Assets acquired by the Acquiring Fund should be the same as the adjusted tax basis of such Assets to the Acquired Fund immediately prior to the Reorganization.

(h) Under Section 1223(2) of the Code, the holding period of the Assets of the Acquired Fund in the hands of the Acquiring Fund should include the period during which those Assets were held by the Acquired Fund (except where the Acquiring Fund's investment activities may have the effect of reducing or eliminating an Asset's holding period).

(i) The Acquiring Fund should succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations thereunder.

Such opinion may provide that no opinion is expressed regarding: (i) whether either the Acquired Fund or the Acquiring Fund qualifies or will qualify as a regulated investment company; (ii) the federal income tax consequences of the payment of expenses of the Reorganization by Adviser except in relation to the qualification of the Reorganization as a "reorganization" under Section 368(a) of the Code; (iii) the effect of the Reorganization on the Acquired Fund with respect to any transferred asset as to which unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting (including under Section 1256 of the Code); (iv) the effect of the Reorganization on any Shareholder of the Acquired Fund that is required to recognize unrealized gains or losses for federal income tax purposes under a mark-to-market system of accounting; (v) whether accrued market discount, if any, on any market discount bonds held by the Acquired Fund will be required to be recognized as ordinary income under Section 1276 of the Code as a result of the Reorganization; (vi) whether any gain or loss will be required to be recognized with respect to any asset that constitutes stock in a passive foreign investment company (within the meaning of Section 1297(a) of the Code); (vii) whether any federal income tax will be imposed or required to be withheld under the Foreign Investment in Real Property Tax Act of 1980 with respect to any Acquired Fund shareholder that is a foreign person; and (viii) any state, local or foreign tax consequences of the Reorganization.

Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 5.6.

5.7  Shareholders of the Acquired Fund representing a majority of the outstanding voting securities of the Acquired Fund shall have approved this Agreement.  Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 5.7.

6.  EXPENSES

Subject to complying with the representation and warranty contained in paragraph 3.3(f), the Adviser shall bear the entirety of the total Reorganization Expenses.  The Reorganization Expenses include (1) costs associated with obtaining any necessary order of exemption from the 1940 Act, preparing and filing Acquired Fund's prospectus supplements and the Information Statement, and printing and distributing the Information Statement including any exhibits thereto, (2) legal and accounting fees, (3) transfer taxes for foreign securities and (4) any and all incremental Blue Sky fees.  Notwithstanding the foregoing, expenses shall be paid by the Fund directly incurring them if and to the extent that the payment thereof by another person would result in that Fund's disqualification as a RIC.

7.  ENTIRE AGREEMENT; NO SURVIVAL

Acquired Fund and Acquiring Fund have not made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement of the Acquired Fund and Acquiring Fund.  The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

8.  TERMINATION

This Agreement may be terminated at any time at or before the Closing with respect to the applicable Fund by resolution of its Board if circumstances should develop that, in the opinion of that Board, make proceeding with the Agreement inadvisable with respect to the Acquired Fund or the Acquiring Fund, respectively. Any such termination resolution will be effective when made.

9.  AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of Funds.

10.  SEVERABILITY

Any term or provision hereof that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms and provisions hereof in any other jurisdiction.

11.  MISCELLANEOUS

11.1  This Agreement shall be governed by and construed in accordance with Delaware Law, without giving effect to principles of conflicts of laws; provided that, in the case of any conflict between that law and the federal securities laws, the latter shall govern.

11.2  Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, or trust other than Acquiring Fund or Acquired Fund and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

11.3  Notice is hereby given that this instrument is executed and delivered on behalf of each Fund's trustees solely in their capacities as trustees, and not individually, and that obligations under this instrument are not binding on or enforceable against any trustees, officers, shareholders, other than the applicable Fund but are only binding on and enforceable against its property attributable to and held for the benefit of such applicable Fund ("Fund's Property").  Each Fund in asserting any rights or claims under this Agreement, shall look only to the corresponding Fund's Property in settlement of those rights or claims and not to the property of trustees, officers, or shareholders.

11.4  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been by Acquired Fund and Acquiring Fund.  The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

12. CLOSING CERTIFICATES

12.1  At Closing an Acquired Fund officer shall deliver to the Acquiring Fund a certification stating:

(a)	Acquired Fund representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated hereby;

(b)
Acquired Fund Assets have been transferred (or will be as soon as practical) by its custodians to the Acquiring Fund custodians at the Effective Time, all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made;

(c)
Acquired Fund tax and GAAP portfolio information has been transmitted to the Acquiring Fund (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities;

(d)
Acquired Fund has transmitted to the Acquiring Fund's transfer agent or accountant shareholder records contain each Shareholder's name and address and the number of full and fractional outstanding Acquired Fund Shares that each such Shareholder owns at the Effective Time;

(e)
a confirmation, or other evidence satisfactory to the Acquiring Fund, that the Acquiring Fund Shares to be credited to Acquired Fund at the Effective Time have been credited to Acquired Fund's account on those records and (2) as to the opening of accounts on Acquiring Fund's shareholder records in the names of the Shareholders and (b) to the Acquiring Fund,

12.2  At Closing an Acquiring Fund officer shall deliver to the Acquired Fund a certification stating:

(a)	Acquiring Fund representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated hereby;

(b)
Acquired Fund tax and GAAP portfolio information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities has been recorded on the Acquiring Fund's books immediately after the Effective Time, and does or will conform to that information on Acquired Fund's books immediately before the Effective Time; and

(c)
a confirmation, or other evidence satisfactory to the Acquired Fund has been transmitted, stating that the Acquiring Fund Shares to be credited to Acquired Fund at the Effective Time have been credited to Acquired Fund's account with respect to each Shareholder on Acquiring Fund's shareholder records in the names of the Shareholders.

Signature Page to Follow

IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first written above.

USQ CORE REAL ESTATE FUND

By:         /s/ Thomas Miller
Thomas Miller
President

PREDEX

By:         /s/ Thomas Miller
Thomas Miller
President

SOLELY FOR THE PURPOSES OF PARAGRAPH 6 OF THIS AGREEMENT,

UNION SQUARE CAPITAL PARTNERS, LLC

By:         /s/ Thomas Miller
Thomas Miller
Chief Executive Officer

APPENDIX B

FURTHER ADDITIONAL INFORMATION ABOUT THE ACQUIRING FUND AND ACQUIRED FUND

INVESTMENT OBJECTIVE, PRINCIPAL POLICIES AND STRATEGIES

Acquiring Fund

Investment Objective and Policies

The Fund's investment objective is to generate a return comprised of both current income and capital appreciation with moderate volatility and low correlation to the broader markets. The Fund's investment objective is non-fundamental and may be changed by the Board without shareholder approval.

The Fund pursues its investment objective by strategically investing across Private Investment Funds, as well as a broad set of public real estate securities, including Public Investment Funds, that invest principally, directly or indirectly, in real estate. This approach enables the Adviser to allocate between public and private real estate securities, and allows the Fund to invest across different investment managers and strategies as well as providing investment exposure across property types and geographies. It is intended that the majority of the Fund's total return will be derived from portfolio income with the balance derived from appreciation.

Under normal circumstances, at least 80% of the Fund's net assets plus borrowings for investment purposes will be invested in real estate securities (as defined below). The Fund executes its investment strategy primarily by seeking to invest in a broad portfolio of real estate securities across two major categories – Private Investment Funds and Public Investment Funds. The Fund may also invest in other income producing equity and debt securities. In certain circumstances or market environments, such as limited availability of suitable investment opportunities, or as a temporary defensive measure in response to adverse market, economic, political or other conditions, the Fund may reduce its investment in real estate securities and hold a larger position in cash or cash equivalents. The Fund concentrates investments in the real estate industry, meaning that under normal circumstances, it invests over 25% of its total assets in real estate securities. The Fund may invest in debt securities of any duration, maturity, or credit quality, including high yield securities, commonly referred to as "junk bonds."

The Fund defines "real estate securities" to include: (i) the following types of securities issued by Private Investment Funds and/or Public Investment Funds that invest principally, directly or indirectly, in real estate: common stock, preferred equity, partnership or similar interests, convertible or non-convertible preferred stock, and convertible or non-convertible secured or unsecured debt; (ii) Public REITs; (iii) Private REITs; (iv) mortgage-backed securities; (v) REOCs and (vi) ETFs, Index Funds and other investment vehicles such as closed-end funds, mutual funds and unregistered investment funds that invest principally, directly or indirectly, in real estate. REITs are pooled investment vehicles that invest primarily in income-producing real estate or real estate-related loans or interests, and REOCs are companies that invest in real estate and whose shares trade on public exchanges. For purposes of the Fund's 80% policy, the Adviser considers an issuer, including a Private Investment Fund or Public Investment Fund, to be principally invested in real estate if 50% or more of its assets are attributable to ownership, construction, management or sale of real estate.

The Fund may invest in issuers of real estate securities of any credit quality, and may invest in any level of the capital structure of an issuer of mortgage-backed securities, including the equity or "first loss" tranche. The Fund may invest in debt securities of any duration or maturity. The Fund may also, to a limited extent, make real estate-related investments other than through real estate industry securities.

A number of Private Investment Funds in which the Fund may invest may charge a performance fee. Shareholders will pay a pro rata share of asset-based and performance fees associated with the Fund's underlying investments, including its Private Investment Funds, Public Investment Funds, Public REITs, Private REITs, and REOCs (collectively, the "Underlying Funds" and each, an "Underlying Fund").

The Fund may invest up to 15% of its total assets in Private Investment Funds that would be investment companies under the 1940 Act but for the exemptions provided by Sections 3(c)(1) or 3(c)(7) of the 1940 Act.  For the avoidance of doubt, the preceding condition does not apply to private funds not relying on the exclusion on the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act, such as private funds relying upon Section 3(c)(5)(C) or Section 3(c)(6).

The Fund's policy regarding concentration of investments in the real estate industry is fundamental and may not be changed without shareholder approval. The Fund's SAI contains a list of all of the fundamental and non-fundamental investment policies of the Fund, under the heading "Investment Policies and Limitations."

The Fund's Target Investment Portfolio

Under normal market conditions, the Adviser executes its investment strategy by investing, at least 70% of the total assets, in a concentrated portfolio of "core" Private Investment Funds included in the National Council of Real Estate Investment Fiduciaries ("NCREIF") Fund Index – Open End Diversified Core Equity (the "NFI-ODCE Index"). Investment in "core" Private Investment Funds typically reflects lower risk investment strategies utilizing low leverage and generally represented by equity ownership positions in stable U.S. operating properties diversified across regions and property types.

The NFI-ODCE Index is maintained by NCREIF, a not-for-profit trade association that provides to its membership, and the academic and investment community, commercial real estate data. Its membership is composed of investment managers, plan sponsors, academicians, consultants, appraisers, CPAs and other service providers involved in institutional real estate investments. NCREIF is not regulated by any federal or state agency. To be in the NFI-ODCE Index, the Private Investment Fund must market itself as an open-end commingled fund pursuing a diversified core investment strategy, primarily investing in private equity real estate with the following guidelines and comply with the NCREIF PREA Reporting Standards, consisting of annual audits, annual external appraisals, quarterly valuations and time-weighted returns. The Private Investment Fund must also submit information in accordance with the NCRIEF Fund Data Collection and Reporting Manual. For this purpose, the NFI-ODCE Index defines "open-end commingled funds" as infinite-life vehicles consisting of multiple investors who have the ability to enter or exit the fund on a periodic basis, subject to contribution and/or redemption requests, thereby providing a degree of potential investment liquidity. For this purpose, open-end commingled funds are not open-end management investment companies registered under the 1940 Act. In addition to qualitative measures, a Private Investment Fund must comply with the following quantitative criteria in order to be eligible for inclusion in the NFI-ODCE Index.

Gross Assets Criteria

•
Real Estate. At least 80% of the market value of the Private Investment Fund's gross assets ("gross market value") must be invested in "direct real estate" with no more than 20% invested in cash or equivalents. For this purpose, "direct real estate" means that the property must be submitted to the NCREIF and must be valued.

Real Estate Assets Criteria

•	Domain. At least 95% of the Private Investment Fund's real estate gross market value (including public, private, debt and equity investments) must be invested in U.S. markets.
•
Property Types. At least 75% of the Private Investment Fund's direct real estate gross market value must be invested in office, industrial, apartment and retail property types.  For this purpose, a Private Investment Fund may look through its private debt investments.

•
Life Cycle. At least 75% of the Private Investment Fund's gross market value must be invested in properties (direct real estate gross market value) that are 75% or more leased (as of each calendar quarter end).

•
Diversification. No more than 60% (+/- for market forces) of the Private Investment Fund's direct real estate gross market value may be invested in one property type as defined by the NCREIF Property Index. The Private Investment Fund must also invest in at least three of the office, industrial, apartment or retail property types, and one of those three types representing a minimum of 5% of the Private Investment Fund's direct real estate gross market value.  For this purpose, a Private Investment Fund may look through its private debt investments.

Total Assets Criteria

•
Leverage. The Private Investment Fund may have no more than 35% leverage. Leverage is defined for this purpose as the ratio of total debt, grossed-up for ownership share of off-balance sheet debt, to the fund's total assets, also which are grossed-up for such off-balance sheet debt.

As noted above, this list reflects the current quantitative criteria for inclusion of a new Private Investment Fund in the NFI-ODCE Index. These criteria were adopted and became effective in May 2019, and NFI-ODCE members as of May 2019 had until January 1, 2020 to come into compliance with the inclusion criteria. Accordingly, prior to January 1, 2020, certain Private Investment Funds included in the NFI-ODCE Index may not have been in compliance with the criteria above. The Adviser may select non-NFI-ODCE Index Private Investment Funds that it believes will provide investment returns similar to those funds that are in the NFI-ODCE Index, but are not included in the NFI-ODCE Index solely because they do not meet its leverage, diversification or timeliness of reporting requirements.

The Adviser may also invest, typically up to 30% of its total assets, in Public REITs, Private REITs, REOCs, and Public Investment Funds that invest principally, directly or indirectly, in real estate. Publicly offered real estate funds are not members of the NFI-ODCE Index. In order to maintain liquidity for the Fund's quarterly repurchase policy and provide diversification, between 5% and 30% of the Fund's assets may be invested in any combination of Public Investment Funds and publicly traded securities, money market funds, and/or cash and cash equivalents.

Private Investment Funds. Private Investment Funds are investment funds that invest principally, directly or indirectly, in real estate. Due to sizable minimum investment requirements and selective investor qualification criteria, many Private Investment Funds limit their direct investors to mainly institutions such as endowments and pension funds. The Fund allows investors to gain exposure to Private Investment Funds that may not otherwise be available to individual investors. While the Fund may invest directly in accordance with its investment objective, through the Fund's "Fund-of-Funds" approach, investors can gain exposure to a broad range of strategies and sectors in real estate and real estate-related securities.

Exchange Traded Funds. ETFs are traded similarly to stocks and listed on major stock exchanges. Potential benefits of ETFs include diversification, cost and tax efficiency, liquidity, marginability, utility for hedging, the ability to go long and short, and (in some cases) quarterly dividends. An ETF may attempt to track a particular market segment or index.

REITs. The Fund may invest in REITs, both directly and through its investments in Private Investment Funds. REITs are investment vehicles that invest primarily in income-producing real estate or mortgages and other real estate-related loans or interests. Public REITs are listed on major stock exchanges, such as the New York Stock Exchange ("NYSE") and NASDAQ. Private REITs do not trade on a securities exchange.

REOCs. The Fund may invest in REOCs both directly and through its investments in Private Investment Funds. REOCs are companies that invest in real estate and whose shares trade on a public exchange. A REOC is similar to a REIT except that a REOC will reinvest its earnings, rather than distributing them to unit holders as REITs do.

Index Funds. An Index Fund is a mutual fund with an investment objective of seeking to replicate the performance of a specific securities index, such as the National Association of Real Estate Investment Trusts ("NAREIT") Index or the MSCI REIT Index. Index Funds are typically not actively managed, and potential benefits include low operating expenses, broad market exposure and low portfolio turnover.

Other Public Investment Funds. The Fund may make investments in other investment vehicles such as closed-end funds and mutual funds that invest principally, directly or indirectly, in real estate. Shares of closed-end funds are typically listed for trading on major stock exchanges and, in some cases, may be traded in other over-the-counter markets.

Additional Information Regarding Investment Strategy

The Fund may, from time to time, take defensive positions that are inconsistent with the Fund's principal investment strategy in attempting to respond to adverse market, economic, political or other conditions. During such times, the Adviser may determine that the Fund should invest up to 100% of its assets in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities. In these and in other cases, the Fund may not achieve its investment objective. The Adviser may invest the Fund's cash balances in any investments it deems appropriate. The Adviser expects that such investments will be made, without limitation and as permitted under the 1940 Act, in money market funds, repurchase agreements, U.S. Treasury and U.S. agency securities, municipal bonds and bank accounts. Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program. Many of the considerations when entering into recommendations and decisions of the Adviser and the Fund's portfolio managers are subjective.

The frequency and amount of portfolio purchases and sales (known as the "portfolio turnover rate") will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor if the Adviser determines that portfolio changes are appropriate. Although the Fund generally does not intend to trade for short-term profits, the Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Adviser, investment considerations warrant such action. These policies may have the effect of increasing the annual rate of portfolio turnover of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates. See "Taxes" in the Fund's SAI.

There is no assurance what portion, if any, of the Fund's investments will qualify for the reduced federal income tax rates applicable to qualified dividends under the Code. As a result, there can be no assurance as to what portion of the Fund's distributions will be designated as qualified dividend income. See "DIVIDENDS, DISTRIBUTIONS AND TAXES."

RISK FACTORS

An investment in the Fund's shares is subject to risks. The value of the Fund's investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund's shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a balanced investment program. Before investing in the Fund you should consider carefully the following risks. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisers before deciding whether to invest in the Fund.

Risks Relating to the Fund's Investments

Real Estate Industry Concentration Risk. Because the Fund concentrates its investments in real estate securities, its portfolio will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a more diversified portfolio. In addition, the Fund may invest in real estate equity or debt and therefore may be subject to risks similar to those associated with direct investment in real property. The value of the Fund's shares will be affected by factors affecting the value of real estate and the earnings of companies engaged in the real estate industry. These factors include, among others: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates. Many real estate companies utilize leverage, which increases investment risk and could adversely affect a company's operations and market value in periods of rising interest rates. The value of securities of companies in the real estate industry may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general. To the extent that a significant portion of the Fund is invested directly or indirectly in real estate located in a particular geographic region or in a particular property type, the Fund is subject to greater risks of adverse developments specific to that geographic region or property type.

There are also special risks associated with particular real estate sectors or real estate operations generally, as described below:

Retail Properties. Retail properties are affected by the overall health of the economy and may be adversely affected by, among other things, the growth of alternative forms of retailing, bankruptcy, departure or cessation of operations of a tenant, a shift in consumer demand due to demographic changes, changes in spending patterns and lease terminations. Many retail properties were adversely affected by mandated shutdowns imposed by state and local governments in response to the COVID-19 pandemic. Any additional shutdowns could have a similarly adverse impact. There continues to be uncertainty in the retail environment that could have an adverse impact on the value of retail properties.

Office Properties. Office properties are affected by the overall health of the economy, and other factors such as a downturn in the businesses operated by their tenants, obsolescence and non-competitiveness.

Hospitality Properties. The risks of hotel, motel and similar hospitality properties include, among other things, the necessity of a high level of continuing capital expenditures, competition, increases in operating costs which may not be offset by increases in revenues, dependence on business and commercial travelers and tourism, increases in fuel costs and other expenses of travel, and adverse effects of general and local economic conditions. Hotel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties.

Healthcare Properties. Healthcare properties and healthcare providers are affected by several significant factors, including federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, rates, equipment, personnel and other factors regarding operations, continued availability of revenue from government reimbursement programs and competition on a local and regional basis. The failure of any healthcare operator to comply with governmental laws and regulations may affect its ability to operate its facility or receive government reimbursements.

Industrial Properties. Industrial properties are affected by the overall health of the economy and other factors such as downturns in the manufacture, processing and shipping of goods.

Multifamily Properties. The value and successful operation of a multifamily property may be affected by a number of factors such as the location of the property, the ability of the management team, the level of mortgage interest rates, the presence of competing properties, adverse economic conditions in the locale, oversupply and rent control laws or other laws affecting such properties. Changes in rent control or rent stabilization laws and regulations could adversely affect property values. Among other consequences, changes in rent control or rent stabilization laws could prevent property owners from raising rents sufficiently to offset increases in operating costs or from removing delinquent tenants. In addition, current or future government initiatives related to COVID-19 may affect the value of investments in multifamily properties, as described further under "Current Conditions" below.

Residential Properties. Residential properties can be significantly affected by the national, regional and local real estate markets. This segment of the real estate industry also is sensitive to interest rate fluctuations which can cause changes in the availability of mortgage capital and directly affect the purchasing power of potential homebuyers. Thus, residential properties can be significantly affected by changes in government spending, interest rates, inflation, consumer confidence, demographic patterns and the level of new and existing home sales. In addition, current or future government initiatives related to COVID-19 may affect the value of investments in residential properties, as described further under "Current Conditions" below.

Shopping Centers. Shopping center properties are dependent upon the successful operations and financial condition of their tenants, particularly certain of their major tenants, and could be adversely affected by bankruptcy of those tenants. In some cases a tenant may lease a significant portion of the space in one center, and the filing of bankruptcy could cause significant revenue loss, including the loss of revenue from smaller tenants with co-tenancy rights. Like others in the commercial real estate industry, community centers are subject to environmental risks and interest rate risk. They also face the need to enter into new leases or renew leases on favorable terms to generate rental revenues. Community center properties could be adversely affected by changes in the local markets where their properties are located, as well as by adverse changes in national economic and market conditions.

Self-Storage Properties. The value and successful operation of a self-storage property may be affected by a number of factors, such as the ability of the management team, the location of the property, the presence of competing properties, changes in traffic patterns and effects of general and local economic conditions with respect to rental rates and occupancy levels.

The following other factors also may contribute to the risk of real estate investments:

Current Conditions. Periods of unusually high financial market volatility and restrictive credit conditions, at times limited to a particular sector or geographic area, have occurred in the past and may be expected to recur in the future. Some countries, including the United States, have adopted or have signaled protectionist trade measures, relaxation of the financial industry regulations that followed the financial crisis, and/or reductions to corporate taxes. Such financial market volatility and restrictive credit conditions has made it more difficult for borrowers to obtain financing or refinancing on attractive terms or at all. In particular, because of rising interest rates and the current conditions in the credit markets, borrowers may be subject to increased interest expenses for borrowed money and tightening underwriting standards. There is also a risk that a general lack of liquidity or other events in the credit markets may adversely affect the ability of issuers in whose securities the Fund invests to finance real estate developments and projects or refinance completed projects.

In addition, geopolitical and other risks, including environmental and public health risks, may add to instability in the world economy and markets generally. As a result of increasingly interconnected global economies and financial markets, the value and liquidity of the Fund's investments may be negatively affected by events impacting a country or region, regardless of whether the Fund invests in issuers located in or with significant exposure to such country or region.

The outbreak of COVID-19 has resulted in instances of market closures and dislocations, extreme volatility, liquidity constraints and increased trading costs. Efforts to contain the spread of COVID-19 have resulted in travel restrictions, closed international borders, disruptions of healthcare systems, business operations (including business closures) and supply chains, layoffs, lower consumer demand and employee availability, defaults and credit downgrades, among other significant economic impacts, all of which have disrupted global economic activity across many industries and may exacerbate other pre-existing political, social and economic risks, locally or globally and cause general concern and uncertainty. The full economic impact and ongoing effects of COVID-19 (or other future epidemics or pandemics) at the macro-level and on individual businesses are unpredictable and may result in significant and prolonged effects on the Fund's performance. For example, as a result of the COVID-19 pandemic, during certain time periods most of the Private Investment Funds experienced an increase in redemption requests as investors sought to raise cash and rebalance their portfolios and some Private Investment Funds temporarily suspended their redemption payout while others paid out a pro-rata portion of redemption requests.

To the extent the impacts of COVID-19 continue, the Fund may experience negative impacts to its business that could exacerbate other risks to which the Fund is subject. Furthermore, it is not possible to predict with certainty the extent to which current or future government initiatives related to COVID-19 may adversely impact the value of the Fund's investments. Since March 13, 2020, there have been a number of governmental temporary initiatives applicable to federally backed mortgage loans in response to the economic impacts of COVID-19 including foreclosure and eviction moratoria, mortgage forbearances and loan modifications for borrowers and renters experiencing financial hardship due to COVID-19. It is difficult to predict how government initiatives relating to COVID-19 may affect the federally backed mortgage market, the U.S. mortgage market as a whole and the price of securities relating to the mortgage markets.

In addition, Russia's recent invasion of Ukraine in February 2022 has resulted in sanctions imposed by several nations, such as the United States, United Kingdom, European Union and Canada. The current sanctions and potential further sanctions may negatively impact certain sectors of Russia's economy, but also may negatively impact the value of the Fund's investments that do not have direct exposure to Russia, including the Fund's real estate investments. It is unknown the impact of the escalation of the conflict will have on economic growth and real estate markets across Europe and elsewhere.

Development Issues. Certain real estate companies may engage in the development or construction of real estate properties. These companies in which the Fund invests ("portfolio companies") are exposed to a variety of risks inherent in real estate development and construction, such as the risk that there will be insufficient tenant demand to occupy newly developed properties, and the risk that prices of construction materials or construction labor may rise materially during the development.

Lack of Insurance. Certain of the Fund's portfolio companies may fail to carry comprehensive liability, fire, flood, earthquake extended coverage and rental loss insurance, or insurance in place may be subject to various policy specifications, limits and deductibles. Should any type of uninsured loss occur, the portfolio company could lose its investment in, and anticipated profits and cash flows from, a number of properties and, as a result, adversely affect the Fund's investment performance.

Dependence on Tenants. The value of the Fund's portfolio companies' properties and the ability of these companies to make distributions to their shareholders depend upon the ability of the tenants at the properties to generate enough income in excess of their tenant operating expenses to make their lease payments. Changes beyond the control of the Fund's portfolio companies may adversely affect their tenants' ability to make their lease payments and, in such event, would substantially reduce both their income from operations and ability to make distributions to the Fund's portfolio companies and, consequently, the Fund.

Financial Leverage. Real estate companies may be highly leveraged and financial covenants may affect the ability of real estate companies to operate effectively.

Environmental Issues. Property owners could face substantial risk of loss from claims based on environmental problems associated with the real estate underlying the Fund's investments. For example, in connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, a portfolio company may be considered an owner, operator or responsible party of such properties and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and liabilities for injuries to persons and property. Furthermore, changes in environmental laws or in the environmental condition of an asset may create liabilities that did not exist at the time of the acquisition of the real property and that could not have been foreseen. In addition, real properties could be affected by undisclosed matters, including, but not limited to, legal easements, breaches of planning, legislation, building regulations and statutory regimes, and duties payable to municipalities and counties. The existence of any such liabilities could have a material adverse effect on the results of operations and cash flow of any such portfolio company and, as a result, the amount available to make distributions on shares of the Fund could be reduced.

Interest Rate Risk. Rising interest rates will generally cause the value of the Fund's investments in real estate securities to decline. Rising interest rates could result in higher costs of capital for real estate companies, which could negatively impact a real estate company's ability to meet its payment obligations. Additionally, real estate companies may use leverage (and some may be highly leveraged), which increases investment risk and the risks normally associated with debt financing and could adversely affect a real estate company's operations and market value in periods of rising interest rates.

Increases in interest rates also typically lower the present value of a REIT's future earnings stream, and may make financing property purchases and improvements more costly. The risk of rising interest rates may be greater due to the extended period of historically low rates and anticipated changes in government fiscal policy initiatives. Because the market price of REITs may change based upon investors' collective perceptions of future earnings, the value of the Fund will generally decline when investors anticipate or experience rising interest rates. The risks associated with rising interest rates are greatly heightened in view of the US Federal Reserve Bank's decision to raise the federal funds rate from historic lows, and may continue to raise interest rates if considered necessary to reduce inflation to acceptable levels.

Credit Risk. There is a risk that debt issuers will not make payments, resulting in losses to the Fund. In addition, the credit quality of securities may be lowered if an issuer's financial condition changes. Lower credit quality may lead to greater volatility in the price of a security and in shares of the Fund. Lower credit quality also may affect liquidity and make it difficult to sell the security. Default, or the market's perception that an issuer is likely to default, could reduce the value and liquidity of securities, thereby reducing the value of your investment in Fund shares. In addition, default may cause the Fund to incur expenses in seeking recovery of principal or interest on its portfolio holdings.

Mortgage-Backed Securities Risk. Mortgage-backed securities represent an interest in a pool of mortgages. Mortgage-backed securities are based on different types of mortgages, including those on commercial real estate or residential properties. The primary issuers or guarantors of mortgage-backed securities have historically been Fannie Mae, Freddie Mac and the Government National Mortgage Association ("Ginnie Mae"). Other issuers of mortgage-backed securities include commercial banks and other private lenders.

Mortgage-backed securities differ from conventional debt securities because principal is paid back over the life of the security rather than at maturity. The Fund may receive unscheduled prepayments of principal due to voluntary prepayments, refinancing or foreclosure on the underlying mortgage loans. To the Fund this means a loss of anticipated interest, and a portion of its principal investment represented by any premium the Fund may have paid. Mortgage prepayments generally increase when interest rates fall. Because of prepayments, mortgage-backed securities may be less effective than some other types of debt securities as a means of "locking in" long-term interest rates and may have less potential for capital appreciation during periods of falling interest rates. When the Fund reinvests the prepayments of principal it receives, it may receive a rate of interest that is lower than the rate on the existing security.

Mortgage-backed securities also are subject to extension risk. An unexpected rise in interest rates could reduce the rate of prepayments on mortgage-backed securities and extend their life. This could cause the price of the mortgage-backed securities and the Fund's share price to fall and would make the mortgage-backed securities more sensitive to interest rate changes.

Issuers of asset-backed securities may have limited ability to enforce the security interest in the underlying assets, and credit enhancements provided to support the securities, if any, may be inadequate to protect investors in the event of default.

The Fund may invest in the residual or equity tranches of mortgage-related securities, which may be referred to as subordinate mortgage-backed securities and interest-only mortgage-backed securities. Subordinate mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate mortgage-backed securities will not be fully paid. There are multiple tranches of mortgage-backed securities, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, and subordinated/equity or "first loss," according to their degree of risk. The most senior tranche of a mortgage-backed security has the greatest collateralization and pays the lowest interest rate. If there are defaults or the collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Lower tranches represent lower degrees of credit quality and pay higher interest rates intended to compensate for the attendant risks. The return on the lower tranches is especially sensitive to the rate of defaults in the collateral pool. The lowest tranche (i.e., the "equity" or "residual" tranche) specifically receives the residual interest payments (i.e., money that is left over after the higher tranches have been paid and expenses of the issuing entities have been paid) rather than a fixed interest rate. The Fund expects that investments in subordinate mortgage-backed securities will be subject to risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potential losses. Subordinate securities of mortgage-backed securities are also subject to greater credit risk than those mortgage-backed securities that are more highly rated.

REIT Risk. Investments (directly or indirectly) in REITs subject the Fund to various risks. REIT share prices typically decline because of adverse developments affecting the real estate industry and real property values. In general, real estate values are affected by a variety of factors, including supply and demand for properties, the economic health of the country or of different regions, and the strength of specific industries that rent properties. REITs often invest in highly leveraged properties. Returns from REITs, which typically are small or medium capitalization stocks, may trail returns from the overall stock market. In addition, changes in interest rates may hurt real estate values or make REIT shares less attractive than other income- producing investments. REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation.

Qualification as a REIT under the Code in any particular year is a complex analysis that depends on a number of factors. There can be no assurance that an entity in which the Fund invests with the expectation that it will be taxed as a REIT will, in fact, qualify as a REIT. An entity that fails to qualify as a REIT would be subject to a corporate level tax, would not be entitled to a deduction for dividends paid to its shareholders and would not pass through to its shareholders the character of income earned by the entity. If the Fund were to invest in an entity that failed to qualify as a REIT, such failure could significantly reduce the Fund's yield on that investment. REITs can be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest primarily in real property and earn rental income from leasing those properties. They may also realize gains or losses from the sale of properties. Equity REITs will be affected by conditions in the real estate rental market and by changes in the value of the properties they own. Mortgage REITs invest primarily in mortgages and similar real estate interests and receive interest payments from the owners of the mortgaged properties. Mortgage REITs will be affected by changes in creditworthiness of borrowers and changes in interest rates. Hybrid REITs invest both in real property and in mortgages. Equity and mortgage REITs are dependent upon management skills, may not be diversified and are subject to the risks of financing projects.

Dividends paid by REITs generally will not qualify for the reduced U.S. federal income tax rates applicable to qualified dividends under the Code. See "DIVIDENDS, DISTRIBUTIONS AND TAXES" below. The Fund's investments in REITs may include an additional risk to shareholders. Some or all of a REIT's annual distributions to its investors may constitute a non-taxable return of capital. Any such return of capital will generally reduce the Fund's basis in the REIT investment, but not below zero. To the extent the distributions from a particular REIT exceed the Fund's basis in such REIT, the Fund will generally recognize gain. In part because REIT distributions often include a nontaxable return of capital, Fund distributions to shareholders may also include a nontaxable return of capital. Shareholders that receive such a distribution will also reduce their tax basis in their shares of the Fund, but not below zero. To the extent the distribution exceeds a shareholder's basis in the Fund's shares, such shareholder will generally recognize a capital gain. The Fund does not have any investment restrictions with respect to investments in REITs.

REOC Risk. REOCs, like REITs, expose the Fund to the risks of the real estate market. These risks can include fluctuations in the value of underlying properties; destruction of underlying properties; defaults by borrowers or tenants; market saturation; changes in general and local economic conditions; decreases in market rates for rents; increases in vacancies; competition; property taxes; capital expenditures, or operating expenses; and other economic, political or regulatory occurrences affecting the real estate industry. REOCs are also affected by risks similar to investments in debt securities, including changes in interest rates and the quality of credit extended. REOCs require specialized management and pay management expenses; may have less trading volume; may be subject to more abrupt or erratic price movements than the overall securities markets; and may invest in a limited number of properties, in a narrow geographic area, or in a single property type which increase the risk that the portfolio could be unfavorably affected by the poor performance of a single investment or investment type. In addition, defaults on or sales of investments that the REOC holds generally reduce the cash flow needed to make distributions to investors.

Underlying Funds Risk. The Underlying Funds in which the Fund invests are subject to investment advisory and other expenses, which will be indirectly paid by the Fund. As a result, the cost of investing in the Fund will be higher than the cost of investing directly in the Underlying Funds and also may be higher than other funds that invest directly in securities. The Underlying Funds are subject to specific risks, depending on the nature of the specific Underlying Fund. The Fund's performance depends in part upon the performance of the Underlying Fund managers and selected strategies, the adherence by such Underlying Fund managers to such selected strategies, the instruments used by such Underlying Fund managers and the Adviser's ability to select Underlying Fund managers and strategies and effectively allocate Fund assets among them. Investments in ETFs and closed-end funds cause the Fund to incur brokerage expenses. Additionally, the market value of shares of Underlying Funds that are closed-end funds may differ from their net asset value. This difference in price may be due to the fact that the supply and demand in the market for fund shares at any point in time is not always identical to the supply and demand in the market for the underlying basket of securities. Separately, Index Fund returns are typically lower than their respective index because of fees and expenses and are subject to investment strategy induced tracking risk.

Use of Leverage by Underlying Funds. The Underlying Funds in which the Fund invests may utilize financial leverage. The Underlying Funds may be able to borrow, subject to the limitations of their charters and operative documents. In the case of Private Investment Funds, such funds are not subject to the limitations imposed by the 1940 Act regarding the use of leverage with respect to which registered investment companies, including the Fund, are subject. Underlying Funds typically will hold their investments in entities organized as REITs, corporations or other entities and this may allow the Fund's risk of loss to be limited to the amount of its investment in the Underlying Fund. While leverage presents opportunities for increasing the Fund's total return, it has the effect of potentially increasing losses as well.

Private Investment Fund Risk. The Fund's investment in Private Investment Funds will require it to bear a pro rata share of the vehicles' expenses, including management and performance fees. The fees the Fund pays to invest in a Private Investment Fund may be higher than if the manager of the Private Investment Fund managed the Fund's assets directly. The incentive fees paid by certain Private Investment Funds potentially create an incentive for its manager to make investments that are riskier and/or more speculative than those it might have made in the absence of an incentive fee. Private Investment Funds are not publicly traded and therefore may not be as liquid as other types of investments. Furthermore, Private Investment Funds, like the other Underlying Funds in which the Fund may invest, are subject to specific risks, depending on the nature of the vehicle and also may employ leverage such that their returns are more than one times that of their benchmark which will amplify losses suffered by the Fund when compared to unleveraged investments. For example, the Private Investment Funds need not have independent boards, shareholder approval of advisory contracts may not be required, they may leverage to an unlimited extent, and they may engage in joint transactions with affiliates. The majority of Private Investment Funds permit redemptions only quarterly (the others are more frequent) and these withdrawal limitations restrict the Adviser's ability to terminate investments in Private Investment Funds. With respect to the frequency and amounts of redemptions paid to the Fund, there is no guarantee that the Fund will be paid all or any of the redemption amount at the time requested. Further, each of the Private Investment Funds can suspend redemptions or pay a pro-rata portion of redemption requests if the general partner or its respective board deems it in the best interest of its shareholders.  If values are falling, the Fund may not be able to sell its Private Investment Funds and the value of Fund shares will decline. These characteristics present additional risks for shareholders.

Valuation of Private Investment Funds. While the valuation of the Fund's publicly-traded securities are more readily ascertainable, the Fund's ownership interests in Private Investment Funds are not publicly traded. Accordingly, the Adviser may consider information provided by the institutional asset manager to a Private Investment Fund to determine the estimated value of the Fund's investment therein.  Moreover, the valuation of the Fund's investment in a Private Investment Fund, as provided by an institutional asset manager as of a specific date, may vary from the actual sale price that may be obtained if such investment were sold to a third party, if a secondary market for such investment existed. For information about the value of the Fund's investment in Private Investment Funds, the Adviser will be dependent on information provided by the Private Investment Funds, including quarterly unaudited financial statements which if inaccurate could adversely affect the Adviser's ability to value accurately the Fund's shares.

There can be no assurance that the stated NAV of the Fund, as calculated based on such information, will be accurate on any given date, nor can there be any assurance that the sale of any property would be at a price equivalent to the last estimated value of such property. If at any time the stated NAV of the Fund is lower than its true value, those investors who have their Fund shares repurchased at such time will be underpaid and investors who retain their Fund shares would be adversely affected if more shares were to be issued at the low price than are repurchased at that price. Conversely, if the Fund's stated NAV is higher than its true value, those investors who purchase Fund shares at such time will overpay, and if repurchases of Fund shares based on a high stated NAV were to exceed purchases of shares at that value, investors who do not have their Fund shares repurchased will be adversely affected. In addition, investors would be adversely affected by higher fees payable to the Adviser if the gross asset value of the Fund is overstated.

The NAV of the Fund, as determined based on the fair value of its investments in Private Investment Funds, may vary from the amount the Fund would realize on the withdrawal of its investments from the Private Investment Funds. This could adversely affect shareholders whose Fund shares are repurchased as well as new shareholders and remaining shareholders. For example, in certain cases, the Fund might receive less than the fair value of its investment in connection with its withdrawal of its investment from a Private Investment Fund, resulting in a dilution of the value of the Fund shares of shareholders who do not tender their shares in any coincident tender offer and a windfall to tendering shareholders; in other cases, the Fund might receive more than the fair value of its investment, resulting in a windfall to shareholders remaining in the Fund, but a shortfall to tendering shareholders.

Shareholders in the Fund have no individual right to receive information about the Private Investment Funds or the underlying institutional managers, will not be shareholders in the Private Investment Funds, and will have no rights with respect to or standing or recourse against the Private Investment Funds, underlying institutional managers or any of their respective affiliates.

Preferred Securities Risk. There are various risks associated with investing in preferred securities, including credit risk, interest rate risk, deferral and omission of distributions, subordination to bonds and other debt securities in a company's capital structure, limited liquidity, limited voting rights and special redemption rights. Interest rate risk is, in general, the risk that the price of a debt security falls when interest rates rise. Securities with longer maturities tend to be more sensitive to interest rate changes. Credit risk is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. Holders of preferred securities may not receive dividends, or the payment can be deferred for some period of time. In bankruptcy, creditors are generally paid before the holders of preferred securities.

Convertible Securities Risk. Convertible securities are hybrid securities that have characteristics of both bonds and common stocks and are subject to risks associated with both debt securities and equity securities. Convertible securities are similar to fixed income securities because they usually pay a fixed interest rate (or dividend) and are obligated to repay principal on a given date in the future. The market value of fixed income and preferred securities tends to decline as interest rates increase and tends to increase as interest rates decline. Convertible securities have characteristics of a fixed income security and are particularly sensitive to changes in interest rates when their conversion value is lower than the value of the bond or preferred share. Fixed income and preferred securities also are subject to credit risk, which is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become due. Fixed income and preferred securities also may be subject to prepayment or redemption risk. If a convertible security held by the Fund is called for redemption, the Fund will be required to surrender the security for redemption, convert it into the issuing company's common stock or cash or sell it to a third party at a time that may be unfavorable to the Fund. In addition, the Fund may invest in fixed income and preferred securities rated less than investment grade that are sometimes referred to as high yield or "junk bonds." These securities are speculative investments that carry greater risks and are more susceptible to real or perceived adverse economic and competitive industry conditions than higher quality securities. Such securities also may be subject to resale restrictions. The lack of a liquid market for these securities could decrease the Fund's share price. Convertible securities have characteristics similar to common stocks especially when their conversion value is the same as the value of the bond or preferred share. The price of equity securities may rise or fall because of economic or political changes. Stock prices in general may decline over short or even extended periods of time. Market prices of equity securities in broad market segments may be adversely affected by a prominent issuer having experienced losses or by the lack of earnings or such an issuer's failure to meet the market's expectations with respect to new products or services, or even by factors wholly unrelated to the value or condition of the issuer, such as changes in interest rates.

Fixed Income Risk. When the Fund invests in fixed income securities, the value of your investment in the Fund will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of fixed income securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund's share price and total return to be reduced and fluctuate more than other types of investments.

High Yield Securities Risk. High yield debt securities (including loans) and unrated securities of similar credit quality ("high yield debt instruments" or "junk bonds") involve greater risk of a complete loss of the Fund's investment, or delays of interest and principal payments, than higher-quality debt securities. Issuers of high yield debt instruments are not as strong financially as those issuing securities of higher credit quality. High yield debt instruments are generally considered predominantly speculative by the applicable rating agencies as their issuers are more likely to encounter financial difficulties and are more vulnerable to changes in the relevant economy, such as a recession or a sustained period of rising interest rates, that could affect their ability to make interest and principal payments when due. If an issuer stops making interest and/or principal payments, payments on the securities may never resume. These instruments may become worthless and the Fund could lose its entire investment.

The prices of high yield debt instruments generally fluctuate more than higher-quality securities. Prices are especially sensitive to developments affecting the issuer's business or operations and to changes in the ratings assigned by rating agencies. In addition, the entire high yield debt market can experience sudden and sharp price swings due to changes in economic conditions, stock market activity, large sustained sales by major investors, a high-profile default, or other factors. Prices of corporate high yield debt instruments often are closely linked with the company's stock prices and typically rise and fall in response to factors that affect stock prices.

High yield debt instruments are generally less liquid than higher-quality securities. Many of these securities are not registered for sale under the federal securities laws and/or do not trade frequently. When they do trade, their prices may be significantly higher or lower than expected. At times, it may be difficult to sell these securities promptly at an acceptable price, which may limit the Fund's ability to sell securities in response to specific economic events or to meet repurchase requests. As a result, high yield debt instruments generally pose greater illiquidity and valuation risks.

Substantial declines in the prices of high yield debt instruments can dramatically increase the yield of such bonds or loans. The decline in market prices generally reflects an expectation that the issuer(s) may be at greater risk of defaulting on the obligation to pay interest and principal when due. Therefore, substantial increases in yield may reflect a greater risk by the Fund of losing some or part of its investment rather than reflecting any increase in income from the higher yield that the debt security or loan may pay to the Fund on its investment.

Other Risks of Investing in the Fund

Minimal Capitalization Risk. The Fund is not obligated to raise any specific amount of capital pursuant to this offering. There is a risk that the amount of capital actually raised by the Fund through the offering of its shares may be insufficient to continue operations or allow the Fund to realize its investment objective. An inability to raise sufficient capital may adversely affect the Fund's financial condition, liquidity and results of operations, as well as its compliance with regulatory requirements. Further, if the Fund fails to achieve its estimated size and the Expense Limitation Agreement with the Adviser is terminated, expenses will be higher than expected.

Delayed Use of Proceeds Risk.  Pending investment of the net proceeds in accordance with the Fund's investment objective and policies, the Fund expects to invest all or a portion of such proceeds in money market funds or high quality short-term debt securities, or hold cash. The Fund may be prevented from achieving its investment objective during any time in which the Fund's assets are not substantially invested in accordance with its principal investment strategies.

Large Shareholder Risk. To the extent a large proportion of the shares of the Fund are held by a small number of shareholders (or a single shareholder), including affiliates of the Adviser, the Fund is subject to the risk that these shareholders will purchase or redeem Fund shares in large amounts rapidly. These transactions could adversely affect the ability of the Fund to conduct its investment program. Furthermore, it is possible that in response to a Repurchase Offer, the total amount of shares tendered by a small number of shareholders (or a single shareholder) may exceed the number of shares that the Fund has offered to repurchase. If a Repurchase Offer is oversubscribed by shareholders, the Fund will repurchase only a pro rata portion of shares tendered by each shareholder. See "Repurchase Offer Risk" below.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Adviser to allocate effectively the Fund's assets among the various Private Investment Funds, Public Investment Funds, Public REITs, Private REITs and REOCs in which the Fund invests and, with respect to each such asset class, among equities and fixed income securities. There can be no assurance that the actual allocations will be effective in achieving the Fund's investment objective or delivering positive returns.

Lack of Control Over Private Investment Funds and Other Portfolio Investments. Once the Adviser has selected Underlying Funds, the Adviser will have no control over the investment decisions made by any such Underlying Fund although the Adviser will evaluate regularly each Underlying Fund and its manager to determine whether their respective investment programs are consistent with the Fund's investment objective. Even though the Underlying Funds are subject to certain constraints, the managers may change aspects of their investment strategies. The managers may do so at any time (for example, such change may occur immediately after providing the Adviser with the quarterly unaudited financial information for a Private Investment Fund). The Adviser may reallocate the Fund's investments among the Underlying Funds, but the Adviser's ability to do so may be constrained by the withdrawal limitations imposed by the Underlying Funds, which may prevent the Fund from reacting rapidly to market changes should an Underlying Fund fail to effect portfolio changes consistent with such market changes and the demands of the Adviser. Such withdrawal limitations may also restrict the Adviser's ability to terminate investments in Underlying Funds that are poorly performing or have otherwise had adverse changes. The Adviser will be dependent on information provided by the Underlying Fund, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Adviser's ability to manage the Fund's investment portfolio in accordance with its investment objective. By investing in the Fund, a shareholder will not be deemed to be an investor in any Underlying Fund and will not have the ability to exercise any rights attributable to an investor in any such Underlying Fund related to their investment. In addition, shareholders in the Fund shall not be entitled to rely upon any written or oral information from any Underlying Fund, Underlying Fund manager or their respective affiliates.

Issuer and Non-Diversification Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. As a non-diversified fund, the Fund may invest more than 5% of its total assets in the securities of one or more issuers. Because the Fund is non-diversified, its performance is more sensitive to the negative performance of any single issuer and any single economic, business, political or regulatory occurrence than the performance of a diversified investment company. The value of an issuer's securities that are held in the Fund's portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer's goods and services.

Liquidity Risk. The Fund is a closed-end investment company structured as an "interval fund" and is designed for long-term investors. Unlike many closed-end investment companies, the Fund's shares are not listed on any securities exchange and are not publicly traded. There is no secondary market for the Fund's shares and the Adviser does not expect that a secondary market will develop. Limited liquidity is provided to shareholders only through the Fund's quarterly Repurchase Offers for no less than 5% of the Fund's shares outstanding at NAV. There is no guarantee that shareholders will be able to sell all of the shares they desire in a quarterly Repurchase Offer. The Fund's investments are also subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Underlying Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk. For information about selling your shares in the Fund, see "PERIODIC OFFERS TO REPURCHASE SHARES" below.

Management Risk. The Fund's NAV changes daily based on the performance of the securities in which it invests. The Adviser's judgments about the attractiveness, value and potential appreciation of a particular real estate segment and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Market Risk. An investment in the Fund's shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund's shares represents an indirect investment in the securities owned by the Fund. The value of these securities may move up or down, sometimes rapidly and unpredictably. The market value of the Fund's investments may move up or down, sometimes rapidly and unpredictably. These fluctuations may cause an investment to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. U.S. and international markets have experienced, and may continue to experience, volatility, which may increase risks associated with an investment in the Fund. Certain social, political, economic, environmental and other conditions and events (such as natural disasters and weather-related phenomena generally, epidemics and pandemics such as COVID-19, war, terrorism, conflicts and social unrest) may adversely interrupt the global economy and result in prolonged periods of significant market volatility. The market value of securities in which the Fund invests is based upon the market's perception of value and is not necessarily an objective measure of the securities' value. In some cases, for example, the stock prices of individual companies have been negatively impacted even though there may be little or no apparent degradation in the financial condition or prospects of the issuers. Similarly, the debt markets have experienced substantially lower valuations, reduced liquidity, price volatility, credit downgrades, increased likelihood of default, and valuation difficulties. As a result of this significant volatility, many of the following risks associated with an investment in the Fund may be increased. Continuing market volatility may have adverse effects on the Fund.

Not a Complete Investment Program. An investment in the Fund should not be considered a complete investment program. Each investor should take into account the Fund's investment objective and other characteristics, as well as the investor's other investments, when considering an investment in the Fund.

Correlation Risk. The Fund seeks to produce returns that are less correlated to the broader financial markets. Although the prices of equity securities and fixed income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the Fund is subject to correlation risk.

Repurchase Offer Risk. The Fund's NAV may decline as a result of the Fund's having to hold additional cash and/or sell portfolio securities to raise cash in order to repurchase its shares in a Repurchase Offer. Selling portfolio securities may cause the market prices of these securities and hence the Fund's NAV to decline. If such a decline occurs, the Fund cannot predict its magnitude or whether such a decline would be temporary or continue until or beyond the date that is the deadline to tender shares for a given Repurchase Offer. Because the price per share to be paid in the Repurchase Offer will depend upon the NAV per share as determined on the actual pricing date, the sales proceeds received by tendering shareholders would be reduced if the decline continued until the actual pricing date. In addition, the sale of portfolio securities will increase the Fund's transaction expenses and the Fund may receive proceeds from the sale of portfolio securities that are less than their valuations by the Fund.

During the Repurchase Offer period, the Fund may be unable to sell liquid portfolio securities it would otherwise choose to sell during the period. The Fund is required to maintain liquid assets (including through access to a line of credit) equal to at least the number of shares that the Fund will offer to repurchase between 5% and 25% of the Fund's shares outstanding, as required by Rule 23c-3 under the 1940 Act. Accordingly, due to a Repurchase Offer, the Fund's NAV per share may decline more than it otherwise might, thereby reducing the amount of proceeds received by tendering shareholders and the NAV per share for non-tendering shareholders. In addition, shareholders may not be able to liquidate all shares of the Fund they have tendered during a Repurchase Offer if the total amount of shares tendered by shareholders exceeds the number of shares that the Fund has offered to repurchase. If a Repurchase Offer is oversubscribed by shareholders, the Fund will repurchase only a pro rata portion of shares tendered by each shareholder. Therefore, the Fund is designed primarily for long-term investors.

Distribution Policy Risk. The Fund's distribution policy is to make quarterly distributions to shareholders. All or a portion of a distribution may consist solely of a return of capital (i.e., from your original investment) and not a return of net profit. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares. Shareholders should not confuse a return of capital distribution with "dividend yield," "profit" or "total return."

Borrowing and Leverage Risk. The Fund is permitted to use leverage by borrowing. Leverage is a speculative technique that exposes the Fund to greater risk and increased costs than if it were not implemented. There is no guarantee that the Fund will use leverage, or that the Fund's leveraging strategy will be successful. Increases and decreases in the value of the Fund's portfolio will be magnified when the Fund uses leverage. As a result, leverage may cause greater volatility in the Fund's NAV, market price and the level of the Fund's distributions. Also, if the Fund is utilizing leverage, a decline in NAV could affect the ability of the Fund to make distributions and such a failure to make distributions could result in the Fund ceasing to qualify as a regulated investment company under the Code. The Fund will also have to pay interest on its leverage, which may reduce the return on Fund shares. This interest expense may be greater than the Fund's return on the underlying investment.

The 1940 Act and the SEC's current rules, exemptions and interpretations thereunder, permit the Fund to borrow up to one-third of the value of its total assets (including the amount borrowed, but less all liabilities and indebtedness not represented by senior securities) from banks. The Fund is required to maintain continuous asset coverage of at least 300% with respect to such borrowings and to reduce the amount of its borrowings (within three days excluding Sundays and holidays) to restore such coverage if it should decline to less than 300% due to market fluctuations or otherwise. In the event that the Fund is required to reduce its borrowings, it may have to sell portfolio holdings, even if such sale of the Fund's holdings would be disadvantageous from an investment standpoint. Leveraging by means of borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities on the Fund's NAV, and money borrowed will be subject to interest and other costs (which may include commitment fees and/or the cost of maintaining minimum average balances), which may or may not exceed the income or gains received from the securities purchased with borrowed funds.

Cyber Security Risk. As all financial services firms continue to face increased security threats, the Fund will face greater operational risks through breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or lose operational capacity. This in turn could cause the Fund to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures, and/or financial loss. Cyber security threats may result from unauthorized access to the Fund's digital information systems (e.g., through "hacking" or malicious software coding), but may also result from outside attacks such as denial-of- service attacks (i.e., efforts to make network services unavailable to intended users). In addition, because the Fund works closely with third-party service providers (e.g., administrators, transfer agents, custodians and sub-advisers), cyber security breaches at such third-party service providers may subject the Fund to many of the same risks associated with direct cyber security breaches. The same is true for cyber security breaches at any of the issuers in which the Fund may invest. While the Fund has established risk management systems designed to reduce the risks associated with cyber security, there can be no assurance that such measures will succeed.

Possible Risk of Conflicts

Possible Competition Between Underlying Funds and Between the Fund and the Underlying Funds. The Underlying Funds trade independently of each other and may pursue investment strategies that "compete" with each other for execution or that cause the Fund to participate in positions that offset each other (in which case the Fund would bear its pro rata share of commissions and fees without the potential for a profit). Also, the Fund's investments in any particular Underlying Fund could increase the level of competition for the same trades that other Underlying Funds might otherwise make, including the priorities of order entry. This could make it difficult or impossible to take or liquidate a position in a particular security at a price consistent with the Adviser's strategy.

Non-Principal Investment Strategies

When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis. This means that delivery and payment occur a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are determined when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. The Fund may, if it is deemed advisable, sell the securities after it commits to a purchase but before delivery and settlement takes place.

Securities purchased on a forward commitment, when-issued or delayed delivery basis are subject to changes in value based upon the public's perception of the creditworthiness of the issuer and changes (either real or anticipated) in the level of interest rates. Purchasing securities on a when-issued or delayed delivery basis can present the risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Fund is fully, or almost fully invested, results in a form of leverage and may cause greater fluctuation in the value of the net assets of the Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered, and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

Contingent Convertible Securities

The Fund may invest in contingent convertible securities ("CoCos"). CoCos are a form of hybrid debt security that are intended to either convert into equity or have their principal written down upon the occurrence of certain "triggers." The triggers generally are linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution's continued viability as a going concern. CoCos' unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:

Loss absorption risk. CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the banking institution's discretion or at the request of the relevant regulatory authority in order to help the bank absorb losses.

Mandatory conversions. CoCos may provide for mandatory conversion into common stock of the issuer following a conversion event (i.e., a "trigger"). In such an event, each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument. Since the common stock of the issuer may not pay a dividend, investors in these instruments could experience a reduced income rate, potentially to zero; and conversion would deepen the subordination of the investor, hence worsening standing in a bankruptcy. In addition, some such instruments have a set stock conversion rate that would cause a reduction in value of the security if the price of the stock is below the conversion price on the conversion date. CoCos may be considered to be high-yield securities (commonly referred to as. "junk" bonds) and, to the extent a CoCo held by the Fund were to undergo a write down, the Fund may lose some or all of its original investment in the CoCo. Performance of a CoCo issuer may, in general, be correlated with the performance of other CoCo issuers. As a result, negative information regarding one CoCo issuer may cause a decline in value of other CoCo issuers.

Subordinated instruments. CoCos, in the majority of circumstances, will be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Fund, against the issuer in respect of or arising under the terms of the CoCos generally shall rank junior to the claims of all holders of unsubordinated obligations of the issuer. Subordinate securities such as CoCos are more likely to experience credit loss than non-subordinate securities of the same issuer, even if the CoCos do not convert to equity securities. Any losses incurred by subordinate securities, such as CoCos, are likely to be proportionately greater than non-subordinate securities and any recovery of principal and interest of subordinate securities may take more time. As a result, any perceived decline in creditworthiness of a CoCo issuer is likely to have a greater impact on the CoCo, as a subordinate security.

Market value will fluctuate based on unpredictable factors. The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer's applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general. The market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock.

MANAGEMENT OF THE FUND

Board of Trustees

The management and affairs of the Fund are supervised by the Board. The Board consists of three individuals, all of whom are not "interested persons" of the Fund, as that term is defined in the 1940 Act (the "Independent Trustees"). The Board establishes policies for the operation of the Fund and appoints the officers who conduct the daily business of the Fund. The Board also oversees risk as part of its general oversight of the Fund. The Trustees have the authority to take all actions necessary in connection with their oversight of the business affairs of the Fund, including, among other things, approving the investment objective, policies and procedures for the Fund. The Fund enters into agreements with various entities to manage the day-to-day operations of the Fund, including the Adviser, administrator, transfer agent, distributor and custodian. The Trustees are responsible for approving the agreements between these service providers and the Fund and exercising general service provider oversight. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under "Management of the Fund" in the SAI.  The Fund pays all it operating expenses, although some may be offset by the adviser pursuant to an expense limitation agreement.

Investment Adviser

Union Square Capital Partners, LLC ("USQ"), 235 Whitehorse Lane, Suite 200, Kennett Square, PA 19348, serves as the investment adviser to the Fund under an investment advisory agreement with the Fund (the "Investment Advisory Agreement"). The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser is a Delaware limited liability company formed in October 2016, for the purpose of advising the Fund. The Adviser is wholly owned by its sole member, USQ Holding Company, LLC, a Delaware limited liability company. USQ Holding Company, LLC is wholly owned by its sole member, Chatham Financial Corp. ("Chatham"), a Pennsylvania corporation.

Chatham is a premier, independent partner for commercial real estate investors seeking capital markets solutions. For more than 30 years, Chatham has worked with clients to provide comprehensive financial risk management and investment management services to common commercial real estate financial challenges, including debt management, defeasance & prepayment, foreign currency hedging, hedge accounting, interest rate hedging, investment banking, regulatory compliance, and valuation services.

Under the terms of the Investment Advisory Agreement, and subject to the authority of the Board, the Adviser will carry out the investment and reinvestment of the net assets of the Fund, furnish a continuous investment program with respect to the Fund, and determine which securities should be purchased, sold or exchanged. In addition, the Adviser will furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser will compensate all Adviser personnel who provide services to the Fund. The Adviser may employ research services and service providers to assist in the Adviser's market analysis and investment selection.  A discussion regarding the basis for the Board's approval of the renewal of the Investment Advisory Agreement is available in the Fund's semi-annual report to shareholders for the period ending September 30, 2023.

Adviser's Investment Committee

The Adviser has established an Investment Committee (the "Committee") responsible for: setting overall investment policies and strategies of the Adviser; reviewing the Private Investment Funds being considered for investment by the Adviser's clients, including the Fund; monitoring allocation targets for the investment portfolio of the Fund among the Private Investment Funds, Public Investment Funds and other entities in which the Fund intends to invest; evaluating the investment performance of the Fund and generally overseeing the activities of the co-portfolio managers (see below). Notwithstanding the foregoing, the portfolio managers are ultimately responsible for all investment decisions made for the Fund.

Portfolio Managers

Subject to the oversight of the Committee as a whole, Dr. Miller and Mr. Achterberg, who are a members of the Committee, serve as the Fund's co-portfolio managers. The portfolio managers are ultimately responsible for all investment decisions made for the Fund, and are solely responsible for the day to day investment operations of the Fund. Dr. Miller and Mr. Achterberg also have responsibility for reviewing the overall composition of the portfolio to ensure its compliance with the Fund's stated investment objectives and strategies. Dr. Miller has served as a portfolio manager to the Fund since inception. Mr. Achterberg has served the Fund as a portfolio manager since August 1, 2022. Dr. Miller's and Mr. Achterberg's professional experience and background is set forth below:

Dr. Thomas E. Miller, CFA has served as the Chief Executive Officer of the Adviser since 2021 and Chief Investment Officer since inception of the Adviser. Previously, Dr. Miller was Head of Manager Research at Nationwide Investment Management Group where he was responsible for the oversight and implementation of the Quantitative Research, Qualitative Review, Risk Analysis, and Monitoring process for the Nationwide Funds, a $60 billion mutual fund family. Dr. Miller's responsibilities included the selection, monitoring, and de-selection of the investment managers utilized across multiple platforms. Prior to leading the Manager Strategies team, Dr. Miller was an Associate Vice President, Product Management and Research at Nationwide Investment Management Group. In that role, he was responsible for the day to day management of the Product Management team, which oversaw over 100 investment products that support Nationwide Financial's retirement, annuity, life insurance and retail mutual fund businesses. Prior to joining Nationwide, Dr. Miller held positions at The Vanguard Group Inc. and Delaware Investments. Dr. Miller holds a Bachelor's degree in Business from the Pennsylvania State University, an MBA from West Chester University, and earned his Doctorate from Drexel University's LeBow School of Business. He also holds the Chartered Financial Analyst Designation (CFA).

Michael D. Achterberg, CAIA has served as Senior Portfolio Manager of the Adviser since August 2022. Previously, Mr. Achterberg served as President of PREDEX Capital Management, LLC from May 2018 through July 2022 and Chief Operating Officer of PREDEX Capital Management, LLC from March 2013 through May 2018.  Previously, Mr. Achterberg served as Chief Financial Officer for more than two years at CITIC Securities International Partners ("CSIP") where he managed the valuations and investor reporting for the Hong Kong private equity advisor. He also was the FINOP for the U.S. broker-dealer which provided comprehensive advisory services relating to M&A and corporate finance for inbound and outbound transactions involving China.  Prior to that Mr. Achterberg was a partner for fifteen years at Strome Investment Management.  Their principal hedge fund products were funds-of-funds and a global macro multi-manager strategy.  As CFO he was a member of the investment, risk, and valuation committees.  At Strome he was also the FINOP for an affiliated broker-dealer operating a hedge fund hotel that provided office space, complete fund administration and operational support to other advisers and their clients.  Until 1994 he was a CPA and Audit Manager for Coopers & Lybrand working exclusively in the investment industry with advisers and funds. While there he served on the national quality review program for the Investment Company practice. Mr. Achterberg holds a Bachelor's degree in Business from California State University, Long Beach. He also holds the Chartered Alternative Investment Analyst Association designation (CAIA).

The Fund's SAI provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers and the portfolio managers' ownership of shares of the Fund.

The Adviser receives a monthly fee computed at the annual rate as follows: 0.65% (as a percentage of daily net assets) on assets up to $500 million; 0.50% on assets of $500 million and more but less than $1 billion; 0.40% on assets of $1 billion and more but less than $5 billion; and 0.30% on assets of $5 billion or more. The Adviser has contractually agreed to waive its advisory fees and/or assume expenses otherwise payable by the Fund to the extent necessary to ensure that Total Annual Fund Operating Expenses (excluding taxes, interest, trading costs, acquired fund fees and expenses, distribution fees, and shareholder servicing expenses) do not exceed 0.85% of average daily net assets (the "Expense Limitation Agreement"). The Expense Limitation Agreement will continue indefinitely until revised or terminated by mutual agreement by the Fund and the Adviser, with the consent of the Board. Under the Expense Limitation Agreement, the Adviser may request and receive reimbursement from the Fund for advisory fees waived or other expenses reimbursed by the Adviser pursuant to the Expense Limitation Agreement at a date not to exceed three years from the month in which the corresponding waiver or reimbursement to the Fund was made. However, no reimbursement may be made unless the total annual expense ratio of the class making such reimbursement is no higher than the amount of the expense limitation that was in place at the time the Adviser waived the fees or reimbursed the expenses and does not cause the expense ratio to exceed the current expense limitation.

A discussion regarding the basis for the Board's approval of the renewal of the Investment Advisory Agreement is available in the Fund's semi-annual report to shareholders for the period ending September 30, 2023.

Service Providers

The Fund entered into a number of agreements whereby certain parties provide various services to the Fund.

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services ("Fund Services"), provides accounting and administrative services and shareholder servicing to the Fund as transfer agent and dividend disbursing agent. Fund Services' address is 615 E. Michigan Avenue, Milwaukee, Wisconsin 53202. The services provided under the Transfer Agent Servicing Agreement include processing purchase and tender transactions; establishing and maintaining shareholder accounts and records; disbursing dividends declared by the Fund; day-to-day administration of matters related to the existence of the Fund under state law (other than rendering investment advice); maintenance of its records; preparation, mailing and filing of reports; and assistance in monitoring the total number of shares sold in each state for "Blue Sky" purposes.

Pursuant to the Fund Administration Servicing Agreement and the Fund Accounting Servicing Agreement, each between Fund Services and the Fund, Fund Services also performs certain administrative, accounting and tax reporting functions for the Fund, including preparing and filing federal and state tax returns, preparing and filing securities registration compliance filings with various states, compiling data for and preparing notices to the SEC, assistance in the preparation of the Fund's registration statement under federal and state securities laws, preparing financial statements for the Annual and Semi-Annual Reports to the SEC and current investors, monitoring the Fund's expense accruals, and calculating the weekly NAV for the Fund from time to time, monitoring the Fund's compliance with its investment objective and restrictions.

U.S. Bank, N.A., is a custodian of the assets of the Fund pursuant to a custody agreement between it and the Fund ("Custody Agreement"). U.S. Bank, N.A., is compensated for its services to the Fund by fees paid on a per transaction basis, and the Fund also pays certain of U.S. Bank, N.A.'s related out-of-pocket expenses. U.S. Bank, N.A.'s address is 1555 North Rivercenter Drive, Milwaukee, Wisconsin 53212. UMB Bank, N.A. with principal offices at 1010 Grand Boulevard, Kansas City, Missouri 64106 also serves as a custodian for securities of the Fund's portfolio. UMB Bank, N.A. is compensated for its services to the Fund by fees paid on an assets held, services provided, and per transaction basis, and the Fund also pays certain of UMB Bank, N.A.'s related out-of-pocket expenses.

The Fund pays all its operating expenses, such as those of the service providers described above.

Control Persons

A control person is one who beneficially owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. A controlling shareholder's vote could have a more significant effect on matters presented to shareholders for approval than the vote of other Fund shareholders.  In addition, a large repurchase of shares held by a controlling shareholder could significantly reduce the asset size of the Fund, which may adversely affect the Fund's investment flexibility and expense ratio.  To the best knowledge of the Fund, as of July 10, 2024, based on records held by the Fund's transfer agent, no persons or entity owned beneficially more than 25% of the Fund's outstanding shares.

DIVIDENDS, DISTRIBUTIONS AND TAXES

DISTRIBUTIONS

Dividends and Distributions. The Fund has elected and intends to qualify each year as a regulated investment company under Subchapter M the Code. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The Fund expects to declare and distribute all of its net investment income, if any, to shareholders as dividends on a quarterly basis. The Fund distributes net realized capital gains, if any, at least annually, usually in December. The Fund may distribute such income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. Distributions declared to shareholders with a record date in December – if paid to you by the end of January – are taxable for federal income tax purposes as if received in December. The amount of any distribution varies, and there is no guarantee the Fund will pay either an income dividend or a capital gains distribution. We automatically reinvest all dividends and any capital gains, unless you direct us to do otherwise.

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund's shareholders each quarter. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Shareholders should not confuse a return of capital distribution with "dividend yield," "profit" or "total return."

The Board reserves the right to change the quarterly distribution policy from time to time.

Dividend Reinvestment Policy. The Fund operates under a dividend reinvestment policy administered by U.S. Bank Global Fund Services (the "Agent"). Pursuant to that policy, the Fund's income dividends or capital gains or other distributions (each, a "Distribution" and collectively, "Distributions"), net of any applicable U.S. withholding tax, will be reinvested in the same class of shares of the Fund.

Shareholders automatically participate in the dividend reinvestment policy, unless and until an election is made to withdraw from the policy on behalf of such participating shareholder. Shareholders who do not wish to have Distributions automatically reinvested should so notify the Agent in writing at USQ Funds c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701. Such written notice must be received by the Agent 30 days prior to the record date of the Distribution or the shareholder will receive such Distribution in shares through the dividend reinvestment policy.

Under the dividend reinvestment policy, the Fund's Distributions to shareholders are reinvested in full and fractional shares as described below.

When the Fund declares a Distribution, the Agent, on the shareholder's behalf, receives additional authorized shares from the Fund. Such shares are either newly issued or repurchased from shareholders by the Fund and held as treasury stock. The number of shares to be received when Distributions are reinvested is determined by dividing the amount of the Distribution by the Fund's NAV per share.

The Agent maintains all shareholder accounts and furnishes written confirmations of all transactions in the accounts, including information needed by shareholders for personal and tax records. The Agent holds shares in the account of the shareholders in non-certificated form in the name of the participant, and each shareholder's proxy, if any, will include those shares purchased pursuant to the dividend reinvestment policy. Each participant, nevertheless, has the right to request certificates for whole and fractional shares owned. The Fund will issue certificates in its sole discretion.

In the case of shareholders, such as banks, brokers or nominees, that hold shares for others who are beneficial owners participating under the dividend reinvestment policy, the Agent administers the dividend reinvestment policy on the basis of the number of shares certified from time to time by the record shareholder as representing the total amount of shares registered in the shareholder's name and held for the account of beneficial owners participating under the dividend reinvestment policy.

Neither the Agent nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the dividend reinvestment policy, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant's account prior to receipt of written notice of his or her death or with respect to prices at which shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Distributions does not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Distributions. See "TAX CONSIDERATIONS" below.

The Fund reserves the right to amend or terminate the dividend reinvestment policy. There is no direct service charge to participants with regard to purchases under the dividend reinvestment policy; however, the Fund reserves the right to amend the dividend reinvestment policy to include a service charge payable by the participants.

All correspondence concerning the dividend reinvestment policy should be directed to the Agent at USQ Funds c/o U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin 53201-0701. Certain transactions can be performed by calling the toll free number (833) 877-3863.

Annual Statements. Each year, you will receive an annual statement (Form 1099) of your account activity to assist you in completing your federal, state and local tax returns. The Fund makes every effort to search for reclassified income to reduce the number of corrected forms mailed to you. However, when necessary, you will receive a corrected Form 1099 to reflect reclassified information.

Avoid "Buying a Dividend." At the time you purchase your Fund shares, the Fund's NAV may reflect undistributed income, undistributed capital gains, or net unrealized appreciation in the value of portfolio securities held by the Fund. For taxable investors, a subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable. Buying shares in the Fund just before it declares an income dividend or capital gains distribution is sometimes known as "buying a dividend."

TAX CONSIDERATIONS

Fund Distributions. The Fund expects, based on its investment objective and strategies, that all or a portion of its distributions may consist solely of a return of capital and not return of net profit. Shareholders should not confuse a return of capital distribution with "dividend yield," "profit" or "total return." Distributions may also consist of ordinary income, capital gains, or some combination of both. This is true whether you reinvest your distributions in additional Fund shares or receive them in cash.

For federal income tax purposes, Fund distributions of short-term capital gains are taxable to you as ordinary income. Fund distributions of long-term capital gains are taxable to you as long-term capital gains no matter how long you have owned your shares.

The Fund may derive "excess inclusion income" from certain equity interests in mortgage pooling vehicles either directly or through an investment in a U.S. REIT. Please see the SAI for a discussion of the risks and special tax consequences to shareholders in the event the Fund realizes excess inclusion income in excess of certain threshold amounts.

Under 2017 legislation commonly known as the Tax Cuts and Jobs Act ("TCJA"), "qualified REIT dividends" (i.e., ordinary REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income) are treated as eligible for a 20% deduction by noncorporate taxpayers. The Fund may choose to report the special character of "qualified REIT dividends" to a shareholder, provided both the Fund and a shareholder meet certain holding period requirements with respect to their shares.

Repurchase of Fund Shares. Under the Code, a repurchase of shares by the Fund pursuant to a Repurchase Offer will be treated as a sale or exchange of the shares if the repurchase (a) results in a complete termination of the shareholder's interest in the Fund, (b) is "substantially disproportionate" with respect to the shareholder (generally meaning that after the repurchase the shareholder's percentage interest in the Fund is less than 80% of his or her percentage interest prior to the repurchase), or (c) is "not essentially equivalent to a dividend." If any of the three tests is met, a repurchase of shares will result in a taxable gain or loss equal to the difference between the amount realized and the shareholder's basis in the shares repurchased. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder's hands, and will be long-term capital gain or loss if the shares are held for more than one year and short-term capital gain or loss if the shares are held for one year or less. If none of the three tests described above is met with respect to a repurchase, then amounts received by a shareholder will be taxable as a dividend, return of capital and/or capital gain, depending on the fund's earnings and profits and the shareholder's basis in the tendered shares. Under such circumstances, it is also possible that non-tendering shareholders may be considered to have received a deemed distribution as a result of the fund's purchase of tendered shares, and all or a portion of that deemed distribution may be taxable as a dividend.

Medicare Tax. A 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from repurchases or other taxable dispositions of Fund Shares) of U.S. individuals, estates and trusts to the extent that such person's "modified adjusted gross income" (in the case of an individual) or "adjusted gross income" (in the case of an estate or trust) exceeds a threshold amount. This Medicare tax, if applicable, is reported by you on, and paid with, your federal income tax return.

Cost Basis. The Fund is required to report to you and the IRS annually on Form 1099-B not only the gross proceeds of Fund Shares you redeem, but also the cost basis of Shares where the cost basis of the Shares is known by the Fund. Cost basis will be calculated using the Fund's default method, unless you instruct the Fund to use a different calculation method. Shareholders should carefully review the cost basis information provided by the Fund and make any additional basis, holding period or other adjustments that are required when reporting these amounts on their federal income tax returns. If your account is held by your investment representative (financial advisor or other broker), please contact that representative with respect to reporting of cost basis and available elections for your account. Tax-advantaged retirement accounts will not be affected.

Backup Withholding. By law, if you do not provide the Fund with your proper taxpayer identification number and certain required certifications, you may be subject to backup withholding on any distributions of income, capital gains, or proceeds from the sale of your shares. The Fund also must withhold if the IRS instructs it to do so. When withholding is required, the amount will be 24% of any distributions or proceeds paid.

State and Local Taxes. Fund distributions and gains from the sale or exchange of your Fund shares generally are subject to state and local taxes.

Non-U.S. Investors. Non-U.S. investors may be subject to U.S. withholding tax at a 30% or lower treaty rate and U.S. estate tax and are subject to special U.S. tax certification requirements to avoid backup withholding and claim any treaty benefits. Exemptions from U.S. withholding tax are provided for certain capital gain dividends paid by the Fund from net long-term capital gains, if any, interest-related dividends paid by the Fund from its qualified net interest income from U.S. sources and short-term capital gain dividends, if such amounts are reported by the Fund. However, notwithstanding such exemptions from

U.S. withholding at the source, any such dividends and distributions of income and capital gains will be subject to backup withholding at a rate of 24% if you fail to properly certify that you are not a U.S. person.

Other Reporting and Withholding Requirements. Under the Foreign Account Tax Compliance Act ("FATCA"), the Fund will be required to withhold a 30% tax on income dividends made by the Fund to certain foreign entities, referred to as foreign financial institutions or nonfinancial foreign entities, that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts: After December 31, 2018, FATCA withholding also would have applied to certain capital gain distributions, return of capital distributions and the proceeds arising from the sale of Fund Shares; however, based on proposed regulations issued by the IRS, which can be relied upon currently, such withholding is no longer required unless final regulations provide otherwise (which is not expected). The Fund may disclose the information that it receives from its shareholders to the IRS, non-U.S. taxing authorities or other parties as necessary to comply with FATCA or similar laws. Withholding also may be required if a foreign entity that is a shareholder of the Fund fails to provide the Fund with appropriate certifications or other documentation concerning its status under FATCA.

This discussion of "DIVIDENDS, DISTRIBUTIONS AND TAXES" is not intended or written to be used as tax advice. Because everyone's tax situation is unique, you should consult your tax professional about federal, state, local or foreign tax consequences before making an investment in the Fund.

CAPITAL STRUCTURE

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on December 2, 2016. The Fund's Declaration of Trust (the "Declaration of Trust") provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. The Trustees have authorized an unlimited number of shares. The Fund does not intend to hold annual meetings of its shareholders.

Set forth below is a chart describing shares outstanding as of June 30, 2024:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Registrant or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Class IS shares	Unlimited	None	5,260.059
Class I shares	Unlimited	None	6,214,412.657

Shares

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. Each share of the Fund represents an equal proportionate interest in the assets of the Fund with each other share in the Fund. Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its shareholders after payment of Fund operating expenses including interest on outstanding borrowings, if any, no less frequently than quarterly. Unless the registered owner of shares elects to receive cash, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the Fund.  The 1940 Act may limit the payment of dividends to the holders of shares. Each whole share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund's shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Fund's transfer agent, a share certificate may be issued at the Board's discretion for any or all of the full shares credited to an investor's account. Share certificates that have been issued to an investor may be returned at any time. The Fund's transfer agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide gift, will be reflected by bookkeeping entry, without physical delivery. The Fund's transfer agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

Fundamental Policies and Limitations

The Fund has adopted and is subject to the following fundamental policies. These policies of the Fund may be changed only with the approval of the holders of a "majority of the outstanding voting securities" of the Fund, as defined by the 1940 Act. Under the 1940 Act, the authorization of a "majority of the outstanding voting securities" means the affirmative vote of the holders of the lesser of (i) 67% of the shares of the Fund represented at a meeting at which the holders of more than 50% of the Fund's outstanding shares are represented or (ii) more than 50% of the outstanding shares of the Fund.

The Fund may not:

1.
Borrow money, except as the 1940 Act, any rules or orders thereunder, or U.S. Securities and Exchange Commission("SEC") staff interpretation thereof, may permit. The Fund may borrow money for investment purposes, for temporary liquidity or to finance the repurchase of shares.

2.	Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act, any rules or orders thereunder, or SEC staff interpretation thereof.

3.	Purchase securities on margin, but may sell securities short and write call options.

4.
Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act") in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act, any rules or orders thereunder, or SEC staff interpretation thereof.

5.
Invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry, except the real estate industry. This limitation does not apply to investment in the securities of the U.S. government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities. Under normal circumstances, the Fund invests over 25% of its total assets in the securities of companies or entities in the real estate industry.

6.
Purchase or sell commodities or commodity contracts, including futures contracts, except to the extent permitted by the 1940 Act or other governing statute, by the rules thereunder, or by the SEC or other regulatory agency with authority over the Fund.

7.
Make loans to others, except (a) through the purchase of debt securities in accordance with its investment objectives and policies, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, and (c) by loaning portfolio securities.

Additional Fundamental Policy Regarding Real Estate Investments:

1.
The Fund may invest up to 100% of its assets in real estate or interests in real estate, securities that are secured by or represent interests in real estate (e.g. mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities or investing in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts).

Non-Fundamental Policy

In addition to the fundamental policies and limitations described above, and the various investment policies described in the Prospectus, the Fund has adopted and is subject to the following non-fundamental policy. Any non- fundamental policy of the Fund may be changed by the Board without shareholder approval.

1.
The Fund will invest at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in real estate industry securities, as defined in the Prospectus. Shareholders of the Fund will be provided with at least 60 days prior notice of any change in the Fund's 80% policy. The notice will be provided in a separate written document containing the following, or similar, statement, in boldface type: "Important Notice Regarding Change in Investment Policy." The statement will also appear on the envelope in which the notice is delivered, unless the notice is delivered separately from other communications to the shareholder.

Fundamental Repurchase Offer Policies

As noted in the Prospectus, the Fund has adopted and is subject to repurchase offer policies, which are fundamental and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" of the Fund, as that term is defined by the 1940 Act. Under the 1940 Act, the authorization of a "majority of the outstanding voting securities" means the affirmative vote of the holders of the lesser of (i) 67% of the shares of the Fund represented at a meeting at which the holders of more than 50% of the Fund's outstanding shares are represented or (ii) more than 50% of the outstanding shares of the Fund. The Fund's repurchase offer policies are as follows (defined terms in the following policies, other than the "Fund," are as defined in Rule 23c-3 as adopted, and amended from time to time, under the 1940 Act):

1.
The Fund will conduct Repurchase Offers at Periodic Intervals, pursuant to Rule 23c-3 under the 1940 Act, as that Rule may be amended from time to time, and as it is interpreted by the SEC or its staff, or other regulatory authorities having jurisdiction or their staffs, from time to time, and in accordance with any exemptive relief granted to the Fund or generally to closed-end investment companies by the SEC or other regulatory authority having jurisdiction from time to time;

2.
The Periodic Intervals will be intervals of three calendar months, or Periodic Intervals or other intervals of time in accordance with any exemptive relief granted to the Fund by the SEC or other regulatory authority having jurisdiction from time to time;

3.
The Fund must receive repurchase requests submitted by shareholders in response to the Fund's repurchase offer no less than 21 days and no more than 42 days of the date the repurchase offer is made (or the preceding business day if the New York Stock Exchange is closed on that day) (the "Repurchase Request Deadline");

4.
The maximum number of days between the Repurchase Request Deadline and the related Repurchase Pricing Date shall be 14 days, provided that, if the 14th  day of such period is not a business day, the Repurchase Pricing Date shall occur on the next business day.

Acquired Fund

Similar information to that presented directly above for the Acquired Fund is hereby incorporated by reference to the Prospectus of the Acquired Fund dated September 1, 2023 (Investment Company Act File No. 811-22808; Accession Number 0001580642-23-004520).  This information is available without charge by contacting the Acquiring Fund toll-free at (833) 877-3863.

STATEMENT OF ADDITIONAL INFORMATION

RELATING TO THE REORGANIZATION OF PREDEX ("Acquired Fund") WITH AND INTO
USQ CORE REAL ESTATE FUND ("Acquiring Fund")

(each a "Fund" and Collectively the "Funds")

July 26, 2024

This Statement of Additional Information (the "SAI") is being transmitted to shareholders of the Acquired Fund in connection with the proposed reorganization of the Acquired Fund with and into the "Acquiring Fund", pursuant to an Agreement and Plan of Reorganization (the "Agreement") providing for the Acquiring Fund to continue as the surviving entity after the reorganization and shareholders of the Acquired Fund to receive newly issued shares of the Acquiring Fund in exchange for their Acquired Fund shares (the "Reorganization"). Pursuant to the Agreement, the Acquiring Fund will acquire all of the assets and assume the liabilities of the Acquired Fund in exchange solely for newly issued shares of the Acquiring Fund's shares, no par value per share (plus any accumulated and unpaid dividends that have accrued on the Acquired Fund's shares up to and including the day immediately preceding the closing date of the Reorganization if such dividends have not been paid prior to such closing date).

This SAI provides additional information to the Information Statement/Prospectus on Form N-14 filed with the Securities and Exchange Commission (the "SEC") dated July 26, 2024, relating to the Reorganization (the "Information Statement/Prospectus").  This SAI is not a prospectus and should only be read in conjunction with the Information Statement/Prospectus. You may obtain a copy of the Information Statement/Prospectus and other information may be obtained without charge with respect to the Acquiring Fund by calling toll-free at (833) 877-3863; or by writing to USQ Fund, c/o U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, Wisconsin, 53201-0701.  The information contained in, or that can be accessed through, the Acquiring Fund's website is not part of the Information Statement/Prospectus or this SAI. You may also obtain a copy of the Information Statement/Prospectus on the website of the SEC (http://www.sec.gov). Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Information Statement/Prospectus.

The Acquiring Fund will provide, without charge, upon the written or oral request of any person to whom this SAI is delivered, a copy of any and all documents that have been incorporated by reference in the registration statement of which this SAI is a part.  The audited financial statements appear in each Fund's annual report for its most recent fiscal year. Shareholders may obtain a copy of the Acquired Fund's and the Acquiring Fund's Annual Reports each dated March 31, 2024, without charge, by calling toll-free at (833) 877-3863 or visiting usq.com.

Registration Statement

This SAI and the Information Statement/Prospectus do not contain all the information included in the registration statement filed with the SEC under the 1933 Act with respect to the securities offered hereby. The registration statement, including the exhibits filed therewith, are available on the SEC's website at www.sec.gov or may be examined at the office of the SEC in Washington, D.C.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE FUND	3
DIVERSIFICATION OF THE FUND	3
NON-FUNDAMENTAL INVESTMENT OBJECTIVE	4
ADDITIONAL INVESTMENT POLICIES AND LIMITATIONS	4
FUNDAMENTAL REPURCHASE OFFER POLICIES	5
ADDITIONAL INVESTMENT STRATEGIES AND ASSOCIATED RISKS	6
DISCLOSURE OF PORTFOLIO HOLDINGS15	14
MANAGEMENT OF THE FUND	15
INVESTMENT ADVISER AND PORTFOLIO MANAGERS	22
DISTRIBUTION OF FUND SHARES	26
SHAREHOLDER SERVICING EXPENSES	27
REVENUE SHARING	27
SERVICE PROVIDERS	28
ANTI-MONEY LAUNDERING PROGRAM	29
CODES OF ETHICS	29
PROXY VOTING GUIDELINES	29
PORTFOLIO TRANSACTIONS	30
TAXES	31
PERFORMANCE INFORMATION	44
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	44
LEGAL COUNSEL	45
FINANCIAL STATEMENTS	45
APPENDIX A	A-1

General Information about the Fund

The USQ Core Real Estate Fund (the "Fund") is a continuously offered, non-diversified, closed-end management investment company, organized as a Delaware statutory trust on December 2, 2016. The Fund commenced operations on September 27, 2017. The Fund operates as an interval fund pursuant to Rule 23c-3 under the Investment Company Act of 1940 (the "1940 Act") and, as such, offers to repurchase at least 5% and not more than 25% of its outstanding shares at their net asset value ("NAV") as of or prior to the end of each fiscal quarter. The Fund's principal office is located at 235 Whitehorse Lane, Suite 200, Kennett Square, PA 19348, and its telephone number is (833) 877-3863.

Union Square Capital Partners, LLC serves as the investment adviser to the Fund ("USQ" or the "Adviser"). For more information about the Adviser, see "Investment Adviser and Portfolio Managers" below.

The Fund may issue an unlimited number of shares of beneficial interest. All shares of the Fund have equal rights and privileges. Each share of the Fund is entitled to one vote on all matters that exclusively affect such class. In addition, each share of the Fund is entitled to participate, on a class-specific basis, equally with other shares (i) in dividends and distributions declared by the Fund and (ii) on liquidation to its proportionate share of the assets remaining after satisfaction of outstanding liabilities. Shares of the Fund are fully paid, non-assessable and fully transferable when issued and have no pre-emptive, conversion or exchange rights unless an exchange or conversion feature is described in the Fund's Prospectus. Fractional shares have proportionately the same rights, including voting rights, as are provided for a full share.

The Fund offers multiple classes of shares, including Class I and Class IS shares. Each share class represents an interest in the same assets of the Fund, has the same rights and is identical in all material respects except that (i) each class of shares may bear different (or no) distribution fees, shareholder servicing fees, front-end sales charges, or contingent deferred sales; (ii) each class of shares may have different shareholder features, such as minimum investment amounts; (iii) certain other class-specific expenses will be borne solely by the class to which such expenses are attributable, including transfer agent fees attributable to a specific class of shares, printing and postage expenses related to preparing and distributing materials to current shareholders of a specific class, registration fees paid by a specific class of shares, the expenses of administrative personnel and services required to support the shareholders of a specific class, litigation or other legal expenses relating to a class of shares, Trustees' fees or expenses paid as a result of issues relating to a specific class of shares and accounting fees and expenses relating to a specific class of shares and (iv) each class has exclusive voting rights with respect to matters relating to its own distribution arrangements. The Board of Trustees (the "Board") may classify and reclassify the shares of the Fund into additional classes of shares at a future date.

Diversification of the Fund

The Fund is classified as non-diversified under the 1940 Act. This means that, pursuant to the 1940 Act, there is no restriction as to how much the Fund may invest in the securities of any one issuer. However, to qualify for tax treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), the Fund intends to comply, as of the end of each taxable quarter, with certain diversification requirements imposed by the Code. Pursuant to these requirements, at the end of each taxable quarter, the Fund, among other things, will not have investments in the securities of any one issuer (other than U.S. government securities or securities of other regulated investment companies) of more than 25% of the value of the Fund's total assets. In addition, with respect to 50% of the Fund's total assets, no investment can exceed 5% of the Fund's total assets or 10% of the outstanding voting securities of the issuer.

As a non-diversified investment company, the Fund may be subject to greater risks than diversified investment companies because of the larger impact of fluctuation in the values of securities of fewer issuers.

Non-Fundamental Investment Objective

The Fund's investment objective is to generate a return comprised of both current income and capital appreciation with moderate volatility and low correlation to the broader markets. The Fund's investment objective is non- fundamental and may be changed by the Board without shareholder approval.

Additional Investment Policies and Limitations

With respect to the Fund's investment policies and limitations, percentage limitations apply only at the time of investment. A later increase or decrease in a percentage that results from a change in value in the portfolio securities held by the Fund will not be considered a violation of such limitation, and the Fund will not necessarily have to sell a portfolio security or adjust its holdings in order to comply. For purposes of such policies and limitations, the Fund considers instruments (such as certificates of deposit and demand and time deposits) issued by a U.S. branch of a domestic bank or savings and loan having capital, surplus, and undivided profits in excess of $100,000,000 at the time of investment to be cash items.

Fundamental Policies and Limitations

The Fund has adopted and is subject to the following fundamental policies. These policies of the Fund may be changed only with the approval of the holders of a "majority of the outstanding voting securities" of the Fund, as defined by the 1940 Act. Under the 1940 Act, the authorization of a "majority of the outstanding voting securities" means the affirmative vote of the holders of the lesser of (i) 67% of the shares of the Fund represented at a meeting at which the holders of more than 50% of the Fund's outstanding shares are represented or (ii) more than 50% of the outstanding shares of the Fund.

The Fund may not:

1.
Borrow money, except as the 1940 Act, any rules or orders thereunder, or U.S. Securities and Exchange Commission("SEC") staff interpretation thereof, may permit. The Fund may borrow money for investment purposes, for temporary liquidity or to finance the repurchase of shares.

2.	Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act, any rules or orders thereunder, or SEC staff interpretation thereof.
3.	Purchase securities on margin, but may sell securities short and write call options.
4.
Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act") in connection with the disposition of its portfolio securities. The Fund may invest in restricted securities (those that must be registered under the Securities Act before they may be offered or sold to the public) to the extent permitted by the 1940 Act, any rules or orders thereunder, or SEC staff interpretation thereof.

5.
Invest more than 25% of the market value of its assets in the securities of companies or entities engaged in any one industry, except the real estate industry. This limitation does not apply to investment in the securities of the U.S. government, its agencies or instrumentalities, as well as to investments in investment companies that primarily invest in such securities. Under normal circumstances, the Fund invests over 25% of its total assets in the securities of companies or entities in the real estate industry.

6.
Purchase or sell commodities or commodity contracts, including futures contracts, except to the extent permitted by the 1940 Act or other governing statute, by the rules thereunder, or by the SEC or other regulatory agency with authority over the Fund.

7.
Make loans to others, except (a) through the purchase of debt securities in accordance with its investment objectives and policies, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, and (c) by loaning portfolio securities.

Additional Fundamental Policy Regarding Real Estate Investments:

8.
The Fund may invest up to 100% of its assets in real estate or interests in real estate, securities that are secured by or represent interests in real estate (e.g. mortgage loans evidenced by notes or other writings defined to be a type of security), mortgage-related securities or investing in companies engaged in the real estate business or that have a significant portion of their assets in real estate (including real estate investment trusts).

Non-Fundamental Policy

In addition to the fundamental policies and limitations described above, and the various investment policies described in the Prospectus, the Fund has adopted and is subject to the following non-fundamental policy. Any non- fundamental policy of the Fund may be changed by the Board without shareholder approval.

1.
The Fund will invest at least 80% of its assets (defined as net assets plus the amount of any borrowing for investment purposes) in real estate industry securities, as defined in the Prospectus. Shareholders of the Fund will be provided with at least 60 days prior notice of any change in the Fund's 80% policy. The notice will be provided in a separate written document containing the following, or similar, statement, in boldface type: "Important Notice Regarding Change in Investment Policy." The statement will also appear on the envelope in which the notice is delivered, unless the notice is delivered separately from other communications to the shareholder.

Fundamental Repurchase Offer Policies

The Fund has adopted and is subject to repurchase offer policies, which are fundamental and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" of the Fund, as that term is defined by the 1940 Act. Under the 1940 Act, the authorization of a "majority of the outstanding voting securities" means the affirmative vote of the holders of the lesser of (i) 67% of the shares of the Fund represented at a meeting at which the holders of more than 50% of the Fund's outstanding shares are represented or (ii) more than 50% of the outstanding shares of the Fund. The Fund's repurchase offer policies are as follows (defined terms in the following policies, other than the "Fund," are as defined in Rule 23c-3 as adopted, and amended from time to time, under the 1940 Act):

1.
The Fund will conduct Repurchase Offers at Periodic Intervals, pursuant to Rule 23c-3 under the 1940 Act, as that Rule may be amended from time to time, and as it is interpreted by the SEC or its staff, or other regulatory authorities having jurisdiction or their staffs, from time to time, and in accordance with any exemptive relief granted to the Fund or generally to closed-end investment companies by the SEC or other regulatory authority having jurisdiction from time to time;

2.
The Periodic Intervals will be intervals of three calendar months, or Periodic Intervals or other intervals of time in accordance with any exemptive relief granted to the Fund by the SEC or other regulatory authority having jurisdiction from time to time;

3.
The Fund must receive repurchase requests submitted by shareholders in response to the Fund's repurchase offer no less than 21 days and no more than 42 days of the date the repurchase offer is made (or the preceding business day if the New York Stock Exchange is closed on that day) (the "Repurchase Request Deadline");

4.
The maximum number of days between the Repurchase Request Deadline and the related Repurchase Pricing Date shall be 14 days, provided that, if the 14th  day of such period is not a business day, the Repurchase Pricing Date shall occur on the next business day.

Additional Investment Strategies and Associated Risks

The Adviser is responsible for constructing and monitoring the portfolio strategy for the Fund. The Fund invests in securities consistent with the Fund's investment objective(s) and strategies. The potential risks and returns of the Fund vary with the degree to which the Fund invests in a particular market segment and/or asset class.

The Fund's investment objective and principal investment strategies, as well as the principal risks associated with the Fund's investment strategies, are set forth in the "PRINCIPAL INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES" section of the Prospectus. Certain additional investment information is set forth below. Unless otherwise noted, all of the other investment policies and strategies described in the Prospectus or hereafter are non-fundamental and may be changed without shareholder approval. No assurance can be given that any or all investment strategies, or the Fund's investment program, will be successful. The Adviser is responsible for allocating the Fund's assets among various securities using its investment strategies, subject to policies adopted by the Board. Additional information regarding the types of securities and financial instruments in which the Fund may invest is set forth below. The Fund is permitted to hold securities and engage in various strategies as described hereafter, but is not obligated to do so, except as otherwise noted.

Private Investment Funds

The Fund attempts to achieve its investment objectives by allocating its capital among a select group of institutional asset managers with expertise in managing portfolios of real estate and real estate related securities. Private Investment Funds typically accept investments on a quarterly basis, have quarterly repurchases, and do not have a defined termination date.

In addition to diversification across property type and geographic markets, Private Investment Funds may diversify by differing underlying economic drivers, including anticipated job growth, population growth or inflation. No specific limits have been established within the Fund's investment guidelines for property type and geographic investments; however, many of the Private Investment Funds have NAV limitations for any one individual property held by such Funds relative to the NAV of the Private Investment Fund's overall portfolio. While some institutional asset managers will seek diversification across property types, certain Private Investment Funds may have a more specific focus and not seek such diversification, but instead utilize an investment strategy utilizing expertise within specific or multiple property categories.

The Private Investment Funds may utilize leverage, pursuant to their operative documents, as a way to seek or enhance returns. Dependent upon the investment strategy, geographic focus and/or other economic or property specific factors, each Private Investment Fund will have differing limitations on the utilization of leverage. Such limitations are Private Investment Fund specific and may apply to an overall portfolio limitation as well as a property specific limitation.

Public Investment Funds

The Fund may invest in securities of other investment companies, including mutual funds, closed-end funds and ETFs. The Fund will indirectly bear its proportionate share of any management fees and other expenses paid by investment companies in which it invests, in addition to the management fees (and other expenses) paid by the Fund.

Generally, under the 1940 Act, the Fund may not acquire shares of another investment company (including ETFs) if, immediately after such acquisition, (i) the Fund would hold more than 3% of the other investment company's total outstanding shares, (ii) if the Fund's investment in securities of the other investment company would be more than 5% of the value of the total assets of the Fund, or (iii) if more than 10% of the Fund's total assets would be invested in investment companies. In accordance with Section 12(d)(1)(F) of the 1940 Act, the Fund may invest in underlying funds in excess of the 5% and 10% limits described above as long as the Fund (and all of is affiliated persons, including the Adviser) do not acquire more than 3% of the total outstanding stock of such underlying fund. If the Fund seeks to redeem shares of an underlying fund purchased in reliance on Section 12(d)(1)(F), the underlying fund is not obligated to redeem an amount exceeding 1% of the underlying fund's outstanding shares during a period of less than 30 days.

The Fund and any "affiliated persons," as defined by the 1940 Act, may purchase in the aggregate only up to 3% of the total outstanding securities of any investment company. Accordingly, when affiliated persons hold shares of any investment company, the Fund's ability to invest fully in shares of that fund is restricted, and the Adviser must then, in some instances, select alternative investments that would not have been its first preference. The 1940 Act also provides that an investment company whose shares are purchased by the Fund will be obligated to redeem shares held by the Fund only in an amount up to 1% of the investment company's outstanding securities during any period of less than 30 days. Shares held by the Fund in excess of 1% of an investment company's outstanding securities therefore, will be considered not readily marketable securities.

In addition, Rule 12d1-4 under the 1940 Act allows a fund to acquire shares of an underlying fund in excess of the limits described above. Fund of funds arrangements relying on Rule 12d1-4 are subject to several conditions, certain of which are specific to the Fund's position in the arrangement (i.e., as an acquiring or acquired fund).  Notable conditions include those relating to: (i) control and voting that prohibit an acquiring fund, its investment adviser (or a subadviser) and their respective affiliates from beneficially owning more than 25% of the outstanding voting securities of an unaffiliated acquired fund; (ii) certain required findings relating to complexity, fees and undue influence (among other things); (iii) fund of funds investment agreements; and (iv) general limitations on an acquired fund's investments in other investment companies and private funds to no more than 10% of the acquired fund's assets, except in certain circumstances. To the extent the Fund is an acquired fund in reliance on Rule 12d1-4, the limitations placed on acquired funds under Rule 12d1-4 may limit or restrict the Fund's ability to acquire certain investments.

The 1940 Act provides that the Fund may not: (1) purchase more than 3% of an investment company's outstanding shares; (2) invest more than 5% of its assets in any single such investment company (the "5% Limit"), and (3) invest more than 10% of its assets in investment companies overall (the "10% Limit"), unless: (i) the underlying investment company and/or the Fund has received an order for exemptive relief from such limitations from the SEC; and (ii) the underlying investment company and the Fund take appropriate steps to comply with any conditions in such order.

ETFs are investment companies issuing shares which are traded like traditional equity securities on a national stock exchange. Much like an index mutual fund, an ETF represents a portfolio of securities, which is often designed to track a particular market segment or index. An investment in an ETF, like one in any investment company, carries the same risks as those of its underlying securities. An ETF may fail to accurately track the returns of the market segment or index that it is designed to track, and the price of an ETF's shares may fluctuate or decline. In addition, because ETF shares, unlike those of other investment companies, are traded on an exchange, ETFs are subject to the following risks: (i) the market price of the ETF's shares may trade at a premium or discount to the ETF's NAV; (ii) an active trading market for an ETF may not develop or be maintained; and (iii) there is no assurance that the requirements of the exchange necessary to maintain the listing of the ETF will continue to be met or remain unchanged. In the event substantial market or other disruptions affecting ETFs should occur in the future, the liquidity and value of the Fund's shares could also be substantially and adversely affected.

Mortgage-Backed Securities

Mortgage-backed securities, represent an ownership interest in a pool of mortgage loans, usually originated by mortgage bankers, commercial banks, savings and loan associations, savings banks and credit unions to finance purchases of homes, commercial buildings or other real estate. The individual mortgage loans are packaged or "pooled" together for sale to investors. These mortgage loans may have either fixed or adjustable interest rates. A guarantee or other form of credit support may be attached to a mortgage-backed security to protect against default on obligations.

As the underlying mortgage loans are paid off, investors receive principal and interest payments, which "pass- through" when received from individual borrowers, net of any fees owed to the administrator, guarantor or other service providers. Some mortgage-backed securities make payments of both principal and interest at a range of specified intervals; others make semiannual interest payments at a predetermined rate and repay principal at maturity (like a typical bond).

Mortgage-backed securities are based on different types of mortgages, including those on commercial real estate or residential properties. The primary issuers or guarantors of mortgage-backed securities have historically been the Government National Mortgage Association (GNMA, or "Ginnie Mae"), the Federal National Mortgage Association (FNMA, or "Fannie Mae") and the Federal Home Loan Mortgage Corporation (FHLMC, or "Freddie Mac"). Other issuers of mortgage-backed securities include commercial banks and other private lenders.

Ginnie Mae is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae guarantees the principal and interest on securities issued by institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage bankers). Ginnie Mae also guarantees the principal and interest on securities backed by pools of mortgages insured by the Federal Housing Administration (the "FHA"), or guaranteed by the Department of Veterans Affairs (the "VA"). Ginnie Mae's guarantees are backed by the full faith and credit of the U.S. government. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of mortgage-backed securities nor do they extend to the value of the Fund's shares which will fluctuate daily with market conditions.

Fannie Mae is a government-sponsored corporation, but its common stock is owned by private stockholders. Fannie Mae purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by Fannie Mae are guaranteed as to timely payment of principal and interest by Fannie Mae, but are not backed by the full faith and credit of the U.S. government.

Freddie Mac was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation formerly owned by the twelve Federal Home Loan Banks but now its common stock is owned entirely by private stockholders. Freddie Mac issues Participation Certificates (PCs), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. Freddie Mac guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. government.

Although the mortgage-backed securities of Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government, the Secretary of the Treasury has the authority to support Fannie Mae and Freddie Mac by purchasing limited amounts of their respective obligations. The yields on these mortgage-backed securities have historically exceeded the yields on other types of U.S. government securities with comparable maturities due largely to their prepayment risk. The U.S. government, in the past, provided financial support to Fannie Mae and Freddie Mac, but the U.S. government has no legal obligation to do so, and no assurance can be given that the U.S. government will continue to do so.

On September 6, 2008, the Federal Housing Finance Agency ("FHFA") placed Fannie Mae and Freddie Mac into conservatorship. As the conservator, FHFA succeeded to all rights, titles, powers and privileges of Fannie Mae and Freddie Mac and of any stockholder, officer or director of Fannie Mae and Freddie Mac. FHFA selected a new chief executive officer and chairman of the board of directors for each of Fannie Mae and Freddie Mac. Also, the U.S. Treasury entered into a Senior Preferred Stock Purchase Agreement ("SPA") with each of Fannie Mae and Freddie Mac imposing various covenants that severely limit each enterprise's operations.

Fannie Mae and Freddie Mac continue to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations associated with its mortgage-backed securities. The FHFA has the power to repudiate any contract entered into by Fannie Mae and Freddie Mac prior to FHFA's appointment as conservator or receiver, including the guaranty obligations of Fannie Mae and Freddie Mac. Accordingly, securities issued by Fannie Mae and Freddie Mac will involve a risk of non-payment of principal and interest.

The FHFA has indicated that the conservatorship of each enterprise will end when the director of the FHFA determines that the FHFA's plan to restore the enterprise to a safe and solvent condition has been completed. In 2019, the FHFA announced plans to consider taking Fannie Mae and Freddie Mac out of conservatorship; however, it is not clear whether such an initiative will progress under the current administration. Should Fannie Mae and Freddie Mac be taken out of conservatorship, it is unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the SPAs. It also is unclear how the capital structure of Fannie Mae and Freddie Mac would be constructed post-conservatorship, and what effects, if any, the privatization of Fannie Mae and Freddie Mac will have on their creditworthiness and guarantees of certain mortgage-backed securities. Accordingly, should the FHFA take Fannie Mae and Freddie Mac out of conservatorship, there could be an adverse impact on the value of their securities which could cause the Fund's investments to lose value.

Since March 13, 2020, there have been a number of government initiatives applicable to federally backed mortgage loans in response to the economic impacts of COVID-19, including foreclosure and eviction moratoria, mortgage forbearances and loan modifications for borrowers and renters experiencing financial hardship due to COVID-19.

It is difficult to predict how government initiatives relating to COVID-19 may affect the federally backed mortgage market, the U.S. mortgage market as a whole and the price of securities relating to the mortgage markets. Effective July 1, 2023, Freddie Mac, in conjunction with Fannie Mae and under the direction of FHFA, will implement a new payment deferral policy allowing eligible borrowers recovering from short-term hardship to defer up to six months of delinquent mortgage payments. This policy is separate from COVID-19 and Disaster Payment Deferral policies. It is not possible to predict with certainty the extent to which these or similar initiatives in the future may adversely impact the value of the Fund's investments (direct or indirect, through Private Investment Funds) in securities issued by Fannie Mae or Freddie Mac and in investments in securities in the U.S. mortgage industry as a whole.

Issuers of private mortgage-backed securities, such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers, are not U.S. government agencies and may be both the originators of the underlying mortgage loans as well as the guarantors of the mortgage-backed securities, or they may partner with a government entity by issuing mortgage loans guaranteed or sponsored by the U.S. government or a U.S. government agency or sponsored enterprise. Pools of mortgage loans created by private issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or government agency guarantees of payment. The risk of loss due to default on private mortgage-backed securities is historically higher because neither the U.S. government nor an agency or instrumentality have guaranteed them. Timely payment of interest and principal is, however, generally supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance. Government entities, private insurance companies or the private mortgage poolers issue the insurance and guarantees. The insurance and guarantees and the creditworthiness of their issuers will be considered when determining whether a mortgage-backed security meets the Fund's quality standards. The Fund may buy mortgage-backed securities without insurance or guarantees if, through an examination of the loan experience and practices of the poolers, the Adviser determines that the securities meet the Fund's quality standards. Private mortgage-backed securities whose underlying assets are neither U.S. government securities nor U.S. government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, may also be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of property owners to make payments of principal and interest on the underlying mortgages. Non-government mortgage-backed securities are generally subject to greater price volatility than those issued, guaranteed or sponsored by government entities because of the greater risk of default in adverse market conditions. Where a guarantee is provided by a private guarantor, the Fund is subject to the credit risk of such guarantor, especially when the guarantor doubles as the originator.

Mortgage-backed securities that are issued or guaranteed by the U.S. government, its agencies or instrumentalities, are not subject to the Fund's industry concentration restrictions, set forth under "Fundamental Investment Policies," by virtue of the exclusion from that test available to securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities. In the case of privately issued mortgage-backed securities, the Fund categorizes the securities by the issuer's industry for purposes of the Fund's industry concentration restrictions.

Mortgage securities may include interests in pools of (i) reperforming loans, meaning that the mortgage loans are current, including because of loan modifications, but had been delinquent in the past and (ii) non-performing loans, meaning that the mortgage loans are not current. Such mortgage securities present increased risks of default, including non-payment of principal and interest.

In addition to the special risks described below, mortgage securities are subject to many of the same risks as other types of debt securities. The market value of mortgage securities, like other debt securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. Mortgage securities differ from conventional debt securities in that most mortgage securities are pass- through securities. This means that they typically provide investors with periodic payments (typically monthly) consisting of a pro rata share of both regular interest and principal payments, as well as unscheduled early prepayments, on the underlying mortgage pool (net of any fees paid to the issuer or guarantor of such securities and any applicable loan servicing fees). As a result, the holder of the mortgage securities (i.e., the Fund) receives scheduled payments of principal and interest and may receive unscheduled principal payments representing prepayments on the underlying mortgages. The rate of prepayments on the underlying mortgages generally increases as interest rates decline, and when the Fund reinvests the payments and any unscheduled payments of principal it receives, it may receive a rate of interest that is lower than the rate on the existing mortgage securities. For this reason, pass-through mortgage securities may have less potential for capital appreciation as interest rates decline and may be less effective than other types of U.S. government or other debt securities as a means of "locking in" long- term interest rates. In general, fixed rate mortgage securities have greater exposure to this "prepayment risk" than variable rate securities.

An unexpected rise in interest rates could extend the average life of a mortgage security because of a lower than expected level of prepayments or higher than expected amounts of late payments or defaults. In addition, to the extent mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holder's principal investment to the extent of the premium paid. On the other hand, if mortgage securities are purchased at a discount, both a scheduled payment of principal and an unscheduled payment of principal will increase current and total returns and will accelerate the recognition of income that, when distributed to shareholders, will generally be taxable as ordinary income. Regulatory, policy or tax changes may also adversely affect the mortgage securities market as a whole or particular segments of such market, including if one or more government sponsored entities, such as Fannie Mae or Freddie Mac, are privatized or their conservatorship is terminated.

The existence of a guarantee or other form of credit support on a mortgage security usually increases the price that the Fund pays or receives for the security. There is always the risk that the guarantor will default on its obligations. When the guarantor is the U.S. government, there is minimal risk of guarantor default. However, the risk remains if the credit support or guarantee is provided by a private party or a U.S. government agency or sponsored enterprise. Even if the guarantor meets its obligations, there can be no assurance that the type of guarantee or credit support provided will be effective at reducing losses or delays to investors, given the nature of the default. A guarantee only assures timely payment of interest and principal, not a particular rate of return on the Fund's investment or protection against prepayment or other risks. The market price and yield of the mortgage security at any given time are not guaranteed and likely to fluctuate.

The Fund's investments in mortgage securities may cause the Fund to have significant, indirect exposure to a given market sector. If the underlying mortgages are predominantly from borrowers in a given market sector, the mortgage securities may respond to market conditions just as a direct investment in that sector would. As a result, the Fund may experience greater exposure to that specific market sector than it would if the underlying mortgages came from a wider variety of borrowers. Greater exposure to a particular market sector may result in greater volatility of the security's price and returns to the Fund, as well as greater potential for losses in the absence or failure of a guarantee to protect against widespread defaults or late payments by the borrowers on the underlying mortgages.

Similar risks may result from an investment in mortgage securities if the underlying real properties are located in the same geographical region or dependent upon the same industries or sectors. Such mortgage securities will experience greater risk of default or late payment than other comparable but diversified securities in the event of adverse economic, political or business developments because of the widespread affect an adverse event will have on borrowers' ability to make payments on the underlying mortgages.

The Fund may invest in the residual or equity tranches of mortgage-related securities, which may be referred to as subordinate mortgage-backed securities and interest-only mortgage-backed securities. Subordinate mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate mortgage-backed securities will not be fully paid. There are multiple tranches of mortgage-backed securities, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, and subordinated/equity or "first loss," according to their degree of risk. The most senior tranche of a mortgage- backed security has the greatest collateralization and pays the lowest interest rate. If there are defaults or the collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Lower tranches represent lower degrees of credit quality and pay higher interest rates intended to compensate for the attendant risks. The return on the lower tranches is especially sensitive to the rate of defaults in the collateral pool. The lowest tranche (i.e., the "equity" or "residual" tranche) specifically receives the residual interest payments (i.e., money that is left over after the higher tranches have been paid and expenses of the issuing entities have been paid) rather than a fixed interest rate. The Fund expects that investments in subordinate mortgage- backed securities will be subject to risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potential losses. Subordinate securities of mortgage-backed securities are also subject to greater credit risk than those mortgage-backed securities that are more highly rated.

Money Market Instruments

The Fund may invest, for defensive or diversification purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Adviser deems appropriate under the circumstances. Pending allocation of the offering proceeds of this offering and thereafter, from time to time, the Fund also may invest in these instruments and other investment vehicles. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit and bankers' acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation (the "FDIC"), and repurchase agreements.

Special Investment Techniques

The Fund may use a variety of special investment instruments and techniques to hedge against various risks or other factors and variables that may affect the values of the Fund's portfolio securities. The Fund may employ different techniques over time, as new instruments and techniques are introduced or as a result of regulatory developments. Some special investment techniques the Fund may use may be considered speculative and involve a high degree of risk, even when used for hedging purposes. A hedging transaction may not perform as anticipated, and the Fund may suffer losses as a result of its hedging activities.

Commodity Pool Operator Exclusion. The Adviser has claimed an exclusion from the definition of commodity pool operator under the Commodity Exchange Act ("CEA") and the rules of the Commodities Futures Trading Commission ("CFTC") with respect to the Fund. The Adviser is therefore not subject to registration or regulation as a commodity pool operator under the CEA with respect to the Fund. The Fund is not intended as a vehicle for trading in the futures, commodity options or swaps markets. In addition, the Adviser is relying upon a related exclusion from the definition of commodity trading advisor under the CEA and the rules of the CFTC.

The terms of the commodity pool operator exclusion requires the Fund, among other things, to adhere to certain limits on its investments in "commodity interests." Commodity interests include commodity futures, commodity options and swaps, which in turn include non-deliverable forwards. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved the Adviser's reliance on these exclusions, or the Fund, its investment strategies or Prospectus, or this SAI.

Generally, the exclusion from commodity pool operator regulation on which the Adviser relies requires the Fund to meet one of the following tests for its commodity interest positions, other than positions entered into for bona fide hedging purposes (as defined in the rules of the CFTC): either (1) the aggregate initial margin and premiums required to establish the Fund's positions in commodity interests may not exceed 5% of the liquidation value of the Fund's portfolio (after taking into account unrealized profits and unrealized losses on any such positions); or (2) the aggregate net notional value of the Fund's commodity interest positions, determined at the time the most recent such position was established, may not exceed the liquidation value of the Fund's portfolio (after taking into account unrealized profits and unrealized losses on any such positions). In addition to meeting one of these trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicles for trading in the commodity futures, commodity options or swaps markets. If, in the future, the Fund can no longer satisfy these requirements, the Adviser would withdraw its notice claiming an exclusion from the definition of a commodity pool operator, and the Adviser would be subject to registration and regulation as a commodity pool operator with respect to that Fund, in accordance with CFTC rules that apply to commodity pool operators of registered investment companies. Generally, these rules allow for substituted compliance with CFTC disclosure and shareholder reporting requirements, based on the Adviser's compliance with comparable SEC requirements. However, as a result of CFTC regulation with respect to the Fund, the Fund may incur additional compliance and other expenses.

When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis. This means that delivery and payment occur a number of days after the date of the commitment to purchase.  The payment obligation and the interest rate receivable with respect to such purchases are determined when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. The Fund may, if it is deemed advisable, sell the securities after it commits to a purchase but before delivery and settlement takes place.

Securities purchased on a forward commitment, when-issued or delayed delivery basis are subject to changes in value based upon the public's perception of the creditworthiness of the issuer and changes (either real or anticipated) in the level of interest rates. Purchasing securities on a when-issued or delayed delivery basis can present the risk that the yield available in the market when the delivery takes place may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Fund is fully, or almost fully invested, results in a form of leverage and may cause greater fluctuation in the value of the net assets of the Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered, and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

Contingent Convertible Securities

The Fund may invest in contingent convertible securities ("CoCos"). CoCos are a form of hybrid debt security that are intended to either convert into equity or have their principal written down upon the occurrence of certain "triggers." The triggers generally are linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution's continued viability as a going concern. CoCos' unique equity conversion or principal write-down features are tailored to the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:

Loss absorption risk. CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the banking institution's discretion or at the request of the relevant regulatory authority in order to help the bank absorb losses.

Mandatory conversions. CoCos may provide for mandatory conversion into common stock of the issuer following a conversion event (i.e., a "trigger"). In such an event, each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument. Since the common stock of the issuer may not pay a dividend, investors in these instruments could experience a reduced income rate, potentially to zero; and conversion would deepen the subordination of the investor, hence worsening standing in a bankruptcy. In addition, some such instruments have a set stock conversion rate that would cause a reduction in value of the security if the price of the stock is below the conversion price on the conversion date. CoCos may be considered to be high-yield securities (commonly referred to as. "junk" bonds) and, to the extent a CoCo held by the Fund were to undergo a write down, the Fund may lose some or all of its original investment in the CoCo. Performance of a CoCo issuer may, in general, be correlated with the performance of other CoCo issuers. As a result, negative information regarding one CoCo issuer may cause a decline in value of other CoCo issuers.

Subordinated instruments. CoCos, in the majority of circumstances, will be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Fund, against the issuer in respect of or arising under the terms of the CoCos generally shall rank junior to the claims of all holders of unsubordinated obligations of the issuer. Subordinate securities such as CoCos are more likely to experience credit loss than non-subordinate securities of the same issuer, even if the CoCos do not convert to equity securities. Any losses incurred by subordinate securities, such as CoCos, are likely to be proportionately greater than non-subordinate securities and any recovery of principal and interest of subordinate securities may take more time. As a result, any perceived decline in creditworthiness of a CoCo issuer is likely to have a greater impact on the CoCo, as a subordinate security.

Market value will fluctuate based on unpredictable factors. The value of CoCos is unpredictable and will be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer's applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general. The market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stock.

Non-Diversified Status

Because the Fund is "non-diversified" under the 1940 Act, it is subject only to certain federal tax diversification requirements. Under federal tax laws, the Fund may, with respect to 50% of its total assets, invest up to 25% of its total assets in the securities of any issuer.  With respect to the remaining 50% of the Fund's total assets, (i) the Fund may not invest more than 5% of its total assets in the securities of any one issuer, and (ii) the Fund may not acquire more than 10% of the outstanding voting securities of any one issuer. These tests apply at the end of each quarter of the taxable year and are subject to certain conditions and limitations under the Code. These tests do not apply to investments in U.S. government securities and regulated investment companies.

Temporary Investments

Under normal circumstances, the Fund may have money received from the purchase of Fund shares, or money received on the sale of its portfolio securities for which suitable investments consistent with such Fund's investment objective(s) are not immediately available. Under these circumstances, the Fund may have such monies invested in cash or cash equivalents in order to earn income on this portion of its assets. Cash equivalents include money market mutual funds, as well as investments such as U.S. government obligations, repurchase agreements, bank obligations, commercial paper and corporate bonds with remaining maturities of thirteen months or less. The Fund may also have a portion of its assets invested in cash equivalents in order to meet anticipated redemption requests or if other suitable securities are unavailable.  In addition, the Fund may reduce its holdings in equity and other securities and may invest in cash and cash equivalents for temporary defensive purposes, during periods in which the Adviser believes changes in economic, financial or political conditions make it advisable.

Bank obligations include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits, including U.S. dollar-denominated instruments issued or supported by the credit of U.S. or foreign banks or savings institutions.  Although the Fund may invest in money market obligations of foreign banks or foreign branches of U.S. banks only where the Adviser determines the instrument to present minimal credit risks, such investments may nevertheless entail risks that are different from those of investments in domestic obligations of U.S. banks due to differences in political, regulatory and economic systems and conditions. All investments in bank obligations are limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase, and investments by the Fund in the obligations of foreign banks and foreign branches of U.S. banks will not exceed 10% of such Fund's total assets at the time of purchase.  The Fund may also make interest-bearing savings deposits in commercial and savings banks in amounts not in excess of 10% of its net assets.

Investments by the Fund in commercial paper will consist of issues rated at the time of investment as A-1 and/or P-1 by S&P®, Moody's or a similar rating by another NRSRO. In addition, the Fund may acquire unrated commercial paper and corporate bonds that are determined by the Adviser at the time of purchase to be of comparable quality to rated instruments that may be acquired by such Fund, as previously described.

Cyber Security Risks

As technology becomes more integrated into the Fund's operations, and as all financial services firms continue to face increased security threats, the Fund will face greater operational risks through breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or lose operational capacity. This in turn could cause the Fund to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures, and/or financial loss. Cyber security threats may result from unauthorized access to the Fund's digital information systems (e.g., through "hacking" or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). In addition, because the Fund works closely with third-party service providers (e.g., administrator, transfer agent and custodian), cyber security breaches at such third-party service providers may subject the Fund to many of the same risks associated with direct cyber security breaches. The same is true for cyber security breaches at any of the issuers in which the Fund may invest. While the Fund has established risk management systems designed to reduce the risks associated with cyber security, there can be no assurance that such measures will succeed.

Disclosure of Portfolio Holdings

The Board has adopted a policy and procedures relating to the disclosure of the Fund's portfolio holdings information (the "Policy"). Generally, the Policy restricts the disclosure of portfolio holdings data to certain persons or entities, under certain conditions. In all cases, the Fund's Chief Compliance Officer (or designee) is responsible for authorizing the disclosure of the Fund's portfolio holdings, and for monitoring that the Fund does not accept compensation or consideration of any sort in return for the preferential release of portfolio holdings information. Any such disclosure is made only if consistent with the general anti-fraud provisions of the federal securities laws and the Adviser's fiduciary duties to its clients, including the Fund.

The Fund's Chief Compliance Officer is responsible for monitoring the disclosure of portfolio holdings information and ensuring that any such disclosures are made in accordance with the Policy. The Board has, through the adoption of the Policy, delegated the monitoring of the disclosure of portfolio holdings information to the Adviser's compliance staff. The Fund's Chief Compliance Officer reviews the Policy for operational effectiveness and proposes revisions as needed, to the Board, in order to ensure that the disclosures are in the best interest of the shareholders and to address any conflicts between the shareholders of the Fund and those of the Adviser or any other affiliate of the Fund.

In accordance with the Policy, the Fund will disclose its portfolio holdings periodically, to the extent required by applicable federal securities laws. These disclosures include the filing of a complete schedule of the Fund's portfolio holdings with the SEC semi-annually on Form N-CSR and following the Fund's first and third fiscal quarters, on Form N-PORT. These filings are available to the public through the EDGAR Database on the SEC's Internet website at:  http://www.sec.gov. The Fund also may post its portfolio holdings on its website at www.USQ.com, approximately 15 days after the end of the month. The Fund's Chief Compliance Officer (or designee) will conduct periodic reviews of compliance with the procedures established by the Policy.

The Policy also provides that the Fund's portfolio holdings information may be released to selected third parties only when the Fund has a legitimate business purpose for doing so and the recipients are subject to a duty of confidentiality (including appropriate related limitations on trading), either through the nature of their relationship with the Fund or through a confidentiality agreement.

Under the Policy, the Fund also may share its portfolio holdings information with certain primary service providers that have a legitimate business need for such information, including, but not limited to, the Fund's custodian, administrator, distributor, proxy voting service providers, mailing service providers, financial printers, consultants, legal counsel and independent registered public accounting firm, as well as Morningstar, Inc., Broadridge Financial Solutions, Inc. (formerly, Lipper, Inc.), and other ratings agencies. The Fund's service arrangements with each of these entities include a duty of confidentiality (including appropriate limitations on trading) regarding portfolio holdings data by each service provider and its employees, either by law or by contract.

Management of the Fund

Board of Trustees

The management and affairs of the Fund are supervised by the Board.  The Board currently consists of three individuals, all of whom are not "interested persons" of the Fund, as that term is defined in the 1940 Act (the "Independent Trustees"). The Board establishes policies for the operation of the Fund and appoints the officers who conduct the daily business of the Fund. The current Trustees and officers of the Fund and their years of birth are listed below with their addresses, present positions with the Fund, term of office with the Fund and length of time served, principal occupations over at least the last five years and other directorships/trusteeships held.

Name, Year of Birth and Address	Position with the Fund	Term of Office and Length of Time Served	Principal Occupations During the Past Five Years	Number of Portfolios in Fund Complex (1) Overseen by Trustee	Other Directorship/ Trusteeship Positions held by Trustee During the Past 5 Years
Independent Trustees
Gregory Fairchild (1963) 235 Whitehorse Lane Suite 200 Kennett Square, PA 19348	Trustee	Indefinite; Since 2017	Dr. Fairchild is Professor at the University of Virginia, Darden GSBA (2001 to present). Dean and CEO, UVA | Northern Virginia (2021 to present).	2	None
Havilah Mann, CPA (1975) 235 Whitehorse Lane Suite 200 Kennett Square, PA 19348	Trustee	Indefinite; Since 2017	Ms. Mann is a Certified Public Accountant, Fractional Chief Financial Officer and Business Development Advisor of HSM Resources (accounting infrastructure and internal control consulting services).	2	None
Edward P. Mooney Jr. (1970) 235 Whitehorse Lane Suite 200 Kennett Square, PA 19348	Trustee	Indefinite; Since 2020	Mr. Mooney is Chief Operating Officer of Saint Francis de Sales Seminary (January 2023 to present) and is a private investor and a Limited Partner of Golden Angels Investors LLC (since 2018). Previously, Mr. Mooney was a Managing Director with Artisan Partners Limited Partnership (investment management) until his retirement in 2014.	2	Board of Directors, Christian Brothers Investment Services (2016 to present) and Board of Managers, Ocean Square Asset Management (2017 to 2018).
(1) "Fund Complex" as used herein is the Fund and PREDEX.

Name, Year of Birth and Address	Position with the Fund	Term of Office and Length of Time Served	Principal Occupations During the Past Five Years
Officers Who Are Not Trustees
G. Keith Downing * (1972) 235 Whitehorse Lane Suite 200 Kennett Square, PA 19348	Treasurer	Indefinite; Since 2017	Mr. Downing is Chief Operating Officer of the Adviser since its inception.
Thomas E. Miller, CFA * (1983) 235 Whitehorse Lane Suite 200 Kennett Square, PA 19348	President	Indefinite; President and Chief Executive Officer since 2021; Chief Investment Officer since 2017
Dr. Miller is Chief Executive Officer of the Adviser since 2021. Dr. Miller is Chief Investment Officer of the Adviser since inception. From 2017 to 2021, Dr. Miller served as Vice President of the Fund.

Michael D. Achterberg * (1963) 235 Whitehorse Lane Suite 200 Kennett Square, PA 19348	Secretary	Indefinite; Since Dec. 2022
Senior Portfolio Manager, Union Square Capital Partners, LLC, Aug. 2022 to present.  President, PREDEX Capital Management, LLC, June 2018 to July 2022; Chief Operating Officer, PREDEX Capital Management, LLC, Mar. 2013 to May 2018.

Mary K. Ziegler * (1972) 235 Whitehorse Lane Suite 200 Kennett Square, PA 19348	Chief Compliance Officer, AML Compliance Officer	Indefinite; Since 2018
Ms. Ziegler is Chief Legal and Compliance Officer of the Adviser since February 2018.  She also serves as General Counsel of Chatham Financial Corp., an affiliate of the Adviser, since May 2020. From November to May 2020, Ms. Ziegler served as the Global Head of Compliance for Chatham Financial Corp., and from July 2019 to November she also served as Interim Chief Compliance Officer. From June 2012 to February 2018, Ms. Ziegler was Chief Compliance Officer of TFS Capital LLC (investment adviser).

*    Each Officer of the Fund serves at the pleasure of the Board.

Leadership Structure, Qualifications and Responsibilities of the Board of Trustees

The Trustees have the authority to take all actions necessary in connection with their oversight of the business affairs of the Fund, including, among other things, approving the investment objective, policies and procedures for the Fund. The Fund enters into agreements with various entities to manage the day-to-day operations of the Fund, including the Adviser, administrator, transfer agent, distributor and custodian. The Trustees are responsible for approving the agreements between these service providers and the Fund and exercising general service provider oversight.

Leadership Structure and the Board of Trustees. The Board is currently composed of three Independent Trustees. The Board has designated Dr. Gregory Fairchild as the Lead Independent Trustee. The Lead Independent Trustee also acts as a liaison between meetings with the Fund's officers, other Trustees, the Adviser, other service providers and counsel to the Independent Trustees, as needed. The Lead Independent Trustee may also perform such other functions as may be requested by the Board from time to time. The Board's leadership structure also promotes the participation of the other Independent Trustees. The Board has determined that its leadership and committee structure is appropriate because it provides a structure for the Board to work effectively with management and service providers and facilitates the exercise of the Board's independent judgment. In addition, the committee structure provides for: (1) effective oversight of audit and financial reporting responsibilities through the Audit Committee, (2) an effective forum for considering governance and other matters through the Nominating and Governance Committee, and (3) the ability to meet independently with independent counsel and outside the presence of management on governance and related issues. Except for any duties specified in the Fund's Declaration of Trust or By-laws, the designation, Lead Independent Trustee or Chairperson of a Committee does not impose on such Trustee any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board generally. The leadership structure of the Board may be changed, at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Fund.

Oversight of Risk. The Board oversees risk as part of its general oversight of the Fund. The Fund is subject to a number of risks, including investment, compliance, financial, operational and valuation risks. The Fund's officers, the Adviser and other Fund service providers perform risk management as part of the day-to-day operations of the Fund. The Board recognizes that it is not possible to identify all risks that may affect the Fund, and that it is not possible to develop processes or controls to eliminate all risks and their possible effects. Risk oversight is addressed as part of various Board and Committee activities, including the following: (1) at quarterly Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports from Fund officers, including the Adviser's Chief Compliance Officer ("CCO"), related to Fund performance, liquidity, risk exposures, compliance and operations; (2) quarterly meetings by the Independent Trustees in executive session with the Adviser's CCO; (3) periodic meetings with investment personnel to review investment strategies, techniques and the processes used to manage risks; (4) reviewing and approving, as applicable, the compliance policies and procedures of the Fund and the Adviser; and (5) at quarterly Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports from Fund officers and the independent registered public accounting firm on financial, liquidity, valuation and operational matters. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

The Board has two standing committees, as described below:

Audit Committee. The Audit Committee is responsible for advising the full Board with respect to the oversight of accounting, auditing and financial matters affecting the Fund. In performing its oversight function the Audit Committee has, among other things, specific power and responsibility to: (1) oversee the Fund's accounting and financial reporting policies and practices, internal control over the Fund's financial reporting and, as appropriate, the internal control over financial reporting of service providers; (2) to oversee the quality and objectivity of the Fund's financial statements and the independent audit thereof; (3) to approve, prior to appointment by the Board, the engagement of the Fund's independent registered public accounting firm and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Fund's independent registered public accounting firm; and (4) to act as a liaison between the Fund's independent auditors and the Board. The Audit Committee meets as often as necessary or appropriate to discharge its functions and will meet at least once annually. The Audit Committee is comprised of all of the Independent Trustees. Ms. Havilah Mann is the Chairperson of the Audit Committee. During the fiscal year ended March 31, 2024, the Audit Committee met two times.

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for: (1) seeking and reviewing candidates for consideration as nominees to serve as Trustees, as is considered necessary from time to time; (2) making recommendations to the Board regarding the composition of the Board and its committees; (3) coordinating the process to assess Board effectiveness; and (4) developing and implementing governance policies. The Nominating and Governance Committee is comprised of all of the Independent Trustees. Dr. Gregory Fairchild is the Chairperson of the Nominating and Governance Committee. Shareholders who wish to recommend a nominee should send nominations to the Chief Operating Officer of the Fund, including biographical information and qualifications of the proposed nominee. The Nominating and Governance Committee may request additional information deemed reasonably necessary for the Committee to evaluate such nominee. The Nominating and Governance Committee meets as often as necessary or appropriate to discharge its functions, and reports its actions and recommendations to the Board on a regular basis. During the fiscal year ended March 31, 2024, the Nominating and Governance Committee met one time.

Trustees' Qualifications and Experience. The governing documents for the Fund do not set forth any specific qualifications to serve as a Trustee. The charter of the Nominating and Governance Committee also does not set forth any specific qualifications. Among the attributes and skills common to all Trustees are the ability to review, evaluate and discuss information and proposals provided to them regarding the Fund, the ability to interact effectively with the Adviser and other service providers, and the ability to exercise independent business judgment. Each Trustee's ability to perform his or her duties effectively has been attained through: (1) the individual's business and professional experience and accomplishments; (2) the individual's experience working with the other Trustees and management; (3) the individual's prior experience serving in senior executive positions and/or on the boards of other companies and organizations; and (4) the individual's educational background, professional training, and/or other experiences. Generally, no one factor was decisive in determining that an individual should serve as a Trustee. Set forth below is a brief description of the specific experience of each Trustee. As noted above, a majority of the Board are Independent Trustees. Additional details regarding the background of each Trustee is included in the chart earlier in this section.

Gregory Fairchild, PhD. Dr. Fairchild has served as Trustee of the Fund since its inception. Dr. Fairchild is the Isidore Horween Research Professor of Business Administration at the University of Virginia's Darden School of Business; Associate Dean for Washington, D.C. Area Initiatives and Academic Director of Public Policy and Entrepreneurship, Darden School of Business; and Dean and CEO of UVA | Northern Virginia. Dr. Fairchild currently serves as an academic director for Darden's Institute for Business in Society (IBiS). Since 2001, he has taught strategic management, entrepreneurship and ethics in Darden's MBA and Executive Education programs. In 2017, Fairchild was appointed to the Community Advisory Board of the US Treasury and was appointed by Governor McAuliffe to the Virginia Economic Development Partnership, the Commonwealth's economic development authority (reappointed by Governor Northam). Dr. Fairchild has served as a director to various for-profit and non-profit boards including the University of Virginia Physician's Group, Virginia Community Capital, Socratic Solutions, Inc., and Resilience Education. In addition, Dr. Fairchild served on the Virginia Retirement Service (VRS), the Commonwealth's public pension fund. Dr. Fairchild has also served as a consultant to various corporations, nonprofits and governmental agencies. In 2020, he received the UVA Faculty Public Service Award for his long-term efforts in the community.

Havilah Mann. Ms. Mann has served as Trustee of the Fund since its inception. Ms. Mann is the founder of HSM Resources, a Fractional CFO/Business Development Adviser that provides evolving organizations with accounting infrastructure, internal control review and implementation, financial management, strategic planning and forecasting, audit design and execution, and board of director presentation and reporting. Ms. Mann has an in-depth understanding of board governance and the role of the audit committee based on her years of service as a director and advisor to various for-profit and non-profit boards including the SS Columbia Project, Wellness in the Schools, Wonder & Wisdom, and the Greenboro Association. Ms. Mann has a B.A. in Accounting and Finance from the University of Denver and a Master of Accountancy, Accounting and Business/Management from the University of Denver, Daniels College of Business.

Edward P. Mooney Jr. Mr. Mooney has served as Trustee of the Fund since December 2020.  Mr. Mooney has served as the Chief Operating Officer of Saint Francis de Sales Seminary since January 2023.  Mr. Mooney is also a private investor and consultant to investment managers with than more than 25 years of industry experience. In addition, Mr. Mooney currently serves on the Board of Directors of Christian Brothers Investment Services and is a Limited Partner of Golden Angels Investors. From July 2017 to December 2018, Mr. Mooney served on the Board of Managers of Ocean Square Asset Management. Mr. Mooney retired from Artisan Partners Limited Partnership in 2014, where he had served as Managing Director since 1999. While at Artisan Partners, Mr. Mooney led several of the marketing, sales and client service groups for the firm.  Mr. Mooney holds Bachelor and Master of Science degrees from Villanova University.

Compensation

Effective January 1, 2023, each Independent Trustee receives an annual retainer fee of $27,500 per calendar year.  The Audit Committee Chairperson receives an annual retainer fee of $7,500 per calendar year. In addition, each Independent Trustee shall receive compensation of $2,500 for each meeting attended in person and $500 for each meeting attended telephonically.  These fees are shared among the Fund Complex.  The Board has adopted a policy requiring that each Independent Trustee must invest at least $10,000 per year in the Fund Complex until such time as the amounts contributed by an Independent Trustee equals $40,000 (i.e., an amount approximately equal to one year of an Independent Trustee's regular compensation from the Fund Complex, including an annual retainer and fees for four in-person meetings).

The Compensation Table below sets forth the total compensation paid to the Trustees of the Fund for the fiscal year March 31, 2024, before reimbursement of expenses.  The Fund reimburses the Adviser an allocated amount for the compensation and related expenses of service provided by the Fund's CCO. No other officers of the Fund received compensation from the Fund during the fiscal year ended March 31, 2024. The aggregate amount of all such reimbursements are determined by the Trustees. No other compensation or retirement benefits are received by any Trustee or officer from the Fund.

NAME OF TRUSTEE/OFFICER	AGGREGATE COMPENSATION FROM THE FUND	PENSION RETIREMENT BENEFITS ACCRUED AS PART OF TRUST EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM THE FUND
Trustees
Gregory Fairchild	$18,750	None	None	$18,750
Havilah Mann	$22,500	None	None	$22,500
Edward P. Mooney Jr.	$18,750	None	None	$18,750
Chief Compliance Officer
Mary K. Ziegler(1)	$78,000	None	None	$78,000

(1)	Ms. Ziegler, the Fund's CCO, is an employee of the Adviser. The Fund reimburses the Adviser for a portion of Ms. Ziegler's salary allocated to her duties as the Fund's CCO.

Board Interest in the Fund

Key
A.	$1-$10,000
B.	$10,001-$50,000
C.	$50,001-$100,000
D.	over $100,000

Dollar Range of Equity Securities Beneficially Owned in the Fund as of December 31, 2023(1)

	Gregory Fairchild, Independent Trustee	Havilah Mann, Independent Trustee	Edward P. Mooney Jr., Independent Trustee
Dollar Range of Equity Securities in the Fund	D	C	D
Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(2)	D	C	D
(1)	Beneficial ownership is determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended. Values are determined by net asset value per shares.
(2)	Family of investment companies is the Acquiring Fund and PREDEX.

Principal Holders, Control Persons and Management Ownership

A principal shareholder is any person who owns of record or beneficially 5% or more of any class of outstanding shares of the Fund. A control person is one who beneficially owns, directly or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. A controlling shareholder's vote could have a more significant effect on matters presented to shareholders for approval than the vote of other Fund shareholders.  In addition, a large repurchase of shares held by a controlling shareholder could significantly reduce the asset size of the Fund, which may adversely affect the Fund's investment flexibility and expense ratio.  To the best knowledge of the Fund, as of June 30, 2024, no other persons or entity owned beneficially 5% or more (or beneficially owned more than 25%) of the outstanding shares of any class of the Fund, except as shown in the table below.  As of June 30, 2024, the percentage ownership of any person or entity owning 5% or more of the outstanding shares of any class of the Fund was as follows:

Class I Shares

Name and Address	% Ownership	Parent Company	Jurisdiction	Type of Ownership(1)
National Financial Services LLC 499 Washington Blvd, Floor 4 Jersey City, NJ 07310-2010	39.32%	Fidelity Global Brokerage Group. Inc.	DE	Record
Charles Schwab & Company, Inc. Special Custody A/C FBO Customers 211 Main Street San Francisco, CA 94105-1901	22.94%	The Charles Schwab Corporation	DE	Record
CFC Investments Corp 235 White Horse Lane Kennett Square, PA 19348-2497	12.11%	Chatham Financial Corp (2)	Delaware	Beneficial
Pershing LLC 1 Pershing Plaza Jersey City, NJ 07399-0002	7.90%	N/A	N/A	Record

Class IS Shares

Name and Address	% Ownership	Parent Company	Jurisdiction	Type of Ownership(1)
CFC Investments Corp 235 White Horse Lane Kennett Square, PA 19348-2497	100%	Chatham Financial Corp (2)	Delaware	Beneficial
(1)
"Record" ownership means the shareholder of record, or the exact name of the shareholder on the account, i.e. "ABC Brokerage, Inc."  "Beneficial" ownership refers to the actual pecuniary, or financial, interest in the security, i.e. "Jane Doe Shareholder."

(2)	Chatham Financial Corp. is the sole member of USQ Holding Company, LLC, which in turn is the sole member of the Adviser.

As of June 30, 2024, the officers and trustees of the Fund, as a group, owned 1.01% of the Fund's outstanding shares.

Investment Adviser and Portfolio Managers

Investment Adviser

Union Square Capital Partners, LLC serves as the investment adviser to the Fund ("USQ" or the "Adviser"). The Fund's principal office is located at 235 Whitehorse Lane, Suite 200, Kennett Square, PA 19348, and its telephone number is (484) 731-0090. The Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Adviser is a Delaware limited liability company formed in October 2016, for the purpose of advising the Fund. The Adviser is wholly owned by its sole member, USQ Holding Company, LLC, a Delaware limited liability company. USQ Holding Company, LLC is wholly owned by its sole member, Chatham Financial Corp. ("Chatham"), a Pennsylvania corporation.

Under the general supervision of the Board, the Adviser carries out the investment and reinvestment of the net assets of the Fund and determines which securities should be purchased, sold or exchanged. In addition, the Adviser supervises and provides oversight of the Fund's service providers. The Adviser furnishes to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Adviser compensates all Adviser personnel who provide services to the Fund. In return for these services, facilities and payments, the Fund has agreed to pay the Adviser as compensation under the Investment Advisory Agreement a monthly advisory fee computed at the annual rate of 0.65% (as a percentage of daily net assets) on assets up to $500 million; 0.50% on assets of $500 million and more but less than $1 billion; 0.40% on assets of $1 billion and more but less than $5 billion; and 0.30% on assets of $5 billion and more. The Adviser may employ research services and service providers to assist in the Adviser's market analysis and investment selection.

The Adviser has contractually agreed to waive its advisory fees and/or assume expenses otherwise payable by the Fund to the extent necessary to ensure that Total Annual Fund Operating Expenses (excluding taxes, interest, trading costs, acquired fund fees and expenses, distribution fees, and shareholder servicing expenses) do not exceed 0.85% of average daily net assets (the "Expense Limitation Agreement"). The Expense Limitation Agreement will continue indefinitely until revised or terminated by mutual agreement by the Fund and the Adviser, with the consent of the Board. Under the Expense Limitation Agreement, the Adviser may request and receive reimbursement from the Fund for advisory fees waived or other expenses reimbursed by the Adviser pursuant to the Expense Limitation Agreement at a date not to exceed three years from the month in which the corresponding waiver or reimbursement to the Fund was made. However, no reimbursement may be made unless the total annual expense ratio of the class making such reimbursement is no higher than the amount of the expense limitation that was in place at the time the Adviser waived the fees or reimbursed the expenses and does not cause the expense ratio to exceed the current expense limitation. For the fiscal periods ended March 31, the Fund paid the following amounts in advisory fees:

	2024	2023	2022
Advisory Fees Accrued	$1,142,329	$1,388,279	$695,978
Advisory Fees Waived	$(388,718)	$(336,001)	$(421,060)
Total Advisory Fees Paid to Adviser	$753,611	$1,052,278	$274,918

The Investment Advisory Agreement provides that the Adviser shall not be protected against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties, or for the reckless disregard of its obligations or duties thereunder.

Description of Potential Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one fund or other account.  The Adviser and the portfolio managers may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts, in allocating investments among the Fund and Other Accounts and in effecting transactions between the Fund and Other Accounts, including ones in which the Adviser or the portfolio managers may have a greater financial interest. Additionally, the Adviser or its affiliates may give advice or take action with respect to such Other Accounts that differs from the advice given with respect to the Fund. However, the Adviser has policies in place requiring that it not favor one client over another and will treat all clients, including the Fund, in a fair and equitable manner under the circumstances.

The Adviser will attempt to allocate investment opportunities in a manner which is in the best interests of all of the entities involved, but there can be no assurance that an investment opportunity which comes to the attention of the Adviser will not be allocated to an entity other than the Fund, with the Fund being unable to participate in such investment opportunity or participating only on a limited basis. In addition, there may be circumstances under which the Adviser will consider participation by other entities in investment opportunities in which the Adviser does not intend to invest, or intends to invest only on a limited basis, on behalf of the Fund. The Adviser's policy is to evaluate for the Fund and the Other Accounts a variety of factors which may be relevant in determining whether a particular situation or strategy is appropriate and feasible for the Fund or a particular Other Account at a particular time, including the nature of the investment opportunity taken in the context of the other investment or regulatory limitations on the Fund or particular entity and the transaction costs involved. Because these considerations may differ for the Fund and Other Accounts in the context of any particular investment opportunity, investment activities of the Fund and Other Accounts may differ considerably from time to time.

The Adviser has adopted certain compliance procedures which are designed to prevent and address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

In addition, the following potential conflicts of interest have been identified as a result of the Adviser's relationship with its affiliates:

•
Chatham and its affiliates provide services to private equity real estate funds, some of which have funds that are included in the NCREIF Open-End Diversified Core Equity Fund Index (NFI-ODCE) in which the Fund invests, and to publicly traded real estate investment firms that issue securities which can be bought or sold by the Fund and potentially by other advised/managed funds and accounts.

•
In the course of providing services, Chatham obtains non-public information about its clients that could be material to the management of the Fund and may not be able to, or may determine not to, share that information with the portfolio managers, even though it might be beneficial information for the Fund. This information may include actual knowledge regarding the particular investments and transactions of other funds and accounts, as well as proprietary investment, trading and other market research, analytical and technical models, and new investment techniques, strategies and opportunities.

•
Through its services, Chatham provides certain valuations of debt held by certain underlying funds in which the Fund invests or may invest, which could have a direct impact on the trading prices of those underlying funds.

The Adviser has taken the following steps to address the potential conflicts of interest noted above with respect to its relationship with Chatham:

•
The Adviser and Chatham have established physical separation, as well as data segregation and separation to create a barrier to prevent the Adviser's access to material non-public information, including with respect to valuations.

•	The Adviser's employees' emails are contained on a separate server from Chatham's. All Adviser emails are subject to review by the Adviser's CCO.
•	No Chatham team member is permitted to serve on the Adviser's Investment Committee.
•	Chatham employees who are members of Chatham's valuation team are prohibited from investing in securities of the Fund.
•
The Adviser has established policies and procedures to address these potential conflicts of interest, including training employees regarding the importance of maintaining separation between the Adviser and Chatham.

•
Adviser employees are instructed on escalation procedures for reporting potential conflicts of interest to the Adviser's CCO who determines if further action is necessary, including disclosure and reporting to the Fund's Independent Trustees.

Regulatory restrictions applicable to the Adviser or its affiliates may limit the Fund's investment activities in various ways. For example, regulations regarding certain industries and markets, such as those in emerging or international markets, and certain transactions, such as those involving certain futures and derivatives, may impose a cap on the aggregate amount of investments that may be made by affiliated investors, including accounts managed by the same affiliated manager, in the aggregate or in individual issuers. At certain times, the Adviser or its affiliates also may be restricted in the securities that can be bought or sold for the Fund and other advised/managed funds and accounts because of the investment banking, lending or other relationships that the Adviser or its affiliates have with the issuers of securities. In addition, the internal policies and procedures of the Adviser or its affiliates covering these types of regulatory restrictions and addressing similar issues also may at times restrict the Fund's investment activities.

The Adviser or a portfolio manager may also face other potential conflicts of interest in managing the Fund, and the description above is not a complete description of every conflict of interest that could be deemed to exist.

Portfolio Manager Compensation

The portfolio managers receive their compensation from the Adviser in the form of salary, bonus, retirement plan benefits, and restricted stock. Each portfolio manager's bonus is variable and generally is based on (1) an evaluation of the portfolio manager's ability to remain compliant with investment management guidelines and regulatory requirements, and (2) the results of a peer and/or management review of the portfolio manager, which takes into account skills and attributes such as team participation, investment process, communication and professionalism. In evaluating investment performance, the Adviser generally considers the performance of mutual funds and other accounts managed by the portfolio manager, if any, relative to the benchmarks and peer groups.

The size of the overall bonus pool each year is determined by the Adviser and depends on, among other factors, the levels of compensation generally in the investment management industry (based on market compensation data) and the Adviser's profitability for the year, which is largely determined by assets under management.  Part of the bonus is based on a qualitative assessment of an individual's contribution to the management of the fund in addition to compliance with investment guidelines and regulatory mandates.

Portfolio Managers

Thomas E. Miller, CFA and Michael D. Achterberg, CAIA are responsible for managing the Fund's portfolio.  The following table shows the dollar range of Fund shares owned by the portfolio managers as of March 31, 2024, measured at net asset value per share.

Key
A.	$1-$10,000
B.	$10,001-$50,000
C.	$50,001-$100,000
D.	$100,001 - $500,000
E.	$500,001 - $1,000,000
F.	Over $1,000,000

Name of Portfolio Manager	Dollar Range of Fund Shares Owned
Thomas E. Miller	D
Michael D. Achterberg	None

As of March 31, 2024, the portfolio managers were responsible for the management of other accounts in addition to the Fund.

Thomas E. Miller

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	1	$152,506,264	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

Michael D. Achterberg

Other Accounts By Type	Total Number of Accounts by Account Type	Total Assets By Account Type	Number of Accounts by Type Subject to a Performance Fee	Total Assets By Account Type Subject to a Performance Fee
Registered Investment Companies	1	$152,506,264	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

Adviser's Investment Committee

The Adviser has established an investment committee responsible for: setting overall investment policies and strategies of USQ; reviewing the private investment funds being considered for investment by USQ's clients, including the Fund; monitoring allocation targets for the investment portfolio of the Fund among the private investment funds, public investment funds and other entities in which the Fund intends to invest; evaluating the investment performance and generally overseeing the activities of the co-portfolio managers.  The members of the investment committee include both portfolio managers, whose biographical information is presented above.

Distribution of Fund Shares

Distributor

Quasar Distributors LLC ("Quasar" or the "Distributor"), 111 E Kilbourn Avenue, Suite 2200, Milwaukee, WI 53202, acts as the distributor for shares of the Fund on a best efforts basis pursuant to a Distribution Agreement (the "Distribution Agreement") between the Fund, the Adviser and the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Fund's shares, but will use its best efforts to sell the shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund shares. The Distributor is a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. Shares of the Fund are offered for purchase in a continuous offering at their NAV per share next determined after an order is accepted.

Distribution Plan

The Fund, with respect to its Class IS shares, is authorized under a distribution plan (the "Plan") to pay to the Distributor a Distribution Fee for certain activities relating to the distribution of shares to investors and maintenance of shareholder accounts. These activities include marketing and other activities to support the distribution of the Class IS shares. The Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset based distribution fees. Under the Plan, the Fund pays the Distributor a Distribution Fee at an annual rate of 0.25% of average daily net assets attributable to Class IS shares. This Distribution Fee can be used to pay commissions and broker fees. Because the Distribution Fee is paid out of Class IS's assets on an ongoing basis, the Distribution Fee will increase the cost of your investment over time and may cost you more than paying other types of sales charges.

Rule 12b-1 requires that (i) the Board receive and review, at least quarterly, reports concerning the nature and qualification of expenses which are made; (ii) the Board, including a majority of the Independent Trustees, approve all agreements implementing the Plan; and (iii) the Plan be continued from year-to-year only if the Board, including a majority of the Independent Trustees, concludes at least annually that continuation of the Plan is likely to benefit shareholders.

During the fiscal year ended March 31, 2024, Class IS shares of the Fund paid $0 in fees pursuant to the Plan.

Shareholder Servicing Expenses

Class I and Class IS shares of the Fund are subject to fees pursuant to a "Shareholder Services Plan" adopted by the Board. These fees, which are in addition to Rule 12b-1 fees as described above, are paid by the Fund to broker- dealers or other financial intermediaries who provide administrative support services to beneficial shareholders on behalf of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund's transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Shareholder Services Plan, the Fund may incur expenses on an annual basis equal up to a maximum of 0.25% of its average net assets attributable to Class I shares, and may incur expenses on an annual basis equal up to a maximum of 0.25% of its average net assets attributable to Class IS shares. However, many intermediaries do not charge the maximum permitted fee or even a portion thereof. For the current fiscal year, the shareholder servicing fee for Class I and Class IS shares is expected to be 0.10% and 0.15%, respectively.

Because these fees are paid out of a Fund's assets on an ongoing basis, these fees will increase the cost of your investment in such share class over time and may cost you more than paying other types of fees.

During the fiscal year ended March 31, 2024, the Class I and Class IS Shares of the Fund paid $162,910 and $0, respectively, in shareholder services fees.

Revenue Sharing

The Adviser makes payments for marketing, promotional or related services provided by broker-dealers and other financial intermediaries that sell shares of the Fund or which include the Fund as an investment option for their respective customers.  These payments are often referred to as "revenue sharing payments." The existence or level of such payments may be based on factors that include, without limitation, differing levels or types of services provided by the broker-dealer or other financial intermediary, the expected level of assets or sales of shares, the inclusion of the Fund on a recommended or preferred list and/or access to an intermediary's personnel and other factors. Revenue sharing payments are paid from the Adviser's own legitimate profits and other of its own resources (not from the Fund's) and are in addition to any Rule 12b-1 payments or shareholder servicing fees that are paid to broker-dealers and other financial intermediaries. Because revenue sharing payments are paid by the Adviser, and not from the Fund's assets, the amount of any revenue sharing payments is determined by the Adviser.

The financial intermediaries that receive additional compensation (as described above and in the Prospectus), from the Adviser's own resources, include the following (the information set forth below is considered complete as of the date of this SAI, and as supplemented; however, agreements may be entered into, terminated, or amended, from time to time, without notice or change to the SAI):

Pershing LLC ("Pershing")
Pursuant to a written agreement, Pershing is paid a fee based on an annual rate of 0.15% of the daily market value of the number of Fund shares held for customers. The Fund pays for the service components, to the extent permitted by the Fund's Shareholder Services Plan. The Adviser may pay out of its own resources for any overages.

Fidelity Brokerage Services LLC ("Fidelity Brokerage") and National Financial Services LLC ("National Financial")
Pursuant to a written agreement, Fidelity Brokerage and National Financial receive a monthly fee based on an annual rate of 0.20% of the daily market value of the number of Fund shares held in accounts at Fidelity Brokerage and National Financial. The Fund pays for the service components, to the extent permitted by the Fund's Shareholder Services Plan. The Adviser may pay out of its own resources for any overages.

TD Ameritrade, Inc. ("TD")
Pursuant to a written agreement, TD receives a monthly fee based on an annual rate of 0.10% of the daily market value of the number of Fund shares held in accounts at TD and $12 per client account position of each NSCC Level III account. The Fund pays for the service components, to the extent permitted by the Fund's Shareholder Services Plan. The Adviser may pay out of its own resources for any overages.

Charles Schwab & Co, Inc. ("Schwab")
Pursuant to a written agreement, Schwab receives a monthly fee based on an annual rate of 0.15% of the daily market value of the number of Fund shares held in accounts at Schwab. The Fund pays for the service components, to the extent permitted by the Fund's Shareholder Services Plan. The Adviser may pay out of its own resources for any overages.

Wells Fargo Clearing Services, LLC ("Wells Fargo")
Pursuant to a written agreement, Wells Fargo is paid $12 per year for each client account position that is an NSCC Level 3 account, and $6 per year for each NSCC Level 4 account. The Fund pays for the service components, to the extent permitted by the Fund's Shareholder Services Plan. The Adviser may pay out of its own resources for any overages.

SEI Private Trust Company ("SEI")
Pursuant to a written agreement, SEI receives a monthly fee based on an annual rate of 0.15% of the daily market value of the number of Fund shares held in accounts at SEI. The Fund pays for the service components, to the extent permitted by the Fund's Shareholder Services Plan. The Adviser may pay out of its own resources for any overages.

LPL Financial LLC ("LPL")
Pursuant to a written agreement, LPL receives a monthly fee based on an annual rate of 0.10% to 0.15% of the daily market value of the number of Fund shares held in accounts at LPL. The Fund pays for the service components, to the extent permitted by the Fund's Shareholder Services Plan. The Adviser may pay out of its own resources for any overages.

Service Providers

The Fund entered into a number of agreements whereby certain parties provide various services to the Fund.

U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services ("Fund Services"), provides accounting and administrative services and shareholder servicing to the Fund as transfer agent and dividend disbursing agent. Fund Services' address is 615 E. Michigan Avenue, Milwaukee, Wisconsin 53202. The services provided under the Transfer Agent Servicing Agreement include processing purchase and tender transactions; establishing and maintaining shareholder accounts and records; disbursing dividends declared by the Fund; day-to-day administration of matters related to the existence of the Fund under state law (other than rendering investment advice); maintenance of its records; preparation, mailing and filing of reports; and assistance in monitoring the total number of shares sold in each state for "Blue Sky" purposes.

Pursuant to the Fund Administration Servicing Agreement and the Fund Accounting Servicing Agreement, each between Fund Services and the Fund, Fund Services also performs certain administrative, accounting and tax reporting functions for the Fund, including preparing and filing federal and state tax returns, preparing and filing securities registration compliance filings with various states, compiling data for and preparing notices to the SEC, assistance in the preparation of the Fund's registration statement under federal and state securities laws, preparing financial statements for the Annual and Semi-Annual Reports to the SEC and current investors, monitoring the Fund's expense accruals, and calculating the weekly NAV for the Fund from time to time, monitoring the Fund's compliance with its investment objective and restrictions.

For the fiscal periods ended March 31, the Fund paid the following in fees under the Administration Servicing Agreement:

2024	2023	2022
$188,935	$211,538	$121,442

U.S. Bank, N.A., is a custodian of the assets of the Fund pursuant to a custody agreement between it and the Fund ("Custody Agreement").  U.S. Bank, N.A., is compensated for its services to the Fund by fees paid on a per transaction basis, and the Fund also pays certain of U.S. Bank, N.A.'s related out-of-pocket expenses.  U.S. Bank, N.A.'s address is 1555 North Rivercenter Drive, Milwaukee, Wisconsin 53212.  UMB Bank, N.A. with principal offices at 1010 Grand Boulevard, Kansas City, Missouri 64106 also serves as a custodian for securities of the Fund's portfolio.  UMB Bank, N.A. is compensated for its services to the Fund by fees paid on an assets held, services provided, and per transaction basis, and the Fund also pays certain of UMB Bank, N.A.'s related out-of-pocket expenses.

Anti-Money Laundering Program

The Fund has established an Anti-Money Laundering Compliance Program (the "AML Program"), as required by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act"). In order to ensure compliance with this law, the Fund's Program provides for the development of internal policies, procedures and controls, designation of an Anti-Money Laundering Compliance Officer, an ongoing training program and independent testing of the AML Program. The Fund has delegated the responsibility to implement the AML Program monitoring to its transfer agent, subject to the oversight of the Fund's AML Compliance Officer. The Fund will not transact business with any person or entity whose identity cannot be adequately verified in accordance with the AML Program.

Codes of Ethics

The Fund and the Adviser have adopted codes of ethics that govern the personal securities transactions of their respective personnel. Pursuant to each such code of ethics, their respective personnel may invest securities for their personal accounts (including securities that may be purchased or held by the Fund), subject to certain conditions. The Distributor relies on the principal underwriters exception under Rule 17j-1(c)(3), specifically where the Distributor is not affiliated with the Fund or the Adviser, and no officer, director, or general partner of the Distributor serves as an officer, director, or general partner of the Fund or the Adviser. Each code of ethics is available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies of each code of ethics may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov.

Proxy Voting Guidelines

Federal law requires the Fund and the Adviser to adopt procedures for voting proxies (the "Proxy Voting Guidelines") and to provide a summary of those Proxy Voting Guidelines used to vote the securities held by the Fund. Descriptions of such Proxy Voting Guidelines are attached as Appendix A to this SAI. Information about how the Fund voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 may be obtained (1) without charge, upon request, by calling (833) 877-3863 and (2) on the SEC's website at http://www.sec.gov.

Portfolio Transactions

Assets of the Fund are invested by the Adviser in a manner consistent with the Fund's investment objective, strategies, policies and restrictions, as well as with any instructions the Board may issue from time to time. Within this framework, the Adviser is responsible for making all determinations as to the purchase and sale of portfolio securities for the Fund, and for taking all steps necessary to implement securities transactions on behalf of the Fund. When placing orders, the Adviser will seek to obtain the best net results taking into account such factors as price (including applicable dealer spread), size, type and difficulty of the transaction involved, the reliability, integrity and financial condition of the firm, the firm's general execution and operational facilities, and the firm's risk in positioning the securities involved.

The Fund has no obligation to deal with any broker-dealer or group of brokers or dealers in the execution of transactions in portfolio securities. The Adviser may, from time to time, direct trades to certain brokers that provide favorable commission rates, subject to the Adviser's obligation to obtain best execution. The Fund will not purchase portfolio securities from any affiliated person acting as principal except in conformity with SEC regulations.

Brokers or dealers executing a portfolio transaction on behalf of the Fund may receive a commission in excess of the amount of commission another broker or dealer would have charged for executing the transaction if the Adviser determines in good faith that such commission is reasonable in relation to the value of brokerage and research services provided to the Fund. In allocating portfolio brokerage, the Adviser may select brokers or dealers who also provide brokerage, research and other services to other accounts over which the Adviser exercises investment discretion, if any.  If the Adviser begins managing accounts other than the Fund, some of the services received as the result of Fund transactions may primarily benefit accounts other than the Fund, while services received as the result of portfolio transactions effected on behalf of those other accounts may primarily benefit the Fund.

For securities traded in the over-the-counter markets, the Adviser deals directly with the dealers who make markets in these securities unless better prices and execution are available elsewhere. The Adviser negotiates commission rates with brokers based on the quality and quantity of services provided in light of generally prevailing rates, and while the Adviser generally seeks reasonably competitive commission rates, the Fund does not necessarily pay the lowest commissions available.  The Board periodically reviews the commission rates and the allocation of orders.

When consistent with the objectives of best price and execution, business may be placed with broker-dealers who furnish investment research or services to the Adviser.  The commissions on such brokerage transactions with investment research or services may be higher than another broker might have charged for the same transaction in recognition of the value of research or services provided.  Such research or services include advice, both orally and in writing, as to: the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities, or purchasers or sellers of securities; as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. To the extent portfolio transactions are effected with broker-dealers who furnish research and/or other services to the Adviser, the Adviser receives a benefit, not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Fund from these transactions. Such research or services provided by a broker-dealer through whom the Adviser effects securities transactions for the Fund may be used by the Adviser in servicing all of its accounts. In addition, the Adviser may not use all of the research and services provided by such broker-dealer in connection with the Fund.

The Fund may also enter into arrangements, commonly referred to as "brokerage/service arrangements" with broker- dealers pursuant to which a broker-dealer agrees to pay the cost of certain products or services provided to the Fund in exchange for fund brokerage. Under a typical brokerage/service arrangement, a broker agrees to pay a portion of the Fund's custodian, administrative or transfer agency fees, and in exchange, the Fund agrees to direct a minimum amount of brokerage to the broker. The Adviser, on behalf of the Fund, usually negotiates the terms of the contract with the service provider, which is paid directly by the broker.

The same security may be suitable for the Fund, another fund or other private accounts managed by the Adviser. If and when the Fund and two or more accounts simultaneously purchase or sell the same security, the transactions will be allocated as to price and amount in accordance with arrangements equitable to the Fund and the accounts. The simultaneous purchase or sale of the same securities by the Fund and other accounts may have a detrimental effect on the Fund, as this may affect the price paid or received by the Fund or the size of the position obtainable or able to be sold by the Fund.

For the fiscal periods ended March 31, the Fund paid the following in brokerage commissions:

2024	2023	2022
$0	$0	$0

As of March 31, 2024, the Fund had not acquired securities of its regular brokers or dealers (as defined in Rule 10b-1 under the 1940 Act).

Portfolio Turnover

Although the Fund generally will not invest for short-term trading purposes, portfolio securities may be sold without regard to the length of time they have been held when, in the opinion of the Adviser, investment considerations warrant such action. The portfolio turnover rate is calculated by dividing (1) the lesser of purchases or sales of portfolio securities for the fiscal year by (2) the monthly average of the value of portfolio securities owned during the fiscal year. A 100% turnover rate would occur if all the securities in the Fund's portfolio, with the exception of securities whose maturities at the time of acquisition were one year or less, were sold and either repurchased or replaced within one year. A high rate of portfolio turnover (100% or more) generally leads to higher transaction costs and may result in a greater number of taxable transactions. The Fund's portfolio turnover rates for the fiscal years ended March 31, 2024, and 2023 were 1.09% and 4.12% respectively.

Taxes

The following is a summary of certain additional tax considerations generally affecting the Fund and its shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here and in the Prospectus is not intended as a substitute for careful tax planning.

This "Taxes" section is based on the Code and applicable regulations in effect as of the date of this SAI. Future legislative, regulatory or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the tax rules applicable to the Fund and its shareholders. Any of these changes or court decisions may have a retroactive effect.

This is for general information only and not tax advice. All investors should consult their own tax advisors as to the federal, state, local and foreign tax provisions applicable to them.

Taxation of the Fund. The Fund has elected and intends to qualify each year as a regulated investment company (sometimes referred to as a "regulated investment company," "RIC" or "fund") under Subchapter M of the Code. If the Fund so qualifies, the Fund will not be subject to federal income tax on the portion of its investment company taxable income (that is, generally, taxable interest, dividends, net short-term capital gains, and other taxable ordinary income, net of expenses, without regard to the deduction for dividends paid) and net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders.

In order to qualify for treatment as a regulated investment company, the Fund must satisfy the following requirements:

•
Distribution Requirement ⎯ the Fund must distribute an amount equal to the sum of at least 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, for the tax year (including, for purposes of satisfying this distribution requirement, certain distributions made by the Fund after the close of its taxable year that are treated as made during such taxable year).

•
Income Requirement ⎯ the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived from its business of investing in such stock, securities or currencies and net income derived from qualified publicly traded partnerships ("QPTPs").

•
Asset Diversification Test ⎯ the Fund must satisfy the following asset diversification test at the close of each quarter of the Fund's tax year: (1) at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of the Fund's total assets in securities of an issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer); and (2) no more than 25% of the value of the Fund's total assets may be invested in the securities of any one issuer (other than U.S. government securities or securities of other regulated investment companies) or of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses, or, in the securities of one or more QPTPs.

In some circumstances, the character and timing of income realized by the Fund for purposes of the Income Requirement or the identification of the issuer for purposes of the Asset Diversification Test is uncertain under current law with respect to a particular investment, and an adverse determination or future guidance by the Internal Revenue Service ("IRS") with respect to such type of investment may adversely affect the Fund's ability to satisfy these requirements. See, "Tax Treatment of Portfolio Transactions" below with respect to the application of these requirements to certain types of investments.  In other circumstances, the Fund may be required to sell portfolio holdings in order to meet the Income Requirement, Distribution Requirement, or Asset Diversification Test which may have a negative impact on the Fund's income and performance. In lieu of potential disqualification, the Fund is permitted to pay a tax for certain failures to satisfy the Asset Diversification Test or Income Requirement, which, in general, are limited to those due to reasonable cause and not willful neglect.

The Fund may use "equalization accounting" (in lieu of making some cash distributions) in determining the portion of its income and gains that has been distributed.  If the Fund uses equalization accounting, it will allocate a portion of its undistributed investment company taxable income and net capital gain to tenders of Fund shares and will correspondingly reduce the amount of such income and gains that it distributes in cash. If the IRS determines that the Fund's allocation is improper and that the Fund has under-distributed its income and gain for any taxable year, the Fund may be liable for federal income and/or excise tax. If, as a result of such adjustment, the Fund fails to satisfy the Distribution Requirement, the Fund will not qualify that year as a regulated investment company the effect of which is described in the following paragraph.

If for any taxable year the Fund does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) would be subject to tax at the corporate income tax rate without any deduction for dividends paid to shareholders, and the dividends would be taxable to the shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the Fund's current and accumulated earnings and profits. Failure to qualify as a regulated investment company would thus have a negative impact on the Fund's income and performance. Subject to savings provisions for certain failures to satisfy the Income Requirement or Asset Diversification Test which, in general, are limited to those due to reasonable cause and not willful neglect, it is possible that the Fund will not qualify as a regulated investment company in any given tax year. Even if such savings provisions apply, the Fund may be subject to a monetary sanction of $50,000 or more. Moreover, the Board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such a course of action to be beneficial to shareholders.

Portfolio turnover. For investors that hold their Fund shares in a taxable account, a high portfolio turnover rate may result in higher taxes. This is because a fund with a high turnover rate is likely to accelerate the recognition of capital gains and more of such gains are likely to be taxable as short-term rather than long-term capital gains in contrast to a comparable fund with a low turnover rate. Any such higher taxes would reduce the Fund's after-tax performance. See, "Taxation of Fund Distributions - Distributions of capital gains" below. For non-U.S. investors, any such acceleration of the recognition of capital gains that results in more short-term and less long-term capital gains being recognized by the Fund may cause such investors to be subject to increased U.S. withholding taxes. See, "Non-U.S. Investors – Capital gain dividends" and "Interest-related dividends and short-term capital gain dividends" below.

Capital loss carryovers. The capital losses of the Fund, if any, do not flow through to shareholders. Rather, the Fund may use its capital losses, subject to applicable limitations, to offset its capital gains without being required to pay taxes on or distribute to shareholders such gains that are offset by the losses. If the Fund has a "net capital loss" (that is, capital losses in excess of capital gains), the excess (if any) of the Fund's net short-term capital losses over its net long-term capital gains is treated as a short-term capital loss arising on the first day of the Fund's next taxable year, and the excess (if any) of the Fund's net long-term capital losses over its net short-term capital gains is treated as a long-term capital loss arising on the first day of the Fund's next taxable year.  Any such net capital losses of the Fund that are not used to offset capital gains may be carried forward indefinitely to reduce any future capital gains realized by the Fund in succeeding taxable years.  The amount of capital losses that can be carried forward and used in any single year is subject to an annual limitation if there is a more than 50% "change in ownership" of the Fund. An ownership change generally results when shareholders owning 5% or more of the Fund increase their aggregate holdings by more than 50% over a three-year look-back period. An ownership change could result in capital loss carryovers being used at a slower rate thereby reducing the Fund's ability to offset capital gains with those losses. An increase in the amount of taxable gains distributed to the Fund's shareholders could result from an ownership change. The Fund undertakes no obligation to avoid or prevent an ownership change, which can occur in the normal course of shareholder purchases and repurchases or as a result of engaging in a tax-free reorganization with another fund. Moreover, because of circumstances beyond the Fund's control, there can be no assurance that the Fund will not experience an ownership change. Additionally, if the Fund engages in a tax-free reorganization with another fund, the effect of these and other rules not discussed herein may be to disallow or postpone the use by the Fund of its capital loss carryovers (including any current year losses and built-in losses when realized) to offset its own gains or those of the other fund, or vice versa, thereby reducing the tax benefits Fund shareholders would otherwise have enjoyed from use of such capital loss carryovers.

Deferral of late year losses. The Fund may elect to treat part or all of any "qualified late year loss" as if it had been incurred in the succeeding taxable year in determining the Fund's taxable income, net capital gain, net short-term capital gain, and earnings and profits. The effect of this election is to treat any such "qualified late year loss" as if it had been incurred in the succeeding taxable year in characterizing Fund distributions for any calendar year (see, "Taxation of Fund Distributions - Distributions of capital gains" below). A "qualified late year loss" includes:

1.
any net capital loss incurred after October 31 of the current taxable year, or, if there is no such loss, any net long-term capital loss or any net short-term capital loss incurred after October 31 of the current taxable year ("post-October capital losses"), and

2.
the sum of (1) the excess, if any, of (a) specified losses incurred after October 31 of the current taxable year, over (b) specified gains incurred after October 31 of the current taxable year, and (2) the excess, if any, of (a) ordinary losses incurred after December 31 of the current taxable year, over (b) the ordinary income incurred after December 31 of the current taxable year.

The terms "specified losses" and "specified gains" mean ordinary losses and gains from the sale, exchange, or other disposition of property (including the termination of a position with respect to such property), foreign currency losses and gains, and losses and gains resulting from holding stock in a passive foreign investment company ("PFIC") for which a mark-to-market election is in effect. The terms "ordinary losses" and "ordinary income" mean other ordinary losses and income that are not described in the preceding sentence.

Undistributed capital gains. The Fund may retain or distribute to shareholders its net capital gain for each taxable year. The Fund currently intends to distribute net capital gains. If the Fund elects to retain its net capital gain, the Fund will be taxed thereon (except to the extent of any available capital loss carryovers) at the corporate income tax rate. If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will be required to report its pro rata share of such gain on its tax return as long-term capital gain, will receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

Federal excise tax. To avoid a 4% non-deductible excise tax, the Fund must distribute by December 31 of each year an amount equal to at least: (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (that is, the excess of the gains from sales or exchanges of capital assets over the losses from such sales or exchanges) for the one-year period ended on October 31 of such calendar year, and (3) any prior year undistributed ordinary income and capital gain net income. The Fund may elect to defer to the following year any net ordinary loss incurred for the portion of the calendar year which is after the beginning of the Fund's taxable year. Also, the Fund will defer any "specified gain" or "specified loss" which would be properly taken into account for the portion of the calendar year after October 31. Any net ordinary loss, specified gain, or specified loss deferred shall be treated as arising on January 1 of the following calendar year. Generally, the Fund intends to make sufficient distributions prior to the end of each calendar year to avoid any material liability for federal income and excise tax, but can give no assurances that all or a portion of such liability will be avoided. In addition, the Fund reserves the right to incur an excise tax liability if the cost to the Fund of paying a dividend to avoid an excise tax is anticipated to exceed the excise tax liability itself. Also, under certain circumstances, temporary timing or permanent differences in the realization of income and expense for book and tax purposes can result in the Fund having to pay an excise tax.

Foreign income tax. Investment income received by the Fund from sources within foreign countries may be subject to foreign income tax withheld at the source and the amount of tax withheld generally will be treated as an expense of the Fund. The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, tax on such income. Some countries require the filing of a tax reclaim or other forms to receive the benefit of the reduced tax rate; whether or when the Fund will receive the tax reclaim is within the control of the individual country. Information required on these forms may not be available, such as shareholder information; therefore, the Fund may not receive the reduced treaty rates or potential reclaims. Other countries have conflicting and changing instructions and restrictive timing requirements which may cause the Fund not to receive the reduced treaty rates or potential reclaims. Other countries may subject capital gains realized by the Fund on sale or disposition of securities of that country to taxation. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Fund's assets to be invested in various countries is not known. Under certain circumstances, the Fund may elect to pass-through foreign taxes paid by the Fund to shareholders, although it reserves the right not to do so.

If the Fund makes such an election and obtains a refund of foreign taxes paid by the Fund in a prior year, the Fund may be eligible to reduce the amount of foreign taxes reported by the Fund to its shareholders, generally by the amount of the foreign taxes refunded, for the year in which the refund is received. See, "Taxation of Fund Distributions – Pass-through of foreign tax credits."

Taxation of Fund Distributions. The Fund anticipates distributing substantially all of its investment company taxable income and net capital gain for each taxable year. Distributions by the Fund will be treated in the manner described below regardless of whether such distributions are paid in cash or reinvested in additional shares of the Fund. The Fund will send you information annually as to the federal income tax consequences of distributions made (or deemed made) during the year.

Distributions of net investment income. The Fund receives ordinary income generally in the form of dividends and/or interest on its investments. The Fund may also recognize ordinary income from other sources, including, but not limited to, certain gains on foreign currency-related transactions. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to you. If you are a taxable investor, distributions of net investment income generally are taxable as ordinary income to the extent of the Fund's earnings and profits. In the case of the Fund whose strategy includes investing in stocks of corporations, a portion of the income dividends paid to you may be qualified dividends eligible to be taxed at reduced rates. See the discussion below under the headings, "Qualified dividend income for individuals" and "Dividends-received deduction for corporations."

Distributions of capital gains. The Fund may derive capital gain and loss in connection with sales or other dispositions of its portfolio securities. Distributions derived from the excess of net short-term capital gain over net long-term capital loss will be taxable to you as ordinary income. Distributions paid from the excess of net long-term capital gain over net short-term capital loss will be taxable to you as long-term capital gain, regardless of how long you have held your shares in the Fund. Any net short-term or long-term capital gain realized by the Fund (net of any capital loss carryovers) generally will be distributed once each year and may be distributed more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund.

Returns of capital. Distributions by the Fund that are not paid from earnings and profits will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in his shares; any excess will be treated as gain from the sale of his shares. Thus, the portion of a distribution that constitutes a return of capital will decrease the shareholder's tax basis in his Fund shares (but not below zero), and will result in an increase in the amount of gain (or decrease in the amount of loss) that will be recognized by the shareholder for tax purposes on the later sale of such Fund shares. Return of capital distributions can occur for a number of reasons including, among others, the Fund over-estimates the income to be received from certain investments such as those classified as partnerships or equity REITs (see, "Tax Treatment of Portfolio Transactions—Investments in U.S. REITs" below).

Qualified dividend income for individuals. Ordinary income dividends reported by the Fund to shareholders as derived from qualified dividend income will be taxed in the hands of individuals and other noncorporate shareholders at the rates applicable to long-term capital gain. "Qualified dividend income" means dividends paid to the Fund (a) by domestic corporations, (b) by foreign corporations that are either (i) incorporated in a possession of the United States, or (ii) are eligible for benefits under certain income tax treaties with the United States that include an exchange of information program, or (c) with respect to stock of a foreign corporation that is readily tradable on an established securities market in the United States. Both the Fund and the investor must meet certain holding period requirements to qualify Fund dividends for this treatment. Specifically, the Fund must hold the stock for at least 61 days during the 121-day period beginning 60 days before the stock becomes ex-dividend. Similarly, investors must hold their Fund shares for at least 61 days during the 121-day period beginning 60 days before the Fund distribution goes ex-dividend. Income derived from investments in derivatives, fixed-income securities, U.S. REITs, PFICs, and income received "in lieu of" dividends in a securities lending transaction generally is not eligible for treatment as qualified dividend income. If the qualifying dividend income received by the Fund is equal to or greater than 95% of the Fund's gross income (exclusive of net capital gain) in any taxable year, all of the ordinary income dividends paid by the Fund will be qualifying dividend income.

Dividends-received deduction for corporations. For corporate shareholders, a portion of the dividends paid by the Fund may qualify for the 50% corporate dividends-received deduction. The portion of dividends paid by the Fund that so qualifies will be reported by the Fund to shareholders each year and cannot exceed the gross amount of dividends received by the Fund from domestic (U.S.) corporations. The availability of the dividends-received deduction is subject to certain holding period and debt financing restrictions that apply to both the Fund and the investor. Specifically, the amount that the Fund may report as eligible for the dividends-received deduction will be reduced or eliminated if the shares on which the dividends earned by the Fund were debt-financed or held by the Fund for less than a minimum period of time, generally 46 days during a 91-day period beginning 45 days before the stock becomes ex-dividend. Similarly, if your Fund shares are debt-financed or held by you for less than a 46-day period then the dividends-received deduction for Fund dividends on your shares may also be reduced or eliminated. Income derived by the Fund from investments in derivatives, fixed-income and foreign securities generally is not eligible for this treatment.

Qualified REIT dividends. Under the 2017 legislation commonly known as the Tax Cuts and Jobs Act ("TCJA"), "qualified REIT dividends" (i.e., ordinary REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income) are treated as eligible for a 20% deduction by noncorporate taxpayers. This deduction, if allowed in full, equates to a maximum effective tax rate of 29.6% (37% top rate applied to income after 20% deduction). The Fund may choose to report the special character of "qualified REIT dividends" to its shareholders, provided both the Fund and the shareholder meet certain holding period requirements. The amount of a RIC's dividends eligible for the 20% deduction for a taxable year is limited to the excess of the RIC's qualified REIT dividends for the taxable year over allocable expenses. A noncorporate shareholder receiving such dividends would treat them as eligible for the 20% deduction, provided the shareholder meets certain holding period requirements for its shares in the RIC (i.e., generally, RIC shares must be held by the shareholder for more than 45 days during the 91-day period beginning on the date that is 45 days before the date on which the shares become ex-dividend with respect to such dividend).

Impact of realized but undistributed income and gains, and net unrealized appreciation of portfolio securities. At the time of your purchase of shares, the Fund's NAV may reflect undistributed income, undistributed capital gains, or net unrealized appreciation of portfolio securities held by the Fund. A subsequent distribution to you of such amounts, although constituting a return of your investment, would be taxable, and would be taxed as ordinary income (some portion of which may be taxed as qualified dividend income), capital gains, or some combination of both, unless you are investing through a tax-advantaged arrangement, such as a 401(k) plan or an individual retirement account. The Fund may be able to reduce the amount of such distributions from capital gains by utilizing its capital loss carryovers, if any.

Pass-through of foreign tax credits. If more than 50% of the Fund's total assets at the end of a fiscal year is invested in foreign securities, the Fund may elect to pass through to you your pro rata share of foreign taxes paid by the Fund. If this election is made, the Fund may report more taxable income to you than it actually distributes. You will then be entitled either to deduct your share of these taxes in computing your taxable income, or to claim a foreign tax credit for these taxes against your U.S. federal income tax (subject to limitations for certain shareholders). The Fund will provide you with the information necessary to claim this deduction or credit on your personal income tax return if it makes this election. No deduction for foreign tax may be claimed by a noncorporate shareholder who does not itemize deductions or who is subject to the alternative minimum tax. Shareholders may be unable to claim a credit for the full amount of their proportionate shares of the foreign income tax paid by the Fund due to certain limitations that may apply. The Fund reserves the right not to pass through to its shareholders the amount of foreign income taxes paid by the Fund. Additionally, any foreign tax withheld on payments made "in lieu of" dividends or interest will not qualify for the pass-through of foreign tax credits to shareholders. See, "Tax Treatment of Portfolio Transactions – Securities lending" below.

Tax credit bonds. If the Fund holds, directly or indirectly, one or more "tax credit bonds" (including build America bonds, clean renewable energy bonds and qualified tax credit bonds) on one or more applicable dates during a taxable year, the Fund may elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder's proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Fund. In such a case, shareholders must include in gross income (as interest) their proportionate share of the income attributable to their proportionate share of those offsetting tax credits. A shareholder's ability to claim a tax credit associated with one or more tax credit bonds may be subject to certain limitations imposed by the Code. (Under the TCJA, the build America bonds, clean renewable energy bonds and certain other qualified bonds may no longer be issued after December 31, 2017.) Even if the Fund is eligible to pass through tax credits to shareholders, the Fund may choose not to do so.

U.S. government securities. Income earned on certain U.S. government obligations is exempt from state and local personal income taxes if earned directly by you. States also grant tax-free status to dividends paid to you from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment or reporting requirements that must be met by the Fund. Income on investments by the Fund in certain other obligations, such as repurchase agreements collateralized by U.S. government obligations, commercial paper and federal agency-backed obligations (e.g., GNMA or FNMA obligations) generally does not qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

Dividends declared in December and paid in January. Ordinarily, shareholders are required to take distributions by the Fund into account in the year in which the distributions are made. However, dividends declared in October, November or December of any year and payable to shareholders of record on a specified date in such a month will be deemed to have been received by the shareholders (and made by the Fund) on December 31 of such calendar year if such dividends are actually paid in January of the following year. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year in accordance with the guidance that has been provided by the IRS.

Medicare tax. A 3.8% Medicare tax is imposed on net investment income earned by certain individuals, estates and trusts. "Net investment income," for these purposes, means investment income, including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Fund shares, reduced by the deductions properly allocable to such income.  In the case of an individual, the tax will be imposed on the lesser of (1) the shareholder's net investment income or (2) the amount by which the shareholder's modified adjusted gross income exceeds $250,000 (if the shareholder is married and filing jointly or a surviving spouse), $125,000 (if the shareholder is married and filing separately) or $200,000 (in any other case). This Medicare tax, if applicable, is reported by you on, and paid with, your federal income tax return.

Repurchases of Fund Shares. Repurchases of Fund Shares pursuant to a repurchase offer will be treated as a sale or exchange of the Shares if the repurchase (a) results in a complete termination of the Shareholder's interest in the Fund, (b) is "substantially disproportionate" with respect to the Shareholder (generally meaning that after the repurchase the Shareholder's percentage interest in the Fund is less than 80% of his or her percentage interest prior to the repurchase), or (c) is "not essentially equivalent to a dividend." In determining whether any of these tests has been met a Shareholder generally needs to take into account Shares that he or she owns directly or is considered to own under certain constructive ownership rules in the Code. If any of these three tests is met, a repurchase of Fund Shares will result in a taxable gain or loss equal to the difference between the amount realized and the Shareholder's basis in the Shares repurchased. Such gain or loss will be treated as capital gain or loss if the Shares are capital assets in the Shareholder's hands, and will be long-term capital gain or loss if the Shares are held for more than one year and short-term capital gain or loss if the Shares are held for one year or less. Capital losses in any year are deductible only to the extent of capital gains plus, in the case of a noncorporate taxpayer, $3,000 of ordinary income.

If none of the three tests described above is met with respect to a repurchase, then amounts received by a Shareholder will be taxable (1) as a dividend to the extent of such Shareholder's allocable share of the Fund's current and accumulated earnings and profits, (2) thereafter, as a non-taxable return of capital to the extent of the Shareholder's adjusted basis, and (3) thereafter, as taxable gain. Any adjusted basis in the Shares repurchased that exceeds the amount of the non-taxable return of capital under the preceding sentence will be reassigned to the remaining Shares held by the Shareholder. Under such circumstances, it is also possible that the other Shareholders may be considered to have received a deemed distribution of all or a portion of their allocable shares of the Fund's current and accumulated earnings and profits.

Tax basis information. The Fund is required to report to you and the IRS annually on Form 1099-B the cost basis of shares purchased or acquired where the cost basis of the shares is known by the Fund (referred to as "covered shares") and that are disposed of thereafter. However, cost basis reporting is not required for certain shareholders, including shareholders investing in the Fund through a tax-advantaged retirement account, such as a 401(k) plan or an individual retirement account. The cost basis of your Fund shares sold or exchanged will be computed and reported by taking into account all of the applicable adjustments to cost basis and holding periods as required by the Code and Treasury regulations for purposes of reporting these amounts to you and the IRS. However, the Fund is not required to, and in many cases the Fund does not possess the information to, take all possible basis, holding period or other adjustments into account in reporting cost basis information to you. Therefore, shareholders should carefully review the cost basis information provided and make any additional basis, holding period or other adjustments that are required when reporting these amounts on their federal income tax returns.

Wash sales.  All or a portion of any loss that you realize on repurchase of your Fund shares will be disallowed to the extent that you buy other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after your share tender. Any loss disallowed under these rules will be added to your tax basis in the new shares.

Tenders at a loss within six months of purchase. Any loss incurred on repurchase of shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributed to you by the Fund on those shares.

Reportable transactions. Under Treasury regulations, if a shareholder recognizes a loss with respect to the Fund's shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder (or certain greater amounts over a combination of years), the shareholder must file with the IRS a disclosure statement on Form 8886. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Tax Treatment of Portfolio Transactions. Set forth below is a general description of the tax treatment of certain types of securities, investment techniques and transactions that may apply to the Fund and, in turn, affect the amount, character and timing of dividends and distributions payable by the Fund to its shareholders. This section should be read in conjunction with the discussion above under "Investment Policies and Associated Risks" for a detailed description of the various types of securities and investment techniques that apply to the Fund.

In general. In general, gain or loss recognized by the Fund on the sale or other disposition of portfolio investments will be a capital gain or loss. Such capital gain and loss may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules described below may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization and/or character, of certain gains or losses.

Certain fixed-income investments.  Gain recognized on the disposition of a debt obligation purchased by the Fund at a market discount (generally, at a price less than its principal amount) will be treated as ordinary income to the extent of the portion of the market discount which accrued during the period of time the Fund held the debt obligation unless the Fund made a current inclusion election to accrue market discount into income as it accrues. If the Fund purchases a debt obligation (such as a zero coupon security or pay-in-kind security) that was originally issued at a discount, the Fund generally is required to include in gross income each year the portion of the original issue discount which accrues during such year. Therefore, a fund's investment in such securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the securities. To generate cash to satisfy those distribution requirements, the Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of fund shares.

Investments in debt obligations that are at risk of or in default present tax issues for the Fund. Tax rules are not entirely clear about issues such as whether and to what extent the Fund should recognize market discount on a debt obligation, when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Fund in order to ensure that it distributes sufficient income to preserve its status as a regulated investment company.

PFIC investments. The Fund may invest in securities of foreign companies that may be classified under the Code as PFICs. In general, a foreign company is classified as a PFIC if at least one-half of its assets constitute investment- type assets or 75% or more of its gross income is investment-type income. When investing in PFIC securities, the Fund intends to mark-to-market these securities under certain provisions of the Code and recognize any unrealized gains as ordinary income at the end of the Fund's fiscal and excise tax years. Deductions for losses are allowable only to the extent of any current or previously recognized gains. These gains (reduced by allowable losses) are treated as ordinary income that the Fund is required to distribute, even though it has not sold or received dividends from these securities. You should also be aware that the designation of a foreign security as a PFIC security will cause its income dividends to fall outside of the definition of qualified foreign corporation dividends. These dividends generally will not qualify for the reduced rate of taxation on qualified dividends when distributed to you by the Fund. Foreign companies are not required to identify themselves as PFICs. Due to various complexities in identifying PFICs, the Fund can give no assurances that it will be able to identify portfolio securities in foreign corporations that are PFICs in time for the Fund to make a mark-to-market election. If the Fund is unable to identify an investment as a PFIC and thus does not make a mark-to-market election, the Fund may be subject to U.S. federal income tax on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains.

Investments in U.S. REITs.  A U.S. REIT is not subject to federal income tax on the income and gains it distributes to shareholders. Dividends paid by a U.S. REIT, other than capital gain distributions, will be taxable as ordinary income up to the amount of the U.S. REIT's current and accumulated earnings and profits. Capital gain dividends paid by a U.S. REIT to the Fund will be treated as long-term capital gains by the Fund and, in turn, may be distributed by the Fund to its shareholders as a capital gain distribution.  Because of certain noncash expenses, such as property depreciation, an equity U.S. REIT's cash flow may exceed its taxable income. The equity U.S. REIT, and in turn the Fund, may distribute this excess cash to shareholders in the form of a return of capital distribution. However, if a U.S. REIT is operated in a manner that fails to qualify as a REIT, an investment in the U.S. REIT would become subject to double taxation, meaning the taxable income of the U.S. REIT would be subject to federal income tax at the corporate income tax rate without any deduction for dividends paid to shareholders and the dividends would be taxable to shareholders as ordinary income (or possibly as qualified dividend income) to the extent of the U.S. REIT's current and accumulated earnings and profits. Also, see, "Tax Treatment of Portfolio Transactions - Investment in taxable mortgage pools (excess inclusion income)" and "Non-U.S. Investors -Investment in U.S. real property" below with respect to certain other tax aspects of investing in U.S. REITs.

Investment in non-U.S. REITs. While non-U.S. REITs often use complex acquisition structures that seek to minimize taxation in the source country, an investment by the Fund in a non-U.S. REIT may subject the Fund, directly or indirectly, to corporate taxes, withholding taxes, transfer taxes and other indirect taxes in the country in which the real estate acquired by the non-U.S. REIT is located. The Fund's pro rata share of any such taxes will reduce the Fund's return on its investment. The Fund's investment in a non-U.S. REIT may be considered an investment in a PFIC, as discussed above in PFIC investments."  Additionally, foreign withholding taxes on distributions from the non-U.S. REIT may be reduced or eliminated under certain tax treaties, as discussed above in "Taxation of the Fund — Foreign income tax." Also, the Fund in certain limited circumstances may be required to file an income tax return in the source country and pay tax on any gain realized from its investment in the non-U.S. REIT under rules similar to those in the United States which tax foreign persons on gain realized from dispositions of interests in U.S. real estate.

Investment in taxable mortgage pools (excess inclusion income). Under a Notice issued by the IRS, the Code and Treasury regulations to be issued, a portion of the Fund's income from a U.S. REIT that is attributable to the REIT's residual interest in a real estate mortgage investment conduit ("REMIC") or equity interests in a "taxable mortgage pool" (referred to in the Code as an excess inclusion) will be subject to federal income tax in all events. The excess inclusion income of a regulated investment company, such as the Fund, will be allocated to shareholders of the regulated investment company in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related REMIC residual interest or, if applicable, taxable mortgage pool directly. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income ("UBTI") to entities (including qualified pension plans, individual retirement accounts, 401(k) plans, Keogh plans or other tax-exempt entities) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of a foreign stockholder, will not qualify for any reduction in U.S. federal withholding tax. In addition, if at any time during any taxable year a "disqualified organization" (which generally includes certain cooperatives, governmental entities, and tax-exempt organizations not subject to UBTI) is a record holder of a share in a regulated investment company, then the regulated investment company will be subject to a tax equal to that portion of its excess inclusion income for the taxable year that is allocable to the disqualified organization, multiplied by the corporate income tax rate. The Notice imposes certain reporting requirements upon regulated investment companies that have excess inclusion income. There can be no assurance that the Fund will not allocate to shareholders excess inclusion income.

These rules are potentially applicable to the Fund with respect to any income it receives from the equity interests of certain mortgage pooling vehicles, either directly or, as is more likely, through an investment in a U.S. REIT. It is unlikely that these rules will apply to the Fund that has a non-REIT strategy.

Investments in partnerships and QPTPs. For purposes of the Income Requirement, income derived by the Fund from a partnership that is not a QPTP will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the Fund.

While the rules are not entirely clear with respect to the Fund investing in a partnership outside a master-feeder structure, for purposes of testing whether the Fund satisfies the Asset Diversification Test, the Fund generally is treated as owning a pro rata share of the underlying assets of a partnership. See, "Taxation of the Fund." In contrast, different rules apply to a partnership that is a QPTP. A QPTP is a partnership (a) the interests in which are traded on an established securities market, (b) that is treated as a partnership for federal income tax purposes, and (c) that derives less than 90% of its income from sources that satisfy the Income Requirement (e.g., because it invests in commodities). All of the net income derived by the Fund from an interest in a QPTP will be treated as qualifying income but the Fund may not invest more than 25% of its total assets in one or more QPTPs.  However, there can be no assurance that a partnership classified as a QPTP in one year will qualify as a QPTP in the next year. Any such failure to annually qualify as a QPTP might, in turn, cause the Fund to fail to qualify as a regulated investment company. Although, in general, the passive loss rules of the Code do not apply to RICs, such rules do apply to the Fund with respect to items attributable to an interest in a QPTP. Fund investments in partnerships, including in QPTPs, may result in the Fund being subject to state, local or foreign income, franchise or withholding tax liabilities.

Securities lending. While securities are loaned out by the Fund, the Fund generally will receive from the borrower amounts equal to any dividends or interest paid on the borrowed securities. For federal income tax purposes, payments made "in lieu of" dividends are not considered dividend income. These distributions will neither qualify for the reduced rate of taxation for individuals on qualified dividends nor the 50% dividends-received deduction for corporations. Also, any foreign tax withheld on payments made "in lieu of" dividends or interest will not qualify for the pass-through of foreign tax credits to shareholders.

Investments in convertible securities. Convertible debt is ordinarily treated as a "single property" consisting of a pure debt interest until conversion, after which the investment becomes an equity interest. If the security is issued at a premium (i.e., for cash in excess of the face amount payable on retirement), the creditor-holder may amortize the premium over the life of the bond. If the security is issued for cash at a price below its face amount, the creditor- holder must accrue original issue discount in income over the life of the debt. The creditor-holder's exercise of the conversion privilege is treated as a nontaxable event. Mandatorily convertible debt (e.g., an exchange traded note or ETN issued in the form of an unsecured obligation that pays a return based on the performance of a specified market index, exchange currency, or commodity) is often, but not always, treated as a contract to buy or sell the reference property rather than debt. Similarly, convertible preferred stock with a mandatory conversion feature is ordinarily, but not always, treated as equity rather than debt. Dividends received generally are qualified dividend income and eligible for the corporate dividends-received deduction. In general, conversion of preferred stock for common stock of the same corporation is tax-free. Conversion of preferred stock for cash is a taxable redemption. Any redemption premium for preferred stock that is redeemable by the issuing company might be required to be amortized under original issue discount principles.

Investments in securities of uncertain tax character. The Fund may invest in securities the U.S. federal income tax treatment of which may not be clear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund, requiring the Fund to purchase or sell securities, or otherwise change its portfolio, in order to comply with the tax rules applicable to regulated investment companies under the Code.

Backup Withholding. By law, the Fund may be required to withhold a portion of your taxable dividends and sales proceeds unless you:

i	provide your correct social security or taxpayer identification number,
ii	certify that this number is correct,
iii	certify that you are not subject to backup withholding, and
iv	certify that you are a U.S. person (including a U.S. resident alien).

The Fund also must withhold if the IRS instructs it to do so. When withholding is required, the amount will be 24% of any distributions or proceeds paid. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal income tax liability, provided the appropriate information is furnished to the IRS. Certain payees and payments are exempt from backup withholding and information reporting. The special U.S. tax certification requirements applicable to non-U.S. investors to avoid backup withholding are described under the "Non-U.S. Investors" heading below.

Non-U.S. Investors. Non-U.S. investors (shareholders who, as to the United States, are nonresident alien individuals, foreign trusts or estates, foreign corporations, or foreign partnerships) may be subject to U.S. withholding and estate tax and are subject to special U.S. tax certification requirements. Non-U.S. investors should consult their tax advisors about the applicability of U.S. tax withholding and the use of the appropriate forms to certify their status.

In general.  The United States imposes a flat 30% withholding tax (or a withholding tax at a lower treaty rate) on U.S. source dividends, including on income dividends paid to you by the Fund, subject to certain exemptions described below. However, notwithstanding such exemptions from U.S. withholding at the source, any dividends and distributions of income and capital gains, including the proceeds from the sale of your Fund shares, will be subject to backup withholding at a rate of 24% if you fail to properly certify that you are not a U.S. person.

Capital gain dividends. In general, capital gain dividends reported by the Fund to shareholders, as paid from its net long-term capital gains, other than long-term capital gains realized on disposition of U.S. real property interests (see the discussion below), are not subject to U.S. withholding tax unless you are a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the calendar year.

Interest-related dividends and short-term capital gain dividends. Generally, dividends reported by the Fund to shareholders as interest-related dividends and paid from its qualified net interest income from U.S. sources are not subject to U.S. withholding tax. "Qualified interest income" includes, in general, U.S. source (1) bank deposit interest, (2) short-term original discount, (3) interest (including original issue discount, market discount, or acquisition discount) on an obligation that is in registered form, unless it is earned on an obligation issued by a corporation or partnership in which the Fund is a 10-percent shareholder or is contingent interest, and (4) any interest-related dividend from another regulated investment company. Similarly, short-term capital gain dividends reported by the Fund to shareholders as paid from its net short-term capital gains, other than short-term capital gains realized on disposition of U.S. real property interests (see the discussion below), are not subject to U.S. withholding tax unless you were a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the calendar year.

The Fund reserves the right to not report interest-related dividends or short-term capital gain dividends. Additionally, the Fund's reporting of interest-related dividends or short-term capital gain dividends may not be passed through to shareholders by intermediaries who have assumed tax reporting responsibilities for this income in managed or omnibus accounts due to systems limitations or operational constraints.

Net investment income from dividends on stock and foreign source interest income continue to be subject to withholding tax; foreign tax credits. Ordinary dividends paid by the Fund to non-U.S. investors on the income earned on portfolio investments in (i) the stock of domestic and foreign corporations and (ii) the debt of foreign issuers continue to be subject to U.S. withholding tax.  Foreign shareholders may be subject to U.S. withholding tax at a rate of 30% on the income resulting from an election to pass-through foreign tax credits to shareholders, but may not be able to claim a credit or deduction with respect to the withholding tax for the foreign tax treated as having been paid by them.

Income effectively connected with a U.S. trade or business. If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends and any gains realized upon the sale or tender of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations and require the filing of a nonresident U.S. income tax return.

Investment in U.S. real property. The Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") makes non-U.S. persons subject to U.S. tax on disposition of a U.S. real property interest ("USRPI") as if he or she were a U.S. person. Such gain is sometimes referred to as FIRPTA gain. The Fund may invest in equity securities of corporations that invest in USRPI, including U.S. REITs, which may trigger FIRPTA gain to the Fund's non-U.S. shareholders.

The Code provides a look-through rule for distributions of FIRPTA gain when a RIC is classified as a qualified investment entity. A RIC will be classified as a qualified investment entity if, in general, 50% or more of the RIC's assets consist of interests in U.S. REITs and other U.S. real property holding corporations ("USRPHC").  If a RIC is a qualified investment entity and the non-U.S. shareholder owns more than 5% of a class of Fund shares at any time during the one-year period ending on the date of the FIRPTA distribution, the FIRPTA distribution to the non-U.S. shareholder is treated as gain from the disposition of a USRPI, causing the distribution to be subject to U.S. withholding tax at the corporate income tax rate, and requiring the non-US shareholder to file a nonresident U.S. income tax return. In addition, even if the non-U.S. shareholder does not own more than 5% of a class of Fund shares, but the Fund is a qualified investment entity, the FIRPTA distribution will be taxable as ordinary dividends (rather than as a capital gain or short-term capital gain dividend) subject to withholding at 30% or lower treaty rate.

FIRPTA "wash sale" rule. If the Fund is a qualified investment entity that is domestically controlled (i.e., less than 50% in value of the Fund has been owned directly or indirectly by non-U.S. shareholders during the 5-year period ending on the date of disposition) and a non-U.S. shareholder of the Fund (i) disposes of his interest in the Fund during the 30-day period preceding a FIRPTA distribution, (ii) acquires an identical stock interest during the 61-day period beginning the first day of such 30-day period preceding the FIRPTA distribution, and (iii) does not in fact receive the FIRPTA distribution in a manner that subjects the non-U.S. shareholder to tax under FIRPTA, then the non-U.S. shareholder is required to pay U.S. tax on an amount equal to the amount of the distribution that was not taxed under FIRPTA as a result of the disposition. These rules also apply to substitute dividend payments and other similar arrangements; the portion of the substitute dividend or similar payment treated as FIRPTA gain equals the portion of the RIC distribution such payment is in lieu of that otherwise would have been treated as FIRPTA gain.

Gain on sale of Fund shares as FIRPTA gain. In addition, a sale or redemption of Fund shares will be FIRPTA gain to a non-U.S. shareholder if the non-U.S. shareholder owns more than 5% of a class of shares in the Fund and the Fund is otherwise considered a USRPHC, i.e., 50% or more of the Fund's assets consist of (1) more than 5% interests in publicly traded companies that are USRPHC, (2) interests in non-publicly traded companies that are USRPHC, and (3) interests in U.S. REITs that are not controlled by U.S. shareholders where the REIT shares are either not publicly traded or are publicly traded and the Fund owns more than 10%.

In the unlikely event that the Fund meets the requirements described above, the gain will be taxed as income "effectively connected with a U.S. trade or business." As a result, the non-U.S. shareholder will be required to pay

U.S. income tax on such gain and file a nonresident U.S. income tax return.

U.S. estate tax. Transfers by gift of shares of the Fund by a foreign shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax. An individual who, at the time of death, is a non-U.S. shareholder will nevertheless be subject to U.S. federal estate tax with respect to Fund shares at the graduated rates applicable to U.S. citizens and residents, unless a treaty exemption applies. If a treaty exemption is available, a decedent's estate may nonetheless need to file a U.S. estate tax return to claim the exemption in order to obtain a U.S. federal transfer certificate. The transfer certificate will identify the property (i.e., Fund shares) as to which the U.S. federal estate tax lien has been released. In the absence of a treaty, there is a $13,000 statutory estate tax credit (equivalent to U.S. situs assets with a value of $60,000). For estates with U.S. situs assets of not more than $60,000, the Fund may accept, in lieu of a transfer certificate, an affidavit from an appropriate individual evidencing that decedent's U.S. situs assets are below this threshold amount.

U.S. tax certification rules. Special U.S. tax certification requirements may apply to non-U.S. shareholders both to avoid U.S. backup withholding imposed at a rate of 24% and to obtain the benefits of any treaty between the United States and the shareholder's country of residence. In general, if you are a non-U.S. shareholder, you must provide a Form W-8 BEN (or other applicable Form W-8) to establish that you are not a U.S. person, to claim that you are the beneficial owner of the income and, if applicable, to claim a reduced rate of, or exemption from, withholding as a resident of a country with which the United States has an income tax treaty.  A Form W-8 BEN provided without a U.S. taxpayer identification number will remain in effect for a period beginning on the date signed and ending on the last day of the third succeeding calendar year unless an earlier change of circumstances makes the information on the form incorrect. Certain payees and payments are exempt from backup withholding.

The tax consequences to a non-U.S. shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. shareholders are urged to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign tax.

Foreign Account Tax Compliance Act ("FATCA"). Under FATCA, the Fund will be required to withhold a 30% tax on income dividends made by the Fund to certain foreign entities, referred to as foreign financial institutions ("FFI") or non-financial foreign entities ("NFFE").  After Dec. 31, 2018, FATCA withholding also would have applied to certain capital gain distributions, return of capital distributions and the proceeds arising from the sale of Fund shares; however, based on proposed regulations issued by the IRS, which can be relied upon currently, such withholding is no longer required unless final regulations provide otherwise (which is not expected). The FATCA withholding tax generally can be avoided: (a) by an FFI, if it reports certain direct and indirect ownership of foreign financial accounts held by U.S. persons with the FFI and (b) by an NFFE, if it meets certain certification requirements described below. The U.S. Treasury has negotiated intergovernmental agreements ("IGA") with certain countries and is in various stages of negotiations with a number of other foreign countries with respect to one or more alternative approaches to implement FATCA; an entity in one of those countries may be required to comply with the terms of an IGA instead of U.S. Treasury regulations.

An FFI can avoid FATCA withholding if it is deemed compliant or by becoming a "participating FFI," which requires the FFI to enter into a U.S. tax compliance agreement with the IRS under section 1471(b) of the Code ("FFI agreement") under which it agrees to verify, report and disclose certain of its U.S. account holders and meet certain other specified requirements. The FFI will either report the specified information about the U.S. accounts to the IRS, or, to the government of the FFI's country of residence (pursuant to the terms and conditions of applicable law and an applicable IGA entered into between the U.S. and the FFI's country of residence), which will, in turn, report the specified information to the IRS. An FFI that is resident in a country that has entered into an IGA with the U.S. to implement FATCA will be exempt from FATCA withholding provided that the FFI shareholder and the applicable foreign government comply with the terms of such agreement.

An NFFE that is the beneficial owner of a payment from the Fund can avoid the FATCA withholding tax generally by certifying that it does not have any substantial U.S. owners or by providing the name, address and taxpayer identification number of each substantial U.S. owner. The NFFE will report the information to the Fund or other applicable withholding agent, which will, in turn, report the information to the IRS.

Such foreign shareholders also may fall into certain exempt, excepted or deemed compliant categories as established by U.S. Treasury regulations, IGAs, and other guidance regarding FATCA. An FFI or NFFE that invests in the Fund will need to provide the Fund with documentation properly certifying the entity's status under FATCA in order to avoid FATCA withholding. Non-U.S. investors should consult their own tax advisors regarding the impact of these requirements on their investment in the Fund.  The requirements imposed by FATCA are different from, and in addition to, the U.S. tax certification rules to avoid backup withholding described above.  Shareholders are urged to consult their tax advisors regarding the application of these requirements to their own situation.

Effect of Future Legislation; Local Tax Considerations. The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes, including provisions of current law that sunset and thereafter no longer apply, or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein. Rules of state and local taxation of ordinary income, qualified dividend income and capital gain dividends may differ from the rules for U.S. federal income taxation described above. Distributions may also be subject to additional state, local and foreign taxes depending on each shareholder's particular situation. Non-U.S. shareholders may be subject to U.S. tax rules that differ significantly from those summarized above. Shareholders are urged to consult their tax advisors as to the consequences of these and other state and local tax rules affecting investment in the Fund.

Performance Information

The Fund may compare its investment performance to appropriate market and mutual fund indices and investments for which reliable performance data is available. Such indices are generally unmanaged and are prepared by entities and organizations which track the performance of investment companies or investment advisers. Unmanaged indices often do not reflect deductions for administrative and management costs and expenses. The performance of the Fund may also be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services. Any performance information, whether related to the Fund or to the Adviser, should be considered in light of the Fund's investment objective and policies, characteristics and the quality of the portfolio and market conditions during the time period indicated and should not be considered to be representative of what may be achieved in the future.

Independent Registered Public Accounting Firm

Cohen & Company, Ltd., 1350 Euclid Avenue, Suite 800, Cleveland, Ohio 44115, serves as the Fund's independent registered public accounting firm, whose services include an audit of the Fund's financial statements and the performance of other related audit and tax services.

Legal Counsel

Thompson Hine LLP, 41 S. High St., #1700, Columbus, Ohio 43215, serves as the Fund's legal counsel.

Financial Statements

The audited financial statements and related report of Cohen & Company, Ltd. in the Acquiring Fund's March 31, 2024, Annual Report are present below.  The audited financial statements and report of Cohen & Company, Ltd. contained in the Acquired Fund's March 31, 2024, Annual Report are hereby incorporated by reference.  Such Acquired Fund financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.  The Acquiring Fund shall be the accounting and performance survivor in the Reorganization.  These annual reports are available upon request, without charge, by calling the Fund toll-free at (833) 877-3863.

USQ Core Real Estate Fund	Schedule of Investments

March 31, 2024

Description	Shares	Fair Value
Real Estate Investments — 102.0%
Private Equity Real Estate Funds — 102.0% (1)
AEW Core Property (U.S.), LP (2)(3)	5,569	$5,894,364
ARA Core Property Fund, LP (2)(3)	29	3,575,363
ASB Allegiance Real Estate Fund, LP (2)(3)	4,354	5,976,082
Bailard Real Estate Investment Trust, Inc. (2)(3)	277,766	8,566,303
Barings Core Property Fund LP (2)(3)	51,345	5,804,057
BGO Daily Value Fund - Class F (2)(3)	342,711	4,247,944
BGO Diversified US Property Fund LP (2)(3)	752	1,829,801
BlackRock US Core Property Fund, LP (2)(3)(4)	—	5,809,958
CBRE U.S. Core Partners, LP (2)(3)	10,990,434	17,655,282
CIM UII Onshore, LP (2)(3)	6,114	7,476,581
Clarion Lion Properties Fund, LP (2)(3)	8,832	13,398,154
GWL US Property Fund LP (2)(3)(5)	—	7,770,782
Madison Core Property Fund LP (2)(3)	6,281	14,508,478
MetLife Core Property Fund, LP (2)(3)	1,178	1,731,469
PGIM Retirement Real Estate Fund II LP (2)	889,119	1,468,326
Prime Property Fund, LLC (2)(3)	222	4,383,721
PRISA LP (2)(3)	3,721	7,413,401
RREEF America II LP (2)(3)	23,134	2,963,171
Smart Markets Fund, LP (2)(3)	4,746	8,188,672
Strategic Property Fund (2)(3)	737,468	7,781,825
TA Realty Core Property Fund, LP (2)(3)	6,460	8,339,296
Trumbull Property Fund LP (2)(3)	142	1,277,905
U.S. Real Estate Investment Fund, LLC (2)(3)	3,372	4,008,767
U.S. Real Property Income Fund, LP (6)(7)	—	884,349
Total Real Estate Investments (Cost $154,815,882)		150,954,051
Short-Term Investments — 0.2%
Money Market Fund — 0.2%
Invesco Government & Agency - Institutional Shares, 5.25% (8)	207,422	207,422
Fidelity Investments Money Market Government Portfolio, Class I, 5.21% (8)	44,455	44,455
Total Short-Term Investments (Cost $251,877)		251,877
Total Investments — 102.2% (Cost $155,067,759)		$151,205,928
Liabilities Less Other Assets — 2.2%		(3,271,298)
Net Assets — 100.0%		$147,934,630

Percentages are stated as a percent of net assets.
LP - Limited Partnership
LLC - Limited Liability Company
(1)	Securities considered illiquid and restricted. As of March 31, 2024, the value of these investments was $150,954,051 or 102.0% of the Fund's net assets.
(2)	In accordance with ASC 820-10, Private Investment Funds are valued using the practical expedient methodology.
(3)	Pledged as collateral for borrowings under a line of credit.
(4)	Partnership is not designated in units. The Fund owns approximately 0.27% at March 31, 2024.
(5)	Partnership is not designated in units. The Fund owns approximately 0.86% at March 31, 2024.
(6)	Partnership is not designated in units. The Fund owns approximately 0.20% at March 31, 2024.
(7)	Fair Value estimated using Fair Valuation Procedures adopted by the Board of Trustees (See Note 2)
(8)	Rate reflects seven-day effective yield on March 31, 2024.

See Notes to Financial Statements.

USQ Core Real Estate Fund	Statement of Assets & Liabilities

March 31, 2024

Assets
Investments, at value (Cost $155,067,759)	151,205,928
Cash	425,335
Dividends receivable	697,844
Receivable for capital shares sold	152,284
Interest receivable	3,600
Prepaid assets and other assets	21,273
Total assets	152,506,264
Liabilities
Line of credit payable (Note 8)	4,373,255
Payable to Adviser, net of waiver (Note 3)	51,311
Audit fees payable	35,250
Administration fees payable (Note 3)	30,670
Trustees' fees payable (Note 3)	18,541
Transfer agency fees payable (Note 3)	17,805
Reports to shareholders payable	12,574
Compliance fees payable	6,500
Legal fees payable	5,643
Accrued expenses and other liabilities	20,085
Total liabilities	4,571,634
Net assets	$147,934,630
Commitments and Contingencies (See Note 7).
Net Assets Consist of
Paid-in capital	$154,775,674
Total distributable earnings	(6,841,044)
Net assets	$147,934,630
Class I
Net assets applicable to outstanding shares	$147,814,163
Shares of beneficial interest outstanding (unlimited shares authorized, no par value)	6,407,209
Net asset value per share outstanding	$23.07
Class IS
Net assets applicable to outstanding shares	$120,467
Shares of beneficial interest outstanding (unlimited shares authorized, no par value)	5,207
Net asset value per share outstanding	$23.14

See Notes to Financial Statements

USQ Core Real Estate Fund	Statement of Operations

Year Ended March 31, 2024

Investment Income
Dividends	$814,059
Interest	377,593
Total investment income	1,191,652
Expenses
Management fees	1,142,329
Interest Expense (Note 8)	432,996
Administrator fees	188,935
Shareholder service fees - Class I	162,910
Professional fees	110,519
Transfer agent fees	111,411
Compliance fees	78,000
Trustees' fees	65,919
Registration fees	41,397
Reports to shareholders	66,342
Custodian fees and expenses	26,692
Insurance expense	8,490
Total expenses	2,435,940
Less fees waived/expense reimbursement by Adviser (Note 3)	(388,718)
Net Fund Expenses	2,047,222
Net Investment Loss	(855,570)
Realized and Unrealized Gain/(Loss) on Investments
Long term capital gain distributions	1,278,014
Net realized loss on investments	(1,230,777)
Net realized gain on investments	47,237
Net change in unrealized depreciation of investments	(23,375,858)
Net Realized and Unrealized Loss on Investments	(23,328,621)
Decrease in Net Assets Resulting from Operations	$(24,184,191)

See Notes to Financial Statements.

USQ Core Real Estate Fund	Statements of Changes in Net Assets

	Year Ended March 31, 2024	Year Ended March 31, 2023
Operations
Net investment loss	$(855,570)	$(144,652)
Net realized gain on investments	47,237	2,906,101
Net change in unrealized depreciation on investments	(23,375,858)	(10,638,042)
Net decrease in net assets resulting from operations	(24,184,191)	(7,876,593)
Distributions to Shareholders
Distributable earnings
Class I	(1,012,343)	(2,642,110)
Class IS	(761)	(1,798)
From return of capital
Class I	(5,880,234)	(5,918,590)
Class IS	(4,421)	(4,029)
Decrease in net assets from distributions	(6,897,759)	(8,566,527)
Capital Share Transactions
Class I
Proceeds from sales of shares	10,609,108	54,863,274
Distributions reinvested	2,643,614	2,993,782
Cost of shares redeemed	(35,527,272)	(29,780,219)
Net increase/(decrease) from capital shares transactions	(22,274,550)	28,076,837
Class IS
Proceeds from sales of shares	—	19,500
Distributions reinvested	5,182	5,827
Cost of shares redeemed	—	(26,045)
Net increase/(decrease) from capital shares transactions	5,182	(718)
Net increase/(decrease) in net assets	(53,351,318)	11,632,999
Net Assets
Beginning of year	201,285,948	189,652,949
End of year	$147,934,630	$201,285,948

See Notes to Financial Statements.

USQ Core Real Estate Fund	Statements of Changes in Net Assets

	Year Ended March 31, 2024	Year Ended March 31, 2023
Other Information Beneficial Interest Transactions: Class I
Beginning shares	7,268,362	6,345,390
Shares sold	409,159	1,818,341
Distributions reinvested	104,983	101,340
Shares redeemed	(1,375,295)	(996,709)
Net increase/(decrease) in shares outstanding	(861,153)	922,972
Ending shares	6,407,209	7,268,362
Class IS
Beginning shares	5,002	5,013
Shares sold	—	640
Distributions reinvested	205	197
Shares redeemed	—	(848)
Net increase/(decrease) in shares outstanding	205	(11)
Ending shares	5,207	5,002

See Notes to Financial Statements.

USQ Core Real Estate Fund	Statement of Cash Flows

As of March 31, 2024

Cash Flow from Operating Activities:
Net increase in net assets resulting from operations	$(24,184,191)
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchase of investments	(1,825,013)
Proceeds from sales	6,784,995
Net sales of short term investments	16,630,222
Net realized loss on investments	1,230,777
Net change in unrealized depreciation of investments	23,375,858
Return of capital distributions received	2,773,424
(Increase)/decrease in assets:
Receivable for investments sold	400,000
Receivable for capital shares sold	169,579
Dividends receivable	(174,998)
Interest receivable	62,518
Prepaid expenses and other assets	(5,940)
Increase/(decrease) in liabilities:
Payable to Adviser	(21,621)
Trustees' fees payable	3,460
Administration fees payable	(3,008)
Legal fees payable	300
Transfer agency fees payable	(187)
Reports to shareholders payable	3,030
Accrued expenses and other liabilities	2
Net cash used in operating activities	25,219,207
Cash Flows from Financing Activities:
Proceeds from shares sold	10,609,108
Payment on shares redeemed	(35,527,272)
Cash distributions paid	(4,248,963)
Net proceeds from line of credit borrowings	4,373,255
Net cash provided by financing activities	(24,793,872)
Net increase/(decrease) in cash	425,335
Cash, beginning of year	$—
Cash, end of year	$425,335
Supplemental Disclosure of non-cash activity:
Non-cash financing activities not included herein consist of reinvestment of distributions of:	$2,648,796
Non-cash operating activities not included herein consist of reinvestment of dividends from underlying investments:	$905,112

See Notes to Financial Statements.

USQ Core Real Estate Fund - Class I	Financial Highlights

For a Share Outstanding Throughout the Years Presented

	Year Ended March 31, 2024	Year Ended March 31, 2023	Year Ended March 31, 2022	Year Ended March 31, 2021	Year Ended March 31, 2020
Net Asset Value, Beginning of Year(1)	$27.67	$29.86	$24.81	$25.56	$25.65
Income from Investment Operations
Net investment income/(loss)(2)	(0.13)	(0.02)	(0.11)	0.01	0.02
Net realized and unrealized gain/ (loss) on investments	(3.45)	(0.97)	6.25	0.24	0.93
Total income/(loss) from investment operations	(3.58)	(0.99)	6.14	0.25	0.95
Distributions to Shareholders
From net investment income	(0.15)	(0.37)	(0.11)	(0.15)	(0.36)
From return of capital	(0.87)	(0.83)	(0.98)	(0.85)	(0.68)
Total distributions	(1.02)	(1.20)	(1.09)	(1.00)	(1.04)
Increase/(Decrease) in Net Asset Value	(4.60)	(2.19)	5.05	(0.75)	(0.09)
Net Asset Value, End of Year(1)	$23.07	$27.67	$29.86	$24.81	$25.56
Total Return (1)(3)	(13.19)%	(3.53)%	25.29%	0.88%	4.00%
Supplemental Data and Ratios
Net assets, end of year (000s)	$147,814	$201,147	$189,503	$81,148	$49,646
Ratio of expenses to average net assets, including interest expense(4) before waiver(4)	1.39%	N/A	N/A	N/A	N/A
after waiver(4)	1.16%	N/A	N/A	N/A	N/A
Ratio of expenses to average net assets, excluding interest expense(4) before waiver(4)	1.16%	1.08%	1.31%	1.83%	2.34%
after waiver(4)	0.94%	0.92%	0.91%	0.89%	0.87%
Ratio of net investment income to average net assets(4) before waiver(4)	(0.71)%	(0.23)%	(0.79)%	(0.93)%	(1.38)%
after waiver(4)	(0.49)%	(0.07)%	(0.39)%	0.02%	0.09%
Portfolio turnover rate	1.09%	4.12%	0.13%	5.35%	1.54%

(1)
Includes adjustments in accordance with accounting principles generally accepted in the United States and, consequently, the net asset value for financial reporting purposes and returns based upon those net asset values may differ from the net asset values and returns for shareholder transactions.

(2)	Calculated using the average shares method.
(3)
Total returns shown are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distributions, if any. Had the Adviser not waived/reimbursed a portion of Fund expenses, total returns would have been lower.

(4)	Ratios do not include expenses of underlying private investment funds in which the Fund invests.

See Notes to Financial Statements.

USQ Core Real Estate Fund - Class IS	Financial Highlights

For a Share Outstanding Throughout the Years Presented

	Year Ended March 31, 2024	Year Ended March 31, 2023	Year Ended March 31, 2022	Year Ended March 31, 2021	Year Ended March 31, 2020
Net Asset Value, Beginning of Year(1)	$27.73	$29.92	$24.85	$25.55	$25.66
Income from Investment Operations
Net investment income/(loss)(2)	(0.10)	(0.05)	(0.07)	0.02	0.22
Net realized and unrealized gain/ (loss) on investments	(3.47)	(0.94)	6.23	0.28	0.71
Total income/(loss) from investment operations	(3.57)	(0.99)	6.16	0.30	0.93
Distributions to Shareholders
From net investment income	(0.15)	(0.37)	(0.11)	(0.15)	(0.36)
From return of capital	(0.87)	(0.83)	(0.98)	(0.85)	(0.68)
Total distributions	(1.02)	(1.20)	(1.09)	(1.00)	(1.04)
Increase/(Decrease) in Net Asset Value	(4.59)	(2.19)	5.07	(0.70)	(0.11)
Net Asset Value, End of Year(1)	$23.14	$27.73	$29.92	$24.85	$25.55
Total Return (1)(3)	(13.13)%	(3.52)%	25.33%	1.04%	3.96%
Supplemental Data and Ratios
Net assets, end of year (000s)	$120	$139	$150	$115	$113
Ratio of expenses to average net assets, including interest expense(4) before waiver(4)	1.29%	N/A	N/A	N/A	N/A
after waiver(4)	1.07%	N/A	N/A	N/A	N/A
Ratio of expenses to average net assets, excluding interest expense(4) before waiver(4)	1.07%	1.01%	1.26%	1.85%	2.39%
after waiver(4)	0.85%	0.85%	0.85%	0.85%	0.85%
Ratio of net investment income to average net assets(4) before waiver(4)	(0.62)%	(0.33)%	(0.67)%	(0.93)%	(0.68)%
after waiver(4)	(0.39)%	(0.17)%	(0.26)%	0.08%	0.86%
Portfolio turnover rate	1.09%	4.12%	0.13%	5.35%	1.54%

(1)
Includes adjustments in accordance with accounting principles generally accepted in the United States and, consequently, the net asset value for financial reporting purposes and returns based upon those net asset values may differ from the net asset values and returns for shareholder transactions.

(2)	Calculated using the average shares method.
(3)
Total returns shown are historical in nature and assume changes in share price, reinvestment of dividends and capital gains distributions, if any. Had the Adviser not waived/reimbursed a portion of Fund expenses, total returns would have been lower.

(4)	Ratios do not include expenses of underlying private investment funds in which the Fund invests.

See Notes to Financial Statements.

USQ Core Real Estate Fund	Notes to Financial Statements

 March 31, 2024

1.	ORGANIZATION

The USQ Core Real Estate Fund (the "Fund") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a non-diversified, closed-end management company. The Fund engages in a continuous offering of shares and operates as an interval fund that offers quarterly repurchases of shares at net asset value ("NAV"). The Fund's investment adviser is Union Square Capital Partners, LLC (the "Adviser"). The investment objective of the Fund is to generate a return comprised of both current income and capital appreciation with moderate volatility and low correlation to the broader markets.

The Fund is organized as a statutory trust under the laws of the State of Delaware. The Fund commenced operations on September 27, 2017.

The Fund currently offers Class I and Class IS shares. All classes of shares have equal voting privileges except that each class has exclusive voting rights with respect to its service and/or distribution plans. The Fund's income, expenses (other than class specific distribution fees and shareholder servicing expenses), and realized and unrealized gains and losses are allocated proportionately each day based upon the relative net assets of each class.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Fund in preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The Fund is an investment company and, accordingly, follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 946, Financial Services - Investment Companies.

Valuation of Private Investment Funds

The private institutional real estate investment funds in which the Fund invests ("Private Investment Funds") are not publicly traded. The Private Investment Funds measure their investment assets at fair value and report a NAV per share on a calendar quarter basis. In accordance with Accounting Standards Codification ("ASC") 820, the Fund applies the practical expedient to value its investments in Private Investment Funds at their respective NAVs at each quarter – as this method more accurately estimates the actual value of each Private Investment Fund at quarter-end. For non-calendar quarter-end days, the Adviser, as the Board of Trustees' "valuation designee" under 1940 Act Rule 2a-5, may consider certain information provided by a Private Investment Fund's investment manager to determine the estimated value of the Fund's holdings in such Private Investment Funds. The valuation provided by the investment manager as of a specific date may vary from the actual sale price that may be obtained if such investment were sold to a third party. To determine the estimated value of the Fund's investment in Private Investment Funds, the Adviser considers, among other things, information provided by the Private Investment Funds, including quarterly unaudited financial statements.

Valuation of Public Investments

Readily marketable portfolio securities listed on the New York Stock Exchange ("NYSE") are valued at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and ask prices on such day. If no bid or ask prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as the Adviser shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities. Securities trading on The NASDAQ Stock Market ("NASDAQ") are valued at the NASDAQ official closing price.

Third-Party Pricing Agents

The Adviser may contract with independent, third-party pricing agents to provide primary and secondary valuation coverage. Generally, there will be only one primary pricing agent identified for each type of security within the Fund's portfolio.

Use of Independent Brokers to Value Securities

If a security price cannot be obtained from an independent, third-party pricing agent, the Adviser shall seek to obtain a bid price from at least one independent broker. The Adviser shall report to the Board on any use of an independent broker to value securities.

Fair Value Pricing Procedures

Securities for which market prices are not "readily available," or which cannot be valued using the methodologies described in these procedures, will be valued in accordance with the Adviser's Valuation Policy as approved by the Board. Notwithstanding the foregoing, a security shall not be required to be fair valued in accordance with the Adviser's Valuation Policy if the aggregate impact to the Fund's NAV would be less than $0.01. For purposes of measuring the $0.01 threshold, it is assumed that all securities that would otherwise be required to be fair valued were worthless to provide a hypothetical worst-case scenario. In such cases, the most recent available market value for such security may be used.

Fair Value Measurements

In applying the valuation procedures described in this Valuation Policy, the Adviser maximizes the use of "observable" versus "unobservable" inputs in markets which are active or markets where there has not been a significant decrease in the volume and frequency of transactions, as stressed by ASC Topic 820. Observable inputs are defined as inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are defined as inputs that reflect the Adviser's own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances. To clarify observable versus unobservable inputs and increase consistency and comparability in Fair Value measurements, ASC Topic 820 establishes a Fair Value hierarchy (the "Fair Value Hierarchy") that prioritizes valuation inputs into three levels, which is utilized by the Adviser. The Fair Value Hierarchy is described below in further detail.

Level 1 - Level 1 inputs ("Level 1 Inputs") are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Adviser has the ability to access at the valuation date. As defined in ASC Topic 820, an active market ("Active Market") for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The portfolio has investments in actively traded securities and therefore are valued through the use of Level 1 Inputs in accordance with the Fair Value Hierarchy. In accordance with ASC Topic 820, when applicable Level 1 Inputs are available for a particular security, the Fair Value of the security is equal to the quoted price multiplied by the quantity held. Adjustments are not applied to the quoted price due to the size of a position relative to trading volume (i.e., blockage).

Level 2 - Level 2 inputs ("Level 2 Inputs") are inputs other than quoted prices included within Level 1 Inputs that are observable for the asset or liability, either directly or indirectly. Level 2 Inputs can include: quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, volatilities, prepayment speeds, loss severities, credit risks, default rates, etc.); and observable market-based inputs.

Level 3 - Level 3 inputs ("Level 3 Inputs") are unobservable inputs for the asset or liability. Unobservable inputs are used in the absence of observable inputs. Level 3 Inputs reflect the Adviser's own assumptions about the assumptions that market participants would use in pricing the asset or liability.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

These inputs are summarized in the three broad levels that follow.

Investments in Securities at Value	Level 1	Level 2	Level 3	Investments Valued at Net Asset Value(a)	Total
Private Equity Real Estate Funds	$—	$—	$884,349	$150,069,702	$150,954,051
Short Term Investments	251,877	—	—	—	251,877
Total	$251,877	$—	$884,349	$150,069,702	$151,205,928

(a)
In accordance with ASC 820-10, certain investments that are measured at fair value using the NAV per share (or its equivalent) practical expedient have not been classified in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Statement of Assets & Liabilities.

The following is a reconciliation of assets in which Level 3 inputs were used in determining value:

Investments in Securities at Value	Beginning Fair Value March 31, 2023	Change in Unrealized Appreciation (Depreciation)	Net Realized Gain (Loss)	Transfers into Level 3 on March 31, 2024 (b)	Ending Fair Value March 31, 2024
U.S. Real Property Income Fund, LP	$—	$—	$—	$884,349	$884,349
Total	$—	$—	$—	$884,349	$884,349

(b)
Transfers into or out of Level 3 can be attributed to changes in the availability of pricing sources and/or in the observability of significant inputs used to measure the fair value of those instruments.

Use of Estimates

The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements. The Fund believes that these estimates utilized in preparing the financial statements are reasonable and prudent; however, actual results could differ from these estimates.

Indemnifications

In the normal course of business, the Fund enters into contracts that contain a variety of representations which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred. However, the Fund expects the risk of loss to be remote.

Federal Income Taxes

The Fund intends to continue to qualify as a regulated investment company and comply with the provisions available to certain investment companies as defined in Subchapter M of the Internal Revenue Code of 1986, as amended, and to make distributions from net investment income and from net realized capital gains sufficient to relieve it from all, or substantially all, federal income taxes.

The Fund evaluates tax positions taken (or expected to be taken) in the course of preparing the Fund's tax provisions to determine whether these positions meet a "more-likely-than-not" standard that, based on the technical merits, have a more than fifty percent likelihood of being sustained by a taxing authority upon examination. A tax position that meets the "more-likely-than-not" recognition threshold is measured to determine the amount of benefit to recognize in the financial statements.

As of September 30, 2023, the Fund's most recent tax year end, the Fund did not have a liability for any unrecognized tax benefits. The Fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expenses in the Statement of Operations. The Fund files U.S. federal, state, and local tax returns as required. The Fund's tax returns are subject to examination by the relevant tax authorities until expiration of the applicable statute of limitations which is generally three years after the filing of the tax return for federal purposes and four years for most state returns. Tax returns for open years have incorporated no uncertain tax positions that require a provision for income taxes.

Investment Transactions

Investment security transactions are accounted for on trade date. Gains and losses on securities sold are determined on a specific identification basis.

Distributions to Shareholders

Distributions from investment income are declared and paid quarterly. Distributions from net realized capital gains, if any, are declared and paid annually and are recorded on the ex-dividend date. The character of income and gains to be distributed is determined in accordance with income tax regulations, which may differ from GAAP. Shareholders will be informed of the tax characteristics of the distributions after the close of each fiscal year.

Investment Income

Interest income is accrued and recorded on a daily basis including amortization of premiums, accretion of discounts, and income earned from money market funds. Dividend income is recorded on the ex-dividend date, except that certain dividends from private investment funds are recorded as soon as the information is available to the Fund. Distributions received from the Fund's investments in private investment funds generally are comprised of investment income, capital gains, and return of capital. For financial statement purposes, the Fund uses investment income, capital gains, and return of capital estimates to allocate the distribution income received. Such estimates are based on historical information available from each private investment and other industry sources. These estimates may subsequently be revised based on information received from the private investment funds after their tax reporting periods are concluded, as the actual character of these distributions is not known until after the fiscal year end of the Fund. The Fund estimates the allocation of investment income, capital gains, and return of capital for the distributions received from private investment funds with the Statement of Operations. For the year ended March 31, 2024, the Fund has estimated approximately 22.0%, 18.9%, and 59.1% of the distributions from private investment funds to be investment income, capital gains, and return of capital, respectively. The Fund records the character of distributions received during the year based on estimates available. The characterization of distributions received by the Fund may be subsequently revised based on the information received from the private investment funds after their tax reporting periods conclude.

3. MANAGEMENT FEES AND OTHER RELATED PARTY TRANSACTIONS AND OTHER FEES

The Adviser serves as the investment adviser to the Fund. Under the terms of the Investment Advisory Agreement (the "Agreement"), the Adviser, subject to the supervision of the Board of Trustees (the "Board"), provides or arranges to be provided to the Fund such investment advice as it deems advisable and will furnish or arrange to be furnished a continuous investment program for the Fund consistent with the Fund's investment objectives and policies. As compensation for its management services, the Fund agrees to pay to the Adviser a monthly fee in dollars at the annual rate of 0.65% (as a percentage of daily net assets) on assets up to $500 million, 0.50% on assets of $500 million and more but less than $1 billion, 0.40% on assets of $1 billion and more but less than $5 billion, and 0.30% on assets of $5 billion and more, payable at the end of each calendar month. During the year ended March 31, 2024, the Fund accrued $1,142,329 in management fees.

The Adviser has contractually agreed to waive its fees and/or pay Fund expenses so that the total annual operating expenses of the Fund for Class I and Class IS shares (excluding taxes, interest, trading costs, acquired fund fees and expenses, distribution fees, and shareholder servicing expenses), as a percentage of average daily net assets, do not exceed 0.85%. The Expense Limitation Agreement will continue indefinitely until revised or terminated by mutual agreement by the Fund and the Adviser, with the consent of the Board. Under the Expense Limitation Agreement, the Adviser may request and receive reimbursement from the Fund for advisory fees waived or other expenses reimbursed by the Adviser pursuant to the Expense Limitation Agreement at a date not to exceed three years from the month in which the corresponding waiver or reimbursement to the Fund was made. However, no reimbursement may be made unless the total annual expense ratio of the class making such reimbursement is no higher than the amount of the expense limitation that was in place at the time the Adviser waived the fees or reimbursed the expenses and does not cause the expense ratio to exceed the current expense limitation.

Fees and reimbursed Fund expenses, including prior year expenses, are subject to potential recoupment by year of expiration. The Adviser's waived fees and reimbursed expenses that are subject to potential recoupment are as follows:

Fiscal Period Incurred	Amount Waived	Amount Recouped(a)	Amount Subject to Potential Recoupment	Expiration Date
March 31, 2022	$421,060	—	$421,060	March 31, 2025
March 31, 2023	336,001	—	336,001	March 31, 2026
March 31, 2024	388,718	—	388,718	March 31, 2027
Total	$1,145,779	$—	$1,145,779

(a) Amounts to be recouped will be in compliance with the Expense Limitation Agreement, and will not cause the total Fund's expense ratio to exceed 0.85%.

Certain Officers of the Fund are also Officers of the Adviser. Officers, other than the Chief Compliance Officer, affiliated with the Adviser are not compensated by the Fund for their services. The Adviser provides a Chief Compliance Officer to the Fund. For these services, the Fund pays the Adviser a monthly fee of $6,500, which is included in Compliance fees in the Statement of Operations.

Quasar Distributors, LLC ("Quasar"), a wholly-owned broker-dealer subsidiary of Foreside Financial Group, LLC ("Foreside"), serves as the Fund's distributor. The Fund has adopted a plan of distribution consistent with Rule 12b-1 of the 1940 Act applicable to Class IS shares. Under the plan, 12b-1 distribution fees at an annual rate of 0.25% of average daily net assets of Class IS shares are paid to the distributor or others for distribution services. For the year ended March 31, 2024, the Fund had not incurred any 12b-1 fees. The Fund has also adopted a shareholder servicing plan applicable to Class I and Class IS shares. Effective June 22, 2023, shareholder servicing fees at an annual rate up to a maximum of 0.25% and 0.25% of average daily net assets of Class I and Class IS shares are paid for shareholder services, respectively. For the year ended March 31, 2024, the Fund incurred shareholder servicing fees of $162,910 for Class I and $0 for Class IS.

The custodians to the Fund are U.S. Bank, N.A. and UMB Bank, N.A. The administrator and transfer agent to the Fund is U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services ("Fund Services"). See the effect of expenses on Statement of Operations.

4. INVESTMENT TRANSACTIONS

The cost of purchases and proceeds from the sale of securities, other than short-term securities, for the year ended March 31, 2024 amounted to $1,825,013 and $6,784,995, respectively.

5. TAX BASIS INFORMATION

The amount and character of income and capital gain distribution to be paid, if any, are determined in accordance with federal income tax regulations, which may differ from U.S. GAAP. These differences are primarily due to differences in the timing of recognition of gains or losses on investments. Permanent book and tax basis differences, if any, may result in reclassifications to total distributable earnings and additional paid-in capital.

The following reclassifications, which had no impact on results of operations or net assets, were recorded to reflect tax character.

Paid-in Capital	Total Distributable Earnings
$ (318,320)	$ 318,320

Under current tax law, net capital losses realized after October 31st and net ordinary losses incurred after December 31st may be deferred and treated as occurring on the first day of the following fiscal year. As of September 30, 2023, the Fund deferred, on a tax basis, late-year investment losses of $985,306.

As of March 31, 2024, the unrealized appreciation and depreciation of investments, based on cost for federal income tax purposes, were as follows:

Investments
Cost of investments for tax purposes	$156,417,099
Gross tax unrealized appreciation	$8,657,136
Gross tax unrealized depreciation	(13,868,307)
Net tax unrealized appreciation (depreciation)	$(5,211,171)

As of September 30, 2023, the Fund's most recent tax year end, the tax basis of distributable earnings (accumulated deficit) were as follows:

Investments
Undistributed ordinary income	$—
Undistributed long-term capital gains	—
Tax accumulated earnings	$—
Accumulated capital and other losses	(985,306)
Unrealized appreciation on investments	$8,300,314
Total accumulated earnings	$7,315,008

Difference between book and tax basis net unrealized appreciation relates to outstanding partnership basis adjustments.

During the tax years ended September 30, 2023 and September 30, 2022, the tax character of distributions paid by the Fund was as follows:

	Tax Year Ended September 30, 2023	Tax Year Ended September 30, 2022
Ordinary income	$—	$—
Long-term capital gain	2,918,998	982,877
Return of capital	5,029,475	6,193,222
	$7,948,473	$7,176,099

6. REPURCHASE OFFERS

The Fund operates as an interval fund pursuant to Rule 23c-2 under the 1940 Act and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at NAV, of no less than 5% and no more than 25% of the Fund's shares outstanding on the Repurchase Request Deadline (as defined below). There is no guarantee that shareholders will be able to sell all of the shares they desire to sell in a quarterly repurchase offer, although each shareholder will have the right to require the Fund to purchase at least 5% of such shareholder's shares in each quarterly repurchase. Liquidity will be provided to shareholders only through the Fund's quarterly repurchases. Shareholders will be notified in writing of each quarterly repurchase offer and the date the repurchase offer ends (the "Repurchase Request Deadline"). Shares will be repurchased at the NAV per share determined as of the close of regular trading on the Repurchase Request Deadline.

During the year ended March 31, 2024, the Fund completed four repurchase offers. In this offer, the Fund offered to repurchase up to 5% of the number of its outstanding shares as of the Repurchase Pricing Dates. The result of the repurchase offers are as follows:

Commencement Date	April 7, 2023	July 7, 2023	October 6, 2023	January 5, 2024
Repurchase Request Deadline	April 28, 2023	July 28, 2023	October 27, 2023	January 26, 2024
Repurchase Pricing Date	April 28, 2023	July 28, 2023	October 27, 2023	January 26, 2024
Amount Repurchased	$ 6,034,679	$ 12,541,393	$8,852,985	$ 7,975,959
Shares Repurchased	219,045	472,547	345,415	333,722

7. RESTRICTED SECURITIES

Restricted securities include securities that have not been registered under the Securities Act of 1933, as amended, and securities that are subject to restrictions on resale. The Fund may invest in restricted securities that are consistent with the Fund's investment objective and investment strategies. Investments in restricted securities are valued at net asset value as practical expedient for fair value, or fair value as determined in good faith in accordance with procedures adopted by the Board. It is possible that the estimated value may differ significantly from the amount that might ultimately be realized in the near term, and the difference could be material.

As of March 31, 2024, the Fund invested in the following restricted securities:

Initial Acquisition Date	Cost	Fair Value	Private Investment Funds	Redemption Frequency(1)	Commitments as of March 31, 2024
1/2/2018	$6,246,515	$5,894,364	AEW Core Property (U.S.), LP	Quarterly	$0
10/2/2017	3,285,519	3,575,363	ARA Core Property Fund, LP	Quarterly	0
10/2/2017	7,103,940	5,976,082	ASB Allegiance Real Estate Fund, LP	Quarterly	0
4/1/2021	8,291,578	8,566,303	Bailard Real Estate Investment Trust, Inc.	Quarterly	0
10/2/2017	7,154,553	5,804,057	Barings Core Property Fund LP	Quarterly	0
10/18/2019	4,353,144	4,247,944	BGO Daily Value Fund – Class F	Daily	0
10/2/2017	1,525,775	1,829,801	BGO Diversified US Property Fund LP	Quarterly	0
10/2/2017	6,008,387	5,809,958	BlackRock US Core Property Fund, LP	Quarterly	0
10/2/2017	17,315,626	17,655,282	CBRE U.S. Core Partners, LP	Quarterly	0
7/1/2021	8,235,513	7,476,581	CIM UII Onshore, LP	Quarterly	0
10/2/2017	13,781,525	13,398,154	Clarion Lion Properties Fund, LP	Quarterly	0
10/2/2017	8,165,890	7,770,782	GWL US Property Fund LP	Quarterly	0
7/1/2019	14,521,859	14,508,478	Madison Core Property Fund LP	Quarterly	0
10/1/2018	1,542,830	1,731,469	MetLife Core Property Fund, LP	Quarterly	0
2/28/2022	1,641,647	1,468,326	PGIM Retirement Real Estate Fund II LP	Daily	0
6/30/2022	4,975,604	4,383,721	Prime Property Fund, LLC	Quarterly	0
10/2/2017	7,633,349	7,413,401	PRISA LP	Quarterly	0
10/2/2017	2,769,987	2,963,171	RREEF America II LP	Quarterly	0
10/2/2017	6,786,573	8,188,672	Smart Markets Fund, LP	Quarterly	0
4/1/2022	9,893,357	7,781,825	Strategic Property Fund	Quarterly	0
1/2/2020	7,690,890	8,339,296	TA Realty Core Property Fund, LP	Quarterly	0
10/2/2017	1,487,507	1,277,905	Trumbull Property Fund LP	Quarterly	0
10/1/2019	4,062,294	4,008,767	U.S. Real Estate Investment Fund, LLC	Quarterly	0
7/2/2018	748,126	884,349	U.S. Real Property Income Fund, LP	Quarterly	0

1.   Redemption notices for the Private Investment Funds is 90 days or less. While redemptions can be requested at the frequency listed above, there is no guarantee the Fund will be paid all or any of the redemption amount at the time requested. Each of the following Private Investment Funds can temporarily suspend redemptions or pay out a pro-rata portion of redemption requests if the general partner or its respective Board deems it in the best interest of its shareholders.

8. LINE OF CREDIT

As of March 31, 2024, the Fund has a secured line of credit of up to $30,000,000 with Royal Bank of Canada ("RBC") for the purpose of liquidity subject to the limitations of the 1940 Act for borrowings. Borrowings under the arrangement bear interest at the 3-month SOFR plus 1.75% at the time of borrowing. As collateral for borrowings under the line of credit, the Fund grants RBC a first position security interest in and lien on the securities held by the Fund in a collateral account. During the year ended March 31, 2024, the Fund incurred $142,114 of interest and $290,882 of commitment fees, which is included in interest expense in the financial statements. Average borrowings and the average interest rate for the days the line of credit was outstanding during the year ended March 31, 2024 were $3,143,124 and 7.09%, respectively. As of March 31, 2024, the Fund had $4,373,255 in outstanding borrowings with an effective interest rate of 7.08%. The largest amount outstanding during the year ended March 31, 2024 was $7,250,000. The line of credit with RBC has a maturity of May 3, 2024.

9. RISKS AND UNCERTAINTIES

In the normal course of business, the Fund faces certain risks and uncertainties. Set forth below is a summary of certain principal risks associated with the Fund. The following is not intended to be a complete list of all the potential risks associated with the Fund. For a more comprehensive list of potential risks the Fund may be subject to, please refer to the Fund's Prospectus and Statement of Additional Information.

Valuation of Private Investment Funds. Private Investment Funds are not publicly traded. Accordingly, the Adviser may consider information provided by the institutional asset manager to determine the estimated value of the Fund's investment therein. The valuation provided by an institutional asset manager as of a specific date may vary from the actual sale price that may be obtained if such investment were sold to a third party, if a secondary market for such investment existed. For information about the value of the Fund's investment in Private Investment Funds, the Adviser will be dependent on information provided by the Private Investment Funds, including quarterly unaudited financial statements which if inaccurate could adversely affect the Adviser's ability to value accurately the Fund's shares. Accordingly, there can be no assurance that the stated NAV of the Fund, as calculated based on such information, will be accurate on any given date, nor can there be any assurance that the sale of any property would be at a price equivalent to the last estimated value of such property. Further, the NAV of the Fund, as determined based on the fair value of its investments in Private Investment Funds, may vary from the amount the Fund would realize on the withdrawal of its investments from the Private Investment Funds. Such discrepancies can result in shareholders experiencing a windfall or shortfall, or dilution of their interest in the Fund.

Real Estate Industry Concentration Risk. The Fund does not invest in real estate directly, but, because the Fund concentrates its investments in securities of real estate investment trusts ("REITs") and other real estate industry issuers, its portfolio will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a more diversified portfolio. The value of companies engaged in the real estate industry is affected by: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding, and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values, or the appeal of property to tenants; (viii) the availability of financing and (ix) changes in interest rates and leverage. There are also special risks associated with particular real estate sectors, or real estate operations generally. To the extent that a significant portion of the Fund is invested directly or indirectly in real estate located in a particular geographic region or in a particular property type, the Fund is subject to greater risks of adverse developments specific to that geographic region or property type.

Interest Rate Risk. Rising interest rates may cause the value of the Fund's portfolio to decline, due to higher costs of capital for real estate companies, which could negatively impact a real estate company's ability to meet its payment obligations. Additionally, real estate companies may use leverage (and some may be highly leveraged), which increases investment risk and the risks normally associated with debt financing and could adversely affect a real estate company's operations and market value in periods of rising interest rates. Increases in interest rates also typically lower the present value of a REIT's future earnings stream, and may make financing property purchases and improvements more costly. The risks associated with rising interest rates are heightened in view of the US Federal Reserve Bank's decision to raise the federal funds rates, and may continue to raise interest rates if considered necessary to reduce inflation to acceptable levels.

Use of Leverage by Underlying Funds. The Underlying Funds in which the Fund invests may utilize financial leverage, subject to the limitations of their charters and operative documents. In the case of Private Investment Funds, such funds are not subject to the limitations imposed by the Investment Company Act of 1940 regarding the use of leverage with respect to which registered investment companies, including the Fund, are subject. Leverage by Underlying Funds has the effect of potentially increasing losses.

Private Investment Fund Risk. The Fund's investments in Private Investment Funds require it to bear a pro rata share of the vehicles' expenses, including management and performance fees. The fees the Fund pays to invest in a Private Investment Fund may be higher than if the manager of the Private Investment Fund managed the Fund's assets directly. The performance fees paid by certain Private Investment Funds potentially create an incentive for its manager to make investments that are riskier and/or more speculative than those it might have made in the absence of a performance fee. Furthermore, Private Investment Funds, like the other Underlying Funds in which the Fund may invest, are subject to specific risks, depending on the nature of the vehicle, including the frequency and amount of redemptions paid to the Fund, and also may employ leverage such that their returns are more than one times that of their benchmark which could amplify losses suffered by the Fund when compared to unleveraged investments. With respect to the frequency and amounts of redemptions paid to the Fund, there is no guarantee that the Fund will be paid all or any of the redemption amount at the time requested. Further, each of the Private Investment Funds can suspend redemptions or pay a pro-rata portion of redemption requests if the general partner or its respective board deems it in the best interest of its shareholders. Shareholders of Private Investment Funds are not entitled to the protections of the 1940 Act. For example, Private Investment Funds need not have independent boards, shareholder approval of advisory contracts may not be required, the funds may leverage to an unlimited extent, and the funds may engage in joint transactions with affiliates. The majority of Private Investment Funds permit redemptions only quarterly (the others are more frequent) and these withdrawal limitations restrict the Adviser's ability to terminate investments in Private Investment Funds. If values are falling, the Fund may not be able to sell its Private Investment Funds and the value of Fund shares will decline. These characteristics present additional risks for shareholders.

Market Risk. An investment in the Fund's shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in the Fund's shares represents an indirect investment in the securities owned by the Fund. The value of these securities may move up or down, sometimes rapidly and unpredictably. The market value of the Fund's investments may move up or down, sometimes rapidly and unpredictably. These fluctuations may cause an investment to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy, or the market as a whole. U.S. and international markets have experienced, and may continue to experience, volatility, which may increase risks associated with an investment in the Fund. Certain social, political, economic, environmental, and other conditions and events (such as natural disasters and weather-related phenomena generally, epidemics and pandemics such as COVID-19 and its lingering effects, war, terrorism, conflicts, and social unrest) may adversely interrupt the global economy and result in prolonged periods of significant market volatility. The market value of securities in which the Fund invests is based upon the market's perception of value and is not necessarily an objective measure of the securities' value. In some cases, for example, the stock prices of individual companies have been negatively impacted even though there may be little or no apparent degradation in the financial condition or prospects of the issuers. Similarly, the debt markets have experienced substantially lower valuations, reduced liquidity, price volatility, credit downgrades, increased likelihood of default, and valuation difficulties. As a result of this significant volatility, many of the following risks associated with an investment in the Fund may be increased. Continuing market volatility may have adverse effects on the Fund.

10. SUBSEQUENT EVENTS

The Fund completed a quarterly repurchase offer on April 26, 2024, which resulted in 323,234 of Fund shares being repurchased for $7,431,134.

Effective April 17, 2024, the Fund extended its $30 million secured line of credit with Royal Bank of Canada ("RBC") through May 2, 2025. The terms of the Credit Agreement remain unchanged.

Subsequent events after the date of the Statement of Assets and Liabilities have been evaluated through the date the financial statements were issued. Management has determined that no events or transactions occurred requiring adjustment or disclosure in the financial statements other than the above.

USQ Core Real Estate Fund	Report of Independent Registered Public Accounting Firm
March 31, 2024

To the Shareholders and Board of Trustees of
USQ Core Real Estate Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of USQ Core Real Estate Fund (the "Fund") as of March 31, 2024, the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, the related notes, and the financial highlights for each of the five years in the period then ended (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of March 31, 2024, the results of its operations and its cash flows for the year then ended, the changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of Fund's management. Our responsibility is to express an opinion on the Fund's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 2024, by correspondence with the custodians and underlying fund administrators. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Fund's auditor since 2017.

COHEN & COMPANY, LTD.
Cleveland, Ohio
May 30, 2024

Supplemental Financial Information

Rule 6-11(d)(2) under Regulation S-X requires that, with respect to any fund acquisition, registered investment companies must provide certain supplemental financial information in lieu of pro forma financial statements required by Regulation S-X. For this reason, pro forma financial statements of Acquiring Fund are not included in this SAI.

A table showing the current fees of each Fund, and the fees and expenses of Acquiring Fund after the closing of the Reorganization on a pro forma basis after giving effect to the Reorganization, is included in the section entitled "Fees and Expenses Table Comparison" of the Information Statement/Prospectus.

The Reorganization will not result in a material change to the Acquired Fund's investment portfolio due to the investment restrictions of the Acquiring Fund. In particular, each security held by the Acquired Fund is eligible to be held by the Acquiring Fund.  Notwithstanding the foregoing, changes may be made to the Acquiring Fund's or the Acquired Fund's portfolio in advance of the Reorganization and the Acquiring Fund's portfolio following the Reorganization.  There are no material differences in accounting policies of Acquired Fund as compared to those of Acquiring Fund.

Appendix A

PROXY VOTING POLICIES

The following information is a summary of the proxy voting guidelines for the Adviser.

Policy

Adviser accepts responsibility for voting proxies for portfolio securities held within the accounts of its clients ("Clients"), unless otherwise required by law, regulation or contract. If the Adviser decides to accept proxy voting responsibility, it will establish written policies and procedures as to the handling, research, voting and reporting of proxy voting and makes appropriate disclosures about Adviser's proxy policies and practices. The Adviser may utilize the services of a third-party voting agent.

Background & Description

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised. The purpose of these proxy voting policies and procedures are to set forth the principles, guidelines and procedures by which an adviser may vote the securities owned by its clients for which Adviser exercises voting authority and discretion (the "Proxies"). These policies and procedures have been designed to ensure that Proxies are voted in the best interests of clients in accordance with fiduciary duties and Rule 206(4)-6 under the Advisers Act. Investment Advisers registered with the SEC, and which exercise voting authority with respect to client securities, are required by Rule 206(4)-6 of the Advisers Act to (a) adopt and implement written policies and procedures that are reasonably designed to ensure that client securities are voted in the best interests of clients, which must include how an Adviser addresses material conflicts that may arise between an Adviser's interests and those of its clients; (b) to disclose to clients how they may obtain information from the Adviser with respect to the voting of proxies for their securities; (c) to describe to clients a summary of its proxy voting policies and procedures and, upon request, furnish a copy to its clients; and (d) maintain certain records relating to the Adviser's proxy voting activities when the Adviser does have proxy voting authority. Responsibility for voting the Proxies is generally established by advisory agreements or comparable documents with clients, and proxy voting guidelines are tailored to reflect these specific contractual obligations. In addition, proxy guidelines reflect the fiduciary standards and responsibilities for accounts subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA") set out idol Bulletin 94-2. These policies and procedures apply to any Client that has contractually delegated authority and discretion for proxy voting to the Adviser. These proxy voting policies and procedures are available to all Clients upon request, subject to the provision that these policies and procedures are subject to change at any time without notice.

Responsibility

The Investment Committee is responsible for ensuring that the appropriate written documentation and disclosures are in place representing that the Adviser votes proxies. The Investment Committee will be responsible for the implementation and monitoring of Adviser's Proxy Voting Policies and Procedures, including associated practices, disclosures and recordkeeping, as well as oversight of a third-party voting agent, if applicable. The Investment Committee may delegate responsibility for the performance of these activities but oversight and ultimate responsibility remain with the Investment Committee.

Procedures

Adviser has adopted various procedures to implement the firm's Proxy Voting policy and reviews to monitor and ensure that the firm's policy is observed, implemented properly and amended or updated, as appropriate. The procedures are as follows:
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PROXY VOTING GUIDELINES

The guiding principle by which Adviser votes on all matters submitted to security holders is the maximization of the ultimate economic value of our Clients' holdings. Adviser does not permit voting decisions to be influenced in any manner that is contrary to, or dilutive of, the guiding principle set forth above. It is our policy to avoid situations where there is any conflict of interest or perceived conflict of interest affecting our voting decisions. Any conflicts of interest, regardless of whether actual or perceived, will be addressed in accordance with these policies and procedures

It is the general policy of Adviser to vote on all matters presented to security holders in any Proxy, and these policies and procedures have been designed with that in mind. However, Adviser reserves the right to abstain on any particular vote or otherwise withhold its vote on any matter if in the judgment of Adviser, the costs associated with voting such Proxy outweigh the benefits to Clients or if the circumstances make such an abstention or withholding otherwise advisable and in the best interest of our Clients, in the judgment of Adviser. While the guidelines included in the procedures are intended to provide a benchmark for voting standards, each vote is ultimately cast on a case-by-case basis, taking into consideration Adviser's contractual obligations to our Clients and all other relevant facts and circumstances at the time of the vote (such that these guidelines may be overridden to the extent Adviser believes appropriate). Adviser may vote proxies related to the same security differently for each Client.

In the event that Adviser acts as investment adviser to a closed-end and/or open-end registered investment company and is responsible for voting their proxies, such proxies will be voted in accordance with any applicable investment restrictions of the fund and, to the extent applicable, any proxy voting procedures or resolutions or other instructions approved by an authorized person of the Fund Client.

Absent any legal or regulatory requirement to the contrary, it is generally the policy of Adviser to maintain the confidentiality of the particular votes that it casts on behalf of its Clients. Any registered investment companies managed by Adviser disclose the votes cast on their behalf in accordance with all legal and regulatory requirements. Any Client of Adviser can obtain details of how Adviser has voted the securities in its account by contacting a service representative at Adviser. Adviser does not, however, generally disclose the results of voting decisions to third parties.

CONFLICTS OF INTEREST IN CONNECTION WITH PROXY VOTING
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The Investment Committee has responsibility to monitor proxy voting decisions for any conflicts of interest, regardless of whether they are actual or perceived. In addition, all Supervised Persons are expected to perform their tasks relating to the voting of Proxies in accordance with the principles set forth above, according the first priority to the economic interests of Adviser's Clients. If at any time any Supervised Person becomes aware of any potential or actual conflict of interest or perceived conflict of interest regarding the voting policies and procedures described herein or any particular vote on behalf of any Client, he or she should contact any member of the Investment Committee or the CCO. If any Supervised Person is pressured or lobbied either from within or outside of Adviser with respect to any particular voting decision, he or she should contact any member of the Investment Committee or the CCO. The full Investment Committee will use its best judgment to address any such conflict of interest and ensure that it is resolved in the best interest of the Clients. The Investment Committee may cause any of the following actions to be taken in that regard:

•	vote the relevant Proxy in accordance with the vote indicated by these guidelines;

•
vote the relevant Proxy as an exception to these guidelines, provided that the reasons behind the voting decision are in the best interest of the Client, are reasonably documented and are approved by the CCO; or

•	direct a third-party Proxy Voter to vote in accordance with its independent assessment of the matter.

COMMITTEE RESPONSIBILITIES
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The administration of these Proxy Voting policies and procedures is governed by the Investment Committee. The Investment Committee has regular meetings, and may meet other times as deemed necessary by the Chair or any member of the Investment Committee. At each regular meeting, minutes will be taken and on an annual basis the Investment Committee will review the existing proxy voting guidelines and recommend any changes to those guidelines. In addition, the Investment Committee will review any exceptions that have occurred since the previous meeting of the Investment Committee. On all matters, the Investment Committee will make its decisions by a vote of a majority of its members. Any matter for which there is no majority agreement among members of the Investment Committee shall be referred to Operating Committee or its designee.

PROXY VOTING PROCEDURES

The Adviser is not required to vote every Fund security, and refraining from voting should not necessarily be construed as a violation of the Adviser's fiduciary obligations. The Adviser will not ignore or neglect its security voting responsibilities, but there may be times when refraining from voting is in a Fund's best interest.

Upon receipt of a proxy solicitation by the Adviser, either directly or as provided by the Administrator, the Adviser will present to the Investment Committee members the terms of the solicitation. The Investment Committee will determine whether or how the proxy should be voted, in accordance with the Adviser's Proxy Voting Policies and Procedures. The Investment Committee will document the result of the discussion in its meeting minutes and the Adviser will coordinate the voting of the proxy with the Administrator.

The above Proxy Voting Policies and Procedures are designed to ensure that Client Account proxies are properly voted, material conflicts are avoided and fiduciary obligations are fulfilled. Because Supervised Persons are discouraged from engaging in any material business other than providing investment management services to Client Accounts, it is highly unlikely that any specific Client Account proxy will result in a material conflict of interest between Adviser and any Supervised Person.

In the unlikely event that (i) a specific proxy is not addressed by any of the guidelines above, and (ii) Adviser or any of its Supervised Persons has a material conflict with Client Accounts in connection with the voting of proxies, as determined by Adviser, in its sole discretion, Adviser shall (A) prohibit any conflicted Supervised Person from participating in and/or having any influence on Adviser's evaluation of the proxy vote; (B) vote in accordance with the proxy voting recommendations of a majority of Client Accounts; or (C) follow the proxy voting recommendation of an independent third-proxy voting specialist.

Procedure for Documentation

Adviser shall maintain: (i) its voting policies and procedures; (ii) corporate action and proxy statements received;
(iii) records how and when votes were submitted; (iv) records of its Client's requests for voting information; and (v) any documents prepared by Adviser that were material to making a decision on how to vote. All votes will be documented and maintained by the Adviser.

Rule 30b1-4 under the 1940 Act requires registered investment companies to file their complete proxy voting records on "Form N-PX" for the 12-month period ended June 30 by August 31 of each year. The Fund CCO will review all reports on Form N-PX and oversee the timely filings of all such reports on Form N-PX.

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